Filed Pursuant to Rule 424(b)(3)
Registration No. 333-211652

$1,020,823,000

Offer to Exchange

Pass Through Certificates, Series 2015-1

Which have been registered under the Securities Act of 1933,

For any and all outstanding Pass Through Certificates, Series 2015-1

The New Certificates

•	The forms and terms of the new pass through certificates we are issuing will be identical in all material respects to the forms and terms of the outstanding pass through certificates, except that (a) the new pass through certificates are being registered under the Securities Act of 1933, as amended, and will not contain restrictions on transfer (except as otherwise described in this prospectus) and (b) the new pass through certificates will not contain provisions relating to interest rate increases with respect to registration rights.

The Exchange Offer

•	The exchange offer expires at 5:00 p.m., New York City time, on August 25, 2016, unless we extend it.

•	No public market currently exists for the old pass through certificates or the new pass through certificates.

The new pass through certificates will not be listed on any national securities exchange.

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Investing in the new pass through certificates and participating in the Exchange Offer involves risks that are described in the “Risk Factors” section beginning on page 20 of this prospectus.

Pass Through Certificates	Aggregate Face Amount	Interest Rate	Final Expected Distribution Date
Class A	$845,213,000	4.200%	November 15, 2027
Class B	175,610,000	4.500	November 15, 2023

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 26, 2016.

We have not authorized anyone to provide you with information other than the information contained in this prospectus and the documents incorporated by reference in this prospectus or to which we have referred you. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in our business, financial condition, results of operations or prospects, or in the affairs of the Trusts or the Liquidity Providers, since the date of this prospectus.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. This information is available without charge to you upon written or oral request. If you would like a copy of any of this information, please submit your request to Corporate Secretary, LATAM Airlines Group S.A., Presidente Riesco 5711, 20th Floor, Las Condes, Santiago, Chile Tel: 56-2-565-2525. See also “Where You Can Find More Information.” In order to obtain timely delivery of any information that you request, you must submit your request no later than August 18, 2016, which is five business days before the date the Exchange Offer is scheduled to expire.

TABLE OF CONTENTS

Prospectus

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Each broker-dealer that receives New Certificates for its own account pursuant to this Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Certificates received in exchange for Old Certificates where such Old Certificates were acquired as a result of market making activities or other trading activities. We have agreed that, prior to the disposition of Old Certificates by such broker-dealer or for a period of 90 days after the Expiration Date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

ENFORCEMENT OF JUDGMENTS

We are a publicly held corporation organized under the laws of Chile. None of our directors or executive officers are residents of the United States and all or a substantial portion of our assets and the assets of these persons are located outside the United States. As a result, except as explained below, it may not be possible for investors to effect service of process within the United States upon such persons, or to enforce against them or us in United States courts judgments predicated upon the civil liability provisions of the federal securities laws of the United States or otherwise obtained in U.S. courts.

No treaty exists between the United States and Chile for the reciprocal enforcement of judgments. Chilean courts, however, have enforced final judgments rendered in the United States by virtue of the legal principles of reciprocity and comity, subject to the review in Chile of the U.S. judgment in order to ascertain whether certain basic principles of due process and public policy have been respected without reviewing the merits of the subject matter of the case. If a United States court grants a final judgment in an action based on the civil liability provisions of the federal securities laws of the United States, enforceability of this judgment in Chile will be subject to the obtaining of the relevant “exequatur” (i.e., recognition and enforcement of the foreign judgment) according to Chilean civil procedure law in force at that time, and consequently, subject to the satisfaction of certain factors. Currently, the most important of these factors are:

•	the existence of reciprocity;

•	the absence of any conflict between the foreign judgment and Chilean laws (excluding for this purpose the laws of civil procedure) and public policies;

•	the absence of a conflicting judgment by a Chilean court relating to the same parties and arising from the same facts and circumstances;

•	the absence of any further means for appeal or review of the judgment in the jurisdiction where judgment was rendered;

•	the Chilean courts’ determination that the United States courts had jurisdiction;

•	that service of process was appropriately served on the defendant and that the defendant was afforded a real opportunity to appear before the court and defend its case; and

•	that enforcement would not violate Chilean public policy.

In general, the enforceability in Chile of final judgments of United States courts does not require retrial in Chile but a review of certain relevant legal considerations (i.e., principles of due process and public policy). However, there is doubt:

•	as to the enforceability in original actions in Chilean courts of liabilities predicated solely on the United States federal securities laws; and

•	as to the enforceability in Chilean courts of judgments of United States courts obtained in actions predicated solely upon the civil liability provisions of the federal securities laws of the United States.

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In addition, foreign judgments cannot be enforced in any way against properties located in Chile, which, as a matter of Chilean law, are subject exclusively to Chilean law and to the jurisdiction of Chilean courts. LATAM has appointed Law Debenture Corporate Services Inc. as its authorized agent upon which service of process may be served in any action which may be instituted against LATAM in any United States federal or state court having subject matter jurisdiction in the State of New York, County of New York arising out of or based upon the Certificates, the Equipment Notes, the Note Purchase Agreement dated as of May 20, 2015 among the various Owners as defined therein, LATAM Airlines Group S.A., Wilmington Trust Company, as Pass Through Trustee under each of the Pass Through Trust Agreements, Wilmington Trust Company, as Subordination Agent, Wilmington Trust, National Association, as Escrow Agent (the “Escrow Agent”), Wilmington Trust Company, as Paying Agent (the “Paying Agent”) and MaplesFS Limited, as Put & Call Trustee (the “Note Purchase Agreement”), the Leases or the other operative documents to which LATAM is a party in connection with this offering.

LATAM has been advised by its Cayman Islands legal counsel, Maples and Calder, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against the Owners judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any state thereof and (ii) in original actions brought in the Cayman Islands, to impose liabilities against the Owners predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For such a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

PRESENTATION OF INFORMATION

In this prospectus, references to “LATAM,” the “Company,” “we,” “us” and “our” refer to LATAM Airlines Group S.A. and its consolidated subsidiaries. All references to “Chile” are references to the Republic of Chile. Unless we specify otherwise, all references to “$,” “U.S. $,” “U.S. dollars” or “dollars” are to United States dollars.

On June 22, 2012, LATAM Airlines Group was formed following the completion of the business combination between LAN Airlines S.A. and its consolidated subsidiaries (“LAN”) with TAM S.A. and its consolidated subsidiaries (“TAM”). Following the combination, LAN Airlines S.A. became “LATAM Airlines Group S.A.” and TAM continues to exist as a subsidiary of Holdco I S.A. (“Holdco I”) and as a subsidiary of LATAM Airlines Group. LATAM Airlines Group owns 100% of the non-voting shares of Holdco I and 48.99% of the voting shares, with the remaining 51.01% of the voting shares held by TAM's controlling shareholders. LATAM’s consolidated financial statements for the year ended December 31, 2012 include TAM’s financial results from June 23, 2012. As LATAM Airlines Group is the owner of substantially all the economic rights in TAM, TAM and its consolidated subsidiaries are treated as being subsidiaries of LATAM Airlines Group for the purposes of LATAM’s consolidated financial statements.

In this prospectus, unless the context otherwise requires, references to “LAN” are to LAN Airlines S.A., currently known as LATAM Airlines Group S.A., and its consolidated subsidiaries, in connection with circumstances and facts occurring prior to June 22, 2012. In this prospectus, unless the context otherwise requires, references to “TAM” are to TAM S.A. and its consolidated subsidiaries and references to “TLA” are to TAM Linhas Aéreas S.A., incorporated in Brazil, in which TAM owns 100% of the ordinary shares.

The consolidated financial statements of LATAM for the years ended December 31, 2015, 2014 and 2013, which are incorporated by reference in this prospectus, have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”).

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We have given certain capitalized terms specific meanings for purposes of this prospectus. The “Index of Defined Terms” attached as Appendix I to this prospectus lists the page in this prospectus on which we have defined each such term.

At varying places in this prospectus, we refer you to other sections for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this prospectus can be found is listed in the foregoing Table of Contents.

Non-IFRS Financial Measures

In addition to our financial information that has been prepared and presented in accordance with IFRS, this prospectus includes certain “non-GAAP financial measures” (as defined in Regulation G under the Securities Act). These measures include:

•	Adjusted EBITDAR, which consists of net income/(loss) for the period before income taxes and financial costs and financial income, plus depreciation and amortization expense, plus aircraft rentals expense, as further adjusted to add back the effect of other gains and losses, and to deduct equity accounted earnings, exchange rate differences and the result of indexation units (“Adjusted EBITDAR”);

•	Adjusted EBITDAR margin, which is calculated by dividing Adjusted EBITDAR by the sum of our passenger revenues, cargo revenues and other operating income;

We believe that Adjusted EBITDAR provides a useful supplemental measure to examine the underlying performance of the business, and LATAM’s management considers this metric in measuring its operating performance. Adjusted EBITDAR should not, however, be considered in isolation or as a substitute for net income, operating revenues, cash flows from operating activities or any other measure of financial performance presented in accordance with IFRS or as a measure of our profitability or liquidity. Adjusted EBITDAR as presented by LATAM may exclude some but not all items that affect net income, and may not be comparable to similar measures presented by other companies. For a detailed reconciliation of Adjusted EBITDAR to net income and the calculation of Adjusted EBITDAR margin, see “Prospectus Summary.” We believe that the inclusion of these measures in this prospectus is appropriate to provide holders of our notes with additional information about our operating performance, but you should not rely solely on such measures and you should read them together with our audited consolidated financial statements contained or incorporated by reference in this prospectus and the operating data and financial information contained herein.

We provide information regarding EBITDAR in press releases containing our quarterly and annual earnings reports that is calculated on a basis that is different from the calculation of Adjusted EBITDAR used in this prospectus. The differences between EBITDAR as presented in our earnings reports and Adjusted EBITDAR as presented in this prospectus are immaterial.

Rounding

We have rounded percentages and certain U.S. dollar amounts contained in this prospectus for ease of presentation. Any discrepancies in any table between totals and the sums of the amounts listed are due to rounding.

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GLOSSARY

The following terms, as used in this prospectus, have the meanings set forth below.

Capacity Measurements:

“available seat kilometers” or “ASKs”	The number of seats made available for sale multiplied by the kilometers flown.

“revenue passenger kilometers” or “RPKs”	The number of passengers multiplied by the number of kilometers flown.

“Passenger Load Factor”	RPKs expressed as a percentage of ASKs.

“Yield based on RPKs”	Revenue from passenger operations divided by RPKs.

“available ton kilometers” or “ATKs”	The number of tons available for the transportation of revenue load (cargo) multiplied by the kilometers flown.

“revenue ton kilometers” or “RTKs”	The load (cargo) in tons multiplied by kilometers flown.

“Cargo Load Factor”	RTKs (cargo) expressed as a percentage of ATKs (cargo).

“Yield based on RTKs”	Revenue from cargo operations divided by RTKs.

Other:

“Airbus A320-Family Aircraft”	The Airbus A318, Airbus A319, Airbus A320 and Airbus A321 models of aircraft.

“operating expenses”	Operating expenses comprise the sum of the line items “cost of sales” plus “distribution costs” plus “administrative expenses” plus “other expenses”, as shown on our consolidated statement of income by function.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” information into this prospectus, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the Securities and Exchange Commission (the “SEC”). The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, automatically will update information previously filed with the SEC, and may replace information in this prospectus.

The following documents filed with the SEC are incorporated herein by reference:

•	our Annual Report on Form 20-F for the year ended December 31, 2015 (SEC File No. 001-14728) (our “Form 20-F”); and

•	our Current Report on Form 6-K containing the non-audited interim consolidated financial statements for the quarter ended March 31, 2016, as filed with the SEC on May 12, 2016 (SEC File No. 001-14728);

•	our Current Report on Form 6-K announcing the resignation of Mr. Ricardo J. Caballero as director, as filed with the SEC on June 7, 2016 (SEC File No. 001-14728);

•	our Current Report on Form 6-K announcing the cancellation of the Brazilian Depository Receipts program, as filed with the SEC on June 9, 2016 (SEC File No. 001-14728); and

•	our Current Report on Form 6-K announcing a proposed extraordinary board meeting to propose issuing new shares of common stock and related transactions, as filed with the SEC on July 12, 2016 (SEC File No. 001-14728).

We also incorporate by reference into this prospectus additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated; provided, however that we are not incorporating any information furnished but not filed under any Report on Form 6-K. Except as specifically incorporated by reference above, none of our current or future reports filed or furnished with or to the SEC are incorporated by reference herein.

You may request a copy of any and all of the information that has been incorporated by reference in this prospectus and that has not been delivered with this prospectus, at no cost, by writing us at Presidente Riesco 5711, 20th Floor, Las Condes, Santiago, Chile or by telephoning us at 56-2-2565-2525.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain statements that are or may constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other similar expressions. Forward-looking statements, including statements about our beliefs and expectations, are not statements of historical facts. These statements are based on current plans, estimates and projections, and, therefore, you should not place undue reliance on them. Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. These factors include, but are not limited to:

•	factors described in this prospectus under the heading “Risk Factors” and other documents incorporated by reference herein, and, from time to time, in other reports we file with the SEC or in other documents that we publicly disseminate, including, in particular, the section titled “Risk Factors” in our Form 20-F;

•	our ability to service our debt and fund our working capital requirements;

•	future demand for passenger and cargo air service in Chile, Brazil, other countries in Latin America and the rest of the world;

•	the maintenance of relationships with customers;

•	the state of the Chilean, Brazilian, Latin American and world economies and their impact on the airline industry; the effects of competition;

•	future terrorist incidents or related activities affecting the airline industry;

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•	future outbreak of diseases, or spread of already existing diseases, affecting traveling behavior and/or exports;

•	natural disasters affecting traveling behavior and/or exports;

•	the relative value of the Chilean, Peruvian, Ecuadorian, Colombian, Brazilian, Mexican and Argentine currencies compared to other currencies;

•	inflation;

•	competitive pressures on pricing;

•	our capital expenditure plans;

•	changes in labor costs, maintenance costs, and insurance premiums;

•	fluctuation of crude oil prices and its effect on fuel costs;

•	cyclical and seasonal fluctuations in our operating results;

•	defects or mechanical problems with our aircraft;

•	our ability to successfully implement our growth strategy;

•	increases in interest rates; and

•	changes in regulations, including regulations related to access to routes in which we operate.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or for any other reason.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file or furnish reports, including annual reports on Form 20-F, containing financial statements audited by an independent registered public accounting firm and other information, with or to the SEC. We are required to file our annual report on Form 20-F within 120 days after the end of each fiscal year. We also file Quarterly Reports on Form 6-K containing unaudited interim financial information for the first three quarters of each fiscal year. All information filed or furnished with or to the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1 (800) SEC-0330 for further information on the operation of the public reference rooms. You may also obtain additional information over the Internet at the SEC’s website at www.sec.gov.

All documents subsequently filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus and prior to the termination or consummation of the Exchange Offer, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this registration statement, a report (or portion thereof) furnished on Form 6-K shall not be incorporated by reference into this registration statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Copies of these documents are not required to be filed with this registration statement.

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As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

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PROSPECTUS SUMMARY

This summary highlights basic information about us and this Exchange Offer. Because it is a summary, it does not contain all of the information that you should consider before tendering your Old Certificates in the Exchange Offer. Before making an investment decision, you should read this entire prospectus carefully, including the section entitled “Risk Factors” in this prospectus, as well as the materials filed with the SEC that are considered to be a part of this prospectus. See “Where You Can Find More Information” in this prospectus.

The Company

LATAM is a Chile-based airline holding company formed by the merger of LAN of Chile and TAM of Brazil in 2012 (the “Merger”). We are primarily involved in the transportation of passengers and cargo and operate as one unified, merged business enterprise with two separate brands: LAN and TAM. LATAM is a publicly traded corporation listed on the Chilean Stock Exchanges, the NYSE and the Bovespa. For more information, see in Item 4. Information on the Company of our Annual Report on Form 20-F.

LATAM's principal executive offices are located at Presidente Riesco 5711, 20th Floor, Las Condes, Santiago, Chile. Our telephone number is 56-2-565-2525, and our internet address is www.latamairlinesgroup.net. Information contained on our website is not and should not be deemed a part of this prospectus or any other report or filing filed with or furnished to the SEC.

The Exchange Offer

The Certificates	On May 29, 2015 (the “Issuance Date”), we issued, through the Class A Trust, and privately placed $845,213,000 aggregate face amount of Class A Certificates and, issued through the Class B Trust, and privately placed $175,610,000 aggregate face amount of Class B Certificates, pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) and used the proceeds to finance the purchase eleven new Airbus A321-200 aircraft (the “Narrow Body Aircraft”) and two new Airbus A350-900 aircraft and four new Boeing 787-9 aircraft (the “Wide Body Aircraft” and, together with the Narrow Body Aircraft, the “Aircraft”).

Scheduled principal payments made on the Series A Equipment Notes and the Series B Equipment Notes on May 15, 2016, reduced the Pool Balance of the Class A Certificates and the Class B Certificates outstanding to $830,619,829 and $170,817,204 respectively. The “Initial Purchasers” of the Old Class A Certificates and the Old Class B Certificates were, in each case, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Natixis Securities Americas LLC.

When we use the term “Old Class A Certificates” and “Old Class B Certificates” in this prospectus, we mean, respectively, Class A Certificates and Class B Certificates Series 2015-1, which were privately placed with the Initial Purchasers on the Issuance Date and were not registered with the SEC. The Old Class A Certificates and Old Class B Certificates are referred to collectively as the “Old Certificates.”

When we use the term “New Class A Certificates” and “New Class B Certificates” in this prospectus, we mean, respectively, Class A Certificates and Class B Certificates Series 2015-1, registered with the SEC and offered hereby in exchange for the corresponding class of Old Certificates. The New Class A Certificates and New Class B Certificates are referred to collectively as the “New Certificates.”

When we use the term “Certificates” in this prospectus, the related discussion applies to both the Old Certificates and the New Certificates.

Registration Rights Agreements	On the Issuance Date, we entered into a Registration Rights Agreement with the Initial Purchasers and the applicable Trustee, providing among other things, for the Exchange Offer with respect to the applicable class of Old Certificates.

The Exchange Offer	We are offering New Certificates in exchange for an equal face amount (and current Pool Balance) of outstanding Old Certificates. The New Certificates will be issued to satisfy our obligations under the Registration Rights Agreements.

The New Certificates will be entitled to the benefits of and will be governed by the same Pass Through Trust Agreement that governs the Old Certificates. The forms and terms of the New Certificates are identical in all material respects to the forms and terms of the Old Certificates, except that (a) we registered the New Certificates under the Securities Act so that, except as described in the section “Transfer Restrictions,” their transfer is not restricted like the Old Certificates and (b) the New Certificates do not contain provisions relating to interest rate increases with respect to registration rights.

As of the date of this prospectus, $1,020,823,000 face amount ($1,020,823,000 Pool Balance) of Old Certificates is outstanding.

Expiration Date	The Exchange Offer will be kept open for the greater of (i) 20 business days and (ii) 30 calendar days and will expire at 5:00 p.m., New York City time, on August 25, 2016 (the “Expiration Date”), which is the 22nd business day or 30th calendar day, as applicable, after the date of this prospectus, unless we, in our sole discretion, extend it, in which case the term “Expiration Date” means the latest date to which the Exchange Offer is extended.

Conditions to the Exchange Offer	The Exchange Offer is not conditioned upon any minimum face amount of Old Certificates being tendered for exchange. However, the Exchange Offer is subject to certain conditions, which may be waived by us. See “The Exchange Offer — Conditions.” See also “Risk Factors — Risk Factors Relating to the Certificates and the Exchange Offer — The market for New Certificates could be negatively affected by legislative and regulatory changes and the Exchange Offer may be terminated because of such legislative and regulatory changes.”

Procedures for Tendering Old Certificates	If you wish to accept the Exchange Offer, you may do so through DTC's Automated Tender Offer Program in accordance with the instructions described in this prospectus and the Letter of Transmittal. A confirmation of such book-entry transfer of your Old Certificates into the Exchange Agent's account at DTC must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. By accepting the Exchange Offer through such program, you will agree to be bound by the Letter of Transmittal as though you had signed the Letter of Transmittal and delivered it to the Exchange Agent.

If you hold Old Certificates in physical form, you must deliver your Old Certificates to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

You must also deliver a completed and signed letter of transmittal together with the Old Certificates (the “Letter of Transmittal”). A Letter of Transmittal has been sent to holders of Old Certificates and a form can be found as an exhibit to this Registration Statement. Please refer to “The Exchange Offer — Procedures for Tendering.”

You must deliver the Old Certificates and the Letter of Transmittal to Wilmington Trust Company (the “Exchange Agent”), as follows:

Wilmington Trust Company
1100 North Market Street
Wilmington, Delaware 19890
Attn: Drew H. Davis
Ref: LATAM Airlines Group S.A. 2015-1 EETC
Telephone: (302) 636-6182
Facsimile: (302) 636-4140

See “The Exchange Offer — Procedures for Tendering,” “The Exchange Offer — Book-Entry Transfer” and “— Exchange Agent.”

Exchange Agent	Wilmington Trust Company is serving as exchange agent.

Guaranteed Delivery Procedures	If you wish to tender Old Certificates and your Old Certificates are not immediately available or you cannot deliver your Old Certificates and a properly completed Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date or you cannot complete the book-entry transfer procedures prior to 5:00 p.m., New York City time, on the Expiration Date, you may tender your Old Certificates according to the guaranteed delivery procedures set forth in “The Exchange Offer — Guaranteed Delivery Procedures.”

Denominations	You may only tender Old Certificates in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof. The New Certificates will be issued in minimum denominations of $1,000 (or such other denomination that is an integral multiple of $1,000 and, at the time of its issuance, is equal to at least 1,000 euros) and integral multiples of $1,000 in excess thereof.

Withdrawal Rights	You may withdraw a tender of Old Certificates at any time before 5:00 p.m., New York City time, on the Expiration Date. To withdraw a tender of Old Certificates, the Exchange Agent must receive a written or facsimile transmission notice requesting such withdrawal at its address set forth under “The Exchange Offer — Exchange Agent” prior to 5:00 p.m., New York City time, on the Expiration Date. See “The Exchange Offer — Withdrawal of Tenders.”

Resale of New Certificates	Under existing interpretations of the Securities Act by the staff of the SEC contained in several no action letters issued to third parties, we believe that you can generally offer for resale, resell and otherwise transfer the New Certificates without complying with the registration and prospectus delivery requirements of the Securities Act if:

•	you acquire the New Certificates in the ordinary course of your business;

•	you have no arrangements or understanding with any person to participate in the distribution of the Older Certificates or New Certificates; and

•	you are not an “affiliate,” as defined in Rule 405 of the Securities Act, of ours or of any Trustee.

If any of these conditions is not satisfied and you transfer any New Certificate without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We do not assume or indemnify you against such liability.

Each broker-dealer that receives New Certificates in exchange for Old Certificates held for its own account as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. A broker-dealer may use this prospectus for an offer to resell, resale or other transfer of such New Certificates issued to it in the Exchange Offer.

For more information on the resale of New Certificates, see “The Exchange Offer — General.”

Registration, Clearance and Settlement	The New Certificates will be represented by one or more permanent global certificates, which will be registered in the name of the nominee of DTC. The global certificates will be deposited with the Trustee as custodian for DTC. See “Description of the Certificates — Book Entry Registration; Delivery and Form.”

Delivery of New Certificates	The Exchange Agent will deliver New Certificates in exchange for all properly tendered Old Certificates promptly following the expiration of the Exchange Offer.

U.S. Federal Income Tax Considerations	The exchange of Old Certificates for New Certificates will not be treated as a sale or exchange for U.S. federal income tax purposes. See “U.S. Federal Income Tax Considerations.”

Fees and Expenses	We will pay all expenses, other than certain applicable taxes, of completing the Exchange Offer and compliance with each Registration Rights Agreement. See “The Exchange Offer — Fees and Expenses.”

Failure to Exchange Old Certificates	Once the Exchange Offer has been completed, if you do not exchange your Old Certificates for New Certificates in the Exchange Offer, you will no longer be entitled to registration rights and will not be able to offer or sell your Old Certificates, unless (i) such Old Certificates are subsequently registered under the Securities Act (which we will have no obligation to do) or (ii) your transaction is exempt from, or otherwise not subject to, the Securities Act and applicable state securities laws. See “Risk Factors — Risk Factors Relating to the Certificates and the Exchange Offer — Consequences of Failure to Exchange” and “The Exchange Offer.”

Use of Proceeds	We will not receive any cash proceeds from the exchange of the Old Certificates for the New Certificates.

Summary of Terms of Certificates

	Class A Certificates	Class B Certificates
Aggregate Face Amount at its Issuance Date	$ 845,213,000	$ 175,610,000
Initial Loan to Aircraft Value Ratio (cumulative)(1)	59.0%	71.2%
Highest Loan to Aircraft Value Ratio (cumulative)(2)	59.0%	71.2%
Expected Principal Distribution Window (in years from its Issuance Date)(1)	1.0-12.5	1.0-8.5
Initial Average Life (in years from its Issuance Date)(1)	8.4	5.4
Regular Distribution Dates	February 15, May 15, August 15 and November 15	February 15, May 15, August 15 and November 15
Final Expected Regular Distribution Date(4)	November 15, 2027	November 15, 2023
Final Legal Distribution Date(5)	August 15, 2029	August 15, 2025
Minimum Denomination(6)	$1,000	$1,000

Liquidity Facility Coverage	Seven consecutive quarterly interest payments	Seven consecutive quarterly interest payments

(1)	These percentages are determined as of May 15, 2016, the first Regular Distribution Date (as defined herein) after all Aircraft are expected to have been financed pursuant to this offering. In calculating these percentages, LATAM has assumed that the financings of all Aircraft hereunder and delivery of such Aircraft are completed prior to May 15, 2016, that the maximum principal amount of Equipment Notes is issued and that the aggregate appraised value of such Aircraft is U.S.$1,407,208,847 as of such date. The appraised value is only an estimate and reflects certain assumptions. See “Description of the Aircraft and the Appraisals—The Appraisals”.
(2)	See “—Loan to Aircraft Value Ratios”.

The Aircraft Owners

There are four separate Owners of the Aircraft who issued Equipment Notes based on the type of the relevant Aircraft and the delivery year of such Aircraft. The owner and lessor of each Airbus A350-900 Aircraft and Boeing 787-9 Aircraft delivered in 2015 (the “2015 Wide Body Aircraft”) is Rayador Leasing Limited (the “2015 WB Owner”), and it issued the related Equipment Notes in respect of each 2015 Wide Body Aircraft. The owner and lessor of each Airbus A350-900 Aircraft and Boeing 787-9 Aircraft delivered in 2016 (the “2016 Wide Body Aircraft”) is Canastero Leasing Limited (the “2016 WB Owner” and, together with the 2015 WB Owner, the “Wide Body Owners”), and it issued the related Equipment Notes in respect of each 2016 Wide Body Aircraft.

The owner and lessor of each Airbus A321-200 Aircraft delivered in 2015 (the “2015 Narrow Body Aircraft”) is Parina Leasing Limited (the “2015 NB Owner”), and it issued the related Equipment Notes in respect of each 2015 Narrow Body Aircraft. The owner and lessor of each A321-200 Aircraft delivered in 2016 (the “2016 Narrow Body Aircraft”) is Cuclillo Leasing Limited (the “2016 NB Owner” and, together with the 2015 NB Owner, the “Narrow Body Owners” and, together with the 2015 NB Owner, the 2015 WB Owner and the 2016 WB Owner, the “Owners”), and it issued the related Equipment Notes in respect of each 2016 Narrow Body Aircraft.

Each of the Owners is a Cayman Islands company with limited liability. The 2015 NB Owner was formed on April 15, 2015, and each of the other Owners was formed on April 10, 2015, in each case in connection with this offering. The registered office of each Owner is located at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

LATAM expects to own 100% of the equity interests in each Owner until the earlier of (x) the occurrence of an Indenture Event of Default and (y) the following exercise dates: (i) in the case of the 2015 NB Owner, January 2022, (ii) in the case of the 2015 WB Owner, January 2021, (iii) in the case of the 2016 NB Owner, January 2022 and (iv) in the case of the 2016 WB Owner, January 2021 (such exercise date for an Owner, the “Exercise Date”). Subsequent to these dates, the equity interest in each Owner is expected to be transferred to a charitable trust as described in the next paragraph.

On the Issuance Date, LATAM entered into a put option agreement (each, a “Put Agreement”) and a corresponding call option agreement (each, a “Call Agreement”) with respect to each Owner. Under each Put Agreement, LATAM has an option (each, a “Put Option”), exercisable at any time, to require MaplesFS Limited, as share trustee, to purchase (at a nominal price) 100% of the equity interests in the related Owner and to hold the shares of each Owner on the terms of separate charitable trusts (each, a “Charitable Trust”) established by Maples FS Limited, as share trustee. Under each Call Agreement, LATAM granted the Subordination Agent, for the benefit of the holders of the Certificates and the other secured parties, an option (each, a “Call Option”), exercisable as set forth below, to require LATAM to transfer (at a nominal price) 100% of the equity interests in the related Owner to it or the Charitable Trust under the related Put Agreement. If the Put Option with respect to an Owner is not exercised on or prior to the applicable Exercise Date, the corresponding Call Option will be exercised on such Exercise Date. Each Call Option is also exercisable upon any Indenture Event of Default. MaplesFS Limited, as share trustee, will take ownership of an Owner’s shares under the related Put Option or Call Option subject to the related Owner Share Pledge, which will continue for the benefit of the holders of the Certificates and the other secured parties.

Equipment Notes, the Leases and the Aircraft

The Class A Trust and Class B Trust hold the related series of Equipment Notes issued for, and secured by the Narrow Body Aircraft, delivered to LATAM in 2015 and 2016 and the Wide Body Aircraft, delivered to LATAM in 2015 and 2016.

Each Aircraft is owned by the respective Owner and is being leased and operated by LATAM. Certain aircraft have been subleased by LATAM to TLA pursuant separate, New York Law governed subleases (each, a “Sublease”). See “Description of the Aircraft and the Appraisals” for a description of each Aircraft. Set forth below is certain information about the Series A Equipment Notes held by the Class A Trust and the Series B Equipment Notes held by the Class B Trust, and each of the Aircraft that secures such Equipment Notes.

The Owners have entered into a secured debt financing with respect to each Aircraft pursuant to an Indenture and has issued Series A Equipment Notes and Series B Equipment Notes relating to each such Aircraft, which Series A Equipment Notes and Series B Equipment Notes are currently held by the Class A Trust and Class B Trust, respectively.

Aircraft Type	Registration Mark	Manufacturer’s Serial Number	Date of Delivery	Initial Principal Amount of Equipment Notes	Appraised Value(1)	Latest Equipment Note Maturity Date
A321-200	CC-BEE	6698	July 29, 2015	$40,052,000	$52,810,000	November 15, 2027
A321-200	CC-BEF	6780	September 25, 2015	39,054,000	52,890,000	November 15, 2027
A321-200	CC-BEG	6797	October 15, 2015	38,297,000	52,940,000	November 15, 2027
A321-200	PT-XPJ	6798	October 21, 2015	38,297,000	52,940,000	November 15, 2027
A321-200	CC-BEI	6899	December 11, 2015	38,832,000	53,030,000	November 15, 2027
A321-200	CC-BEH	6894	December 7, 2015	38,831,000	53,030,000	November 15, 2027
A321-200	PT-XPL	6895	December 10, 2015	38,831,000	53,030,000	November 15, 2027
A321-200	PT-XPM	6949	February 4, 2016	37,400,000	53,170,585	November 15, 2027
A321-200	PT-XPN	7005	February 29, 2016	36,602,000	53,170,585	November 15, 2027
A321-200	CC-BEJ	7036	April 4, 2016	36,069,000	53,170,585	November 15, 2027
A321-200	PT-XPQ	7081	April 28, 2016	36,069,000	53,170,585	November 15, 2027
A350-900	PR-XTA	0024	December 16, 2015	105,425,000	147,777,657	November 15, 2027
A350-900	PR-XTB	0027	March 17, 2016	102,063,000	148,261,573	November 15, 2027
B787-9	CC-BGE	38478	August 27, 2015	102,191,000	136,545,380	November 15, 2027
B787-9	CC-BGF	38479	September 29, 2015	100,907,000	136,655,380	November 15, 2027
B787-9	CC-BGG	38461	December 16, 2015	97,979,000	137,339,938	November 15, 2027
B787-9	CC-BGH	38459	January 25, 2016	96,924,000	137,793,694	November 15, 2027
				$1,020,823,000	$1,427,725,960

(1)	The appraised value of each Aircraft set forth above is the lesser of the average and median values of such Aircraft as appraised by three independent appraisal and consulting firms: Aircraft Information Services, Inc., Aviation Specialists Group, Inc. and Morten Beyer & Agnew, Inc. The appraisals were performed in April 2015 (in the case of AISI and ASG) and May 2015 (in the case of mba). These appraisals indicate appraised base value, projected as of the scheduled delivery month of the applicable Aircraft. These appraisals are based upon varying assumptions (which may not reflect current market conditions) and methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. See “Risk Factors—Risk Factors Relating to the Certificates and the Exchange Offer—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.” and “Description of the Aircraft and the Appraisals — The Appraisals”.

Loan to Aircraft Value Ratios

The following table provides loan to Aircraft value ratios (“LTVs”) for each class of Certificates as of each Regular Distribution Date. The following table assumes that an Aircraft ceases to be included in the collateral pool as of the latest Final Maturity Date of the Equipment Notes issued in respect of such Aircraft. The table is not a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based upon one set of assumptions. See “Risk Factors—Risk Factors Relating to the Certificates and the Exchange Offer—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

We compiled the following table on an aggregate basis. However, the Equipment Notes issued under an Indenture are entitled only to certain specified cross-collateralization provisions as described under “Description of the Equipment Notes — Security.” The relevant LTVs in a default situation for the Equipment Notes issued under a particular Indenture would depend on various factors, including the extent to which the debtor or trustee in bankruptcy agrees to perform LATAM's obligations under the Indentures. Therefore, the following aggregate LTVs are presented for illustrative purposes only and should not be interpreted as indicating the degree of cross-collateralization available to the holders of the Certificates.

	Outstanding Balance (U.S. Dollars)			LTV (%)
Date	Assumed Aggregate Aircraft Value(1) (U.S. Dollars)	Class A Certificates(2)	Class B Certificates(2)	Class A Certificates(3)	Class B Certificates(3)
May 15, 2016	$1,407,208,847	$830,619,829	$170,817,204	59.0%	71.2%
August 15, 2016	1,396,500,902	817,556,348	167,006,872	58.5%	70.5%
November 15, 2016	1,385,792,958	804,659,307	162,676,703	58.1%	69.8%
February 15, 2017	1,375,085,013	794,368,409	157,413,765	57.8%	69.2%
May 15, 2017	1,364,377,068	783,122,403	152,402,476	57.4%	68.6%
August 15, 2017	1,353,669,123	771,130,624	147,610,282	57.0%	67.9%
November 15, 2017	1,342,961,179	759,138,976	143,407,257	56.5%	67.2%
February 15, 2018	1,332,253,234	747,147,462	138,912,042	56.1%	66.5%
May 15, 2018	1,321,545,289	735,156,085	134,416,905	55.6%	65.8%
August 15, 2018	1,310,837,345	723,164,848	129,921,847	55.2%	65.1%
November 15, 2018	1,300,129,400	711,173,755	125,426,870	54.7%	64.3%
February 15, 2019	1,289,421,455	699,182,810	120,931,977	54.2%	63.6%
May 15, 2019	1,278,713,510	686,069,751	116,437,168	53.7%	62.8%
August 15, 2019	1,268,005,566	672,956,874	111,942,448	53.1%	61.9%
November 15, 2019	1,257,297,621	659,844,185	107,447,816	52.5%	61.0%
February 15, 2020	1,246,589,676	646,731,689	102,953,277	51.9%	60.1%
May 15, 2020	1,235,881,732	633,619,391	98,458,832	51.3%	59.2%
August 15, 2020	1,225,173,787	620,507,295	93,964,485	50.6%	58.3%
November 15, 2020	1,214,465,842	607,395,408	89,470,236	50.0%	57.4%
February 15, 2021	1,203,757,898	594,283,734	84,976,089	49.4%	56.4%
May 15, 2021	1,193,049,953	581,172,280	80,482,048	48.7%	55.5%
August 15, 2021	1,182,342,008	568,061,051	75,988,113	48.0%	54.5%
November 15, 2021	1,171,634,064	554,950,054	71,494,290	47.4%	53.5%
February 15, 2022	1,160,926,119	541,839,295	67,000,580	46.7%	52.4%
May 15, 2022	1,150,218,174	528,728,780	62,506,986	46.0%	51.4%
August 15, 2022	1,139,510,229	515,618,517	57,514,346	45.2%	50.3%
November 15, 2022	1,128,802,285	502,508,512	51,523,526	44.5%	49.1%
February 15, 2023	1,118,094,340	489,398,773	45,532,881	43.8%	47.8%
May 15, 2023	1,107,386,395	476,289,308	38,044,987	43.0%	46.4%
August 15, 2023	1,096,678,451	463,180,124	31,056,463	42.2%	45.1%
November 15, 2023	1,085,970,506	450,071,231	0	41.4%	0.0%
February 15, 2024	1,075,262,561	436,962,636	0	40.6%	0.0%
May 15, 2024	1,064,554,617	423,854,348	0	39.8%	0.0%
August 15, 2024	1,053,846,672	410,746,378	0	39.0%	0.0%
November 15, 2024	1,043,138,727	397,638,734	0	38.1%	0.0%
February 15, 2025	1,032,430,782	384,531,427	0	37.2%	0.0%
May 15, 2025	1,021,722,838	371,424,467	0	36.4%	0.0%
August 15, 2025	1,011,014,893	358,317,866	0	35.4%	0.0%
November 15, 2025	1,000,306,948	345,211,634	0	34.5%	0.0%
February 15, 2026	989,599,004	332,105,784	0	33.6%	0.0%
May 15, 2026	978,891,059	319,000,329	0	32.6%	0.0%
August 15, 2026	968,183,114	305,895,280	0	31.6%	0.0%
November 15, 2026	957,475,170	292,790,653	0	30.6%	0.0%
February 15, 2027	946,767,225	279,686,461	0	29.5%	0.0%
May 15, 2027	936,059,280	266,582,718	0	28.5%	0.0%
August 15, 2027	925,351,335	253,479,441	0	27.4%	0.0%
November 15, 2027	914,643,391	0	0	0.0%	0.0%

(1)	LATAM has assumed that all Aircraft will be financed under this offering prior to May 15, 2016, and that the appraised value of each Aircraft, determined as described under “— Equipment Notes, the Leases and the Aircraft”, declines from that of the initial appraised value of such Aircraft by approximately 3.0% per year for the first 15 years after the year of delivery of such Aircraft from the manufacturer, in each case prior to the final expected Regular Distribution Date. Other rates or methods of depreciation may result in materially different LTVs. LATAM cannot assure you that the depreciation rate and method used for purposes of the table will occur or predict the actual future value of any Aircraft. See “Risk Factors—Risk Factors Relating to the Certificates and the Offering— Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

(2)	In calculating the outstanding balances of each class of Certificates, LATAM has assumed that the Trusts will acquire the Equipment Notes in respect of all of the Aircraft. Outstanding balances as of each Regular Distribution Date are shown after giving effect to distributions expected to be made on such distribution date.
(3)	The LTVs for each class of Certificates were obtained for each Regular Distribution Date by dividing (i) the expected outstanding pool balance of such class of Certificates (together, in the case of Class B Certificates, with the expected outstanding pool balance of the Class A Certificates) after giving effect to the distributions expected to be made on such distribution date, by (ii) the assumed value of all of the Aircraft on such date based on the assumptions described above. The outstanding balances and LTVs of each class of Certificates will change if, among other things, any Equipment Notes are redeemed or purchased, a Substitute Aircraft is financed in lieu of any Aircraft to be financed pursuant to this offering or the Trusts do not acquire Equipment Notes with respect to all of the Aircraft.

Cash Flow Structure

This diagram illustrates the structure of the Certificates and certain cash flows.

(1)	Each applicable Owner used the proceeds from the sale of the Equipment Notes to fund the acquisition of its respective Aircraft. For more information, see “— The Aircraft Owners” and “— Equipment Notes, the Leases and the Aircraft.” Additionally, each Owner guaranteed the obligations of each other Owner relating to the Equipment Notes.
(2)	Each Aircraft is subject to a Lease. The rent payments under each Lease are sufficient to pay in full when due all amounts required to be paid by the related Owner in respect of the Equipment Notes, including unpaid indemnities, default interest charges, costs and expenses under the Indenture and Liquidity Facilities. Certain Aircraft are subleased by LATAM to TLA.
(3)	The Equipment Notes issued with respect to each Aircraft are secured by a mortgage over such Aircraft from the related Owner, and an assignment of its rights under the Lease. The outstanding share capital of each Owner is pledged to secure the Equipment Notes.
(4)	The Equipment Notes with respect to each Aircraft were issued under a separate Indenture.
(5)	The Liquidity Facility for each of the Class A Certificates and the Class B Certificates is sufficient to allow the related Trustee to draw up to seven consecutive quarterly interest payments with respect to such class of Certificates.

The Certificates

Trusts	Each of the Class A Trust and the Class B Trust was previously formed pursuant to a separate trust supplement entered into between LATAM and Wilmington Trust Company, in each case, to a basic pass through trust agreement between LATAM and Wilmington Trust Company, as Trustee under each Trust. Each of the Class A Certificates and the Class B Certificates represent fractional undivided interests in the related Trust.

Certificates Offered	•	New Class A Certificates.

	•	New Class B Certificates.

Use of Proceeds	There will be no cash proceeds from the issuance of the New Certificates pursuant to the Exchange Offer and LATAM will not receive any cash proceeds from the exchange of the Old Certificates for the New Certificates. The proceeds from the sale of the Old Certificates were used by each Trust to acquire the related Equipment Notes issued with respect to each of the Aircraft under the related Indenture. The Equipment Notes are full recourse obligations of LATAM. The Owners used the proceeds from the issuance of the Equipment Notes to fund the purchase of the Aircraft when each Aircraft was delivered, to pay fees and expenses related to the offering of the Old Certificates and for general corporate purposes. Each aircraft has been leased by the related Owner to the Lessee and, in the case of five (5) Airbus A321-200 Aircraft and both Airbus A350-900 Aircraft, subleased to TLA as the Sublessee.

Owners	The Equipment Notes were issued by 2015 NB Owner for all of the 2015 Narrow Body Aircraft. The Equipment Notes were issued by 2016 NB Owner for all of the 2016 Narrow Body Aircraft. The Equipment Notes were issued by 2015 WB Owner for all of the 2015 Wide Body Aircraft. The Equipment Notes were issued by 2016 WB Owner for all of the 2016 Wide Body Aircraft.

Lessors	The applicable Owner in respect of each Aircraft.

Lessee	LATAM.

Sublessee	TAM Linhas Aéreas S.A.

Subordination Agent, Trustee,
and Loan Trustee	Wilmington Trust Company.

Liquidity Provider for the
Class A Trust and the
Class B Trust	Initially, Natixis, acting through its New York Branch.

Trust Property	The property of each Trust includes:

•	subject to the Intercreditor Agreement, the Equipment Notes held by such Trust, all monies at any time paid thereon and all monies due and to become due thereunder;

•	the rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights);

•	all monies receivable under the separate Liquidity Facility for such Trust; and

•	funds from time to time deposited with the applicable Trustee in accounts relating to such Trust.

Regular Distribution Dates	February 15, May 15, August 15 and November 15 of each year, commencing on August 15, 2015.

Record Dates	The fifteenth day preceding the related Distribution Date.

Distributions	The Trustee of each Trust will distribute payments of principal, Make-Whole Amount (if any) and interest received on the Equipment Notes held in such Trust to the holders of the Certificates of such Trust, subject to the subordination provisions set forth in the Intercreditor Agreement.

Subject to the subordination provisions set forth in the Intercreditor Agreement,

•	Scheduled Payments of principal and interest made on the Equipment Notes will be distributed on the applicable Regular Distribution Dates; and

•	payments in respect of, or any proceeds of, any Equipment Notes or the Collateral under any Indenture, including payments resulting from any early redemption of such Equipment Notes, will be distributed on a Special Distribution Date after not less than 15 days' notice to Certificateholders.

Intercreditor Agreement	The Trustees, the Liquidity Providers and the Subordination Agent are parties to the Intercreditor Agreement. The Intercreditor Agreement prescribes how payments made on the Equipment Notes held by the Subordination Agent and made under each Liquidity Facility will be distributed. The Intercreditor Agreement also sets forth agreements among the Trustees and the Liquidity Providers relating to who will control the exercise of remedies under the Equipment Notes and the Indentures.

Subordination	Under the Intercreditor Agreement, after payment of certain fees and expenses, distributions on the Certificates generally will be made in the following order:

•	first, to the holders of the Class A Certificates to make distributions in respect of interest on the Class A Certificates;

•	second, to the holders of the Class B Certificates to make distributions in respect of interest on the Eligible B Pool Balance;

•	third, to the holders of the Class A Certificates to make distributions in respect of the Pool Balance of the Class A Certificates;

•	fourth, to the holders of the Class B Certificates to make distributions in respect of interest on the Pool Balance of the Class B Certificates not previously distributed under clause “second” above; and

•	fifth, to the holders of the Class B Certificates to make distributions in respect of the Pool Balance of the Class B Certificates;

Certain distributions to the Liquidity Providers will be made prior to distributions on the Certificates, as discussed under “Description of the Intercreditor Agreement — Priority of Distributions.”

Control of Loan Trustee	The holders of at least a majority of the outstanding principal amount of Equipment Notes issued under each Indenture will be entitled to direct the loan trustee (each, a “Loan Trustee”) under such Indenture and the related security documents in taking action as long as no Indenture Event of Default (as defined in the Indentures) is continuing thereunder. The holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under all Indentures will be entitled to direct the Subordination Agent as pledgee (the “Pledgee”) under each share pledge agreement in respect of an Owner (each, an “Owner Share Pledge”) in taking action so long as no Indenture Event of Default is continuing. If an Indenture Event of Default is continuing under an Indenture, subject to certain conditions, the Controlling Party will be entitled to direct (i) the Loan Trustee under such Indenture (including in exercising remedies, such as accelerating the related Equipment Notes or causing the applicable Owner to foreclose the lien on the Aircraft securing such Equipment Notes) and (ii) the Pledgee under each Owner Share Pledge and each Call Agreement (including in exercising remedies, such as foreclosing the lien on the collateral thereunder).

The Controlling Party will be:

•	if Final Distributions have not been paid in full to the holders of the Class A Certificates, the Class A Trustee;

•	if Final Distributions have been paid in full to the holders of the Class A Certificates, but not to the holders of the Class B Certificates, the Class B Trustee; and

•	under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it.

Limitation on Sale of Aircraft
or Equipment Notes	In exercising remedies during the nine months after the earlier of (a) the acceleration of the Equipment Notes issued pursuant to any Indenture and (b) the occurrence of an insolvency proceeding where LATAM or any Owner is a debtor, the Controlling Party may not, without the consent of each Trustee (other than the Trustee of any Trust all of the Certificates of which are held or beneficially owned by LATAM or any of its affiliates) (i) direct the sale of such Equipment Notes or the Aircraft subject to the lien of such Indenture for less than certain specified minimum amounts, (ii) adjust the amount and payment dates of rentals by LATAM under the Leases if the discounted present value of such rentals, after giving effect to any such adjustment, would fall below certain specified minimum amounts or (iii) direct the sale of any collateral subject to an Owner Share Pledge for less than certain specified minimum amounts.

Right to Buy Other Classes
of Certificates	If LATAM becomes subject to any insolvency proceeding, and certain other circumstances then exist, the Class B Certificateholders (other than LATAM or any of its affiliates) will have the right to purchase all, but not less than all, of the Class A Certificates.

The purchase price, in each case described above, will be the outstanding Pool Balance of the applicable class of Certificates plus accrued and undistributed interest, without any premium, but including any other amounts then due and payable to the Certificateholders of such class.

Liquidity Facilities	Under the Liquidity Facility for each of the Class A Trust and the Class B Trust, the applicable Liquidity Provider is required, if necessary, to make advances in an aggregate amount sufficient to pay interest on the applicable Certificates on up to seven successive quarterly Regular Distribution Dates at the applicable interest rate for such Certificates. Drawings under the Liquidity Facilities cannot be used to pay any amount in respect of the applicable Certificates other than such interest and will not cover interest payable on amounts held in escrow as deposits with the depositary. See “Description of the Liquidity Facilities” for a description of the terms of the Liquidity Facilities, including the threshold rating requirements applicable to the Liquidity Provider.

Notwithstanding the subordination provisions under the Intercreditor Agreement, the holders of the Certificates issued by the Class A Trust or the Class B Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust.

Upon each drawing under any Liquidity Facility to pay interest distributions on the applicable Certificates, the Subordination Agent will be obligated to reimburse the applicable Liquidity Provider for the amount of such drawing, together with interest on that drawing. Such reimbursement obligation and all interest, fees and other amounts owing to the Liquidity Provider under each Liquidity Facility and certain other agreements will rank equally with comparable obligations relating to the other Liquidity Facility and will rank senior to all Certificates in right of payment.

Leases	Each Owner leased each Aircraft owned by it to LATAM pursuant to a separate New York law governed finance lease for such Aircraft (each, a “Lease”). The payment obligations of LATAM under each Lease, including any purchase option, will at all times be sufficient to discharge the corresponding payment obligations of the related Owner in respect of the Equipment Notes issued in respect of the related Aircraft, including unpaid indemnities, default interest charges, costs and expenses under the Indentures and the Liquidity Facilities.

The terms of the Leases may not vary from the required terms set forth in the form of Lease attached to the Note Purchase Agreement. In addition, if LATAM wishes to modify the terms of the Leases (other than the required terms) from such form, LATAM must certify to the Trustees that any substantive modifications to the terms of the Leases would not materially and adversely affect the Certificateholders, and must also obtain written confirmation from the Rating Agencies (defined herein) to the effect that if the Leases are modified in any material respect from the forms attached to the Note Purchase Agreement, the modification will not cause a withdrawal, suspension or downgrading of the rating of any class of Certificates.

Subleases	LATAM has subleased five Airbus A321-200 Aircraft and both Airbus A350-900 Aircraft to the Sublessee pursuant the Subleases. Each subleased Aircraft is registered in Brazil. Each Sublease is subject and subordinate to the related Lease, and LATAM remains primarily liable for all amounts owed under the related Leases. Each Sublease has also been assigned as security for LATAM’s obligations under the related Lease. Each Sublease and each assignment of a Sublease is registered as an “international interest” and is entitled to the benefits of the Cape Town Treaty. Each Sublease automatically terminates at any time the related Lease has been terminated and is also terminable at any time upon 45 days prior notice to the Sublessee from LATAM (or the Loan Trustee acting pursuant to the Lease assignment). The Subleases do not contain any purchase option in favor of the Sublessee and are characterized as simple leases (“arrendamento simples/aluguel”) for purposes of Brazilian law.

Other Subleases and Interchanges	Each Lease also contains the right for LATAM to sublease the applicable Aircraft on a subject and subordinated basis (which may also entail a change in the jurisdiction of registration) or enter into interchange arrangements with respect to the Aircraft, in each case, subject to the restrictions in the Indentures, the Participation Agreements and the Leases. LATAM remains primarily liable for all amounts owed under the Leases, notwithstanding the sublease or interchange of any Aircraft. Any such subleases and interchange agreements are also assigned as security for LATAM’s obligations under the related Lease.

Put Options and Call Options	In order that each Aircraft will qualify for accelerated depreciation allowances under applicable Chilean tax law, LATAM will own 100% of the equity interest in each Owner until the Exercise Date for such Owner. On the Issuance Date, LATAM entered into a Put Agreement and a corresponding Call Agreement with respect to each Owner. Under each Put Agreement, LATAM has the Put Option, exercisable as set forth below, to require MaplesFS Limited, as share trustee, to purchase (at a nominal price) 100% of the equity interests in the related Owner and to hold the shares of each Owner on the terms of a Charitable Trust. Under each Call Agreement, LATAM granted the Subordination Agent, for the benefit of the holders of the Certificates and the other secured parties, the Call Option exercisable at any time, to require LATAM to transfer (at a nominal price) 100% of the equity interests in the related Owner to it or the Charitable Trust under the related Put Agreement. If the Put Option with respect to an Owner is not exercised on or prior to the applicable Exercise Date, the corresponding Call Option will be exercised on such Exercise Date. Each Call Option is also exercisable upon any Indenture Event of Default. MaplesFS Limited, as share trustee, will take ownership of an Owner’s shares under the related Put Option or Call Option subject to the related Owner Share Pledge, which will continue for the benefit of the holders of the Certificates and the other secured parties.

Equipment Notes

(a) Owners	Each Owner is a Cayman Islands special purpose company whose assets will include (i) title to each Aircraft owned by such Owner and (ii) the rights of such Owner as lessor under each Lease of an Aircraft owned by such Owner, including the right to receive rent payments thereunder. Under a separate Indenture for each Aircraft, the applicable Owner will issue Series A Equipment Notes and Series B Equipment Notes with respect to each Aircraft it owns, which will be acquired by the Class A Trust and the Class B Trust, respectively. The Owners may also issue additional series of Equipment Notes (for instance, the “Series C Equipment Notes”) and other junior Equipment Notes in connection with the issuance of additional certificates.

Payments in U.S. Dollars required to be made by LATAM under each Lease will be sufficient to pay in full when due all payments required to be made with respect to the related Equipment Notes, and other amounts payable by LATAM under or in connection with each Lease are expected to be in amounts sufficient to enable the related Owner to meet its other payment obligations under the transaction documents.

Each Owner’s board of directors (the “Board”) will contain at least one Independent Director. Certain significant actions or proceedings of the Owners, such as insolvency proceedings, the winding up or dissolution of the Owners, amendments to the Owners’ organizational documents, amalgamations or mergers or sales of any asset of the Owners (other than the disposition of any engine or aircraft or part thereof that is permitted under the transaction documents), may only be approved by a unanimous vote of all directors. An “Independent Director”, as used in this section, means a person who, at any time during such person’s tenure as director or during the five years preceding such person’s appointment as director (i) does not have and is not committed to acquire any direct or indirect financial, legal or beneficial interest in the Owner or LATAM and is not a creditor, supplier, family member, manager, contractor, shareholder, director, officer, employee, subsidiary or affiliate of the Owner or LATAM, (ii) is not connected with the Owner, LATAM or any creditor, supplier, family member, manager, contractor, shareholder, director, officer, employee, subsidiary or affiliate of LATAM, (iii) is not, and has not been on the board of directors of and does not control (directly, indirectly or otherwise) LATAM or any of its affiliates (except in the capacity of Independent Director).

(b) Interest	The Equipment Notes held in each Trust accrue interest at the rate per annum applicable to the Certificates issued by such Trust set forth on the cover page of this prospectus. Interest on the issued and outstanding Equipment Notes will be payable on February 15, May 15, August 15 and November 15 of each year, commencing on the first such date after issuance thereof, and will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

(c) Principal	The Equipment Notes held in each Trust accrue interest at the rate per annum applicable to the Certificates issued by such Trust set forth on the cover page of this prospectus. Interest on the issued and outstanding Equipment Notes will be payable on February 15, May 15, August 15 and November 15 of each year, commencing on the first such date after issuance thereof, and will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

(d) Redemption	Aircraft Event of Loss. If an Event of Loss (as defined herein) occurs with respect to an Aircraft, all of the Equipment Notes issued with respect to such Aircraft will be redeemed. The redemption price in such case will be the unpaid principal amount of such Equipment Notes to be redeemed, together with accrued but unpaid interest, but without any premium or Make-Whole Amount, which will be funded with payments by LATAM in accordance with the Lease for such Aircraft.

Lease Event of Default. To the extent that any Equipment Notes are required to be redeemed as a result of a Lease Event of Default, the redemption price will be the unpaid principal amount of such Equipment Notes, together with accrued but unpaid interest, but without any premium or Make-Whole Amount.

Certain Other Mandatory Redemptions. The applicable Owner will be required to redeem all of the Equipment Notes issued with respect to all affected Aircraft if LATAM exercises its right to terminate a Lease with respect to any such Aircraft prior to the scheduled termination of such Lease if it becomes unlawful for the applicable Owner to lease such Aircraft to LATAM or for LATAM to perform under such Lease or other related transaction documents. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued but unpaid interest but without any premium or Make-Whole Amount, which will be funded with payments by LATAM in accordance with the Lease for such Aircraft.

In addition, the applicable Owner will be required to redeem all of the Equipment Notes with respect to an Aircraft in other circumstances where the leasing of such Aircraft is terminated prior to its scheduled maturity due to the voluntary option of LATAM, provided that LATAM shall simultaneously exercise such option in respect of all other Aircraft. The redemption price in each such case will be the unpaid principal amount of such Equipment Notes, together with accrued but unpaid interest and a premium, if any, equal to the Make-Whole Amount, which will be funded with payments by LATAM in accordance with the Leases.

(e) Optional Redemption	LATAM may elect to cause the Owners to redeem all, but not less than all, of the Equipment Notes with respect to an Aircraft at any time prior to maturity, provided that all outstanding Equipment Notes with respect to all other Aircraft are simultaneously redeemed. The redemption price will be the unpaid principal amount of the Equipment Notes, together with accrued but unpaid interest, plus Make-Whole Amount, if any. In addition, LATAM may elect to cause the Owners to redeem all of the Series B Equipment Notes or any additional series of Equipment Notes, if issued, in connection with a refinancing of such Series, in each case, plus a Make-Whole Amount, if any.

(f) Security	Security for Equipment Notes. The Equipment Notes issued with respect to each Aircraft will be secured by substantially all of the related Owner’s assets, including an assignment by way of security over such Owner’s interests in the related Leases (including an assignment of the right to receive certain insurance proceeds), as well as a local law aircraft mortgage over such Aircraft. With respect to each Aircraft registered in Chile, the Lease, the Lease assignment and a Chilean law Aircraft mortgage will be registered with the Chilean Director General of Civil Aviation (Dirección General de Aeronáutica Civil). With respect to each Aircraft registered in Brazil, the Sublease, the Sublease assignment and a Brazilian law Aircraft mortgage will be registered with the Brazilian Civil Aviation Authority (Agência Nacional de Aviação Civil) (“ANAC”) and International Registry under the Cape Town Treaty.

Owner Share Pledges. The issued share capital of each Owner and the prospective rights of the Charitable Trust in the issued share capital of each Owner under the Call Agreements will be pledged to secure the Equipment Note obligations.

Sublease Security. LATAM’s rights in each Sublease will be pledged to secure the related Lease and Equipment Note obligations. With respect to the subleased Aircraft, each Sublease, Sublease assignment and aircraft mortgage will be registered with the International Registry under the Cape Town Treaty.

(g) Equipment Note Guarantees	Each Owner guarantee the obligations of each other Owner relating to the Equipment Notes issued by such other Owner.

(h) Cross-Collateralization	The Equipment Notes issued by all Owners will be cross-collateralized. This means that any proceeds from the exercise of remedies following an event of default with respect to an Aircraft will be available to cover shortfalls then due under the outstanding Equipment Notes issued with respect to the other Aircraft. In the absence of any such shortfall, excess proceeds will be held as additional collateral for such other Equipment Notes.

(i) Cross-default	There will be cross-default provisions among all the Indentures and there will be cross-default provisions among all the Leases. A Lease Event of Default will also constitute an Indenture Event of Default and vice versa. This means that:

•	In the case of the Indentures, if an event of default occurs and is continuing under the Equipment Notes issued with respect to one Aircraft, an event of default will also occur under the Leases, the other Indentures and the Equipment Notes issued with respect to the remaining Aircraft, and remedies will be exercisable with respect to all Aircraft under all Leases and Indentures.

•	In the case of the Leases, if there is an event of default under one of the Leases and remedies are exercisable with respect to the Aircraft under such Lease, an event of default will also occur under the other Leases and the Indentures and, in the case of Aircraft subleased to the Sublessee, under the Subleases, and remedies will be exercisable with respect to all Aircraft under all Leases and Indentures and, if applicable, all Subleases.

•	Upon the termination of any Lease or the exercise of any remedies with respect to any Aircraft, the Loan Trustee acting at the direction of the Controlling Party will also have the right to terminate any Sublease or any other sublease or interchange of such Aircraft.

See “Description of the Equipment Notes — Certain Provisions of the Leases — Lease Events of Default” and “Description of the Equipment Notes — Indenture Events of Default, Notice and Waiver.”

(i) Cape Town	The Cape Town Treaty has not been adopted in Chile, but has been adopted in Brazil. With respect to the Aircraft that are registered in Brazil and subject to Subleases with the Sublessee, the Loan Trustees for the Equipment Notes related to such Aircraft will be entitled to the benefit of the Convention and Alternative A under the related Protocol as adopted by Brazil in the exercise of its remedies. See “Description of the Equipment Notes — Certain Provisions of the Leases — Ability to Repossess the Aircraft and Insolvency Law.”

Certain United States
ERISA Considerations	Each person who acquires a Certificate will be deemed to have (1) represented that either: (a) no employee benefit plan assets have been used to purchase or hold such Certificate or any interest therein or (b) the purchase and holding of such Certificate or any interest therein is exempt from the prohibited transaction restrictions of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the United States Internal Revenue Code of 1986 (the “Code”) pursuant to one or more prohibited transaction statutory or administrative exemptions and (2) directed the corresponding Trust to invest in the assets held in the Trust pursuant to the terms and conditions described herein.

See “Certain ERISA Considerations.”

Governing Law	The Certificates and the Equipment Notes are governed by the laws of the State of New York.

Summary Historical Consolidated Financial and Operating Data

The summary consolidated annual financial information set forth below as of December 31, 2015, 2014 and 2013 and for the years ended December 31, 2015, 2014 and 2013 has been derived from our audited consolidated financial statements. The summary consolidated quarterly financial information set forth below as of March 31, 2016 and March 31, 2015 for the quarters ended March 31, 2016 and 2015 has been derived from our unaudited interim consolidated financial statements. Our audited consolidated financial statements and our unaudited interim consolidated financial statements are prepared in accordance with IFRS.

The information below should be read in conjunction with the footnotes, our audited consolidated financial statements for the years ended December 31, 2015, 2014 and 2013 and related notes and our unaudited interim consolidated financial statements for the quarters ended March 31, 2016 and 2015 and related notes, both of which are incorporated by reference in this prospectus.

	As of March 31,			As of December 31,
The Company(a)(b)	2016	2015		2015		2014	2013
	(in U.S. $ millions)			(in U.S. $ millions)
Statement of income data:
Operating revenues:
Passenger	1,958.3	2,343.5		8,410.6		10,380.1	11,061.6
Cargo	276.0	350.3		1,329.4		1,713.4	1,863.0
Total operating revenues	2,234.3	2,693.8		9,740.0		12,093.5	12,924.5
Cost of sales	(1,661.5)	(2,037.3)		(7,636.7)		(9,624.5)	(10,054.2)
Gross margin	572.8	656.6		2,103.3		2,469.0	2,870.4
Other operating income(c)	93.4	97.3		385.8		377.6	341.6
Distribution costs	(175.7)	(220.6)		(783.3)		(957.1)	(1,025.9)
Administrative expenses	(181.8)	(250.0)		(878.0)		(980.7)	(1,136.1)
Other expenses	(89.5)	(6.3)		(324.0)		(401.0)	(408.7)
Other gains / (losses)	3.6	6.2		(55.3)		33.5	(55.4)
Financial income	10.9	18.5		75.1		90.5	72.8
Financial costs	(103.1)	(95.3)		(413.4)		(430.0)	(462.5)
Equity accounted earnings	-	-		0.0		(6.5)	2.0
Exchange rate differences	67.9	(204.6)		(467.9)		(130.2)	(482.2)
Result of indexation units	-	0.5		0.5		0.0	0.2
Income / (loss) before income taxes	198.4	(47.8)		(357.1)		65.2	(283.9)
Income tax recovery / (expense)	(82.3)	23.6		178.4		(292.4)	20.1
Net income / (loss) for the period	116.0	(24.3)		(178.7)		(227.2)	(263.8)
Income / (loss) attributable to the parent company’s equity holders	102.2	(39.9)		(219.3)		(260.0)	(281.1)
Income / (loss) attributable to non-controlling interests	13.8	15.7		40.5		32.8	17.3
Net income / (loss) for the period	116.0	(24.3)		(178.7)		(227.2)	(263.8)
Other data:
Ratio of earnings to fixed charges(d)(e)	2.3	-	(f)(g)	-	(f)(h)	1.0	-	(f)(i)
Coverage Deficiency	0.0	0.0		1,295.6		0.0	1,187.5

The Company	2016	2015		2015		2014	2013
				(in U.S. $ millions)
Statement of financial position data:
Cash and cash equivalents	768.0	959.2		753.5		989.4	1,984.9
Other current assets in operation	1,992.1	2,113.4		2,067.4		2,644.1	2,992.2
Non-current assets (or disposal groups) classified as held for sale or as distribution to owners	2.0	1.0		2.0		1.1	2.4
Total current assets	2,762.1	3,073.6		2,822.9		3,634.6	4,979.5
Property, plant and equipment	11,116.7	10,637.8		10,938.7		10,773.1	10,982.8
Other non-current assets	4,753.1	5,178.3		4,339.8		6,076.7	6,668.8
Total non-current assets	15,869.8	15,816.1		15,278.5		16,849.8	17,651.6
Total assets	18,631.8	18,889.7		18,101.4		20,484.4	22,631.1
Total current liabilities	5,591.6	5,275.5		5,641.0		5,829.7	6,509.1
Total non-current liabilities	9,763.6	9,804.4		9,522.9		10,151.0	10,795.6
Total liabilities	15,355.1	15,079.9		15,163.9		15,980.7	17,304.7
Share capital	2,545.7	2,545.7		2,545.7		2,545.7	2,389.4
Parent’s ownership interest	3,191.1	3,719.3		2,856.5		4,401.9	5,238.8
Non-controlling interest	85.6	90.5		81.0		101.8	87.6
Total equity	3,276.7	23,809.8		2,937.5		4,503.7	5,326.5
Total liabilities and equity	18,631.8	18,889.7		18,101.4		20,484.4	22,631.1

(a)          For more information on the subsidiaries included in this consolidated financial information, see Note 1 to our audited consolidated financial statements incorporated herein by reference.

(b)          The addition of the items may differ from the total amount due to rounding.

(c)          Other operating income included in this Statement of Income Data is equivalent to the sum of income derived from duty free operations, aircraft leasing, logistics and courier operations, customs and warehousing operations, tours and other miscellaneous income. For more information, see Note 27 to our audited consolidated financial statements.For more information on the subsidiaries included in this consolidated financial information, see Note 1 to our audited consolidated financial statements incorporated herein by reference.

(d)          The ratio of earnings to fixed charges is calculated by dividing earnings by fixed charges on a historical basis, in each case for the period indicated. For this purpose, fixed charges consist of interest expense (including amortization of capitalized expenses related to indebtedness), an estimate of the interest within rental expense and capitalized interest.

(e)          The ratio of earnings to fixed charges for the years ended December 31, 2012 and 2011 was 1.2 and 2.3, respectively.

(f)          For the years ended December 31, 2015 and 2013 and the quarter ended March 31, 2015, earnings were insufficient to cover fixed charges.

(g)          Due to the registrant's loss during the three-month period ended March 31, 2015, the ratio coverage was less than 1:1. The registrant must generate additional earnings of $56.8 to achieve a coverage ratio of 1:1.

(h)          Due to the registrant's loss in 2015, the ratio coverage was less than 1:1. The registrant must generate additional earnings of $393.0 to achieve a coverage ratio of 1:1.

(i)          Due to the registrant's loss in 2013, the ratio coverage was less than 1:1. The registrant must generate additional earnings of $324.7 to achieve a coverage ratio of 1:1.

(*)          In connection with the financial information as of December 31, 2014, Law No. 20,780 issued on September 29, 2014, introduced modifications to the Chilean income tax system and other tax matters. On October 17, 2014 the Chilean Superintendence of Securities and Insurance (the “SVS”) issued Circular No. 856, which established that the effects of the change in the income tax rates on deferred tax assets and liabilities must be recognized within “Retained earnings” rather than the income statement as required by IAS 12. In order to comply with IAS 12, the financial statements for the period ended December 31, 2014 differ from those presented to the SVS, as the effects of the change in the income tax rates on deferred tax assets and liabilities were recognized within the income statement. For more information on the reconciliation of such differences see Note 2.1 and see Note 17 in our audited consolidated financial statements.

The Company

	For the quarter ended and as of March 31,				For the year ended and as of December 31,
	2016		2015		2015		2014		2013
Operating Data:
ASKs (million)		34,737.2		33,632.1		134,301.8		130,200.9		131,690.7
RPKs (million)		29,159.5		28,038.0		111,509.9		108,534.0		106,466.4
Passenger Load Factor		83.9%		83.4%		83.0%		83.4%		80.8%
Yield based on RPKs (US Cents)	US¢	6.7	US¢	8.4	US¢	7.5	US¢	9.6	US¢	10.4
ATKs (million)		1,707.0		1,767.5		7,082.8		7,219.7		7,651.9
RTKs (million)		874.5		969.5		3,797.0		4,317.2		4,466.7
Cargo Load Factor		51.2%		54.9%		53.6%		59.8%		58.4%
Yield based on RTKs (US Cents)	US¢	31.6	US¢	36.1	US¢	35.0	US¢	39.7	US¢	41.7

IFRS/Non-IFRS Reconciliation

We believe that Adjusted EBITDAR provides a useful supplemental measure to examine the underlying performance of the business, and our management uses this metric, as well as Adjusted EBITDAR margin, in evaluating our operating performance. We provide information regarding EBITDAR in press releases containing our quarterly and annual earnings reports that is calculated on a basis that is different from the calculation of Adjusted EBITDAR used in this prospectus. The differences between EBITDAR as presented in our earnings reports for the periods presented in the table below and Adjusted EBITDAR as presented below are immaterial. The table below reconciles our Adjusted EBITDAR to our net income for the periods presented.

	Quarter ended March 31,		Year ended December 31,
	2016	2015	2015	2014	2013
	(in U.S. $ millions)		(in U.S. $ millions)
Reconciliation of Adjusted EBITDAR
Net income / (loss) for the period	116.0	(24.3)	(178.7)	(227.2)	(263.8)
(+) Financial costs	103.0	95.3	413.4	430.0	462.5
(-) Financial income	(10.9)	(18.5)	(75.1)	(90.5)	(72.8)
(-) Income tax recovery / (expense)	82.3	(23.6)	(178.4)	292.4	(20.1)
	290.4	28.9	(18.8)	404.7	105.8
(+) Depreciation and amortization	239.5	237.4	934.4	991.3	1,041.7
	529.9	266.3	915.6	1,396.0	1,147.5
(+) Aircraft rental	133.6	128.9	525.1	521.4	441.1
	663.5	395.2	1,440.7	1,917.4	1,588.6
(-) Other gains / (losses)	(3.6)	(6.2)	55.3	(33.5)	55.4
(-) Equity accounting earnings	-	-	(0.0)	6.5	(2.0)
(-) Exchange rate differences	(67.9)	204.6	467.9	130.2	482.2
(-) Result of indexation units	-	(0.5)	(0.5)	0.0	(0.2)
Adjusted EBITDAR	592.0	593.1	1,963.4	2,020.6	2,124.0

Adjusted EBITDAR margin is calculated as Adjusted EBITDAR divided by “total revenues,” which is the sum of our passenger revenues, cargo revenues and other operating income, as shown in the table below.

	Quarter ended March 31,		Year ended December 31,
	2016	2016	2015	2014	2013
	(in U.S. $ millions, except percentages)			(in U.S. $ millions, except percentages)
Adjusted EBITDAR	592.0	593.1	1,963.4	2,020.6	2,124.0
Passenger	1,958.3	2,343.5	8,410.6	10,380.1	11,061.6
Cargo	276.0	350.3	1,329.4	1,713.4	1,863.0
Other operating income	93.4	97.3	385.8	377.6	341.6
Total revenues	2,327.7	2,791.1	10,125.8	12,471.1	13,266.2
Adjusted EBITDAR margin	25.4%	21.2%	19.4%	16.2%	16.0%

RISK FACTORS

An investment in the Certificates involves certain risks. You should carefully consider the risks described below, as well as the other information included or incorporated by reference in this prospectus or incorporated by reference herein, before making an investment decision. LATAM’s business, financial condition or results of operations, or the value and other attributes of the Certificates, including the collateral securing the Certificates, could be materially adversely affected by any of these risks, as well as other risks of which LATAM is not currently aware or which it currently deems to be immaterial. The market price of the Certificates could decline due to any of these risks or other factors, and you may lose all or part of your investment.

Risk Factors Relating to LATAM

The risk factors in Part I, Item 3D. Risk Factors of our Form 20-F are hereby incorporated by reference as if set forth herein.

Risk Factors Relating to the Certificates and the Exchange Offer

Consequences of Failure to Exchange.

If you fail to deliver the proper documentation to the Exchange Agent in a timely fashion, your tender of Old Certificates will be rejected. The New Certificates will be issued in exchange for the Old Certificates only after timely receipt by the Exchange Agent of the Old Certificates, a properly completed and executed Letter of Transmittal, or an Agent's Message in lieu of the Letter of Transmittal, and all other required documentation. If you wish to tender your Old Certificates in exchange for New Certificates, you should allow sufficient time to ensure timely delivery. None of the Exchange Agent, the Trustee or LATAM is under any duty to give holders of Old Certificates notification of defects or irregularities with respect to tenders of Old Certificates for exchange. See “The Exchange Offer.”

If you do not exchange your Old Certificates for New Certificates pursuant to the Exchange Offer, or if your tender of Old Certificates is not accepted, your Old Certificates will continue to be subject to the restrictions on transfer of such Old Certificates as set forth in the legend thereon. In general, you may offer or sell Old Certificates to Qualified Institutional Buyers (“QIBs”) only, or except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the Old Certificates under the Securities Act. To the extent that Old Certificates are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Certificates could be adversely affected.

Appraisals should not be relied upon as a measure of realizable value of the Aircraft.

Three independent appraisal and consulting firms prepared appraisals of the Aircraft in connection with the offering of the Old Class A Certificates and Old Class B Certificates. The appraisal letters provided by these firms are annexed to this prospectus as Appendix II. The AISI appraisal, ASG appraisal and mba appraisal are dated April 21, 2015, April 10, 2015 and May 1, 2015, respectively. We have not undertaken to update the appraisals in connection with the Exchange Offer. The appraised values provided by each of AISI, ASG and mba are presented as of April 2015, April 2016 and May 2015, respectively, as set forth in the appraisals. The appraisals do not purport to, and do not, reflect the current market value of the Aircraft. Such appraisals of the Aircraft are subject to a number of significant assumptions and methodologies (which differ among the appraisers) and were prepared without a physical inspection of the Aircraft. The appraisals take into account “base value,” which is the theoretical value for an aircraft assuming a balanced market, while current market value is the value for an aircraft in the actual market. In particular, the appraisals of each of the Aircraft indicate appraised base value of such Aircraft, adjusted for the maintenance status of such Aircraft at or around the time of such appraisals. A different maintenance status may result in different valuations. Appraisals that are more current or that are based on other assumptions and methodologies (or a physical inspection of the Aircraft) may result in valuations that are materially different from those contained in such appraisals of the Aircraft. See “Description of the Aircraft and the Appraisals — The Appraisals.”

An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased or sold in the market. In particular, the appraisals of the Aircraft are estimates of the values of the Aircraft assuming the Aircraft are in a certain condition, which may not be the case. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon the exercise of remedies with respect to any Aircraft, including a sale of such Aircraft, may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including market, economic and airline industry conditions; the supply of similar aircraft; the availability of buyers; the condition of the Aircraft; the time period in which the Aircraft is sought to be sold; and whether the Aircraft is sold separately or as part of a block.

Accordingly, we cannot assure you that the proceeds realized upon any exercise of remedies with respect to the Aircraft would be sufficient to satisfy in full payments due on the Equipment Notes relating to the Aircraft or the full amount of distributions expected on the Certificates.

If we fail to perform maintenance responsibilities, the value of the Aircraft may deteriorate.

To the extent described in the Indentures, we will be responsible for the maintenance, service, repair and overhaul of the Aircraft. If we fail to perform these responsibilities adequately, the value of the Aircraft may be reduced. In addition, the value of the Aircraft may deteriorate even if we fulfill our maintenance responsibilities. As a result, it is possible that upon a liquidation, there will be less proceeds than anticipated to repay the holders of Equipment Notes. See “Description of the Equipment Notes — Certain Provisions of the Leases — Net Leases; Maintenance.”

Inadequate levels of insurance may result in insufficient proceeds to repay holders of related Equipment Notes.

To the extent described in the Indentures, we must maintain all-risk aircraft hull insurance on the Aircraft. If we fail to maintain adequate levels of insurance, the proceeds which could be obtained upon an Event of Loss of an Aircraft may be insufficient to repay the holders of the related Equipment Notes. See “Description of the Equipment Notes — Certain Provisions of the Leases — Insurance.”

The Liquidity Providers, the Subordination Agent and the Trustees will receive certain payments before the Certificateholders do. In addition, the Class B Certificates rank generally junior to the Class A Certificates.

Under the Intercreditor Agreement, each Liquidity Provider will receive payment of all amounts owed to it, including reimbursement of drawings made to pay interest on the applicable class of Certificates, before the holders of any class of Certificates receive any funds. In addition, the Subordination Agent and the Trustees will receive certain payments before the holders of any class of Certificates receive distributions. See “Description of the Intercreditor Agreement — Priority of Distributions.”

In addition, the Class B Certificates rank generally junior to the Class A Certificates. Moreover, as a result of the subordination provisions in the Intercreditor Agreement, in a case involving the liquidation of substantially all of the assets of LATAM, the Certificateholders of Class B Certificates may receive a smaller distribution in respect of their claims than holders of unsecured claims against LATAM of the same amount.

Payments of principal on the Certificates are subordinated to payments of interest on the Certificates, subject to certain limitations and certain other payments, including those described above. Consequently, a payment default under any Equipment Note or a Triggering Event may cause the distribution of interest on the Certificates or such other payments to be made under the Intercreditor Agreement from payments received with respect to principal on one or more series of Equipment Notes. If this occurs, the interest accruing on the remaining Equipment Notes may be less than the amount of interest expected to be distributed from time to time on the remaining Certificates. This is because the interest on the Certificates may be based on a Pool Balance that exceeds the outstanding principal balance of the remaining Equipment Notes. As a result of this possible interest shortfall, the holders of the Certificates may not receive the full amount expected after a payment default under any Equipment Note or a Triggering Event even if all Equipment Notes are paid in full. For a more detailed discussion of the subordination provisions of the Intercreditor Agreement, see “Description of the Intercreditor Agreement — Priority of Distributions.”

In addition, if LATAM is in bankruptcy or other specified defaults have occurred, the subordination provisions applicable to the Certificates permit certain distributions to be made to junior Certificates prior to making distributions in full on more senior Certificates.

Certain Certificateholders may not participate in controlling the exercise of remedies in a default scenario.

If an Indenture Event of Default is continuing under an Indenture, subject to certain conditions, the Loan Trustee under such Indenture will be directed by the Controlling Party in exercising remedies under such Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft with respect to which such Equipment Notes were issued. See “Description of the Certificates — Indenture Events of Default and Certain Rights Upon an Indenture Event of Default.”

The Controlling Party will be:

•	if Final Distributions have not been paid in full to holders of the Class A Certificates, the Class A Trustee;

•	if Final Distributions have been paid in full to the holders of Class A Certificates, but not to the holders of the Class B Certificates, the Class B Trustee; and

•	under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it.

As a result of the foregoing, if the Trustee for a class of Certificates is not the Controlling Party with respect to an Indenture, the Certificateholders of that class will have no rights to participate in directing the exercise of remedies under such Indenture.

The proceeds from the disposition of any Aircraft or Equipment Notes may not be sufficient to pay all amounts distributable to the Certificateholders.

During the continuation of any Indenture Event of Default under an Indenture, the Equipment Notes issued under such Indenture or the related Aircraft may be sold in the exercise of remedies with respect to that Indenture, subject to certain limitations. See “Description of the Intercreditor Agreement — Intercreditor Rights — Limitation on Exercise of Remedies.” The market for Aircraft or Equipment Notes during the continuation of any Indenture Event of Default may be very limited, and there can be no assurance as to whether they could be sold or the price at which they could be sold. Some Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us (except in circumstances described in the second bullet point below), any Loan Trustee or any Trustee if the Controlling Party takes the following actions:

•	it sells any Equipment Notes for less than their outstanding principal amount; or

•	it sells any Aircraft for less than the outstanding principal amount of the related Equipment Notes.

The Equipment Notes are cross-collateralized to the extent described under “Description of the Equipment Notes — Security” and “Description of the Equipment Notes — Subordination” and the Indentures will be cross-defaulted.

The exercise of remedies over Equipment Notes may result in shortfalls without further recourse.

During the continuation of any Indenture Event of Default under an Indenture, the Equipment Notes issued under such Indenture may be sold in the exercise of remedies with respect to that Indenture, subject to certain limitations. See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies”. The market for Equipment Notes during any Indenture Event of Default may be very limited, and there can be no assurance as to the price at which they could be sold. If any Equipment Notes are sold for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions under the relevant Indenture than anticipated and will not have any claim for the shortfall against LATAM, any Owner, any Liquidity Provider, any Loan Trustee or any Trustee.

The credit ratings assigned to the Certificates are not a recommendation to buy and may be lowered or withdrawn in the future.

The credit ratings assigned to the Certificates are not a recommendation to purchase, hold or sell the Certificates, because such rating does not address market price or suitability for a particular investor. A rating may change during any given period of time and may be lowered or withdrawn entirely by a Rating Agency if in its judgment, circumstances in the future (including the downgrading of LATAM) so warrant. Moreover, any change in a Rating Agency's assessment of the risks of aircraft-backed debt (and similar securities such as the Certificates) could adversely affect the credit rating issued by such Rating Agency with respect to the Certificates. “Rating Agencies” means, with respect to any class of Certificates, collectively, at any time, that nationally recognized rating agency which shall have been requested to rate such Certificates and which shall then be rating such Certificates. The initial Rating Agencies for the Certificates were Moody's Investor Services (“Moody’s”) and S&P Global Ratings (“S&P”), (each, a “Rating Agency”).

The credit ratings assigned to the Certificates are based primarily on the default risk of the Equipment Notes, the collateral value provided by the Aircraft relating to the Equipment Notes, the cross-collateralization provisions applicable to the Indentures and the subordination provisions applicable to the Certificates under the Intercreditor Agreement. Such credit ratings are expected to address the likelihood of timely payment of interest (at the applicable Stated Interest Rate and without any premium) when due on the Certificates and the ultimate payment of principal distributable under the Certificates by the applicable Final Legal Distribution Date. Such credit ratings are not expected to address the possibility of certain defaults, optional redemptions or other circumstances (such as an Event of Loss to an Aircraft), which could result in the payment of the outstanding principal amount of the Certificates prior to the applicable final expected Regular Distribution Date.

The reduction, suspension or withdrawal of any credit rating assigned to the Certificates would not, by itself, constitute an Indenture Event of Default.

The Certificates do not provide any protection against highly leveraged or extraordinary transactions, including acquisitions and other business combinations.

The Certificates, the Equipment Notes and the underlying agreements do not contain any financial or other covenants or “event risk” provisions protecting the Certificateholders in the event of a highly leveraged or other extraordinary transaction, including an acquisition or other business combination, affecting us or our affiliates. We regularly assess and explore opportunities presented by various types of transactions and we may conduct our business in a manner that could cause the market price or liquidity of the Certificates to decline, could have a material adverse effect on our financial condition or the credit ratings of the Certificates or otherwise could restrict or impair our ability to pay amounts due under the Equipment Notes and/or the related agreements. Prospective purchasers of the Certificates should be aware that no prediction can be made at this time as to what effect the Merger will have on our future business, financial condition and results of operations and whether the Merger will result in an improvement or deterioration of the credit quality of the entity obligated under the Equipment Notes, any increase or decrease in the ratings of the Certificates or any change in the market value of the Certificates.

None of the Certificates or Equipment Notes are direct obligations of LATAM.

LATAM has no obligations under and does not guarantee obligations under the Certificates or the Equipment Notes. The Certificates represent limited recourse obligations of the Trusts payable only from the cash flows of the Equipment Notes, and to a certain extent, availability under the Liquidity Facilities. The Equipment Notes to be held by the Trusts will be the obligations of the Owners. Although LATAM’s payment obligations under each of the Leases are expected to be sufficient to enable each Owner to fulfill its respective obligations under the Equipment Notes, you will not have any direct recourse against LATAM for payments on the Certificates.

LATAM is the sole lessee of the Aircraft and, as a result, payments on the Certificates are entirely dependent on LATAM fulfilling its obligations under the Leases.

LATAM is the sole lessee (the “Lessee”) of the Aircraft. As a result, each Owner is dependent on LATAM meeting its obligations under the Leases in order to fulfill its obligations to make payments on the Equipment Notes that can be passed through by the Trustees to Certificateholders. The only other committed source of liquidity for payments on the Certificates is provided under the Liquidity Facilities which are limited in amount to seven successive interest payments on the Certificates. Accordingly, any event which has a material adverse effect on LATAM or its ability to perform its obligations or make payments under the Leases will materially and adversely impact each Owner’s ability to make payments on the Equipment Notes that can be passed through to Certificateholders.

The Leases are obligations of LATAM, and not of TLA or any of LATAM’s subsidiaries.

Although LATAM is obligated to make rent payments under the Leases, none of its subsidiaries is required to become an obligor with respect to, or a guarantor of, LATAM’s obligations thereunder. You should not expect any of LATAM’s subsidiaries to participate in making payments in respect of the Leases.

It may be difficult and expensive to exercise repossession rights with respect to an Aircraft.

There are no general geographic restrictions on LATAM’s ability to operate the Aircraft.  LATAM has subleased certain of the Aircraft into Brazil and LATAM may sublease the Aircraft (which may also entail a change in the jurisdiction of registration) or enter into interchange or pooling arrangements with respect to the Aircraft, in each case, with third parties and subject to the restrictions in the Leases and the Participation Agreements. It may be difficult, time-consuming and expensive for a Loan Trustee to exercise repossession rights if an Aircraft is located outside of Chile or Brazil, is registered in a foreign jurisdiction or is subleased to a foreign or domestic operator. Additional difficulties may exist if a sublessee is the subject of a bankruptcy, insolvency or similar event.

In addition, some jurisdictions may allow for other liens or other third-party rights to have priority over the applicable Loan Trustee’s security interest in an Aircraft.  As a result, the benefits of the applicable Loan Trustee’s security interest in an Aircraft may be less than they would be if the Aircraft were located or registered in Chile or Brazil.

In connection with the repossession of an Aircraft, neither Chile nor Brazil recognizes self-help remedies, and therefore repossession of an Aircraft registered in Brazil or Chile will need to be sought through the courts of Chile or Brazil, as the case may be. See “Description of the Equipment Notes—Certain Provisions of the Leases—Ability to Repossess the Aircraft and Insolvency Law”. In addition, LATAM may be required to pay outstanding mechanics’ liens, hangar keepers’ liens, airport charges, and navigation fees and other amounts secured by liens on the repossessed Aircraft. Moreover, LATAM or the Loan Trustees may be subject to delays and additional expense in taking possession of an Aircraft from any third-party maintenance provider, including if it must arrange alternative means to have the maintenance work completed, if such third-party maintenance provider is the subject of a bankruptcy, reorganization, insolvency or similar event, which could result in a reduced value of the Aircraft and fewer proceeds to repay the holders of the Equipment Notes.

Upon repossession of an Aircraft, the Aircraft may need to be stored and insured.  The costs of storage and insurance can be significant, and the incurrence of such costs could ultimately result in fewer proceeds to repay the holders of the Equipment Notes.  In addition, at the time of foreclosing on the lien on the Aircraft under the related Indenture, an airframe subject to such Indenture might not be equipped with engines subject to the same Indenture. In these circumstances, LATAM will be required to deliver engines attached to the airframe which are of the same manufacturer and a comparable model as the original engines and have a value, remaining useful life and utility at least equal to, and be in as good operating condition and state of maintenance as, the original engines, and transfer title to such engines.  If LATAM fails to transfer title to engines not owned by it that are attached to repossessed Aircraft, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the related Indenture.

Chilean insolvency law may not be as favorable to investors as the laws of the United States or other jurisdictions with which investors are familiar.

LATAM is incorporated under the laws of Chile. Accordingly, insolvency proceedings with respect to LATAM would be likely to proceed under, and be governed by, Chilean insolvency law. Chile does not have an equivalent to the protections provided by Section 1110 of the U.S. Bankruptcy Code in U.S. domestic airline bankruptcies, and it has not adopted the Cape Town Treaty. Additionally, Chile’s insolvency law came into effect only recently and there is limited experience with its application. See “Description of the Equipment Notes—Certain Provisions of the Leases—Ability to Repossess the Aircraft and Insolvency Law”. Any application of Chilean insolvency law in an adverse manner may materially adversely affect the ability of the Loan Trustee to exercise its remedies under the related Indenture and Equipment Notes issued under such Indenture, which may in turn materially adversely affect the Trustee’s ability to enforce or collect payments on the Equipment Notes that may be distributed by the Trust to the Certificateholders.

The Cape Town Treaty will not apply to any Aircraft registered in Chile, and while it will apply to Aircraft registered in Brazil, the Cape Town Treaty has not yet been interpreted in Brazil. A court might interpret the Cape Town Treaty in a manner that does not maximize the benefits of the Cape Town Treaty for the Certificateholders.

Certain of the Aircraft are subleased to TLA, which is incorporated under the laws of Brazil, and such Aircraft are expected to be registered in Brazil. Brazil has ratified the Cape Town Convention on International Interests in Mobile Equipment (the “Convention”) and the related Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (the “Protocol”, and collectively with the Convention, the “Cape Town Treaty”) in accordance with the declarations lodged by Brazil under the Convention and the Protocol at the time of the deposit of its instrument of accession. Pursuant to Presidential Decree No. 8,008 of May 15, 2013, Brazil has duly ratified the Cape Town Treaty. By virtue of these actions, the Cape Town Treaty has the force of ordinary law in Brazil, and Brazil has taken certain legal actions to give legal effect to the Cape Town Treaty in Brazil.

Remedies under the Cape Town Treaty, as it has been adopted in Brazil, include the ability to obtain possession of aircraft after a stay period of 30 calendar days after the commencement of an insolvency-related event (the “30-Day Period”) (in accordance with the declaration under Article XXX, paragraph 3, with respect to Article XI, Alternative A, of the Protocol, as lodged by Brazil).

The Cape Town Treaty has only recently entered into force in Brazil, and there is no jurisprudence that would indicate how the Cape Town Treaty (including the 30-Day Period) will be implemented, interpreted, applied or enforced in Brazil by the courts of Brazil or any other courts which may have jurisdiction, as well as by the related government offices, and there can be no assurance that any court interpreting the Cape Town Treaty as it applies to the Equipment Notes will interpret the Cape Town Treaty in a manner that maximizes the benefits of the Cape Town Treaty for the Certificateholders. Any interpretation of the Cape Town Treaty by a court in a manner that does not maximize the benefits of the Cape Town Treaty with respect to the Certificates may materially adversely affect the related Loan Trustee’s ability to exercise its remedies under the related Indenture and Equipment Notes issued under such Indenture, which may in turn materially adversely affect the Trustee’s ability to enforce or collect payments on the Equipment Notes that may be distributed by the Trust to the Certificateholders.

In addition, regulations have yet to be promulgated regarding completion of export formalities with the Brazilian tax authorities.

LATAM has no obligation to sublease any Aircraft to TLA and there can be no assurance that any Aircraft which are initially expected to be subleased to TLA will actually be subleased to TLA or registered in Brazil. Accordingly, there can be no assurance that any of the Aircraft or related collateral will be entitled to the benefits of the Cape Town Treaty in any jurisdiction.

Certain liens may have priority over the interests of the relevant Loan Trustee under the Indentures.

Under Chilean insolvency law, the obligations under the Equipment Notes and Leases are subordinated to certain statutory preferences. In the event of liquidation, such statutory preferences, including claims for salaries, wages, secured obligations, social security, taxes and court fees and expenses, will have preference over any other claims, including claims by the Loan Trustees in respect of the Equipment Notes and Leases.

Additionally, Chile’s insolvency law came into effect only recently and there is limited experience with its application. See “Description of the Equipment Notes—Certain Provisions of the Leases—Ability to Repossess the Aircraft and Insolvency Law”.

Brazil has declared that all categories of non-consensual rights which, under Brazilian law, have, and will in the future have, priority over an interest in an object equivalent to that of the holder of a registered international interest shall to that extent have priority over a registered international interest, whether in or outside insolvency proceedings.  Brazil has further declared that nothing in the Cape Town Treaty will affect its right or that of any state entity, any intergovernmental organization or other private provider of public services to arrest or detain an object under its laws for payment of amounts owed to Brazil, any such state entity, organization or provider directly relating to the services provided by it in respect of that object or another object.  No Brazilian courts have yet applied the Cape Town Treaty or established any precedents regarding which interests will be deemed superior to the international interests under the Cape Town Treaty, or of the Loan Trustee under the Indentures.  In addition, Brazil may in the future create additional non-consensual rights or interests which would also have priority over the interests of the Loan Trustees under the Indentures.  Any such priority in interests may adversely impact the exercise by the Loan Trustees of their respective remedies under the Indentures and may result in the amounts available to the Loan Trustees not being sufficient to satisfy in full the payments due on the Certificates and may also significantly delay the ability of the Loan Trustees to exercise their remedies.

Recourse against the Owners is limited and payments by LATAM under the Leases may not be sufficient to pay all of their obligations.

Each Owner is a special purpose company whose sole assets will consist of the Aircraft owned by it, rights under the applicable Lease and rights under the related transaction documents. The transaction documents will limit each Owner’s ability to conduct any activity other than owning and leasing its Aircraft, the other activities contemplated by the transaction documents and activities incidental thereto. If any Owner has unanticipated liabilities for taxes or other claims that are not paid by LATAM, payments under the Leases may be insufficient for each Owner to pay all amounts due in respect of the Equipment Notes. Upon the occurrence of an Indenture Event of Default under the Equipment Notes, the Controlling Party will be entitled to direct the relevant Loan Trustee in the exercise of all remedies under the applicable Indenture, including foreclosure on the Aircraft, the repossession of such Aircraft from LATAM under the related Lease and any subsequent re-lease of such Aircraft. Recourse against each Owner for its obligations under the transaction documents is, as a practical matter, limited to amounts payable to such Owner under the transaction documents and the collateral securing the Equipment Notes with respect to the Aircraft owned by it. If LATAM fails to make payments under any Lease in full when due, the related Owner may not have sufficient funds to pay all of its obligations under the applicable Equipment Notes and the other transaction documents.

The Certificates will not provide any protection against highly leveraged or extraordinary transactions, including acquisitions and other business combinations.

LATAM may, from time to time, analyze opportunities presented by various types of transactions, and it may conduct its business in a manner that could cause the market price or liquidity of the Certificates to decline, have a material adverse effect on its financial condition or the credit rating of the Certificates or otherwise restrict or impair its ability to pay amounts due under the Equipment Notes and/or the related agreements. The Certificates, the Equipment Notes and the underlying agreements will not contain any financial or other covenants or “event risk” provisions protecting the Certificateholders in the event of a highly leveraged or other extraordinary transaction, including an acquisition or other business combination, affecting LATAM, any member of the LATAM Group or any of their affiliates. The occurrence of any such event could have a material adverse effect on the value of the Certificates.

There are no restrictive covenants in the transaction documents relating to our ability to incur future indebtedness.

The Certificates and the Equipment Notes and the underlying agreements will not (i) require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity and therefore do not protect Certificateholders in the event that we experience significant adverse changes in our financial condition or results of operations, (ii) limit our ability to incur additional indebtedness (including any indebtedness that was or may be incurred as a result of the consummation of the Merger) or (iii) restrict our ability to pledge our assets. In light of the absence of such restrictions, we may conduct our business in a manner that could cause the market price or liquidity of the Certificates to decline, could have a material adverse effect on our financial condition or the credit rating of the Certificates or otherwise could restrict or impair our ability to pay amounts due under the Equipment Notes and/or the related agreements.

Because there is no current market for the Certificates and the Certificates may be subject to transfer restrictions, you may have a limited ability to resell Certificates.

Prior to this Exchange Offer, there has been no public market for the Certificates. Neither LATAM nor any Trust intends to apply for listing of the Certificates on any securities exchange. A secondary market for the Certificates therefore may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Certificates. If an active trading market does not develop, the market price and liquidity of the Certificates may be adversely affected.

The New Certificates will constitute a new issue of securities with no established trading market. The Exchange Offer will not be conditioned upon any minimum or maximum aggregate face amount of Old Certificates being tendered for exchange. LATAM cannot give you any assurance as to the liquidity of the trading market for the New Certificates or, in the case of non-exchanging holders of Old Certificates, the trading market for the Old Certificates following the Exchange Offer. Investors should be aware that they may be required to bear the risks of their investment in the Certificates for an indefinite period of time.

The liquidity of, and trading market for, the Certificates also may be adversely affected by general declines in the markets or by declines in the market for similar securities. Such declines may adversely affect such liquidity and trading markets independent of LATAM's financial performance and prospects. See also “— The market for Certificates could be negatively affected by legislative and regulatory changes and the Exchange Offer may be terminated because of such legislative and regulatory changes.”

The market for New Certificates could be negatively affected by legislative and regulatory changes and the Exchange Offer may be terminated because of such legislative and regulatory changes.

The New Class A Certificates and New Class B Certificates are being offered to investors under an exemption to the Investment Company Act of 1940, as amended (the “Investment Company Act”), that permits the Class A Trust and the Class B Trust to issue the New Class A Certificates and New Class B Certificates, respectively to investors without registering as an investment company; provided that the New Class A Certificates and New Class B Certificates have an investment grade credit rating at the time of original sale. Events in the debt markets, including defaults on asset-backed securities that had an investment grade credit rating at the time of issuance, have prompted a number of broad based legislative and regulatory reviews, including a review of the regulations that permit the issuance of certain asset-backed securities based upon the credit ratings of such securities. In particular, the SEC is required under the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended (the “Dodd-Frank Act”), to adopt rule changes generally to remove any reference to credit ratings in its regulations. The SEC has previously requested comments on alternatives to the investment grade credit rating exemption under the Investment Company Act relied upon by the Class A Trust and the Class B Trust to sell the New Class A Certificates and New Class B Certificates, respectively, to investors generally, and on other conditions to using the rule. Adoption by the SEC of any such alternatives or additional conditions is likely to eliminate or significantly modify this exemption. Unless a different exemption becomes available, there is no other exemption currently that would allow the Class A Trust or the Class B Trust to sell the New Class A Certificates and New Class B Certificates, respectively, to investors generally. If the SEC adopts rule changes that eliminate the investment grade credit rating exemption, or if other legislative or regulatory changes are enacted that affect the ability of the Class A Trust or the Class B Trust to issue the New Class A Certificates and New Class B Certificates, respectively to investors generally or affect the ability of such investors to continue to hold or purchase the New Class A Certificates or New Class B Certificates, or to re-sell their New Class A Certificates or New Class B Certificates to other investors generally, the secondary market (if any) for the New Class A Certificates and New Class B Certificates could be negatively affected and, as a result, the market price of the New Class A Certificates or New Class B Certificates could decrease.

In addition, it is a condition to the consummation of the Exchange Offer that the issuance of the New Certificates (without transfer restrictions) will not cause the applicable Trust to be required to become registered as an investment company under the Investment Company Act. The Exchange Offer with respect to the applicable class of Certificates may be terminated if, in connection with the requirements of the Dodd-Frank Act discussed in the second preceding paragraph or otherwise, the SEC adopts rule changes that eliminate or significantly limit the exemption from the Investment Company Act discussed in the preceding two paragraphs that currently would permit the applicable Trust to issue the related New Certificates (without transfer restrictions) and not be required to be registered as an investment company. See “The Exchange Offer — General” and “The Exchange Offer — Conditions.”

You may be unable to enforce judgments obtained in the United States against LATAM or LATAM’s directors and officers or any of the Owners or their respective directors.

LATAM is incorporated under the laws of Chile, and each of the Owners is organized under the laws of the Cayman Islands. In addition, LATAM’s directors are non-residents of the United States. A substantial portion of LATAM’s and all of the Owners’ assets are located outside of the United States. As a result, although each of LATAM and the Owners has submitted to the jurisdiction of the U.S. federal and New York State courts in the borough of Manhattan in the City of New York, it may be difficult for investors to effect service of process on LATAM and its directors and officers or any of the Owners or their respective directors in the United States or to enforce in the United States judgments obtained in United States courts against LATAM or any Owner based on the civil liability provisions of the United States securities laws. Uncertainty exists as to whether courts in Chile and the Cayman Islands will enforce judgments obtained in other jurisdictions, including the United States, under the securities laws of other jurisdictions. See “Enforcement of Judgments”

You may face foreign exchange risks by investing in the Certificates.

The Certificates will be denominated and payable in U.S. Dollars. If you measure your investment returns by reference to a currency other than that of the Certificates you purchase, an investment in the Certificates entails foreign exchange-related risks, including possible significant changes in the value of U.S. Dollars relative to the currency by reference to which you measure your investment returns because of economic, political and other factors over which LATAM has no control. Depreciation of the U.S. Dollar against the currency by reference to which you measure your investment returns could cause a decrease in the effective yield of the Certificates below their stated interest rates and could result in a loss to you when the return on the Certificates is translated into the currency by reference to which you measure your investment returns. There may be tax consequences for you as a result of any foreign exchange gains resulting from any investment in the Certificates and you should consult with your own tax advisors regarding any such tax consequences.

THE EXCHANGE OFFER

The following summary describes certain provisions of (x) the registration rights agreement, dated as of the Issuance Date (the “Class A Registration Rights Agreement”), among LATAM, the Class A Trustee and the representatives of the Initial Purchasers of the Class A Certificates and (y) the registration rights agreement, dated as of the Issuance Date (the “Class B Registration Rights Agreement” and, collectively with the Class A Registration Rights Agreement the “Registration Rights Agreements” and each, a “Registration Rights Agreement”), among LATAM, the Class B Trustee and the representatives of the Initial Purchasers of the Class B Certificates. This summary is qualified in its entirety by reference to all of the provisions of the Registration Rights Agreements, which have been filed as exhibits to this Registration Statement. Copies are available as set forth under “Where You Can Find More Information.”

General

In connection with the issuance of the Old Certificates, the Initial Purchasers became entitled to the benefits of the Registration Rights Agreements. Pursuant to the Registration Rights Agreements, we have agreed to use our reasonable best efforts, to the extent not prohibited by any applicable law or applicable interpretation of the staff of the SEC and subject to the Exchange Conditions, to: (i) file with the SEC a registration statement (an “Exchange Offer Registration Statement”) with respect to the offer to exchange (an “Exchange Offer”) such class of Old Certificates for a new class of New Certificates to be issued by the applicable Trust not later than the 365th day following the Issuance Date (or the next succeeding business day), which will have terms identical in all material respects to the Old Certificates exchanged therefor, to the applicable Certificateholders entitled to make such exchange (except that none of the New Certificates will contain terms with respect to the interest rate increase as described herein), (ii) cause an Exchange Offer Registration Statement to be declared or otherwise become effective under the Securities Act with respect to such class of New Certificates and (iii) cause each Trust to offer the applicable class of New Certificates in exchange for surrender of the applicable class of Old Certificates. LATAM will commence, with respect to each class of Old Certificates, an Exchange Offer promptly after the related Exchange Offer Registration Statement has been declared or otherwise became effective under the Securities Act and use its reasonable best efforts to have such Exchange Offer consummated not later than the 455th day after the Issuance Date (or, if the last day of such 455-day period is not a business day, the first business day thereafter) (the “Exchange Deadline”). LATAM will keep such Exchange Offer open for not less than 20 business days after the date notice of such Exchange Offer is mailed to the applicable Certificateholders, and the Exchange Deadline will not be extended because of this requirement. For each Old Certificate validly tendered to the applicable Trustee pursuant to such Exchange Offer and not withdrawn by the holder thereof, such Certificateholder will receive a New Certificate having a face amount equal to that of such tendered Old Certificate. Interest on each New Certificate will accrue from the last Distribution Date on which interest was paid on the tendered Old Certificate in exchange therefor or, if no interest has been paid on such Old Certificate, from the Issuance Date.

In the event that (X) LATAM determines, with respect to each class of Old Certificates, (1) that the applicable Exchange Offer is not available or may not be consummated by the Exchange Deadline because it would violate applicable law or the applicable interpretations of the staff of the SEC or (2) the issuance of the applicable New Certificates would cause the applicable Trust to be required to become registered as an investment company under the Investment Company Act or (Y) LATAM determines, with respect to the Class B Certificates, that the applicable Exchange Offer with respect to a more senior class of Old Certificates is not available or if such Exchange Offer is not consummated for any reason (the conditions set forth in the foregoing clauses (X) and (Y), the “Exchange Conditions”), then LATAM (in the case of clause (X)) will, and (in the case of clause (Y)) will have the option to, in lieu of effecting the registration of the applicable New Certificates pursuant to an Exchange Offer Registration Statement and at no cost to the applicable Certificateholders, (a) as promptly as practicable, file with the SEC a shelf registration statement covering resales of the applicable Old Certificates (a “Shelf Registration Statement”), (b) use its reasonable best efforts to cause such Shelf Registration Statement to be declared or otherwise become effective under the Securities Act by the Exchange Deadline and (c) use its reasonable best efforts to keep effective such Shelf Registration Statement for a period of one year after its effective date (or for such shorter period as shall end when all of the applicable Old Certificates covered by such Shelf Registration Statement have been sold pursuant thereto or may be freely sold pursuant to Rule 144 under the Securities Act). LATAM will, in the event of the filing of a Shelf Registration Statement, provide to each registered holder of the applicable Old Certificates copies of the prospectus which is a part of such Shelf Registration Statement, notify each such registered holder when such Shelf Registration Statement for such Old Certificates has become effective and take certain other actions as are required to permit unrestricted resales of such Old Certificates.

A Certificateholder who sells Old Certificates pursuant to a Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver such prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the applicable Registration Rights Agreement, which are applicable to such a holder (including certain indemnification obligations). In addition, each such Certificateholder will be required to deliver information to be used in connection with such Shelf Registration Statement. If Old Certificates are sold through underwriters, brokers-dealers or agents, the selling securityholder will be responsible for underwriting discounts or commissions or agents’ commissions and transfer taxes, if any.

If, with respect to any class of Old Certificates, neither an Exchange Offer is consummated nor a Shelf Registration Statement is declared or otherwise becomes effective under the SEC rules for such class of Old Certificates on or prior to the Exchange Deadline, the interest rate on the Equipment Notes held by such Trust and the interest rate on such class of Old Certificates will be increased by 0.50% per annum effective as of the first day after the Exchange Deadline but only until, with respect to such class of Old Certificates, an Exchange Offer is consummated or a Shelf Registration Statement is declared or otherwise becomes effective under the SEC rules. LATAM may suspend use of a prospectus that is part of a Shelf Registration Statement under certain circumstances relating to, among other things, corporate developments, public filings with the SEC and similar events. If a Shelf Registration Statement for any class of Old Certificates ceases to be available for more than 45 days during any three-month period or 120 days within any twelve-month period, during the period that it is required to be available as specified by the applicable Registration Rights Agreement, the interest rate per annum borne by such Equipment Notes and such class of Old Certificates will be increased by 0.50% per annum from the 46th day or 121st day, as applicable, until such time as such Shelf Registration Statement again becomes available.

For the avoidance of doubt, the maximum possible increase in the interest rate per annum on each class of Old Certificates and the related Equipment Notes at any time shall be 0.50% per annum. If the Exchange Offer is consummated, we will not be required to file a Shelf Registration Statement and the interest rate per annum borne by the Equipment Notes and passed through to holders of Certificates will not be increased.

Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying Letter of Transmittal, we will accept for exchange all Old Certificates validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date. New Certificates of the same class will be issued in exchange for an equal face amount (and current Pool Balance) of outstanding Old Certificates accepted in the Exchange Offer. Old Certificates may be tendered only in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof. The Exchange Agent will act as agent for the tendering holders of Old Certificates for the purpose of receiving New Certificates from the Trustee and delivering New Certificates to such tendering holders. Old Certificates shall be deemed to have been accepted as validly tendered when, as and if we have given oral or written notice thereof to the Exchange Agent.

The Exchange Offer is not conditioned upon any minimum amount of Old Certificates being tendered for exchange. However, the obligation to accept Old Certificates for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth herein under “— Conditions.”

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the New Certificates to be issued pursuant to the Exchange Offer in exchange for Old Certificates may be offered for resale, resold or otherwise transferred by a holder thereof without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that (i) the holder is acquiring such New Certificates in its ordinary course of business, (ii) such holder has no arrangements or understanding with any person to participate in the distribution of the Old Certificates or New Certificates, (iii) such holder is not an “affiliate” of ours or any Trustee within the meaning of Rule 405 under the Securities Act and (iv) if such holder is not a broker-dealer, it is not engaged in and does not intend to engage in the distribution of the New Certificates. Holders of Old Certificates wishing to accept the Exchange Offer must represent to us that such conditions have been met. We have not sought, and do not intend to seek, a no-action letter from the SEC with respect to the effects of the Exchange Offer, and there can be no assurance that the staff of the SEC would make a similar determination with respect to the New Certificates as it has in such no-action letters.

Each holder of Certificates who participates in an Exchange Offer will be required to make certain representations, including that (i) it is neither an affiliate of LATAM nor a broker-dealer tendering Old Certificates acquired directly from LATAM for its own account, (ii) any New Certificates to be received by it are being acquired in the ordinary course of its business and (iii) it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Old Certificates or the New Certificates. In addition, in connection with any resales of New Certificates, any broker-dealer (a “Participating Broker-Dealer”) who acquired the Old Certificates for its own account as a result of market-making activities or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The SEC has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to its New Certificates (other than a resale of an unsold allotment from the original sale of the Old Certificates) with the prospectus contained in the Exchange Offer Registration Statement for such New Certificates.

Each broker-dealer that receives New Certificates for its own account in exchange for Old Certificates that were acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by such a broker-dealer in connection with resales of New Certificates received in exchange for Old Certificates. We have agreed that, prior to the disposition of Old Certificates by such broker-dealer or for a period of 90 days after the Expiration Date, we will make this prospectus and any amendment or supplement to this prospectus available to any such broker-dealer for use in connection with such resales. See “Plan of Distribution.” If a broker-dealer would receive New Certificates for its own account in exchange for Old Certificates, where such Old Certificates were not acquired as a result of market-making or other trading activities, such broker-dealer will not be able to participate in the Exchange Offer.

Upon consummation of the Exchange Offer, holders of Old Certificates who do not exchange their Old Certificates for New Certificates in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Old Certificates, unless such Old Certificates are subsequently registered under the Securities Act (which we will have no obligation to do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See “Risk Factors — Risk Factors Relating to the Certificates and the Exchange Offer — Consequences of Failure to Exchange.”

This prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old Certificates as of the date of this prospectus. As of the date of this prospectus, $1,020,823,000 face amount ($1,000,437,033 Pool Balance) of Old Certificates are outstanding.

If any tendered Old Certificates are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein, certificates for any such unaccepted Old Certificates will be returned, without expenses, to the tendering holder thereof as promptly as practicable after the Expiration Date.

Holders of Old Certificates who tender in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Certificates pursuant to the Exchange Offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See “— Fees and Expenses.”

Expiration Date; Extensions; Amendments; Termination

The term “Expiration Date” means August 25, 2016, which is the 22nd business day or the 30th calendar day, as applicable, after the date of this prospectus, unless we, in our sole discretion, extend the Exchange Offer, in which case the term “Expiration Date” shall mean the latest date to which the Exchange Offer is extended. Notwithstanding any extension of the Exchange Offer, if the Exchange Offer is not consummated by the Shelf Registration Deadline, the interest rate borne by the Equipment Notes and passed through to the Certificateholders is subject to increase. See “— General.”

In order to extend the Expiration Date, we will notify the Exchange Agent of any extension by oral or written notice and will mail to the record holders of Old Certificates an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that we are extending the Exchange Offer for a specified period of time.

We reserve the right:

•	to delay acceptance of any Old Certificates, to extend the Exchange Offer or to terminate the Exchange Offer and not permit acceptance of Old Certificates not previously accepted if any of the conditions set forth herein under “— Conditions” have occurred and have not been waived by us, by giving oral or written notice of such delay, extension or termination to the Exchange Agent; and

•	to amend the terms of the Exchange Offer in any manner deemed by us to be advantageous to the holders of the Old Certificates.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the Exchange Agent. If the Exchange Offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Old Certificates of such amendment, and will extend the period of time during which the Exchange Offer is open so that at least five business days remain in the Exchange Offer following notice of such material change.

Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of the Exchange Offer, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Distributions on the New Certificates

Interest on the Equipment Notes held by each Trust will be distributed to holders of the New Certificates. The Equipment Notes held by each Trust will accrue interest at the rate per annum set forth on the cover page of this prospectus. Distributions on the New Certificates will be made from the last date on which distributions were made on the Old Certificates surrendered in exchange therefor. No additional distributions will be made on Old Certificates tendered and accepted for exchange.

Procedures for Tendering

To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, or an Agent's Message in lieu of the Letter of Transmittal, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile and any other required documents to the Exchange Agent, or have the Agent's Message delivered, prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either:

•	a timely confirmation of a book-entry transfer (a “Book-Entry Confirmation”) of such Old Certificates, if such procedure is available, into the Exchange Agent's account at DTC pursuant to the procedure for book-entry transfer described under “— Book-Entry Transfer” below, must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date; or

•	certificates for such Old Certificates must be received by the Exchange Agent along with the Letter of Transmittal; or

•	the holder must comply with the guaranteed delivery procedures described below.

The method of delivery of Old Certificates, Letters of Transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, it is recommended that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No Letters of Transmittal or Old Certificates should be sent to LATAM. Delivery of all documents must be made to the Exchange Agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

The tender by a holder of Old Certificates will constitute an agreement between such holder and LATAM in accordance with the terms and subject to the conditions set forth in this prospectus and in the Letter of Transmittal.

Only a holder of Old Certificates may tender such Old Certificates in the Exchange Offer. The term “holder” with respect to the Exchange Offer means any person in whose name Old Certificates are registered on the Trustee's books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Certificates are held of record by DTC who desires to deliver Old Certificates by book-entry transfer at DTC.

Any beneficial holder whose Old Certificates are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on its behalf. If such beneficial holder wishes to tender on its own behalf, such beneficial holder must, prior to completing and executing the Letter of Transmittal and delivering its Old Certificates, either make appropriate arrangements to register ownership of the Old Certificates in such holder's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act (each, an “Eligible Institution”) unless the Old Certificates tendered pursuant thereto are tendered (a) by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the Letter of Transmittal or (b) for the account of an Eligible Institution. If the Letter of Transmittal is signed by a person other than the registered holder or holders of any Old Certificates listed therein, such Old Certificates must be endorsed or accompanied by bond powers and a proxy that authorizes such person to tender the Old Certificates on behalf of the registered holder or holders, in either case as the name of the registered holder or holders appears on the Old Certificates.

If the Letter of Transmittal or any Old Certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, submit with the Letter of Transmittal evidence satisfactory to us of their authority to so act.

All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered Old Certificates will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Old Certificates not properly tendered or any Old Certificates our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular Old Certificates. Our interpretation of the terms and conditions of the Exchange Offer, including the instructions in the Letter of Transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Certificates must be cured within such time as we shall determine. Neither we, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Certificates nor shall any of us incur any liability for failure to give such notification. Tenders of Old Certificates will not be deemed to have been made until such irregularities have been cured or waived. Any Old Certificates received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the Exchange Agent to the tendering holder of such Old Certificates (or, in the case of Old Certificates tendered by the book-entry transfer procedures described below, such Old Certificates will be credited to an account maintained with DTC), unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

In addition, we reserve the right in our sole discretion, subject to the provisions of the Intercreditor Agreement and Indentures, to (a) purchase or make offers for any Old Certificates that remain outstanding subsequent to the Expiration Date or, as set forth under “— Conditions,” to terminate the Exchange Offer in accordance with the terms of the Registration Rights Agreements and (b) to the extent permitted by applicable law, purchase Old Certificates in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

By tendering, each holder of Old Certificates will represent to us that, among other things, the New Certificates acquired pursuant to the Exchange Offer are being obtained in the ordinary course of such holder's business, such holder has no arrangements or understanding with any person to participate in the distribution of the New Certificates and such holder is not an “affiliate,” as defined under Rule 405 of the Securities Act, of ours. If the holder is not a broker-dealer, such holder will be required to represent that it is not engaged in, and does not intend to engage in, a distribution of New Certificates. If such holder is a broker-dealer that will receive New Certificates for its own account in exchange for Old Certificates that were acquired as a result of market-making or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates.

Acceptance of Old Certificates for Exchange; Delivery of New Certificates

Upon satisfaction or waiver of all of the conditions to the Exchange Offer, all Old Certificates properly tendered will be accepted promptly after the Expiration Date, and New Certificates will be issued promptly after acceptance of the Old Certificates. See “— Conditions” below. For purposes of the Exchange Offer, Old Certificates shall be deemed to have been accepted for exchange when, as and if we have given oral or written notice thereof to the Exchange Agent.

In all cases, issuance of New Certificates for Old Certificates that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) certificates for such Old Certificates or a timely Book-Entry Confirmation of such Old Certificates into the Exchange Agent's account at DTC, (ii) a properly completed and duly executed Letter of Transmittal, or an Agent's Message in lieu of the Letter of Transmittal, and (iii) all other required documents. If any tendered Old Certificates are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Certificates are submitted for a greater face amount than the holder desires to exchange, such unaccepted or nonexchanged Old Certificates will be returned without expense to the tendering holder thereof (or, in the case of Old Certificates tendered by the book-entry transfer procedures described below, such unaccepted or nonexchanged Old Certificates will be credited to an account maintained with DTC) as promptly as practicable after the expiration or termination of the Exchange Offer.

Book-Entry Transfer

The Exchange Agent will make a request to establish an account with respect to the Old Certificates at DTC for purposes of the Exchange Offer. The Exchange Agent and DTC have confirmed that any financial institution that is a DTC Participant may use DTC's Automated Tender Offer Program (“ATOP”) procedures to tender Old Certificates in the Exchange Offer. Any financial institution that is a participant in DTC's book-entry transfer system may make book-entry delivery of Old Certificates by causing DTC to transfer such Old Certificates into the Exchange Agent's account at DTC in accordance with DTC's ATOP procedures for transfer. However, although delivery of Old Certificates may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof) with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under “— Exchange Agent” on or prior to 5:00 p.m., New York City time, on the Expiration Date. The term “Agent's Message” means a message, transmitted by DTC and received by the Exchange Agent and forming part of a Book-Entry Confirmation, that states that DTC has received an express acknowledgment from a DTC Participant tendering Old Certificates that are the subject of such Book-Entry Confirmation that such DTC Participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that we may enforce such agreement against such DTC Participant. DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

Guaranteed Delivery Procedures

Holders of the Old Certificates who wish to tender their Old Certificates and (i) whose Old Certificates are not immediately available, or (ii) who cannot deliver their Old Certificates, the Letter of Transmittal or any other required documents to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date, or (iii) who cannot complete the procedure for book-entry transfer on a timely basis, may tender their Old Certificates if:

•	the tender is made through an Eligible Institution;

•	prior to 5:00 p.m., New York City time, on the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed notice of guaranteed delivery (by facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Certificates and the amount of Old Certificates tendered, stating that the tender is being made thereby and guaranteeing that within five business days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Certificates to be tendered in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

•	such properly completed and executed Letter of Transmittal (or facsimile thereof) together with the certificates representing the Old Certificates to be tendered in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five business days after the Expiration Date.

Withdrawal of Tenders

Tenders of Old Certificates may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date at the address set forth below under “— Exchange Agent.” Any such notice of withdrawal must specify the name of the person having tendered the Old Certificates to be withdrawn, identify the Old Certificates to be withdrawn, including the face amount of such Old Certificates, and (where certificates for Old Certificates have been transmitted) specify the name in which such Old Certificates are registered, if different from that of the withdrawing holder. If certificates for Old Certificates have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Certificates have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Certificates and otherwise comply with the procedures of DTC.

We will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices. Our determination shall be final and binding on all parties. Any Old Certificates so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Certificates that have been tendered for exchange but that are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Certificates tendered by book-entry transfer into the Exchange Agent's account at DTC pursuant to the book-entry transfer procedures described above, such Old Certificates will be credited to an account maintained with DTC for the Old Certificates) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Certificates may be retendered by following one of the procedures described under “— Procedures for Tendering” and “— Book-Entry Transfer” above at any time on or prior to 5:00 p.m., New York City time, on the Expiration Date.

Conditions

Notwithstanding any other term of the Exchange Offer, we will not be required to accept for exchange, or exchange New Certificates for, any Old Certificates not previously accepted for exchange, and we may terminate or amend the Exchange Offer before the acceptance of such Old Certificates, if: (i) any action or proceeding is instituted or threatened in any court or by or before a governmental agency with respect to the Exchange Offer that, in our judgment, might materially impair our ability to proceed with the Exchange Offer, (ii) any law, statute or regulation is proposed, adopted or enacted, or any existing laws, statute, rule or regulation is interpreted by the staff of the SEC or a court of competent jurisdiction in a manner that, in our judgment, might materially impair our ability to proceed with the Exchange Offer or (iii) the Exchange Conditions are not satisfied. See “Risk Factors — Risk Factors Relating to the Certificates and the Exchange Offer — The market for New Certificates could be negatively affected by legislative and regulatory changes and the Exchange Offer may be terminated because of such legislative and regulatory changes.”

In addition, we have no obligation to, and will not knowingly, permit acceptance of tenders of Old Certificates from our “affiliates” or “affiliates” of any Trustee (within the meaning of Rule 405 under the Securities Act) or from any other holder or holders who are not eligible to participate in the Exchange Offer under applicable law or interpretations thereof by the SEC, or if the New Certificates to be received by such holder or holders of Old Certificates in the Exchange Offer, upon receipt, will not be tradable by such holder without restriction under the Securities Act and the Exchange Act (except as described under “Transfer Restrictions”) and without material restrictions under the “blue sky” or securities laws of substantially all of the states of the United States.

Exchange Agent

Wilmington Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

Wilmington Trust Company

1100 North Market Street

Wilmington, Delaware 19890

Attn: Drew H. Davis

Ref: LATAM Airlines Group S.A. 2015-1 EETC

Telephone: (302) 636-6182

Facsimile: (302) 636-4140

Fees and Expenses

We will pay the expenses of soliciting tenders pursuant to the Exchange Offer. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy or in person by our officers and regular employees.

We will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. We will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection with its services. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of the Old Certificates, and in handling or forwarding tenders for exchange.

We will pay the expenses to be incurred in connection with the Exchange Offer, including fees and expenses of the Exchange Agent and Trustee and accounting, legal, printing and related fees and expenses. We will pay all transfer taxes, if any, applicable to the exchange of Old Certificates pursuant to the Exchange Offer. If, however, certificates representing New Certificates or Old Certificates for amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Certificates tendered, or if tendered Old Certificates are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Certificates pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

USE OF PROCEEDS

There will be no cash proceeds from the issuance of the New Certificates pursuant to the Exchange Offer and LATAM will not receive any cash proceeds from the exchange of the Old Certificates for the New Certificates. The proceeds from the sale of the Old Certificates were used by each Trust to acquire the related Equipment Notes issued with respect to each of the Aircraft under the related Indenture. The Equipment Notes are full recourse obligations of the Owners. The Owners used the proceeds from the issuance of the Equipment Notes to fund the purchase of the Aircraft when each Aircraft was delivered, to pay fees and expenses related to the offering of the Old Certificates and for general corporate purposes. Each aircraft has been leased by the related Owner to the Lessee and, in the case of five (5) Airbus A321-200 Aircraft and both Airbus A350-900 Aircraft, subleased to TLA as the Sublessee.

DESCRIPTION OF THE CERTIFICATES

The following summary describes the material terms of the Certificates. The summary does not purport to be complete and makes use of terms defined in, and is qualified in its entirety by reference to, all of the provisions of the Basic Agreement, the Certificates, the Trust Supplements, the Liquidity Facilities, the Note Purchase Agreement and the Intercreditor Agreement. Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust.

General

The Old Class A Certificates and Old Class B Certificates were issued on the Issuance Date. Each Certificate represents a fractional undivided interest in one of two LATAM Pass Through Trusts, Series 2015-1: the “Class A Trust” and the “Class B Trust” (collectively, the “Trusts”). The Trusts were formed pursuant to a pass through trust agreement between LATAM and Wilmington Trust Company, as trustee, dated as of the Issuance Date (the “Basic Agreement”), and two separate supplements thereto (each, a “Trust Supplement” and, together with the Basic Agreement, collectively, the “Pass Through Trust Agreements”). The trustee under the Class A Trust and the Class B Trust is referred to herein, respectively, as the “Class A Trustee” and the “Class B Trustee,” (each, a “Trustee”). The Certificates issued by the Class A Trust and the Class B Trust are referred to herein, respectively, as the “Class A Certificates” and the “Class B Certificates.” The Class A Trust purchased all of the Series A Equipment Notes and the Class B Trust purchased all of the Series B Equipment Notes. The holders of the Class A Certificates and the Class B Certificates are referred to herein, respectively, as the “Class A Certificateholders” and the “Class B Certificateholders,” and collectively as the “Certificateholders.” The sum of the initial principal balance of the Equipment Notes held by each Trust equaled the initial aggregate face amount of the Certificates issued by such Trust.

The New Certificates will be issued pursuant to the Pass Through Trust Agreements. The forms and terms of the New Certificates are identical in all material respects to the forms and terms of the Old Certificates, except that:

•	we registered the New Certificates under the Securities Act so that, except as described in the section “Transfer Restrictions,” their transfer is not restricted like the Old Certificates; and

•	the New Certificates will not contain provisions relating to interest rate increases with respect to registration rights.

Each Certificate represents a fractional undivided interest in the Trust created by the applicable Pass Through Trust Agreement. The property of each Trust (the “Trust Property”) consists of:

•	subject to the Intercreditor Agreement, the Equipment Notes held by such Trust, all monies at any time paid thereon and all monies due and to become due thereunder;

•	the rights of such Trust under the Intercreditor Agreement (including all rights to receive monies receivable in respect of such rights);

•	with respect to the Class A Trust and the Class B Trust only, all monies receivable under the separate Liquidity Facility for such Trust; and

•	funds from time to time deposited with the applicable Trustee in accounts relating to such Trust. (Trust Supplements, Section 1.01)

The Certificates represent fractional undivided interests in the respective Trust only, and all payments and distributions thereon will be made only from the Trust Property of the related Trust. (Basic Agreement, Sections 2.01 and 3.09; Trust Supplements, Section 3.01) The Certificates do not represent indebtedness of the Trusts, and references in this prospectus to interest accruing on the Certificates are included for purposes of computation only. (Basic Agreement, Section 3.09; Trust Supplements, Section 3.01) The Certificates do not represent an interest in or obligation of the Owners, LATAM, the Trustees, the Subordination Agent, any of the Loan Trustees or any affiliate of any thereof. Each Certificateholder by its acceptance of a Certificate agrees to look solely to the income and proceeds from the Trust Property of the related Trust for payments and distributions on such Certificate. (Basic Agreement, Section 3.09)

The New Certificates of each Trust will be issued in fully registered form only and will be subject to the provisions described below under “— Book-Entry Registration; Delivery and Form.” The New Certificates will be issued only in minimum denominations of $1,000 (or such other denomination that is an integral multiple of $1,000 and, at the time of issuance, is equal to at least 1,000 euros) and integral multiples of $1,000 in excess thereof, except that one Certificate of each Trust may be issued in a different denomination. (Trust Supplements, Section 4.01(a))

Payments and Distributions

The following description of distributions on the Certificates should be read in conjunction with the description of the Intercreditor Agreement because the Intercreditor Agreement may alter the following provisions in a default situation. See “— Subordination” and “Description of the Intercreditor Agreement.”

Payments of principal, Make-Whole Amount (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Trustee to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

February 15, May 15, August 15 and November 15 of each year, commencing on August 15, 2015, are referred to herein as “Regular Distribution Dates” (each Regular Distribution Date and Special Distribution Date, a “Distribution Date”).

Interest

The rate per annum applicable to each class of Certificates is set forth on the cover page of this prospectus. The interest rate applicable to each class of Certificates described in the prior sentence is referred to as the “Stated Interest Rate” for such Trust. Interest payments will be distributed to Certificateholders of such Trust on each Regular Distribution Date until the final Distribution Date for such Trust, subject to the Intercreditor Agreement. Interest on the Equipment Notes will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

Distributions of interest on the Class A Certificates and Class B Certificates each are supported by a separate Liquidity Facility provided by the applicable Liquidity Provider for the benefit of the holders of such Certificates, each of which is expected to provide an aggregate amount sufficient to distribute interest on the Pool Balance thereof at the Stated Interest Rate for such Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any future distributions of principal on such Certificates). The Liquidity Facility for any class of Certificates does not provide for drawings thereunder to pay for principal or Make-Whole Amount (if any) with respect to such Certificates, any interest with respect to such Certificates in excess of their Stated Interest Rate or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal, interest or Make-Whole Amount (if any) with respect to the Certificates of any other class. Therefore, only the holders of the Class A Certificates or the Class B Certificates are entitled to receive and retain the proceeds of drawings under the applicable Liquidity Facility. See “Description of the Liquidity Facilities.”

Principal

Payments of principal on the issued and outstanding Series A Equipment Notes and Series B Equipment Notes are scheduled to be made in specified amounts on February 15, May 15, August 15 and November 15 in certain years, commencing on May 15, 2016 and ending on November 15, 2027 in the case of the Series A Equipment Notes and November 15, 2023 in the case of the Series B Equipment Notes. See “Description of the Equipment Notes — Principal and Interest Payments.”

Distributions

Payments of interest on or principal of the Equipment Notes (including drawings made under a Liquidity Facility in respect of a shortfall of interest payable on any applicable Certificate) scheduled to be made on a Regular Distribution Date are referred to herein as “Scheduled Payments.” See “Description of the Equipment Notes — Principal and Interest Payments.” The “Final Legal Distribution Date” for the Class A Certificates is August 15, 2029, for the Class B Certificates is August 15, 2027.

Subject to the Intercreditor Agreement, on each Regular Distribution Date, the Trustee of each Trust will distribute to the Certificateholders of such Trust all Scheduled Payments received in respect of the Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by such Trustee on such Regular Distribution Date. Subject to the Intercreditor Agreement, each Certificateholder of each Trust will be entitled to receive its proportionate share, based upon its fractional interest in such Trust, of any distribution in respect of Scheduled Payments of principal of, or interest on, the Equipment Notes held on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the applicable Trustee to the Certificateholders of record of the relevant Trust on the record date applicable to such Scheduled Payment (generally, 15 days prior to each Regular Distribution Date), subject to certain exceptions. (Basic Agreement, Sections 1.01 and 4.02(a)) If a Scheduled Payment is not received by the applicable Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below. (Intercreditor Agreement, Section 1.01)

Any payment in respect of, or any proceeds of, any Equipment Note or the collateral under any Indenture the Owner Share Pledge or other security document (the “Collateral”) other than a Scheduled Payment (each, a “Special Payment”) will be distributed on, in the case of an early redemption or a purchase of any Equipment Note, the date of such early redemption or purchase (which will be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee (as described below) as soon as practicable after the Trustee has received notice of such Special Payment, or has received the funds for such Special Payment (each, a “Special Distribution Date”). Any such distribution will be subject to the Intercreditor Agreement. (Basic Agreement, Sections 4.02(b) and (c); Trust Supplements, Section 7.01(d))

Each Trustee will mail a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and, in the case of a distribution under the applicable Pass Through Trust Agreement, the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Notes held in the related Trust, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the applicable Trustee has confirmed that it has received funds for such Special Payment. (Basic Agreement, Section 4.02(c); Trust Supplements, Section 7.01(d)) Each distribution of a Special Payment, other than a Final Distribution, on a Special Distribution Date for any Trust will be made by the applicable Trustee to the Certificateholders of record of such Trust on the record date applicable to such Special Payment. (Basic Agreement, Section 4.02(b)) See “— Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” and “Description of the Equipment Notes — Redemption.”

Each Pass Through Trust Agreement requires that the applicable Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (each, a “Certificate Account”) for the deposit of payments representing Scheduled Payments received by such Trustee. (Basic Agreement, Section 4.01) Each Pass Through Trust Agreement requires that the applicable Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the “Special Payments Account”) for the deposit of payments representing Special Payments received by such Trustee, which will be non-interest bearing except in certain limited circumstances where such Trustee may invest amounts in such account in certain Permitted Investments. (Basic Agreement, Section 4.01; Trust Supplements, Section 7.01(c)) Pursuant to the terms of each Pass Through Trust Agreement, the applicable Trustee is required to deposit any Scheduled Payments relating to the related Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Basic Agreement, Section 4.01; Trust Supplements, Section 7.01(c)) All amounts so deposited will be distributed by such Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Basic Agreement, Section 4.02)

The Final Distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the applicable Trustee specified in the notice given by such Trustee of such Final Distribution. (Basic Agreement, Section 11.01) See “— Termination of the Trusts” below. Distributions in respect of Certificates issued in global form will be made as described in “— Book-Entry Registration; Delivery and Form” below.

If any Regular Distribution Date or Special Distribution Date is not a Business Day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day and interest will not be added for such additional period. (Basic Agreement, Section 12.11; Trust Supplements, Sections 3.02(c) and 3.02(d))

“Business Day” means, with respect to Certificates of any class, any day (a) other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York; Santiago, Chile; Wilmington, Delaware; or, so long as any Certificate of such class is outstanding, the city and state in which the Trustee, the Subordination Agent or any related Loan Trustee maintains its corporate trust office or receives and disburses funds and (b) solely with respect to drawings under any Liquidity Facility, which is also a “Business Day” as defined in such Liquidity Facility. (Intercreditor Agreement, Section 1.01)

Subordination

The Certificates are subject to subordination terms set forth in the Intercreditor Agreement. See “Description of the Intercreditor Agreement — Priority of Distributions.”

Pool Factors

The “Pool Balance” of the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all distributions made as of such date in respect of the Certificates of such Trust other than distributions made in respect of interest or Make-Whole Amount or reimbursement of any costs and expenses incurred in connection therewith. The Pool Balance of the Certificates issued by any Trust as of any date will be computed after giving effect to any distribution with respect to payment of principal, if any, on the Equipment Notes or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on such date. (Trust Supplements, Section 1.01; Intercreditor Agreement, Section 1.01)

The “Pool Factor” for each Trust as of any Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance of such Trust by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust as of any Distribution Date will be computed after giving effect to any distribution with respect to payment of principal, if any, on the Equipment Notes held by such Trust or payments with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 1.01) The Pool Factor for each Trust was 1.0000000 on the date of issuance of the related Old Certificates; thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the Certificateholder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Distribution Date. (Trust Supplements, Section 5.01(a))

The following table sets forth the expected aggregate principal amortization schedule (the “Assumed Amortization Schedule”) for the Equipment Notes held in each Trust and resulting Pool Factors with respect to such Trust. The actual aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors with respect to such Trust may differ from the Assumed Amortization Schedule because the scheduled distribution of principal payments for any Trust may be affected if, among other things, any Equipment Notes held in such Trust are redeemed or purchased or a default in payment on any Equipment Note occurs.

	Class A		Class B
Date	Scheduled Principal Payments	Expected Pool Factor	Scheduled Principal Payments	Expected Pool Factor
At Issuance	$0.00	1.0000000	$0.00	1.0000000
May 15, 2016	14,593,171.46	0.9827343	4,792,796.13	0.9727077
August 15, 2016	13,063,480.30	0.9672785	3,810,332.30	0.9510100
November 15, 2016	12,897,041.53	0.9520196	4,330,168.99	0.9263522
February 15, 2017	10,290,897.75	0.9398440	5,262,937.27	0.8963827
May 15, 2017	11,246,005.58	0.9265385	5,011,289.27	0.8678462
August 15, 2017	11,991,778.99	0.9123506	4,792,193.74	0.8405574
November 15, 2017	11,991,648.24	0.8981629	4,203,025.80	0.8166235
February 15, 2018	11,991,514.29	0.8839754	4,495,214.52	0.7910258
May 15, 2018	11,991,377.16	0.8697880	4,495,137.21	0.7654285
August 15, 2018	11,991,236.67	0.8556007	4,495,057.89	0.7398317
November 15, 2018	11,991,092.73	0.8414136	4,494,976.73	0.7142354
February 15, 2019	11,990,945.18	0.8272268	4,494,893.50	0.6886395
May 15, 2019	13,113,059.59	0.8117123	4,494,808.34	0.6630441
August 15, 2019	13,112,876.54	0.7961980	4,494,720.76	0.6374492
November 15, 2019	13,112,688.68	0.7806839	4,494,631.08	0.6118548
February 15, 2020	13,112,496.02	0.7651701	4,494,539.16	0.5862609
May 15, 2020	13,112,298.33	0.7496565	4,494,444.84	0.5606676
August 15, 2020	13,112,095.52	0.7341431	4,494,347.97	0.5350748
November 15, 2020	13,111,887.41	0.7186300	4,494,248.56	0.5094826
February 15, 2021	13,111,673.65	0.7031171	4,494,146.59	0.4838909
May 15, 2021	13,111,454.24	0.6876045	4,494,041.77	0.4582999
August 15, 2021	13,111,228.87	0.6720922	4,493,934.16	0.4327095
November 15, 2021	13,110,997.28	0.6565801	4,493,823.67	0.4071197
February 15, 2022	13,110,759.37	0.6410683	4,493,710.03	0.3815305
May 15, 2022	13,110,514.81	0.6255568	4,493,593.32	0.3559421
August 15, 2022	13,110,263.31	0.6100457	4,992,640.60	0.3275118
November 15, 2022	13,110,004.84	0.5945348	5,990,820.11	0.2933974
February 15, 2023	13,109,738.82	0.5790242	5,990,644.82	0.2592841
May 15, 2023	13,109,465.20	0.5635139	7,487,894.08	0.2166448
August 15, 2023	13,109,183.48	0.5480040	6,988,523.62	0.1768491
November 15, 2023	13,108,893.58	0.5324944	31,056,463.17	0.0000000
February 15, 2024	13,108,594.95	0.5169852	0.00	0.0000000
May 15, 2024	13,108,287.39	0.5014764	0.00	0.0000000
August 15, 2024	13,107,970.47	0.4859679	0.00	0.0000000
November 15, 2024	13,107,643.82	0.4704598	0.00	0.0000000
February 15, 2025	13,107,307.03	0.4549521	0.00	0.0000000
May 15, 2025	13,106,959.72	0.4394448	0.00	0.0000000
August 15, 2025	13,106,601.41	0.4239379	0.00	0.0000000
November 15, 2025	13,106,231.63	0.4084315	0.00	0.0000000
February 15, 2026	13,105,849.82	0.3929256	0.00	0.0000000
May 15, 2026	13,105,455.61	0.3774200	0.00	0.0000000
August 15, 2026	13,105,048.39	0.3619150	0.00	0.0000000
November 15, 2026	13,104,627.43	0.3464105	0.00	0.0000000
February 15, 2027	13,104,192.35	0.3309065	0.00	0.0000000
May 15, 2027	13,103,742.36	0.3154030	0.00	0.0000000
August 15, 2027	13,103,276.78	0.2999001	0.00	0.0000000
November 15, 2027	253,479,441.42	0.0000000	0.00	0.0000000

If the Pool Factor and Pool Balance of a Trust differ from the Assumed Amortization Schedule for such Trust, notice thereof will be provided to the Certificateholders of such Trust as described hereafter. The Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption, purchase or default in the payment of principal or interest in respect of one or more of the Equipment Notes held in a Trust, as described in “— Indenture Events of Default and Certain Rights Upon an Indenture Event of Default,” “Possible Refinancing of Class B Certificates” and “Description of the Equipment Notes — Redemption.” Promptly following the date of any such redemption, purchase or default, the Pool Factor, Pool Balance and expected principal payment schedule of each Trust will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust. (Trust Supplements, Sections 5.01(c) and 5.01(d)) See “— Reports to Certificateholders” and “—Purchase Rights of Certificateholders.”

Reports to Certificateholders

On each Distribution Date, the applicable Trustee will include with each distribution by it of a Scheduled Payment or Special Payment to the Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificates as to items (2) and (3) below):

(1)          the aggregate amount of funds distributed on such Distribution Date under the related Pass Through Trust Agreement, indicating the amount, if any, allocable to each source, including, in the case of a statement to the Class A Certificateholders or the Class B Certificateholders, any portion thereof paid by the applicable Liquidity Provider;

(2)          the amount of such distribution under the related Pass Through Trust Agreement allocable to principal and the amount allocable to Make-Whole Amount (if any);

(3)          the amount of such distribution under the related Pass Through Trust Agreement allocable to interest, indicating, in the case of a statement to the Class A Certificateholders or the Class B Certificateholders, any portion thereof paid by the applicable Liquidity Provider; and

(4)          the Pool Balance and the Pool Factor for such Trust. (Trust Supplements, Section 5.01)

As long as the Certificates are registered in the name of The Depository Trust Company (“DTC”) or its nominee (including Cede & Co. (“Cede”)), on the record date prior to each Distribution Date, the applicable Trustee will request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the applicable Certificates on such record date. On each Distribution Date, the applicable Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners. (Trust Supplements, Section 5.01(a))

In addition, after the end of each calendar year, the applicable Trustee will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record of the related class a report containing the sum of the amounts determined pursuant to clauses (1), (2) and (3) above with respect to the applicable Trust for such calendar year or, if such person was a Certificateholder of such class during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder of such class reasonably requests as necessary for the purpose of such Certificateholder's preparation of its U.S. federal income tax returns or foreign income tax returns. (Trust Supplements, Section 5.01(b)) Such report and such other items will be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and will be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners of the related class. (Trust Supplements, Section 5.01(b))

At such time, if any, as Certificates are issued in the form of definitive certificates, the applicable Trustee will prepare and deliver the information described above to each Certificateholder of record of the applicable Trust as the name and period of record ownership of such Certificateholder appears on the records of the registrar of the applicable Certificates.

Indenture Events of Default and Certain Rights Upon an Indenture Event of Default

Since the Equipment Notes issued under an Indenture are held in more than one Trust, a continuing Indenture Event of Default would affect the Equipment Notes held by each such Trust. See “Description of the Equipment Notes — Indenture Events of Default, Notice and Waiver” for a list of Indenture Events of Default. In such event, each Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. Wilmington Trust Company is the initial Trustee under the Class A Trust and the Class B Trust. (Basic Agreement, Sections 7.08 and 7.09)

Upon the occurrence and during the continuation of an Indenture Event of Default under an Indenture, the Controlling Party may direct the Loan Trustee under such Indenture to accelerate the Equipment Notes issued thereunder and may direct the Loan Trustee under such Indenture in the exercise of remedies thereunder and may sell all (but not less than all) of such Equipment Notes or foreclose and sell the Collateral under such Indenture to any person, subject to certain limitations. See “Description of the Intercreditor Agreement — Intercreditor Rights — Limitation on Exercise of Remedies.” The proceeds of any such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to any Trustee upon any such sale will be deposited in the applicable Special Payments Account and will be distributed to the Certificateholders of the applicable Trust on a Special Distribution Date. (Basic Agreement, Sections 4.01 and 4.02; Trust Supplements, Sections 7.01(c) and 7.01(d))

The market for Aircraft or Equipment Notes during the continuation of any Indenture Event of Default may be limited and there can be no assurance as to whether they could be sold or the price at which they could be sold. If any Equipment Notes are sold for less than their outstanding principal amount, or any Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against the Owners or LATAM (except in the case that Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes), any Liquidity Provider or any Trustee. Neither the Trustee of the Trust holding such Equipment Notes nor the Certificateholders of such Trust, furthermore, could take action with respect to any remaining Equipment Notes held in such Trust as long as no Indenture Event of Default existed with respect thereto.

Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of the Equipment Notes or other Trust Property held in such Trust following an Indenture Event of Default under any Indenture will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Basic Agreement, Section 4.02(b); Trust Supplements, Sections 1.01 and 7.01(c); Intercreditor Agreement, Sections 1.01 and 2.04)

Any funds representing payments received with respect to any defaulted Equipment Notes, or the proceeds from the sale of any Equipment Notes, held by the Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by such Trustee in certain Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Basic Agreement, Section 4.04) “Permitted Investments” are defined as obligations of the United States or agencies or instrumentalities thereof the payment of which is backed by the full faith and credit of the United States and which mature in not more than 60 days after they are acquired or such lesser time as is required for the distribution of any Special Payments on a Special Distribution Date. (Basic Agreement, Section 1.01)

Each Pass Through Trust Agreement provides that the Trustee of the related Trust will, within 90 days after the occurrence of a default (as defined below) known to it, notify the Certificateholders of such Trust by mail of such default, unless such default has been cured or waived; provided that (i) in the case of defaults not relating to the payment of money, such Trustee will not give notice until the earlier of the time at which such default becomes an Indenture Event of Default and the expiration of 60 days from the occurrence of such default, and (ii) except in the case of default in a payment of principal, Make-Whole Amount (if any) or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Basic Agreement, Section 7.02) For the purpose of the provision described in this paragraph only, the term “default” with respect to a Trust means an event that is, or after notice or lapse of time or both would become, an event of default with respect to such Trust or a Triggering Event under the Intercreditor Agreement, and the term “event of default” with respect to a Trust means an Indenture Event of Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued.

“Triggering Event” means (i) the occurrence of an Indenture Event of Default under all of the Indentures resulting in a PTC Event of Default with respect to the most senior class of Certificates then outstanding, (ii) the acceleration of all of the outstanding Equipment Notes or (iii) the occurrence of an LATAM Bankruptcy Event. (Intercreditor Agreement, Section 1.01)

Each Pass Through Trust Agreement contains a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement or the Intercreditor Agreement at the request of such Certificateholders. (Basic Agreement, Section 7.03(e))

Subject to certain qualifications set forth in each Pass Through Trust Agreement and to certain limitations set forth in the Intercreditor Agreement, the Certificateholders of each Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement or the applicable Liquidity Facility, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement, the Intercreditor Agreement, or such Liquidity Facility, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as a Noteholder. (Basic Agreement, Section 6.04) See “Description of the Intercreditor Agreement — Intercreditor Rights — Controlling Party.”

Subject to the Intercreditor Agreement, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all of the Certificates of such Trust waive any past Indenture Event of Default or “default” under the related Pass Through Trust Agreement and its consequences or, if the Trustee of such Trust is the Controlling Party, may direct such Trustee to so instruct the applicable Loan Trustee; provided, however, that the consent of each holder of a Certificate of a Trust is required to waive (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, Make-Whole Amount (if any) or interest with respect to any of the Equipment Notes held in such Trust or (iii) a default in respect of any covenant or provision of the related Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Basic Agreement, Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Event of Default thereunder. Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Event of Default. See “Description of the Intercreditor Agreement — Intercreditor Rights — Controlling Party.”

Purchase Right of Certificateholders

After the occurrence and during the continuation of a Certificate Buyout Event, with ten days' prior written irrevocable notice to the Class A Trustee, each Class B Certificateholder (other than LATAM or any of its affiliates) will have the right (the “Class B Buyout Right”) to purchase all, but not less than all, of the Class A Certificates on the third Business Day next following the expiry of such ten-day notice period.

If Refinancing Certificates are issued, holders of such Refinancing Certificates will have the same right (subject to the same terms and conditions) to purchase Certificates as the holders of the Certificates that such Refinancing Certificates refinanced. See “Possible Refinancing of Class B Certificates.”

In each case, the purchase price will be equal to the Pool Balance of the relevant class or classes of Certificates plus accrued and unpaid interest thereon to the date of purchase, without any premium, but including any other amounts then due and payable to the Certificateholders of such class or classes under the related Pass Through Trust Agreement(s), the Intercreditor Agreement, any Equipment Note held as part of the related Trust Property or the related Indenture and Participation Agreement or on or in respect of such Certificates; provided, however, that if such purchase occurs after the record date under the related Pass Through Trust Agreement(s) relating to any Distribution Date, such purchase price will be reduced by the amount to be distributed thereunder on such related Distribution Date (which deducted amounts will remain distributable to, and may be retained by, the Certificateholders of such class or classes as of such record date). Such purchase right may be exercised by any Certificateholder of the class or classes entitled to such right.

In each case, if prior to the end of the ten-day notice period, any other Certificateholder(s) of the same class notifies the purchasing Certificateholder that such other Certificateholder(s) want(s) to participate in such purchase, then such other Certificateholder(s) (other than LATAM or any of its affiliates) may join with the purchasing Certificateholder to purchase the applicable senior Certificates pro rata based on the interest in the Trust with respect to such class held by each purchasing Certificateholder of such class. Upon consummation of such a purchase, no other Certificateholder of the same class as the purchasing Certificateholder will have the right to purchase the Certificates of the applicable class or classes during the continuance of such Certificate Buyout Event. If LATAM or any of its affiliates is a Certificateholder, it will not have the purchase rights described above. (Trust Supplements, Section 6.01)

A “Certificate Buyout Event” means that either a LATAM Bankruptcy Event has occurred and is continuing or an Indenture Event of Default relating to the bankruptcy or insolvency of any Owner has occurred and is continuing and either of the following events has occurred: (A)(1) the 60-day period from the occurrence of such LATAM Bankruptcy Event or such Indenture Event of Default has expired (the “60-Day Period”) and (2) LATAM or the relevant Owner or an applicable reorganization administrator has not cured all defaults under all of the Indentures and all of the Leases (other than a default constituted by the occurrence of such LATAM Bankruptcy Event or such Indenture Event of Default) and agreed to perform all future obligations under all of the Indentures and all of the Leases, as the case may be, or if it has done so, thereafter an Indenture Event of Default or a Lease Event of Default (other than a default constituted by the occurrence of such LATAM Bankruptcy Event or such Indenture Event of Default) shall have occurred and be continuing or (B) if prior to the expiry of the 60-Day Period, LATAM or any Owner will have abandoned any Aircraft. (Intercreditor Agreement, Section 1.01)

PTC Event of Default

A Pass Through Certificate Event of Default (a “PTC Event of Default”) with respect to each Pass Through Trust Agreement and the related class of Certificates means the failure to distribute within ten Business Days after the applicable Distribution Date either:

•	the outstanding Pool Balance of such class of Certificates on the Final Legal Distribution Date for such class; or

•	the interest scheduled for distribution on such class of Certificates on any Distribution Date (unless the Subordination Agent has made an Interest Drawing, or a withdrawal from the Cash Collateral Account for such class of Certificates, in an aggregate amount sufficient to pay such interest and has distributed such amount to the Trustee entitled thereto). (Intercreditor Agreement, Section 1.01)

Any failure to make expected principal distributions with respect to any class of Certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not constitute a PTC Event of Default with respect to such Certificates.

A PTC Event of Default with respect to the most senior outstanding class of Certificates resulting from an Indenture Event of Default under all Indentures will constitute a Triggering Event.

Merger, Consolidation and Transfer of Assets

Each Owner is prohibited from consolidating with or merging into any other person or, except as contemplated by the Leases and the Indentures to which it is a party, conveying, transferring or leasing any of its assets to any other person. (Note Purchase Agreement, Section 4(a)(iii))

LATAM is prohibited from consolidating with or merging into any other entity where LATAM is not the surviving entity or conveying, transferring or leasing substantially all of its assets as an entirety to any other entity unless:

•	immediately prior to such transaction and immediately after giving effect to such transaction, no Event of Default shall have occurred or be continuing;

•	the successor or transferee entity is organized and validly existing under the laws of (i) the Republic of Chile or any territory thereof or (ii) United States or any state thereof or the District of Columbia and, in the case of clause (ii), such successor or transferee shall be a United States certificated air carrier, if and so long as such status is a condition of entitlement to the benefits of Section 1110 of the U.S. Bankruptcy Reform Act of 1978, as amended, with respect to the Leases or the Aircraft; and

•	the successor or transferee entity expressly assumes all of the obligations of LATAM contained in the Basic Agreement and any Trust Supplement, the Note Purchase Agreement, the Equipment Notes, the Indentures, the Participation Agreements and the Leases.

(Basic Agreement, Section 5.02; Trust Supplements, Section 8.01; Participation Agreements, Section 6.02(e); Note Purchase Agreement, Section 4(a)(iii))

The Basic Agreement, the Trust Supplements, the Note Purchase Agreement, the Indentures, the Participation Agreements and the Leases will not contain any covenants or provisions that may afford any Trustee or any Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of LATAM.

Modification of the Pass Through Trust Agreements and Certain Other Agreements

Each Pass Through Trust Agreement contains provisions permitting LATAM and the Trustee thereof to enter into one or more agreements supplemental to such Pass Through Trust Agreement or, at the request of LATAM, execute amendments or agreements supplemental to the Intercreditor Agreement, the Note Purchase Agreement, any of the Participation Agreements, or any Liquidity Facility, without the consent of the holders of any of the Certificates of such Trust to, among other things:

•	evidence the succession of another corporation or entity to LATAM and the assumption by such successor of the covenants of LATAM contained in the Basic Agreement, any related Trust Supplement, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility;

•	add to LATAM’s covenants for the benefit of holders of any Certificates or surrender any right or power conferred upon LATAM in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement or any Liquidity Facility;

•	cure any ambiguity or correct any mistake or inconsistency contained in any Certificates, the Basic Agreement, any related Trust Supplement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement or any Liquidity Facility;

•	make or modify any other provision with respect to matters or questions arising under any Certificates, the Basic Agreement, any related Trust Supplement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement or any Liquidity Facility as LATAM may deem necessary or desirable and that will not materially adversely affect the interests of the holders of the related Certificates;

•	comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which any Certificates are listed (or to facilitate any listing of any Certificates on any exchange or quotation system) or any requirement of DTC or like depositary or of any regulatory body;

•	modify, eliminate or add to the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement or any Liquidity Facility, to the extent necessary to establish, continue or obtain the qualification of such Pass Through Trust Agreement (including any supplemental agreement), the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement or any Liquidity Facility under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or under any similar federal statute enacted after the date of such Pass Through Trust Agreement and, with certain exceptions, add to such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement or any Liquidity Facility such other provisions as may be expressly permitted by the Trust Indenture Act;

•	(i) evidence and provide for a successor Trustee under such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Indenture or any Liquidity Facility, (ii) evidence the substitution of a Liquidity Provider with a replacement liquidity provider or to provide for any Replacement Facility, all as provided in the Intercreditor Agreement or (iii) add to or change any of the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement or any Liquidity Facility as necessary to provide for or facilitate the administration of the Trust under such Pass Through Trust Agreement by more than one trustee or to provide multiple liquidity facilities for one or more Trusts;

•	provide certain information to the Trustee as required in such Pass Through Trust Agreement;

•	add to or change any provision of any Certificates, the Basic Agreement or any Trust Supplement to facilitate or provide for the issuance of such Certificates in global form in addition to or in place of Certificates in certificated form;

•	provide for the delivery of any agreement supplemental to such Pass Through Trust Agreement or any Certificates in or by means of any computerized, electronic or other medium, including by computer diskette;

•	correct or supplement the description of any property constituting property of such Trust;

•	modify, eliminate or add to the provisions of the Basic Agreement, any Trust Supplement, the Note Purchase Agreement, any Indenture, any Lease or any Participation Agreement to reflect the substitution of a substitute aircraft for any Aircraft;

•	comply with any requirement of the SEC in connection with the qualification of such Pass Through Trust Agreement or any other agreement or instrument related to any Certificates under the Trust Indenture Act; or

•	make any other amendments or modifications to such Pass Through Trust Agreement, provided that such amendments or modifications will only apply to Certificates of one or more classes to be hereafter issued;

provided, however, that, except to the extent otherwise provided in the supplemental agreement, unless there shall have been obtained from each Rating Agency written confirmation to the effect that such supplemental agreement would not result in a reduction of the rating for any class of Certificates below the then current rating of such class of Certificates or a withdrawal or suspension of the rating of any class of Certificates, LATAM shall provide the applicable Trustee with an opinion of counsel to the effect that such supplemental agreement will not cause the related Trust to be treated as other than a grantor trust for U.S. federal income tax purposes unless an Indenture Event of Default shall have occurred and be continuing, in which case such opinion shall be to the effect that such supplemental agreement will not cause the applicable Trust to become an association taxable as a corporation for U.S. federal income tax purposes. (Basic Agreement, Section 9.01; Trust Supplements, Section 8.02)

Each Pass Through Trust Agreement also contains provisions permitting LATAM and the related Trustee to enter into one or more agreements supplemental to such Pass Through Trust Agreement or any other Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Certificate, any Participation Agreement, any other operative document with respect to any Aircraft or any Liquidity Facility without the consent of the Certificateholders of the related Trust, to provide for the issuance of any Refinancing Certificates, the formation of related trusts, the purchase by such trusts of the related equipment notes, the establishment of certain matters with respect to such Refinancing Certificates and other matters incidental thereto or as otherwise contemplated by the Basic Agreement, all as provided in, and subject to certain terms and conditions set forth in, the Note Purchase Agreement and the Intercreditor Agreement. (Trust Supplements, Section 8.02) See “Possible Refinancing of Class B Certificates.”

Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, of supplemental agreements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility to the extent applicable to such Certificateholders or modifying the rights of such Certificateholders under such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility except that no such supplemental agreement may, without the consent of the holder of each outstanding Certificate adversely affected thereby:

•	reduce in any manner the amount of, or delay the timing of, any receipt by the related Trustee of payments on the Equipment Notes held in such Trust, or distributions in respect of any Certificate of such Trust or change the date or place of any payment of any such Certificate or change the coin or currency in which any such Certificate is payable, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment or distribution when due;

•	permit the disposition of any Equipment Note held in such Trust or otherwise deprive such Certificateholder of the benefit of the ownership of the Equipment Notes in such Trust, except as provided in such Pass Through Trust Agreement, the Intercreditor Agreement or any applicable Liquidity Facility;

•	alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to the interests of any holders of any outstanding Certificates;

•	reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in the Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental agreement or for any waiver provided for in the Pass Through Trust Agreement

•	modify certain amendment provisions in such Pass Through Trust Agreement, except to increase the percentage of the aggregate fractional undivided interests of the related Trust provided for in such Pass Through Trust Agreement, the consent of the Certificateholders of such Trust of which is required for any such supplemental agreement provided for in such Pass Through Trust Agreement, or to provide that certain other provisions of such Pass Through Trust Agreement cannot be modified or waived without the consent of each such Certificateholder affected thereby; or

•	cause any Trust to become an association taxable as a corporation for U.S. federal income tax purposes. (Basic Agreement, Section 9.02; Trust Supplements, Section 8.03)

Notwithstanding any other provision, no amendment or modification of the buyout rights described in “— Purchase Right of Certificateholders” shall be effective unless the Trustee of each class of Certificates affected by such amendment or modification shall have consented thereto. (Trust Supplements, Section 8.04)

If a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Lease, any Equipment Note, the Note Purchase Agreement or certain other related documents, then subject to the provisions described above in respect of modifications for which consent of such Certificateholders is not required, such Trustee will forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust registered on the register of such Trust as of the date of such notice. Such Trustee will request from the Certificateholders of such Trust a direction as to:

•	whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of such Equipment Note or the Controlling Party has the option to direct;

•	whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as such a Noteholder or as Controlling Party; and

•	how to vote (or direct the Subordination Agent to vote) any such Equipment Note if a vote has been called for with respect thereto. (Basic Agreement, Section 10.01; Intercreditor Agreement, Section 8.01(b))

Provided such a request for a Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):

•	other than as Controlling Party, such Trustee shall vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates of such Trust; and

•	as the Controlling Party, such Trustee shall vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust. (Basic Agreement, Section 10.01)

For purposes of the immediately preceding paragraph, a Certificate is deemed “actually voted” if the Certificateholder thereof has delivered to the applicable Trustee an instrument evidencing such Certificateholder's consent to such direction prior to one Business Day before such Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, such Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under any related Indenture, Participation Agreement, Lease, Equipment Note, the Note Purchase Agreement or certain other related documents, if an Indenture Event of Default under any Indenture has occurred and is continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of such Certificateholders. (Basic Agreement, Section 10.01)

Pursuant to the Intercreditor Agreement, with respect to any Indenture at any given time, the Loan Trustee under such Indenture will be directed by the Subordination Agent (as directed by the respective Trustees or by the Controlling Party, as applicable) in taking, or refraining from taking, any action thereunder or under any security document or with respect to the Equipment Notes issued under such Indenture that are held by the Subordination Agent as the property of the relevant Trust and the Subordination Agent will be directed by the respective Trustees or by the Controlling Party, as applicable, in taking, or refraining from taking, any action under the Owner Share Pledges and Call Agreements. Any Trustee acting as Controlling Party will direct the Subordination Agent as such Trustee is directed by Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust. (Intercreditor Agreement, Sections 2.06 and 8.01(b)) Notwithstanding the foregoing, without the consent of each Liquidity Provider and each affected Certificateholder holding Certificates representing a fractional undivided interest in the Equipment Notes under the applicable Indenture held by the Subordination Agent (or in the case of any Owner Share Pledge or Call Agreement, by each affected Certificateholder), among other things, no amendment, supplement, modification, consent or waiver of or relating to such Indenture, any related Equipment Note, Participation Agreement, Lease or other related document will: (i) reduce the principal amount of, or Make-Whole Amount, if any, or interest on, any Equipment Note under such Indenture; (ii) change the date on which any principal amount of, or Make-Whole Amount, if any, or interest on, any Equipment Note under such Indenture, is due or payable; (iii) create any lien with respect to the Collateral subject to such Indenture or other security document prior to or pari passu with the lien thereon under such Indenture or other security document except such as are permitted by thereby; or (iv) reduce the percentage of the outstanding principal amount of the Equipment Notes under such Indenture the consent of whose holders is required for any supplemental agreement or the consent of whose holders is required for any waiver of compliance with certain provisions of such Indenture or of certain defaults thereunder or their consequences provided for in such Indenture. In addition, without the consent of each Certificateholder, no such amendment, modification, consent or waiver will, among other things, deprive any Certificateholder of the benefit of the lien of any Indenture on the related Collateral, except as provided in connection with the exercise of remedies under such Indenture. (Intercreditor Agreement, Section 8.01(b)) See “— Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.

Termination of the Trusts

With respect to each Trust, the obligations of LATAM and the Trustee of such Trust will terminate upon the distribution to the Certificateholders of such Trust and to such Trustee of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The applicable Trustee will mail to each Certificateholder of such Trust notice of the termination of such Trust, not earlier than 60 days and not later than 15 days preceding such final distribution, notice of the termination of such Trust, the amount of the proposed final payment, the proposed date for the distribution of such final payment for such Trust and certain other information. The Final Distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Basic Agreement, Section 11.01)

In the event that all of the Certificateholders of such Trust do not surrender their Certificates issued by such Trust for cancellation within six months after the date specified in such written notice, the Trustee of such Trust will give a second written notice to the remaining Certificateholders of such Trust to surrender such Certificates for cancellation and receive the final distribution. No additional interest will accrue with respect to such Certificates after the Distribution Date specified in the first written notice. In the event that any money held by the Trustee of such Trust for the payment of distributions on the Certificates issued by such Trust remains unclaimed for two years (or such lesser time as such Trustee shall be satisfied, after sixty days' notice from the relevant Owner, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, such Trustee will pay to each Loan Trustee the appropriate amount of money relating to such Loan Trustee for distribution as provided in the applicable Indenture, Participation Agreement or certain related documents and will give written notice thereof to the relevant Owner. (Basic Agreement, Section 11.01)

The Trustees

The Trustee of each Trust is Wilmington Trust Company. Each Trustee's address is Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890, Attn: Drew H. Davis, Ref: LATAM Airlines Group S.A. 2015-1 EETC.

With certain exceptions, the Trustees make no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Certificates, the Equipment Notes, the Indentures, the Intercreditor Agreement, the Participation Agreements, Leases, any Liquidity Facility, the Note Purchase Agreement or other related documents. (Basic Agreement, Sections 7.04 and 7.15; Trust Supplements, Sections 7.03 and 7.04) The Trustee of any Trust will not be liable to the Certificateholders of such Trust for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in face amount of outstanding Certificates of such Trust. (Basic Agreement, Section 7.03(h)) Subject to certain provisions, no Trustee will be under any obligation to exercise any of its rights or powers under any Pass Through Trust Agreement at the request of any holders of Certificates issued thereunder unless there has been offered to such Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by such Trustee in exercising such rights or powers. (Basic Agreement, Section 7.03(e)) Each Pass Through Trust Agreement provides that the applicable Trustee (and any related agent or affiliate in their respective individual or any other capacity) may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with LATAM and the owners with the same rights it would have if it were not such Trustee, agent or affiliate. (Basic Agreement, Section 7.05)

Book-Entry Registration; Delivery and Form

General

Each class of New Certificates will be represented by one or more fully registered global Certificates (each, a “Global Certificate”) of the applicable class and will be deposited with the related Trustee as custodian for DTC and registered in the name of Cede, as nominee of DTC. Except in the limited circumstances described below, owners of beneficial interests in Global Certificates will not be entitled to receive physical delivery of definitive certificates. Except under the limited circumstances described below under “— Physical Certificates,” the New Certificates will not be issuable in bearer form.

DTC

DTC has informed LATAM as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants (each, a “DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect Participants”).

LATAM expects that, pursuant to procedures established by DTC, (i) upon the issuance of the Global Certificates, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificates to the accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Certificates will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of DTC Participants) and the records of DTC Participants (with respect to interests of persons other than DTC Participants). Ownership of beneficial interests in the Global Certificates will be limited to DTC Participants or persons who hold interests through DTC Participants.

The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in the Global Certificates. QIBs may hold their interests in the Global Certificates directly through DTC if they are DTC Participants, or indirectly through organizations that are DTC Participants.

So long as DTC or its nominee is the registered owner or holder of the Global Certificates, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the Certificates represented by such Global Certificates for all purposes under the Certificates and Pass Through Trust Agreements. All references in this prospectus to actions by the Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references to distributions, notices, reports and statements to the Certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or such nominee, as the registered holder of the Certificates of the related class. No beneficial owners of an interest in the Global Certificates will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided by or under the applicable Pass Through Trust Agreement. Such beneficial owners of an interest in the Global Certificates, and registered owners of a definitive certificate, are referred to herein individually as a “Certificate Owner” and collectively as the “Certificate Owners.” DTC has advised LATAM that it will take any action permitted to be taken by a Certificateholder under the applicable Pass Through Trust Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Global Certificates are credited. Additionally, DTC has advised LATAM that in the event any action requires approval by a certain percentage of the Certificateholders of a particular class, DTC will take such action only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holdings include such undivided interests.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Certificates among DTC Participants on whose behalf it acts with respect to such Certificates. Certificate Owners of Certificates that are not DTC Participants but that desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Certificates may do so only through DTC Participants. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to such Certificates, however, are required to make book-entry transfers on behalf of their respective customers. In addition, under the DTC Rules, DTC is required to receive and transmit to the DTC Participants distributions of principal, premium amount, if any, and interest with respect to the Certificates. Such Certificate Owners thus will receive all distributions of principal, premium amount, if any, and interest from the relevant Trustee through DTC Participants or Indirect Participants, as the case may be. Under this book entry system, such Certificate Owners may experience some delay in their receipt of payments because such payments will be forwarded by the relevant Trustee to Cede, as nominee for DTC, and DTC in turn will forward the payments to the appropriate DTC Participants in amounts proportionate to the principal amount of such DTC Participants' respective holdings of beneficial interests in the relevant Certificates, as shown on the records of DTC or its nominee. Distributions by DTC Participants to Indirect Participants or Certificate Owners, as the case may be, will be the responsibility of such DTC Participants.

Unless and until definitive certificates are issued under the limited circumstances described herein, the only “Certificateholder” under each Pass Through Trust Agreement will be Cede, as nominee of DTC. Certificate Owners of Certificates therefore will not be recognized by the Trustees as Certificateholders, as such term is used in the Pass Through Trust Agreements, and such Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants. Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Indirect Participants and to such Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Payments of the principal of, premium, if any and interest on the Global Certificates will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Certificate may be subject to various policies and procedures adopted by DTC from time to time. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificateholder to pledge its interest to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such interest, may be limited due to the lack of a physical certificate for such interest.

Neither LATAM nor the Trustees, nor any paying agent or registrar with respect to the Certificates, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for the performance by DTC, any DTC Participant or any Indirect Participant of their respective obligations under the DTC Rules or any other statutory, regulatory, contractual or customary procedures governing their obligations. (Trust Supplements, Section 4.03(f))

LATAM expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any) or interest in respect of the Global Certificates, will credit DTC Participants' accounts with payments in amounts proportionate to their respective beneficial ownership interests in the principal amount of such Global Certificates, as shown on the records of DTC or its nominee. LATAM also expects that payments by DTC Participants to owners of beneficial interests in such Global Certificates held through such DTC Participants will be governed by the standing instructions and customary practices of such DTC Participants. Such payments will be the responsibility of such DTC Participants.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in a Global Certificates among participants of DTC, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither LATAM nor any Trustee will have any responsibility or liability for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Same-Day Settlement

As long as Certificates are registered in the name of DTC or its nominee, all payments made by LATAM to the Loan Trustee under any Indenture will be in immediately available funds. Such payments, including the final distribution of principal with respect to the Certificates, will be passed through to DTC in immediately available funds.

Any Certificates registered in the name of DTC or its nominee will trade in DTC's Same Day Funds Settlement System until maturity, and secondary market trading activity in the Certificates will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in same day funds on trading activity in the Certificates.

Physical Certificates

Physical Certificates will be issued in paper form to Certificateholders or their nominees, rather than to DTC or its nominee, only if:

•	DTC advises the applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and a successor depositary is not appointed by such Trustee within 90 days of such notice; or

•	after the occurrence of an Indenture Event of Default under any Indenture pursuant to which Equipment Notes held by the Trust were issued, Certificateholders owning at least a majority in fractional undivided interests in the Trust advise the Trustee, the Owner and DTC through DTC Participants that the continuation of a book-entry system through DTC or a successor to DTC is no longer in the Certificateholders’ best interest. Neither LATAM nor any Trustee will be liable if LATAM or such Trustee is unable to locate a qualified successor clearing system. (Trust Supplements, Section 4.03(b))

Upon the occurrence of any of the events described in the three subparagraphs above, the applicable Trustee will notify all Certificateholders through DTC Participants of the occurrence of such event and the availability of physical Certificates. Upon surrender by DTC of the global Certificates and receipt of instructions for re-registration, the Trustee will re-issue the Certificates as physical Certificates to the applicable Certificateholders.

In the case of the physical Certificates that are issued, the Trustee or the Paying Agent will make distributions with respect to such Certificates directly to holders in whose names the physical Certificates were registered at the close of business on the applicable record date. Except for the final payment to be made with respect to a Certificate, the applicable Trustee or Paying Agent will make distributions by check mailed to the addresses of the registered holders as they appear on the register maintained by such Trustee. The applicable Trustee or Paying Agent will make the final payment with respect to any such Certificate only upon presentation and surrender of the applicable Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

Physical Certificates will be freely transferable and exchangeable at the office of the applicable Trustee upon compliance with the requirements set forth in the applicable Pass Through Trust Agreement. Neither the applicable Trustee nor any transfer or exchange agent will impose a service charge for any registration of transfer or exchange. However, the applicable Trustee or transfer or exchange agent will require payment of a sum sufficient to cover any tax or other governmental charge attributable to a transfer or exchange.

DESCRIPTION OF THE LIQUIDITY FACILITIES

The following summary describes certain material terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Liquidity Facilities and the Intercreditor Agreement, which have been filed as exhibits to the Registration Statement. Copies are available as set forth under “Where You Can Find More Information.” The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated.

General

The liquidity provider for each of the Class A Trust and Class B Trust (each “Liquidity Provider”) entered into a separate revolving credit agreement (each a “Liquidity Facility”) with the Subordination Agent dated as of May 29, 2015, with respect to each of the Class A Trust and the Class B Trust. Under each Liquidity Facility, the related Liquidity Provider is required, if necessary, to make one or more advances (each, an “Interest Drawing”) to the Subordination Agent in an aggregate amount (the “Required Amount”) sufficient to pay interest on the Pool Balance of the related class of Certificates on up to seven successive quarterly Regular Distribution Dates (without regard to any expected future payments of principal on such Certificates) at the Stated Interest Rate for such Certificates. If interest payment defaults occur which exceed the amount covered by and available under the Liquidity Facility for the Class A Trust or the Class B Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. The initial Liquidity Provider with respect to each of the Class A Trust and Class B Trust may be replaced by one or more other entities with respect to any of such Trusts under certain circumstances. Therefore, the Liquidity Provider for each Trust may differ.

Drawings

The aggregate amount available under the Liquidity Facility for each applicable Trust at May 15, 2016 (the first Regular Distribution Date) will be:

Trust	Available Amount
Class A	$61,050,557
Class B	13,451,855

Except as otherwise provided below, the Liquidity Facility for each Trust will enable the Subordination Agent to make Interest Drawings thereunder on any Regular Distribution Date in order to make interest distributions then scheduled for the Certificates of such Trust at the Stated Interest Rate for the Certificates of such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest. The maximum amount available to be drawn under the Liquidity Facility with respect to any Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility. The “Maximum Available Commitment” at any time under each Liquidity Facility is an amount equal to the then Maximum Commitment of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time; provided that, following a Downgrade Drawing (subject to the reinstatement of the obligations of any applicable Liquidity Provider if any such Liquidity Provider has at least the applicable minimum Long-Term Rating specified for each Rating Agency in the definition of “Liquidity Threshold Rating” at any time after the occurrence of a Downgrade Event and so notifies the Subordination Agent), a Special Termination Drawing, a Final Drawing or a Non-Extension Drawing under such Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility shall be zero.

“Maximum Commitment” means for the Liquidity Facility for the Class A Trust and the Class B Trust $69,518,769 and $15,365,875 respectively, in each case as the same may be reduced from time to time as described herein.

“Required Amount” means, with respect to each Liquidity Facility or the Cash Collateral Account for any class of Certificates, for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate for the related class of Certificates on the basis of a 360-day year comprised of twelve 30-day months, that would be distributable on such class of Certificates on each of the seven successive Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the six succeeding Regular Distribution Dates, in each case, calculated on the basis of the Pool Balance of such class of Certificates on such day and without regard to expected future distributions of principal on such class of Certificates.

The Liquidity Facility for any applicable class of Certificates does not provide for drawings thereunder to pay for principal of, or Make-Whole Amount on, the Certificates of such class or any interest with respect to the Certificates of such class in excess of the Stated Interest Rate for such Certificates or for more than seven quarterly installments of interest or to pay principal of, or interest on, or Make-Whole Amount with respect to, the Certificates of any other class. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.05)

Each payment by a Liquidity Provider for a Trust will reduce by the same amount the Maximum Available Commitment under the related Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawings, upon reimbursement of the applicable Liquidity Provider in full or in part for the amount of such Interest Drawings plus accrued interest thereon, the Maximum Available Commitment under the applicable Liquidity Facility will be reinstated by the amount reimbursed but not to exceed the then Required Amount of the applicable Liquidity Facility; provided, however, that the Maximum Available Commitment of such Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default has occurred and is continuing and less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes or (ii) a Final Drawing, Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing shall have occurred with respect to such Liquidity Facility. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. (Liquidity Facilities, Section 2.02(a); Intercreditor Agreement, Section 3.05(g)) On each date on which the Pool Balance for a Trust shall have been reduced, the Maximum Commitment of the Liquidity Facility for such Trust will be automatically reduced to an amount equal to the then Required Amount. (Liquidity Facilities, Section 2.04; Intercreditor Agreement, Section 3.05(j))

“Performing Equipment Note” means an Equipment Note issued pursuant to an Indenture with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that, in the event of a reorganization proceeding of LATAM under Insolvency Law, (i) any payment default occurring before the initiation of proceedings shall not be taken into consideration during the 60-Day Period (ii) any payment default occurring after the initiation of such proceeding shall not be taken into consideration if such payment default is cured before the later of 30 days after the date of such default or the expiration of the 60-Day Period and (iii) any payment default occurring after the 60-Day Period will not be taken into consideration if such payment default is cured before the end of the grace period, if any, set forth in the related Indenture. (Intercreditor Agreement, Section 1.01)

Replacement of Liquidity Facilities

If at any time a Liquidity Provider is downgraded, or any applicable rating of a Liquidity Provider is suspended or withdrawn, by any Rating Agency such that after such downgrading, suspension or withdrawal such Liquidity Provider does not have the minimum Long-Term Rating, if applicable, specified for such Rating Agency in the definition of “Liquidity Threshold Rating” as the applicable Liquidity Threshold Rating for such Rating Agency (any such downgrading, suspension or withdrawal, a “Downgrade Event”), then such Liquidity Facility may be replaced with a Replacement Facility. If such Liquidity Facility is not so replaced with a Replacement Facility within 35 days of the occurrence of such Downgrade Event (or, if earlier, the expiration date of such Liquidity Facility), the Subordination Agent will draw the then Maximum Available Commitment under such Liquidity Facility (the “Downgrade Drawing”), unless no later than 35 days after the occurrence of such Downgrade Event (or, if earlier, the expiration date of such Liquidity Facility), the Rating Agency (whose downgrading, suspension or withdrawal of such Liquidity Provider resulted in the occurrence of such Downgrade Event) provides a written confirmation to the effect that such downgrading, suspension or withdrawal will not result in a downgrading, withdrawal or suspension of the ratings by such Rating Agency of the related class of Certificates. The Subordination Agent will deposit the proceeds of any Downgrade Drawing into a cash collateral account (the “Cash Collateral Account”) for the applicable class of Certificates and will use these proceeds for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. If at any time after the occurrence of a Downgrade Event with respect to a Liquidity Provider, such Liquidity Provider has at least the applicable minimum Long-Term Rating specified for each Rating Agency in the definition of “Liquidity Threshold Rating” and so notifies the Subordination Agent, amounts on deposit in the Cash Collateral Account that have not been applied to the payment of interest will be reimbursed to such Liquidity Provider and any applied amount of any related Downgrade Drawing shall be converted to an Interest Drawing and the obligations of such Liquidity Provider under the related Liquidity Facility shall be reinstated to the extent of such amounts which have been reimbursed to such Liquidity Provider. For the avoidance of doubt, the foregoing requirements shall apply to each occurrence of a Downgrade Event with respect to a Liquidity Provider, regardless of whether or not one or more Downgrade Events have occurred prior thereto and whether or not any confirmation by a Rating Agency specified in the foregoing requirements has been obtained with respect to any prior occurrence of a Downgrade Event. If a qualified Replacement Facility is subsequently provided, the balance of the Cash Collateral Account will be repaid to the replaced Liquidity Provider until all Liquidity Obligations owed to such replaced Liquidity Provider shall have been paid in full, and any remaining amount shall be dependent on the collections account (Liquidity Facilities, Sections 2.02(b)(ii) and 2.06(d); Intercreditor Agreement, Sections 3.05(c)(f))

“Liquidity Threshold Rating” means, with respect to the Liquidity Provider for the Class A Trust, a Long-Term Rating of BBB as determined by S&P and a Long-Term Rating of Baa2 as determined by Moody’s and, with respect to the Liquidity Provider for the Class B Trust, a Long-Term Rating of BBB- as determined by S&P and a Long-Term Rating of Baa2 as determined by Moody’s. (Intercreditor Agreement, Section 1.01)

“Long-Term Rating” means, for any entity: (a) in the case of Moody's, the long-term senior unsecured debt rating of such entity and (b) in the case of S&P, the long-term issuer credit rating of such entity.

A “Replacement Facility” for any Liquidity Facility will mean an irrevocable revolving credit agreement (or agreements) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit, surety bond, financial insurance policy or guaranty) as will permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates with respect to which such Liquidity Facility was issued (before downgrading of such ratings, if any, as a result of the downgrading of the related Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the amount sufficient to pay interest on the Pool Balance of the Certificates of the applicable Trust (at the Stated Interest Rate for such Certificates, and without regard to expected future principal distributions) on the seven successive quarterly Regular Distribution Dates following the date of replacement of such Liquidity Facility (or, if such date of replacement is a Regular Distribution Date, on such date of replacement and the two succeeding Regular Distribution Dates) and issued by an entity (or entities) having the minimum Long-Term Rating from each Rating Agency designated in the definition of “Liquidity Threshold Rating” as the applicable Liquidity Threshold Rating for such Rating Agency. (Intercreditor Agreement, Section 1.01) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as “Controlling Party”) under the Intercreditor Agreement as the replaced Liquidity Provider. (Intercreditor Agreement, Section 3.05(e))

The Liquidity Facility for each of the Class A Trust and Class B Trust provides that the applicable Liquidity Provider's obligations thereunder will expire on the earliest of:

•	the earlier of (a) the anniversary of the Issuance Date immediately following the date on which the applicable Liquidity Provider has provided a Non-Extension Notice and (b) the 15th day after the Final Legal Distribution Date of the applicable Certificates;

•	the date on which the Subordination Agent delivers to such Liquidity Provider a certification that all of the Certificates of such Trust have been paid in full or provision has been made for such payment;

•	the date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility;

•	the fifth Business Day following receipt by the Subordination Agent of a Termination Notice from such Liquidity Provider (see “— Liquidity Events of Default”); and

•	the date on which no amount is or may (including by reason of reinstatement) become available for drawing under such Liquidity Facility. (Liquidity Facilities, Section 1.01)

Each Liquidity Facility provides that, in the event that before the 25th day prior to any anniversary of the Issuance Date that is prior to the 15th day after the Final Legal Distribution Date of the applicable Certificates, the related Liquidity Provider shall have notified the Subordination Agent that such Liquidity Facility will not be extended beyond the immediately following anniversary date of the Issuance Date (the “Non-Extension Notice”) and such Liquidity Facility is not replaced by such 25th day, the Subordination Agent shall request a drawing in full up to the then Maximum Available Commitment under such Liquidity Facility (the “Non-Extension Drawing”). (Liquidity Facilities, Sections 2.02(b)(i) and 2.10)

The Subordination Agent will deposit the proceeds of the Non-Extension Drawing into the Cash Collateral Account for the related Certificates and will use these proceeds for the same purposes, and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used.

Subject to certain limitations, LATAM may, at its option, arrange for a Replacement Facility at any time to replace the Liquidity Facility for any Trust (including without limitation any Replacement Facility described in the following sentence); provided that, if the initial Liquidity Provider is replaced, it shall be replaced with respect to all Liquidity Facilities under which it is the Liquidity Provider. (Intercreditor Agreement, Section 3.05(e)(i)) In addition, if a Liquidity Provider shall determine not to extend a Liquidity Facility, then such Liquidity Provider may, at its option, arrange for a Replacement Facility to replace such Liquidity Facility (i) during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such Liquidity Facility and (ii) at any time after a Non-Extension Drawing has been made under such Liquidity Facility. (Intercreditor Agreement, Section 3.05(e)(ii)) A Liquidity Provider may also arrange for a Replacement Facility to replace the related Liquidity Facility at any time after a Downgrade Drawing under such Liquidity Facility as long as the Downgrade Drawing has not been reimbursed in full to such Liquidity Provider. (Intercreditor Agreement, Section 3.05(c)(iii)). If any Replacement Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing or a Special Termination Drawing under any Liquidity Facility, the funds with respect to such Liquidity Facility on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.05(e))

Upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the relevant Liquidity Provider as described below under “— Liquidity Events of Default,” the Subordination Agent shall request a final drawing (a “Final Drawing”) or a special termination drawing (the “Special Termination Drawing”), as applicable, under such Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will deposit the proceeds of the Final Drawing or the Special Termination Drawing into the Cash Collateral Account for the related Certificates and will use these proceeds for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Sections 2.02(c) and 2.02(d); Intercreditor Agreement, Sections 3.05(f), 3.05(i) and 3.05(k))

Drawings under any Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the relevant Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the relevant Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, such Liquidity Provider will be fully discharged of its obligations under such Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the Subordination Agent or any other person. (Liquidity Facilities, Section 2.02(a) and 2.02 (f))

Reimbursement of Drawings

The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Special Termination Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and pay interest thereon, but only to the extent that the Subordination Agent has funds available therefor. (Liquidity Facilities, Sections 2.05 and 2.09) See “Description of the Intercreditor Agreement — Priority of Distributions.”

Interest Drawings and Final Drawings

Amounts drawn by reason of an Interest Drawing or Final Drawing (each, a “Drawing”) will be immediately due and payable, together with interest on the amount of such drawing. From the date of such drawing to (but excluding) the third business day following the applicable Liquidity Provider's receipt of the notice of such Interest Drawing, interest will accrue at the Base Rate plus 3.20% per annum. Thereafter, interest will accrue at LIBOR for the applicable interest period plus 3.20% per annum. (Liquidity Facilities, Section 3.07)

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for each day of the period for which the Base Rate is to be determined (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three federal funds brokers of recognized standing selected by it (and reasonably satisfactory to LATAM) plus one quarter of one percent (0.25%). (Liquidity Facilities, Section 1.01)

“LIBOR” means, with respect to any interest period, the rate per annum at which U.S. dollars are offered in the London interbank market as shown on Reuters Screen LIBOR01 (or any successor thereto) at approximately 11:00 A.M. (London time) two Business Days before the first day of such interest period, for a period comparable to such interest period, or if such rate is not available, a rate per annum determined by certain alternative methods provided that if LIBOR as so determined with respect to any interest period would be less than 1.50% per annum, then LIBOR for such interest period shall be deemed to be 1.50% per annum. (Liquidity Facilities, Section 1.01)

If at any time, a Liquidity Provider shall have determined (which determination shall be conclusive and binding upon the Subordination Agent, absent manifest error) that, by reason of circumstances affecting the relevant interbank lending market generally, the LIBOR rate determined or to be determined for such interest period will not adequately and fairly reflect the cost to such Liquidity Provider (as conclusively certified by such Liquidity Provider, absent manifest error) of making or maintaining advances, such Liquidity Provider shall give facsimile or telephonic notice thereof (a “Rate Determination Notice”) to the Subordination Agent. If such notice is given, then the outstanding principal amount of the LIBOR advances under the related Liquidity Facility shall be converted to Base Rate advances thereunder effective from the date of the Rate Determination Notice; provided that the rate then applicable in respect of such Base Rate advances shall be increased by one percent (1.00%). Each Liquidity Provider shall withdraw a Rate Determination Notice given under the applicable Liquidity Facility when such Liquidity Provider determines that the circumstances giving rise to such Rate Determination Notice no longer apply to such Liquidity Provider, and the Base Rate advances shall be converted to LIBOR advances effective as of the first day of the next succeeding interest period after the date of such withdrawal. Each change in the Base Rate shall become effective immediately. (Liquidity Facilities, Section 3.07(g))

Downgrade Drawings, Special Termination Drawings, Non-Extension Drawings and Final Drawings

The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing, a Special Termination Drawing, a Non-Extension Drawing or a Final Drawing and deposited in a Cash Collateral Account will be treated as follows:

•	such amount will be released on any Distribution Date to the extent that such amount exceeds the Required Amount first, to the applicable Liquidity Provider up to the amount of the Liquidity Obligations owed to it and second, for distribution pursuant to the Intercreditor Agreement;

•	any portion of such amount withdrawn from the Cash Collateral Account for the applicable Certificates to pay interest distributions on such Certificates will be treated in the same way as Interest Drawings; and

•	the balance of such amount will be invested in certain specified eligible investments.

In addition, if at any time after the Subordination Agent has made a Downgrade Drawing, the applicable Liquidity Provider has at least the applicable minimum Long-Term Rating for each Rating Agency specified for such Rating Agency in the definition of “Liquidity Threshold Rating” and so notifies the Subordination Agent, the Subordination Agent will withdraw the amount of such Downgrade Drawing that has not been applied as described above and reimburse such amount to such Liquidity Provider and the obligations of the applicable Liquidity Provider with respect to the related Liquidity Facility will be reinstated to the extent of such amount which has been reimbursed to such Liquidity Provider.

Any Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing under any Liquidity Facility, other than any portion thereof applied to the payment of interest distributions on the Certificates, will bear interest (a) subject to clauses (b) and (c) below, at a rate equal to (i) in the case of a Downgrade Drawing, LIBOR for the applicable interest period (or, as described in the first paragraph under “— Reimbursement of Drawings — Interest Drawings and Final Drawings,” the Base Rate) plus a specified margin, (ii) in the case of a Special Termination Drawing, LIBOR for the applicable interest period (or, as described in the first paragraph under “— Reimbursement of Drawings — Interest Drawings and Final Drawings,” the Base Rate) plus a specified margin and (iii) in the case of a Non-Extension Drawing, the investment earnings on the amounts deposited in the Cash Collateral Account on the outstanding amount from time to time of such Non-Extension Drawing plus a specified margin, (b) from and after the date, if any, on which such Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing is converted into a Final Drawing as described below under “— Liquidity Events of Default,” at a rate equal to LIBOR for the applicable interest period (or, as described in the first paragraph under “— Reimbursement of Drawings — Interest Drawings and Final Drawings,” the Base Rate) plus 3.20% per annum and (c) from and after the date, if any, on which a Special Termination Notice is given and any Downgrade Drawing or Non-Extension Drawing is converted into a Special Termination Drawing as described below under “— Liquidity Events of Default” at the rate applicable to Special Termination Drawings as described in clause (a)(ii) above.

Liquidity Events of Default

Events of default under the Liquidity Facility (each, a “Liquidity Event of Default”) consist of:

•	the acceleration of all of the Equipment Notes; or

•	a LATAM Bankruptcy Event. (Liquidity Facilities, Section 1.01)

If (i) any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of such Liquidity Facility (a “Final Termination Notice”). With respect to any Liquidity Facility, if the Pool Balance of the related class of Certificates is greater than the aggregate outstanding principal amount of the related series of Equipment Notes (other than any such series of Equipment Notes previously sold or with respect to which the Aircraft related to such series of Equipment Notes has been disposed of) at any time during the 21-month period prior to the final expected Regular Distribution Date with respect to such class of Certificates, the Liquidity Provider of such Trust may, in its discretion, give a notice of special termination of such Liquidity Facility (a “Special Termination Notice” and, together with the Final Termination Notice, a “Termination Notice”). The Termination Notice will have the following consequences:

•	the related Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent;

•	the Subordination Agent will promptly request, and the applicable Liquidity Provider will honor, a Final Drawing or Special Termination Drawing, as applicable, thereunder in an amount equal to the then Maximum Available Commitment thereunder;

•	in the event that a Final Drawing is made, any Drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under such Liquidity Facility;

•	in the event a Special Termination Notice is given, all amounts owing to the applicable Liquidity Provider will be treated as a Special Termination Drawing for the purposes set forth under “Description of the Intercreditor Agreement — Priority of Distributions”; and

•	all amounts owing to the applicable Liquidity Provider will be automatically accelerated. (Liquidity Facilities, Section 6.01)

Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the applicable Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under “Description of the Intercreditor Agreement — Priority of Distributions.” (Liquidity Facilities, Section 2.09) Upon the circumstances described below under “Description of the Intercreditor Agreement — Intercreditor Rights,” a Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.06(c))

Liquidity Provider

The initial Liquidity Provider for each of the Class A Trust and the Class B Trust is Natixis, acting through its New York Branch.

DESCRIPTION OF THE INTERCREDITOR AGREEMENT

The following summary describes certain material provisions of the Intercreditor Agreement, dated May 29, 2015 (the “Intercreditor Agreement”), among the Trustees, the Liquidity Providers and Wilmington Trust Company, as subordination agent (the “Subordination Agent”). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreement, which have been filed as an exhibit to the Registration Statement. A copy is available as set forth under “Where You Can Find More Information.”

Intercreditor Rights

General

The Equipment Notes relating to each Trust were issued to and registered in the name of the Subordination Agent as agent and trustee for the related Trustee. (Intercreditor Agreement, Section 2.01(a))

Controlling Party

Each Loan Trustee will be directed, so long as no Indenture Event of Default shall have occurred and be continuing under an Indenture and subject to certain limitations described below, in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture, and the Subordination Agent will be directed in taking, or refraining from taking, any action under the Owner Share Pledges or the Call Agreement by the holders of at least a majority of the outstanding principal amount of all Equipment Notes. See “— Voting of Equipment Notes” below. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustees for whom the Equipment Notes issued under such Indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of Equipment Notes.

After the occurrence and during the continuance of an Indenture Event of Default under an Indenture, each Loan Trustee will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, and the Subordination Agent will be directed in taking, or refraining from taking, any action under the Owner Share Pledges, the Call Agreements or the other security documents, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft with respect to which such Equipment Note was issued, by the Controlling Party, subject to the limitations described below. See “Description of the Certificates — Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees. (Intercreditor Agreement, Section 2.06(a))

The “Controlling Party” will be:

•	if Final Distributions have not been paid in full to the holders of Class A Certificates, the Class A Trustee;

•	if Final Distributions have been paid in full to the holders of the Class A Certificates, but not to the holders of the Class B Certificates, the Class B Trustee; and

•	under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it, as discussed in the next paragraph. (Intercreditor Agreement, Sections 2.06(b) and 2.06(c))

At any time after 21 months from the earliest to occur of (x) the date on which the entire available amount under any Liquidity Facility shall have been drawn (excluding a Downgrade Drawing or Non-Extension Drawing (but including a Final Drawing, a Special Termination Drawing or a Downgrade Drawing or Non-Extension Drawing that has been converted to a Final Drawing under such Liquidity Facility)) and remains unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing shall have been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant class of Certificates and remains unreimbursed and (z) the date on which all Equipment Notes under all Indentures shall have been accelerated, the Liquidity Provider with the greatest amount of unreimbursed Liquidity Obligations due to it (so long as such Liquidity Provider has not defaulted in its obligations to make any drawing under any Liquidity Facility) will have the right to elect to become the Controlling Party with respect to any Indenture. (Intercreditor Agreement, Section 2.06(c))

For purposes of giving effect to the rights of the Controlling Party, the Trustees (other than the Controlling Party) will irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes held by the Subordination Agent as directed by the Controlling Party and any vote so exercised shall be binding upon the Trustees and Certificateholders, subject to certain limitations. For a description of certain limitations on the Controlling Party's rights to exercise remedies, see “— Limitation on Exercise of Remedies” and “Description of the Equipment Notes — Remedies.” (Intercreditor Agreement, Section 2.06(b))

“Final Distributions” means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date. For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions. (Intercreditor Agreement, Section 1.01)

Limitation on Exercise of Remedies

So long as any Certificates are outstanding, during the period ending on the date which is nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture and (y) the occurrence of a LATAM Bankruptcy Event, without the consent of each Trustee (other than the Trustee of any Trust all of the Certificates of which are held or beneficially owned by LATAM or its affiliates), (i) no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold in the exercise of remedies under such Indenture, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes, (ii) the amount and payment dates of rentals payable by LATAM under the related Lease may not be adjusted if, as a result of such adjustment, the discounted present value of such rentals would be less than 80% of the discounted present value of such rentals payable by LATAM under such Lease before giving effect to such adjustment, in each case using the weighted average interest rate of the Equipment Notes issued pursuant to the related Indenture as the discount rate and (iii) the collateral under the Owner Share Pledges may not be sold in the exercise of remedies if the net proceeds of such sale would be less than the Minimum Sale Price for such collateral. (Intercreditor Agreement, Section 4.01(a)(iii))

“Minimum Sale Price” means, with respect to (i) any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (1) in the case of the sale of an Aircraft, 80%, or, in the case of the sale of such related Equipment Notes, 90%, of the Appraised Current Market Value of such Aircraft and (2) the sum of the aggregate Note Target Price of such Equipment Notes and an amount equal to the Excess Liquidity Obligations in respect of the Indenture under which such Equipment Notes were issued and (ii) the collateral subject to the Owner Share Pledges, at any time, 80% of the sum of the Appraised Current Market Value of the Aircraft for which the related Equipment Notes are then held by the Subordination Agent. (Intercreditor Agreement, Section 1.01)

“Excess Liquidity Obligations” means, with respect to an Indenture, an amount equal to the sum of (i) the amount of fees payable to the Liquidity Provider with respect to each Liquidity Facility, multiplied by a fraction, the numerator of which is the then outstanding aggregate principal amount of the Series A Equipment Notes and Series B Equipment Notes issued under such Indenture and the denominator of which is the then outstanding aggregate principal amount of all Series A Equipment Notes and Series B Equipment Notes, (ii) interest on any Special Termination Drawing, Downgrade Drawing or Non-Extension Drawing payable under each Liquidity Facility in excess of investment earnings on such drawing multiplied by the fraction specified in clause (i) above, (iii) if any payment default by any Owner exists with respect to interest on any Series A Equipment Notes or Series B Equipment Notes, the excess, if any, of the interest on any Interest Drawing (or portion of any Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing that is used to pay interest on the Certificates) or Final Drawing payable under each Liquidity Facility plus certain other amounts payable under each Liquidity Facility with respect thereto, over the sum of (a) investment earnings from any Final Drawing plus (b) any interest at the past due rate actually payable (whether or not in fact paid) by such Owner on the overdue scheduled interest on the Series A Equipment Notes and Series B Equipment Notes in respect of which such Drawing was made (or portion of Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing was used), multiplied by a fraction the numerator of which is the aggregate overdue amounts of interest on the Series A Equipment Notes and Series B Equipment Notes issued under such Indenture (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes) and the denominator of which is the then aggregate overdue amounts of interest on all Series A Equipment Notes and Series B Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes), and (iv) any other amounts owed to a Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clauses (ii) and (iii) above, multiplied by the fraction specified in clause (i) above. The foregoing definition shall be revised accordingly to reflect, if applicable, any Replacement Facility (Indentures, Section 2.14)

“Note Target Price” means, for any Equipment Note issued under any Indenture: (i) the aggregate outstanding principal amount of such Equipment Note, plus (ii) the accrued and unpaid interest thereon, together with all other sums owing on or in respect of such Equipment Note (including, without limitation, enforcement costs incurred by the Subordination Agent in respect of such Equipment Note). (Intercreditor Agreement, Section 1.01)

Following the occurrence and during the continuation of an Indenture Event of Default under any Indenture, in the exercise of remedies pursuant to such Indenture, the Loan Trustee under such Indenture may be directed to lease the related Aircraft to any person (including LATAM) so long as the Loan Trustee in doing so acts in a “commercially reasonable” manner within the meaning of Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof). (Intercreditor Agreement, Section 4.01(a)(i))

If following certain events of bankruptcy, reorganization or insolvency with respect to LATAM described in the Intercreditor Agreement (a “LATAM Bankruptcy Event”) and during the pendency thereof, the Controlling Party receives a proposal from or on behalf of any Owner or LATAM to restructure the financing of any one or more of the Aircraft, the Controlling Party will promptly thereafter give the Subordination Agent, each Trustee and each Liquidity Provider that has not made a Final Drawing notice of the material economic terms and conditions of such restructuring proposal whereupon the Subordination Agent acting on behalf of each Trustee will post such terms and conditions of such restructuring proposal on DTC's Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make such terms and conditions available to all Certificateholders. Thereafter, neither the Subordination Agent nor any Trustee, whether acting on instructions of the Controlling Party or otherwise, may, without the consent of each Trustee and each Liquidity Provider that has not made a Final Drawing, enter into any term sheet, stipulation or other agreement (a “Restructuring Arrangement”) (whether in the form of an adequate protection stipulation, extension of any automatic stay period or otherwise) to effect any such restructuring proposal with or on behalf of LATAM or the Owners unless and until the material economic terms and conditions of such restructuring proposal shall have been made available to all Certificateholders and each Liquidity Provider that has not made a Final Drawing, for a period of not less than 15 calendar days (except that such requirement shall not apply to any such term sheet, stipulation or other agreement that is to be effective on or as of a date occurring during the 60-Day Period and that is initially effective for a period not exceeding three months from the expiry of the 60-Day Period (an “Interim Restructuring Arrangement”)). (Intercreditor Agreement, Section 4.01(c))

In the event that any Certificateholder gives irrevocable notice of the exercise of its right to purchase all (but not less than all) of the class of Certificates represented by the then Controlling Party (as described in “Description of the Certificates — Purchase Rights of Certificateholders”) prior to the expiry of the applicable notice period specified above, such Controlling Party may not direct the Subordination Agent or any Trustee to enter into any such restructuring proposal with respect to any of the Aircraft, unless and until such Certificateholder fails to purchase such class of Certificates on the date that it is required to make such purchase. (Intercreditor Agreement, Section 4.01(c))

Post Default Appraisals

Upon the occurrence and continuation of an Indenture Event of Default under any Indenture, the Subordination Agent will be required to obtain three desktop appraisals from the appraisers selected by the Controlling Party setting forth the current market value, current lease rate and distressed value (in each case, as defined by the International Society of Transport Aircraft Trading or any successor organization) of the Aircraft subject to such Indenture (each such appraisal, an “Appraisal” and the current market value appraisals being referred to herein, each, a “Post Default Appraisals”). For so long as any Indenture Event of Default shall be continuing under any Indenture, and without limiting the right of the Controlling Party to request more frequent Appraisals, the Subordination Agent will be required to obtain additional Appraisals on the date that is 364 days from the date of the most recent Appraisal or if a LATAM Bankruptcy Event shall have occurred and is continuing, on the date that is 180 days from the date of the most recent Appraisal and shall (acting on behalf of each Trustee) post such Appraisals on DTC's Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make such Appraisals available to all Certificateholders. (Intercreditor Agreement, Section 4.01(a)(iv))

“Appraised Current Market Value” of any Aircraft means the lower of the average and the median of the three most recent Post Default Appraisals of such Aircraft. (Intercreditor Agreement, Section 1.01)

Priority of Distributions

All payments in respect of the Equipment Notes and certain other payments received on each Regular Distribution Date or Special Distribution Date will be promptly distributed by the Subordination Agent on such Regular Distribution Date or Special Distribution Date in the following order of priority:

•	to the Subordination Agent, any Trustee, any Certificateholder and any Liquidity Provider to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent (or reasonably expected to be incurred by the Subordination Agent for the period ending on the next succeeding Regular Distribution Date, which shall not exceed $150,000 unless approved in writing by the Controlling Party and accompanied by evidence that such costs are actually expected to be incurred) or any Trustee or to reimburse any Certificateholder or any Liquidity Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes held by the Subordination Agent or any Collateral under (and as defined in) any Indenture (collectively, the “Administration Expenses”);

•	to each Liquidity Provider (a) to the extent required to pay the accrued and unpaid Liquidity Expenses or (b) in the case of a Special Payment on account of the redemption, purchase or prepayment of the Equipment Notes issued pursuant to an Indenture (an “Equipment Note Special Payment”), so long as no Indenture Event of Default has occurred and is continuing under any Indenture, the amount of accrued and unpaid Liquidity Expenses that are not yet overdue, multiplied by the Applicable Fraction or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to each Liquidity Provider (a)(i) to the extent required to pay interest accrued and unpaid on the Liquidity Obligations or (ii) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay accrued and unpaid interest then overdue on the Liquidity Obligations, plus an amount equal to the amount of accrued and unpaid interest on the Liquidity Obligations not yet overdue, multiplied by the Applicable Fraction or, if an Indenture Event of Default has occurred and is continuing, clause (i) will apply and (b) if a Special Termination Drawing has been made under a Liquidity Facility that has not been converted into a Final Drawing, the outstanding amount of such Special Termination Drawing under such Liquidity Facility;

•	to (a) if applicable, unless (in the case of this clause (a) only) (i) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and be continuing under a Liquidity Facility or (ii) a Final Drawing shall have occurred under a Liquidity Facility, the funding of the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related class of Certificates and (b) each Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations;

•	to the Subordination Agent, any Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable;

•	to the Class A Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class A Certificates or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then accrued, due and unpaid together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series A Equipment Notes held in the Class A Trust being redeemed, purchased or prepaid or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to the Class B Trustee (a) to the extent required to pay unpaid Class B Adjusted Interest on the Class B Certificates or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any accrued, due and unpaid Class B Adjusted Interest or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to the Class A Trustee to the extent required to pay Expected Distributions on the Class A Certificates;

•	to the Class B Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class B Certificates (other than Class B Adjusted Interest paid above) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then accrued, due and unpaid (other than Class B Adjusted Interest paid above) together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series B Equipment Notes held in the Class B Trust and being redeemed, purchased or prepaid or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply; and

•	to the Class B Trustee to the extent required to pay Expected Distributions on the Class B Certificates;

“Applicable Fraction” means, with respect to any Special Distribution Date, a fraction, the numerator of which shall be the amount of principal of the applicable Series A Equipment Notes and Series B Equipment Notes being redeemed, purchased or prepaid on such Special Distribution Date, and the denominator of which shall be the aggregate unpaid principal amount of all Series A Equipment Notes and Series B Equipment Notes outstanding as of such Special Distribution Date immediately before giving effect to such redemption, purchase or prepayment.

“Liquidity Obligations” means, with respect to each Liquidity Provider, the obligations to reimburse or to pay such Liquidity Provider all principal, interest, fees and other amounts owing to it under the applicable Liquidity Facility or certain other agreements. (Intercreditor Agreement, Section 1.01)

“Liquidity Expenses” means, with respect to each Liquidity Provider, all Liquidity Obligations other than any interest accrued thereon or the principal amount of any drawing under the applicable Liquidity Facility. (Intercreditor Agreement, Section 1.01)

“Expected Distributions” means, with respect to the Certificates of any Trust on any Distribution Date (the “Current Distribution Date”), the difference between:

(A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date after the Issuance Date, the original aggregate face amount of the Certificates of such Trust), and

(B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of any Equipment Notes other than Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of any Performing Equipment Notes held in such Trust has been paid when due (whether at stated maturity or upon prepayment or purchase or otherwise, but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates , without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust)..

For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions. (Intercreditor Agreement, Section 1.01)

“Class B Adjusted Interest” means, as of any Current Distribution Date, (I) any interest described in clause (II) of this definition accrued prior to the immediately preceding Distribution Date which remains unpaid and (II) the sum of (x) interest determined at the Stated Interest Rate for the Class B Certificates for the period commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the Current Distribution Date, on the Eligible B Pool Balance on such Distribution Date and (y) the sum of interest for each Series B Equipment Note with respect to which, or with respect to the Aircraft with respect to which such Equipment Note was issued, a disposition, distribution, sale or Deemed Disposition Event has occurred, since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series B Equipment Note), determined at the Stated Interest Rate for the Class B Certificates for each day during the period commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the date of the earliest of such disposition, distribution, sale or Deemed Disposition Event with respect to such Series B Equipment Note or Aircraft, as the case may be, on the principal amount of such Series B Equipment Note calculated pursuant to clause (B)(i), (ii), (iii) or (iv), as applicable, of the definition of Eligible B Pool Balance. (Intercreditor Agreement, Section 1.01)

“Eligible B Pool Balance” means, as of any date of determination, the excess of (A) the Pool Balance of the Class B Certificates as of the immediately preceding Distribution Date (or, if such date of determination is on or before the first Distribution Date, the original aggregate face amount of the Class B Certificates) after giving effect to payments made on such date of determination) over (B) the sum of, with respect to each Series B Equipment Note, one of the following amounts, if applicable: (i) if there has previously been a sale or disposition by the applicable Loan Trustee of the Aircraft for cash under (and as defined in) the related Indenture, the outstanding principal amount of such Series B Equipment Note that remains unpaid as of such date of determination subsequent to such sale or disposition and after giving effect to any distributions of the proceeds of such sale or disposition applied under such Indenture to the payment of such Series B Equipment Note, (ii) if there has previously been an Event of Loss with respect to the applicable Aircraft to which such Series B Equipment Note relates, the outstanding principal amount of such Series B Equipment Note that remains unpaid as of such date of determination subsequent to the scheduled date of mandatory redemption of such Series B Equipment Note following such Event of Loss and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of such Series B Equipment Note, (iii) if such Series B Equipment Note has previously been sold for cash by the Subordination Agent, the excess, if any, of (x) the outstanding amount of principal and interest as of the date of such sale by the Subordination Agent of such Series B Equipment Note over (y) the purchase price received with respect to such sale of such Series B Equipment Note for cash (net of any applicable costs and expenses of such sale) or (iv) if a Deemed Disposition Event has occurred with respect to such Series B Equipment Note, the outstanding principal amount of such Series B Equipment Note; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series B Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series B Equipment Note. (Intercreditor Agreement, Section 1.01)

“Deemed Disposition Event” means, in respect of any Equipment Note, the continuation of an Indenture Event of Default in respect of such Equipment Note without an Actual Disposition Event occurring in respect of such Equipment Note for a period of five years from the date of the occurrence of such Indenture Event of Default. (Intercreditor Agreement, Section 1.01)

“Actual Disposition Event” means, in respect of any Equipment Note, (i) the sale or disposition by the applicable Loan Trustee for cash of the Aircraft securing such Equipment Note, (ii) the occurrence of the mandatory redemption date for such Equipment Note following an Event of Loss with respect to such Aircraft or (iii) the sale by the Subordination Agent of such Equipment Note for cash. (Intercreditor Agreement, Section 1.01)

Interest Drawings under the applicable Liquidity Facility and withdrawals from the applicable Cash Collateral Account, in respect of interest on the Certificates of the Class A Trust or the Class B Trust, as applicable, will be distributed to the Trustee for such class of Certificates, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any such Trust that are in excess of the Required Amount will be paid to the applicable Liquidity Provider. (Intercreditor Agreement, Sections 3.05(b) and 3.05(f))

Voting of Equipment Notes

In the event that the Subordination Agent, as the registered holder of any Equipment Notes, receives a request for the giving of notice or its consent to any amendment, supplement, modification, approval, consent or waiver under such Equipment Note or the related Indenture, the related Participation Agreement, the related Lease, the related Sublease (if applicable), the Note Purchase Agreement, the Owner Share Pledges, the Call Agreements, the other security documents or other related document, (i) if no Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request directions from the Trustee(s) and shall vote or consent in accordance with such directions and (ii) if any Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to certain limitations; provided that no such amendment, supplement, modification, approval, consent or waiver shall, without the consent of each Liquidity Provider, reduce the amount of principal, interest or premium payable by the Owner under any Equipment Note. In addition, see the last paragraph under “Description of the Certificates — Modification of the Pass Through Trust Agreements and Certain Other Agreements” for a description of the additional Certificateholder consent requirements with respect to amendments, supplements, modifications, approvals, consents or waivers of the Indentures, Equipment Notes, Participation Agreements, Note Purchase Agreement or other related documents. (Intercreditor Agreement, Section 8.01(b))

Certain Communications with Certificateholders

Upon the occurrence of an Indenture Event of Default, the Subordination Agent shall instruct the Trustees to, and the Trustees shall, request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all the parties reflected on DTC's books as holding interests in the Certificates. (Intercreditor Agreement, Section 5.01(c))

Reports

Promptly after the occurrence of a Triggering Event or an Indenture Event of Default resulting from either (A) the failure of LATAM to make payments of rent under any Lease or (B) the failure of any Owner to make payments on any Equipment Note and on every Regular Distribution Date while such Triggering Event or such Indenture Event of Default shall be continuing, the Subordination Agent will provide to the Trustees, the Liquidity Providers, the Rating Agencies and LATAM a statement setting forth the following information:

•	after a LATAM Bankruptcy Event, with respect to each Aircraft, whether such Aircraft is subject to an Interim Restructuring Agreement or other agreement of the applicable creditors of LATAM;

•	to the best of the Subordination Agent's knowledge, after requesting such information from LATAM, (i) whether the Aircraft are currently in service or parked in storage, (ii) the maintenance status of the Aircraft and (iii) location of the Engines. LATAM has agreed to provide such information upon request of the Subordination Agent, but no more frequently than every three months with respect to each Aircraft so long as it is subject to the lien of an Indenture (Note Purchase Agreement, Section 4(b)(iii));

•	the current Pool Balance of each class of Certificates, the Eligible B Pool Balance and the outstanding principal amount of all Equipment Notes for all Aircraft;

•	the expected amount of interest which will have accrued on the Equipment Notes and on the Certificates as of the next Regular Distribution Date;

•	the amounts paid to each person on such Distribution Date pursuant to the Intercreditor Agreement;

•	details of the amounts paid on such Distribution Date identified by reference to the relevant provision of the Intercreditor Agreement and the source of payment (by Aircraft and party);

•	if the Subordination Agent has made a Final Drawing or a Special Termination Drawing under any Liquidity Facility;

•	the amounts currently owed to each Liquidity Provider;

•	the amounts drawn under each Liquidity Facility; and

•	after a LATAM Bankruptcy Event, any operational reports filed by LATAM with the bankruptcy court or other relevant court, trustee or receiver which are available to the Subordination Agent on a non-confidential basis. (Intercreditor Agreement, Section 5.01(d))

The Subordination Agent

Wilmington Trust Company is the Subordination Agent under the Intercreditor Agreement. LATAM and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent's address is Wilmington Trust Company, 1100 North Market Street, Wilmington Delaware 19890, Attention: Drew H. Davis, Ref: LATAM Airlines 2015-1 EETC.

The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. LATAM (unless an Indenture Event of Default has occurred and is continuing) or the Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 7.01(a))

DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

The Aircraft

The Trusts hold Equipment Notes issued for, and secured by, the Aircraft (consisting of eleven new Airbus A321-200 aircraft, two new Airbus A350-900 aircraft and four new Boeing 787-9 aircraft delivered new to LATAM in 2015 and 2016.

The airframe constituting part of an Aircraft is referred to herein as an “Airframe,” and each engine constituting part of an Aircraft is referred to herein as an “Engine.” Each Aircraft is owned by its respective Owner and is being operated by LATAM or the Sublessee.

The Airbus A321-200 aircraft is a narrow-body commercial jet aircraft, with a current seating capacity of approximately 220 passengers across one class in LATAM’s configuration for such aircraft. LATAM’s A321-200 aircraft are each powered by two CFM56-5B/3 model commercial jet engines manufactured by CFM International, S.A. Six of the A321-200 Aircraft are operated by LATAM, and five of the A321-200 Aircraft are operated by the Sublessee.

The Airbus A350-900 aircraft is a wide-body commercial jet aircraft, with a current seating capacity of approximately 348 passengers across two classes in LATAM’s configuration for such aircraft. LATAM’s A350-900 aircraft are each powered by two Trent XWB-84 model commercial jet engines manufactured by Rolls Royce plc. The Airbus A350-900 Aircraft are operated by the Sublessee.

The Boeing 787-9 aircraft is a wide-body commercial jet aircraft, with a current seating capacity of approximately 313 passengers across two classes in LATAM’s configuration for such aircraft. LATAM’s 787-9 aircraft are each powered by two Trent 1000 model commercial jet engines manufactured by Rolls Royce plc. The Boeing 787-9 Aircraft are operated by LATAM.

The Appraisals

The table below sets forth the appraised values of the Aircraft, as determined by Aircraft Information Services, Inc. (“AISI”), Aviation Specialists Group, Inc. (“ASG”) and Morten Beyer & Agnew, Inc. (“mba”), independent aircraft appraisal and consulting firms (collectively, the “Appraisers”). The appraisals were performed in April 2015 (in the case of AISI and ASG) and May 2015 (in the case of mba).

	Registration	Manufacturer’s Serial	Date of	Appraiser’s Valuations
Aircraft Type	Mark	Number	Delivery	AISI	ASG	mba	Appraised Value(1)
Airbus A321-200	CC-BEE	6698	July 29, 2015	$55,420,000	$52,655,591	$52,810,000	$52,810,000
Airbus A321-200	CC-BEF	6780	September 25, 2015	55,600,000	52,655,591	52,890,000	52,890,000
Airbus A321-200	CC-BEG	6797	October 15, 2015	55,690,000	52,912,450	52,940,000	52,940,000
Airbus A321-200	PT-XPJ	6798	October 21, 2015	55,690,000	52,912,450	52,940,000	52,940,000
Airbus A321-200	CC-BEI	6899	December 11, 2015	55,880,000	52,912,450	53,030,000	53,030,000
Airbus A321-200	CC-BEH	6894	December 7, 2015	55,880,000	52,912,450	53,030,000	53,030,000
Airbus A321-200	PT-XPL	6895	December 10, 2015	55,880,000	52,912,450	53,030,000	53,030,000
Airbus A321-200	PT-XPM	6949	February 4, 2016	55,970,000	53,170,585	53,070,000	53,170,585
Airbus A321-200	PT-XPN	7005	February 29, 2016	56,060,000	53,170,585	53,120,000	53,170,585
Airbus A321-200	CC-BEJ	7036	April 4, 2016	56,150,000	53,170,585	53,160,000	53,170,585
Airbus A321-200	PT-XPQ	7081	April 28, 2016	56,150,000	53,170,585	53,160,000	53,170,585

Airbus A350-900	PR-XTA	0024	December 16, 2015	149,670,000	143,412,970	150,250,000	147,777,657
Airbus A350-900	PR-XTB	0027	March 17, 2016	150,160,000	144,124,719	150,500,000	148,261,573

Boeing 787-9	CC-BGE	38478	August 27, 2015	137,200,000	138,016,139	134,420,000	136,545,380
Boeing 787-9	CC-BGF	38479	September 29, 2015	137,420,000	138,016,139	134,530,000	136,655,380
Boeing 787-9	CC-BGG	38461	December 16, 2015	138,110,000	139,039,814	134,870,000	137,339,938
Boeing 787-9	CC-BGH	38459	January 25, 2016	138,330,000	140,071,083	134,980,000	137,793,694
				$1,465,260,000	$1,425,236,637	$1,422,730,000	$1,427,725,960

(1)          The appraised value of each Aircraft set forth above is the lesser of the average and median values of such Aircraft as appraised by the Appraisers.

According to the International Society of Transport Aircraft Trading, appraised “base value” is defined as each Appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use.” An aircraft's appraised base value is founded in the historical trend of values and in the projection of value trends and presumes an arm's-length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

In connection with the offering of the Old Certificates, AISI, ASG and mba were each asked to provide its opinion as to the appraised base value of each Aircraft, projected as of the scheduled delivery month of the applicable Aircraft. As part of this process, all three Appraisers performed “desk top” appraisals without any physical inspection of the Aircraft. The appraisals are based on various assumptions and methodologies, which vary among the appraisals. The appraisals were performed in April 2015 (in the case of AISI and ASG) and May 2015 (in the case of mba). We have not undertaken to update the appraisals in connection with the Exchange Offer. The appraisals do not purport to, and do not, reflect the current market value of the Aircraft. The appraisals are based on various significant assumptions and methodologies which vary among the appraisals. In particular, the appraisals of each of the Aircraft indicate appraised base value of such Aircraft, adjusted for the maintenance status of such Aircraft at or around the time of such appraisals. A different maintenance status may result in different valuations. Appraisals that are more current or that are based on different assumptions and methodologies (or a physical inspection of the Aircraft) may result in valuations that are materially different from those contained in the appraisals.

In connection with the offering of the Old Certificates, the Appraisers delivered letters setting forth their respective appraisals, copies of which are annexed to this prospectus as Appendix II. For a discussion of the assumptions and methodologies used in each of the appraisals, please refer to such letters. In addition, we have set forth on Appendix III to this prospectus a summary of the base value, maintenance adjustment and maintenance adjusted base value determined by each Appraiser with respect to each Aircraft.

An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased or sold in the market. In particular, the appraisals of the Aircraft are estimates of the values of the Aircraft assuming the Aircraft are in a certain condition, which may not be the case. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon the exercise of remedies with respect to any Aircraft, including a sale of such Aircraft, may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including market, economic and airline industry conditions; the supply of similar aircraft; the availability of buyers; the condition of the Aircraft; the time period in which the Aircraft is sought to be sold; and whether the Aircraft is sold separately or as part of a block.

Accordingly, we cannot assure you that the proceeds realized upon any exercise of remedies with respect to any Aircraft would be sufficient to satisfy in full payments due on the Equipment Notes relating to such Aircraft or the full amount of distributions expected on the Certificates. See “Risk Factors –– Risk Factors Relating to the Certificates and the Exchange Offer –– Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

DESCRIPTION OF THE EQUIPMENT NOTES

The following summary describes certain material terms of the Equipment Notes. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Equipment Notes, the Indentures, the Participation Agreements and the Leases. As representative samples, copies of the Participation Agreement, Indenture and Security Agreement, Indenture Supplement and a form of Lease, in each case, for aircraft bearing manufacturer's serial number 6698 have been filed as exhibits to this Registration Statement. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture, the Participation Agreement and the Lease applicable to each Aircraft.

General

Two series of Equipment Notes were issued with respect to each Aircraft: the “Series A Equipment Notes” and the “Series B Equipment Notes” (the Series A Equipment Notes and the Series B Equipment Notes, collectively, the “Equipment Notes”). The Equipment Notes are direct, full recourse obligations of LATAM.

Each respective owner issued Series A Equipment Notes and Series B Equipment Notes with respect to each Aircraft on May 29, 2015 and the Class A Trust purchased such Series A Equipment Notes and the Class B Trust purchase such Series B Equipment Notes from each respective Owner pursuant to the separate Indenture and Security Agreements with respect to such Aircraft (each, an “Indenture” and collectively, the “Indentures”), each dated as of the applicable Closing Date for such Aircraft, between the Owner and Wilmington Trust Company, as loan trustee thereunder (the “Loan Trustee”) and the related Participation Agreement with respect to such Aircraft (each, an “Participation Agreement” and collectively, the “Participation Agreements”), each dated as of the applicable Closing Date for such Aircraft, among the Owner, the Class A Trustee or Class B Trustee, as applicable, the Subordination Agent, the Loan Trustee and Wilmington Trust Company in its individual capacity as expressly set forth therein.

The Owner with respect to each Aircraft leased such Aircraft to LATAM pursuant to a separate finance lease agreement between such Owner and LATAM (each, a “Lease”). Under each Lease, LATAM is obligated to make rental and other payments to the applicable Owner in U.S. dollars. The payments in U.S. dollars required to be made by LATAM under the Lease for each Aircraft are in amounts sufficient to pay in full when due all payments required to be made with respect to the Equipment Notes issued with respect to such Aircraft. However, if LATAM fails to make such payments, an Indenture Event of Default might occur. See “Risk Factors — Risk Factors relating to the Certificates and the Offering — Recourse against the Owners is limited, and payments by LATAM under the Leases may not be sufficient to pay all of their obligations.” The Equipment Notes issued with respect to the Aircraft are not direct obligations of, or guaranteed by, LATAM. LATAM’s obligations under each Lease are general obligations of LATAM.

Subordination

The following subordination provisions will be applicable to the Equipment Notes issued under the Indentures:

•	the indebtedness evidenced by the Series B Equipment Notes issued under an Indenture is, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series A Equipment Notes issued under such Indenture; and

•	the indebtedness evidenced by the Series A Equipment Notes and the Series B Equipment Notes issued under an Indenture is to the extent and in the manner provided in the other Indentures, subordinate and subject in right of payment under such other Indentures to the Equipment Notes issued under such other Indentures. (Indentures, Section 2.13(a))

By the acceptance of its Equipment Notes of any series issued under any Indenture, each holder of such series of Equipment Notes (each, a “Noteholder”) agrees that:

•	if such Noteholder, in its capacity as a Noteholder under such Indenture, receives any payment or distribution under such Indenture that it is not entitled to receive under the provisions of such Indenture, it will hold any amount so received in trust for the Loan Trustee under such Indenture and forthwith turn over such amount to such Loan Trustee in the form received to be applied as provided in such Indenture; and

•	if such Noteholder, in its capacity as a Noteholder under any other Indenture, receives any payment or distribution in respect of Equipment Notes of any series issued under such other Indenture that it is not entitled to receive under the provisions of such other Indenture, it will hold any amount so received in trust for the Loan Trustee under such other Indenture and forthwith turn over such amount to such Loan Trustee under such other Indenture in the form received to be applied as provided in such other Indenture. (Indentures, Section 2.13(c))

By acceptance of its Equipment Notes of any series under any Indenture, each Noteholder of such series also:

•	agrees to and will be bound by the subordination provisions in such Indenture;

•	authorizes and directs the Loan Trustees under all Indentures on such Noteholder's behalf to take any action necessary or appropriate to effectuate the subordination as provided in such Indenture; and

•	if such Noteholder, in its capacity as a Noteholder under any other Indenture, receives any payment or distribution in respect of Equipment Notes of any series issued under such other Indenture that it is not entitled to receive under the provisions of such other Indenture, it will hold appointthe Loan Trustees under all Indentures as such Noteholder's attorney-in-fact for such purpose. (Indentures, Section 2.13(a))

By virtue of the Intercreditor Agreement, all of the Equipment Notes held by the Subordination Agent are effectively cross-subordinated. This means that payments received on a junior series of Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions on a more senior class of Certificates. (Intercreditor Agreement, Section 3.02)

During the existence of an Indenture Event of Default, if the Equipment Notes under the relevant Indenture have become due and payable in full as described in “— Remedies,” then after payment in full of: first, the persons indemnified under “— Indemnification” and certain other expenses with respect to such Indenture; second, the Series A Equipment Notes under such Indenture; and third, the Series B Equipment Notes under such Indenture; any excess proceeds will be available to pay certain indemnity and expense obligations with respect to Equipment Notes issued under other Indentures and held by the Subordination Agent (“Related Equipment Notes”). After payment in full of such indemnity and expense obligations, any remaining excess proceeds will be available to pay any shortfalls then due in respect of Related Equipment Notes under which either (i) a default of the type described in the first clause under “— Indenture Events of Default, Notice and Waiver” has occurred and is continuing, whether or not the applicable grace period has expired, or (ii) an Indenture Event of Default not described in the preceding clause (i) has occurred and is continuing and either (x) the Equipment Notes under the relevant Indenture have become due and payable and the acceleration has not been rescinded or (y) the relevant Loan Trustee has notified the relevant Owner that it intends to exercise remedies under such Indenture (see “— Remedies”) (each such Indenture, a “Defaulted Operative Indenture”) in the following order of priority: first, to Series A Equipment Notes and Series B Equipment Notes ratably as to each such series; and second, in the absence of any such shortfall, such excess proceeds, if any, will be held by the relevant Loan Trustee as additional collateral for such Related Equipment Notes (see “— Security”). (Indentures, Section 3.03)

Principal and Interest Payments

Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum applicable to the Certificates issued by such Trust until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

Interest is payable on the unpaid principal amount of each issued and outstanding Equipment Note at the rate applicable to such Equipment Note on February 15, May 15, August 15 and November 15 of each year, commencing on August 15, 2015. Interest on the Equipment Notes will be computed on the basis of a 360-day year of twelve 30-day months. Overdue amounts of principal and (to the extent permitted by applicable law) Make-Whole Amount, if any, interest and any other amounts payable under each series of Equipment Notes will bear interest, payable on demand, at the interest rate that is the lesser of (i) the interest applicable to such series of Equipment Notes plus 1% and (ii) the maximum rate permitted by applicable law. (Indentures, Section 2.01)

Scheduled principal payments on the issued and outstanding Series A Equipment Notes and Series B Equipment Notes are payable on February 15, May 15, August 15 and November 15 in certain years, commencing on May 15, 2016 and ending on November 15, 2027 in the case of the Series A Equipment Notes and November 15, 2023 in the case of the Series B Equipment Notes, and with respect to the particular Aircraft, in each case as specified in Appendix IV to this prospectus, and the entire principal amount of each Series C Equipment Note, if any, with respect to a particular Aircraft is scheduled to be paid in a single installment on the date specified in Appendix IV to this prospectus with respect to such Aircraft (each such final principal payment date or single payment date, as the case may be, for a particular series of Equipment Notes and with respect to a particular Aircraft, a “Final Maturity Date”). See “Description of the Certificates — Pool Factors” for a discussion of the scheduled payments of principal of the Equipment Notes and possible revisions thereto.

If any date scheduled for a payment of principal, Make-Whole Amount (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day, without any additional interest.

Redemption

If an Event of Loss occurs with respect to an Aircraft under any Indenture, the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to 100% of the unpaid principal thereof, together with all accrued and unpaid interest thereon to (but excluding) the date of redemption and all other obligations owed or then due and payable to the holders of the Equipment Notes under such Indenture, but without premium. (Indentures, Section 2.10)

If certain illegality events or circumstances occur with respect to any Lease of an Aircraft, the Equipment Notes issued with respect to such Aircraft and all other similarly affected Aircraft may be redeemed prior to maturity at the option of LATAM under the applicable Lease; provided that all outstanding Equipment Notes issued with respect to all other Aircraft also affected by such events or circumstances are simultaneously redeemed. See “—Certain Provisions of the Leases — Termination Events” below. The redemption price in the case of any such redemption will be equal to 100% of the unpaid principal thereof, together with all accrued and unpaid interest thereon to (but excluding) the date of redemption and all other obligations owed or then due and payable to the holders of the Equipment Notes under such Indenture, but without premium. (Indentures, Section 2.10)

All of the outstanding Equipment Notes issued with respect to an Aircraft may be redeemed prior to maturity at any time, at the option of the applicable Owner, including in cases where LATAM has elected to purchase the applicable Aircraft; provided that all outstanding Equipment Notes issued with respect to all other Aircraft are simultaneously redeemed. See “— Certain Provisions of the Leases — Purchase Options” below. In addition, an Owner may elect to redeem the outstanding Series B Equipment Notes in connection with a re-issuance of such series. See “Possible Refinancing of Class B Certificates” The redemption price in the case of any optional redemption of outstanding Equipment Notes under any Indenture will be equal to 100% of the unpaid principal thereof, together with all accrued and unpaid interest thereon to (but excluding) the date of redemption and all other obligations owed or then due and payable to holders of the Equipment Notes issued under such Indenture, plus a Make-Whole Amount (if any). (Indentures, Section 2.11)

Notice of any such redemption will be given by the Loan Trustee to each holder of the Equipment Notes to be redeemed not less than 15 nor more than 60 days prior to the applicable redemption date. A notice of redemption may be revoked by written notice from the applicable Owner to the Loan Trustee given no later than three days prior to the redemption date. (Indentures, Section 2.12(b))

“Make-Whole Amount” means with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by LATAM, if any, by which (i) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each such payment on a semiannual basis from its respective payment date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield plus 0.30% in the case of the Series A Equipment Notes and 0.45% in the case of the Series B Equipment Notes, exceeds (ii) the outstanding principal amount of such Equipment Note plus accrued but unpaid interest thereon to the date of redemption. (Indentures, Annex A)

For purposes of determining the Make-Whole Amount, “Treasury Yield” means, at the date of determination, the interest rate (expressed as a semiannual equivalent and as a decimal rounded to the number of decimal places as appears in the interest rate applicable to the relevant Equipment Note and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date and trading in the public securities market either as determined by interpolation between the most recent weekly average constant maturity, non-inflation-indexed series yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date and (B) the other maturing as close as possible to, but later than, the Average Life Date, in each case as reported in the most recent H.15(519) or, if a weekly average constant maturity, non-inflation-indexed series yield to maturity for United States Treasury securities maturing on the Average Life Date is reported in the most recent H.15(519), such weekly average yield to maturity as reported in such H.15(519). “H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable redemption date and the “most recent H.15(519)” means the latest H.15(519) published prior to the close of business on the third Business Day prior to the applicable redemption date. (Indentures, Annex A)

“Average Life Date” for each Equipment Note to be redeemed shall be the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note. “Remaining Weighted Average Life” of an Equipment Note, at the redemption date of such Equipment Note, shall be the number of days equal to the quotient obtained by dividing: (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment of principal, including the payment due on the maturity date of such Equipment Note, by (B) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment by (ii) the then unpaid principal amount of such Equipment Note. (Indentures, Annex A)

Security

Aircraft

The Equipment Notes issued under any Indenture are secured by a security interest in, among other things, the Aircraft subject to the lien of such Indenture and each Aircraft subject to the liens of the other Indentures, as well as an assignment for security purposes to the Loan Trustee of certain of LATAM's warranty rights under its applicable purchase agreements with Boeing. (Indentures, Granting Clause). The Equipment Notes issued with respect to each Aircraft are also secured by:

•	either a Chilean or Brazilian law mortgage on such Aircraft, depending on the jurisdiction of registration of such Aircraft, which shall be granted by the applicable Owner to the relevant Loan trustee;

•	all hull total loss insurance proceeds with respect to such Aircraft;

•	an assignment to the relevant Loan Trustee of all rights and interests in each Lease and each Sublease, as appropriate and, in respect of certain of LATAM’s rights under warranties with respect to each Aircraft, by arrangements with the relevant manufacturers;

•	a Cayman law pledge over the shares of each Owner pursuant to an Owner Share Pledge; and

•	the Call Option over the shares of each Owner pursuant to the Call Agreements.

LATAM has subleased five of the A321-200 Aircraft and both A350-900 Aircraft to TLA (each, a “Subleased Aircraft”) to the Sublessee. Each Subleased Aircraft is registered in Brazil, and LATAM’s rights as sublessor thereunder have been assigned as security to the relevant Loan Trustee. The “international interests” created by each Sublease, the assignment of each Sublease to the relevant Loan Trustee and the mortgage on each Subleased Aircraft are required to be registered under the Cape Town Treaty.

Since the Equipment Notes are cross-collateralized, any proceeds from the sale of any Aircraft by the Loan Trustee or other exercise of remedies under the related Indenture following an Indenture Event of Default under such Indenture will (subject to the provisions of relevant bankruptcy and insolvency legislation) be available for application to shortfalls with respect to the Equipment Notes issued under the other Indentures and the other obligations secured by the other Indentures that are due at the time of such application, as described under “–– Subordination” above. In the absence of any such shortfall at the time of such application, excess proceeds will be held by the Loan Trustee under such Indenture as additional collateral for the Equipment Notes issued under each of the other Indentures and will be applied to the payments in respect of the Equipment Notes issued under such other Indentures as they come due. However, if an Equipment Note ceases to be held by the Subordination Agent (as a result of sale upon the exercise of remedies by the Controlling Party or otherwise), such Equipment Note will cease to be entitled to the benefits of cross-collateralization. (Indentures, Section 3.03)

If the Equipment Notes issued under any Indenture are repaid in full in the case of an Event of Loss or an illegality event with respect to such Aircraft, the lien on such Aircraft under such Indenture will be released. (Indentures, Section 10.01) At any time on or after the latest final maturity date of the Equipment Notes issued in respect of an Aircraft, if all obligations secured under all of the Indentures that are then due have been paid, the lien on such Aircraft will be released and such Aircraft will cease to be included in the collateral pool. (Indentures, Section 10.01) Once the lien on any Aircraft is released, such Aircraft will no longer secure the amounts that may be owed under any Indenture.

Equipment Note Guarantees

Each Owner has guaranteed the obligations of each other Owner relating to the Equipment Notes issued by such other Owner.

Independent Directors

Each Owner’s Board contains at least one Independent Director. Certain significant actions or proceedings of the Owners, such as insolvency proceedings, the winding up or dissolution of the Owners, amendments to the Owners’ organizational documents, amalgamations or mergers or sales of any asset of the Owners (other than the disposition of any engine or aircraft or part thereof that is permitted under the transaction documents), may only be approved by a unanimous vote of all directors. An “Independent Director“ means a person who, at any time during such person’s tenure as director or during the five years preceding such person’s appointment as director (i) does not have and is not committed to acquire any direct or indirect financial, legal or beneficial interest in the Owner or LATAM and is not a creditor, supplier, family member, manager, contractor, shareholder, director, officer, employee, subsidiary or affiliate of the Owner or LATAM, (ii) is not connected with the Owner, LATAM or any creditor, supplier, family member, manager, contractor, shareholder, director, officer, employee, subsidiary or affiliate of LATAM, (iii) is not, and has not been on the board of directors of and does not control (directly, indirectly or otherwise) LATAM or any of its affiliates (except in the capacity of Independent Director of LATAM).

Cash

Cash, if any, held from time to time by the relevant Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft, will be invested and reinvested by such Loan Trustee, at the direction of LATAM, in investments described in the related Indenture. (Indentures, Section 5.06)

Loan to Value Ratios of Equipment Notes

The tables in Appendix V to this prospectus set forth the LTVs for the Series A Equipment Notes and the Series B Equipment Notes issued in respect of each Aircraft as of each Regular Distribution Date.

The LTVs for each Regular Distribution Date listed in the tables in Appendix V were obtained by dividing (i) the outstanding principal amount (assuming no payment default, purchase or early redemption) of such Equipment Notes, plus, in the case of the Series B Equipment Notes, the outstanding balance of the Series A Equipment Notes assumed to be issued and outstanding under the relevant Indenture, plus, in the case of the Series C Equipment Notes, the outstanding balance of the Series A Equipment Notes and the Series B Equipment Notes assumed to be issued and outstanding under the relevant Indenture, determined in each case immediately after giving effect to the payments, if any, scheduled to be made on each such Regular Distribution Date by (ii) the assumed aircraft value (the “Assumed Aircraft Value”) on such Regular Distribution Date, calculated based on the Depreciation Assumption, of the Aircraft with respect to which such Equipment Notes were assumed to be issued and outstanding.

The tables in Appendix V are based on the assumption (the “Depreciation Assumption”) that the Assumed Aircraft Value of each Aircraft depreciates annually by approximately 3% of the appraised value at delivery per year for the first 15 years after delivery of such Aircraft by the manufacturer, by approximately 4% per year thereafter for the next five years and by approximately 5% per year for each year after that. With respect to each Aircraft, the appraised value at delivery of such Aircraft is the theoretical value that, when depreciated from the initial delivery of such Aircraft by the manufacturer in accordance with the Depreciation Assumption, results in the appraised value of such Aircraft specified under “Prospectus Summary — Equipment Notes, the Leases and the Aircraft” and “Description of the Aircraft and the Appraisals — The Appraisals.”

Other rates or methods of depreciation could result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See “Risk Factors — Risk Factors Relating to the Certificates and the Exchange Offer – The Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

Limitation of Liability

Except as otherwise provided in the Indentures, no Loan Trustee, in its individual capacity, will be answerable or accountable under the Indentures or under the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or negligence. (Indentures, Section 6.01)

Indenture Events of Default, Notice and Waiver

“Indenture Events of Default” under each Indenture include:

(a)          the failure by the applicable Owner to pay any interest, principal or Make-Whole Amount (if any) within 15 days after the same has become due on any Equipment Note;

(b)          the failure by the applicable Owner to pay any amount (other than interest, principal or Make-Whole Amount (if any)) when due under the Indenture, any Equipment Note or any other related Financing Agreement for more than 30 days after such Owner receives written notice from the Loan Trustee or any Noteholder under such Indenture;

(c)          the occurrence of a Lease Event of Default under the related Lease;

(d)          the failure by the applicable Owner or LATAM to perform or observe any other covenant, condition or agreement to be performed or observed by it under any related Financing Agreement that continues for a period of 60 days after LATAM or such Owner receives written notice from the Loan Trustee or any Noteholder under such Indenture; provided that, if such failure is capable of being remedied, no such failure will constitute an Indenture Event of Default for a period of one year after such notice is received by LATAM or such Owner so long as LATAM or such Owner is diligently proceeding to remedy such failure;

(e)          any representation or warranty made by the applicable Owner or LATAM in the related Financing Agreements proves to have been incorrect in any material respect when made, and such incorrectness continues to be material to the transactions contemplated by the Indenture and remains unremedied for a period of 60 days after LATAM or such Owner receives written notice from the Loan Trustee or any Noteholder under such Indenture; provided that, if such incorrectness is capable of being remedied, no such incorrectness will constitute an Indenture Event of Default for a period of one year after such notice is received by LATAM or such Owner so long as LATAM or such Owner is diligently proceeding to remedy such incorrectness;

(f)          the occurrence of certain events of bankruptcy, reorganization or insolvency of the applicable Owner;

(g)          the occurrence and continuance of an “Indenture Event of Default” under any other Indenture, but only if, as of any date of determination, all Equipment Notes issued and outstanding under such other Indenture are held by the Subordination Agent under the Intercreditor Agreement; or

(j)          the failure by LATAM—in circumstances where applicable law requires any sublease to contain a purchase option or other right, in favor of the permitted sublessee, to acquire title to the Aircraft—to procure that the relevant sublessee execute, in favor of the Loan Trustee, an undertaking confirming that any purchase option or other right to acquire title to the Aircraft will not be exercised;

provided that, notwithstanding anything to the contrary set forth in the foregoing, any failure of LATAM to perform or observe any covenant, condition or agreement shall not constitute an Event of Default if such failure arises by reason of an event referred to in the definition of “Event of Loss” so long as LATAM is continuing to comply with all of the terms set forth under “Certain Provisions of the Leases — Events of Loss.” (Indentures, Section 4.01)

Each Indenture provides that the holders of a majority in aggregate unpaid principal amount of the Equipment Notes outstanding under such Indenture, by written instruction to the Loan Trustee, may on behalf of all of the Noteholders waive any past default and its consequences under such Indenture, except a default in the payment of the principal of, Make-Whole Amount (if any) or interest due under any such Equipment Notes outstanding (other than with the consent of the holder thereof) or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each such affected Noteholder. (Indentures, Section 4.05) This provision, among others, is subject to the terms of the Intercreditor Agreement.

An “Indenture Default” means any condition, circumstance, act or event that, with the giving of notice, the lapse of time or both, would constitute an Indenture Event of Default.

Remedies

The exercise of remedies under the Indentures is subject to the terms of the Intercreditor Agreement, and the following description should be read in conjunction with the description of the Intercreditor Agreement.

If an Indenture Event of Default occurs and is continuing under an Indenture, the related Loan Trustee may, and upon receipt of written instructions of the holders of a majority in principal amount of the Equipment Notes then outstanding under such Indenture will, declare the principal amount of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon (but without any Make-Whole Amount). If certain events of bankruptcy or insolvency occur with respect to the applicable Owner or LATAM, such amounts shall, subject to applicable law, become due and payable without any declaration or other act on the part of the related Loan Trustee or holders of Equipment Notes. The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes if (i) there has been paid to or deposited with the related Loan Trustee an amount sufficient to pay all overdue installments of principal and interest on any such Equipment Notes, and all other amounts due thereunder that have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Events of Default, other than nonpayment of principal amount or interest on the Equipment Notes that have become due solely because of such acceleration, have been cured or waived; provided that no such rescission or annulment will extend to or affect any subsequent default or Indenture Event of Default or impair any right consequent thereon. (Indentures, Sections 4.02(a) and 4.02(d))

Each Indenture provides that, if an Indenture Event of Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law. Such remedies include the right to take possession of the Aircraft and to sell all or any part of the Airframe or any Engine comprising the Aircraft subject to such Indenture. (Indentures, Section 4.02(a)) See “Description of the Intercreditor Agreement — Intercreditor Rights — Limitation on Exercise of Remedies.”

In certain circumstances following the bankruptcy or insolvency of an Owner or LATAM where the obligations of such Owner or LATAM with respect to any Indenture exceed the value of the Collateral under such Indenture, post-petition interest may not accrue on the related Equipment Notes. In addition, to the extent that distributions are made to any Certificateholders, whether under the Intercreditor Agreement or from drawings on the Liquidity Facilities, in respect of amounts that would have been funded by post-petition interest payments on such Equipment Notes had such payments been made, there would be a shortfall between the claim allowable against such Owner or LATAM in respect of such Equipment Notes after the disposition of the Collateral securing such Equipment Notes and the remaining balance of the Certificates. Such shortfall would first reduce some or all of the remaining claim against such Owner or LATAM available to the Trustees for the most junior classes.

If an Indenture Event of Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)

“Financing Agreements” means, with respect to any Indenture, such Indenture, the Equipment Notes issued thereunder, the related Participation Agreement, the related Lease and other transaction documents (each, a “Financing Agreement”) referred to in such Indenture. (Indentures, Annex A)

Modification of Indentures and Financing Agreements

Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture, the related Equipment Notes, Participation Agreement and Lease may not be amended or modified, except to the extent indicated below. (Indentures, Section 9.01(a))

Any Financing Agreement and any Equipment Notes may be amended without the consent of any Noteholder or any other beneficiaries of the security under such Indenture to, among other things, (i) evidence the succession of another person to LATAM and the assumption by any such successor of the covenants of LATAM contained in such Indenture and any of the other related Financing Agreement; (ii) cure any defect or inconsistency in any Indenture, the Equipment Notes issued thereunder or any other Financing Agreement, or make any change not inconsistent with the provisions of such Indenture (provided that such change does not adversely affect the interests of any Noteholder or any other beneficiary of the security under such Indenture in its capacity solely as Noteholder or other beneficiary of the security under such Indenture, as the case may be); (iii) cure any ambiguity or correct any mistake; (iv) evidence the succession of another party as an Owner or Loan Trustee in accordance with the terms of such Indenture or evidence the succession of a new trustee or securities intermediary or the removal of a trustee, or facilitate the appointment of any co-trustee or co-trustees or any separate or additional trustee or trustees pursuant to such Indenture; (v) convey, transfer, assign, mortgage or pledge any property to or with the Loan Trustee of such Indenture; (vi) make any other provisions with respect to matters or questions arising under such Indenture or such Equipment Notes or the other Financing Agreements, provided that such action does not adversely affect the interests of any Noteholder in its capacity solely as Noteholder; (vii) correct or amplify the description of any property at any time subject to the lien of such Indenture or better assure, convey and confirm unto the Loan Trustee any property subject or required to be subject to the lien of such Indenture, or subject to the lien of such Indenture the applicable Airframe or Engines or any replacement Engine; (viii) add to the covenants of the related Owner for the benefit of the Noteholders or surrender any rights or powers conferred upon LATAM or the Owner under such Indenture; (ix) add to rights of the Noteholders; (x) include on the Equipment Notes under such Indenture any legend as may be required by law or as may otherwise be necessary or advisable; (xi) comply with any applicable requirements of the Trust Indenture Act or any other requirements of applicable law or of any regulatory body; (xii) give effect to the replacement of a Liquidity Provider with a replacement liquidity provider and the replacement of a Liquidity Facility with a Replacement Facility and, if a Replacement Facility is to be comprised of more than one instrument, incorporate appropriate mechanics for multiple liquidity facilities for the applicable Trust; or (xiii) provide for the issuance in connection with a refinancing or reissuance, of Series B Equipment Notes, or the issuance or successive redemption of Series B Equipment Notes and the issuance from time to time of new Series B Equipment Notes, and for the issuance of pass through certificates by any pass through trust that acquires any such new Series B Equipment Notes, and make changes relating to any of the foregoing (including, without limitation, to provide for any prefunding mechanism in connection therewith), and provide for any credit support for any pass through certificates relating to any such Series B Equipment Notes (including, without limitation, to secure claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support (including, without limitation, to specify such credit support as a “Liquidity Facility” and the provider of any such credit support as a “Liquidity Provider,” and if such “Liquidity Facility” is to be comprised of more than one instrument, to incorporate appropriate mechanics for multiple liquidity facilities for a single pass through trust)); provided that such new Series B Equipment Notes are issued in accordance with the Note Purchase Agreement, the applicable Participation Agreement and the Intercreditor Agreement. See “Possible Refinancing of Class B Certificates.” (Indentures, Section 9.01(c))

Each Indenture provides that without the consent of the holder of each Equipment Note outstanding under such Indenture affected thereby, no amendment or modification of such Indenture may, among other things: (i) reduce the principal amount of, Make-Whole Amount (if any) or interest payable on any Equipment Notes issued under such Indenture; (ii) change the date on which any principal amount of, Make-Whole Amount (if any) or interest payable on any Equipment Note is due or payable; (iii) reduce, modify or amend any indemnities in favor of the related Loan Trustee or the Noteholders; (iv) permit the creation of any lien with respect to the Collateral subject to the lien of such Indenture prior to or pari passu with the lien of such Indenture, except as permitted by such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the related Collateral, except as provided in connection with the exercise of remedies under such Indenture, provided that, without the consent of each holder of an affected Related Equipment Note then outstanding, no such amendment, waiver or modification of terms of, or consent under, any thereof shall modify the payment priorities after an Indenture Event of Default set forth in such Indenture or deprive any holder of a Related Equipment Note of the benefit of the lien of such Indenture upon the related Collateral, except as provided in connection with the exercise of remedies under such Indenture; or (v) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture required to take or approve any action under such Indenture. (Indentures, Section 9.01(b))

Certain Provisions of the Leases

Each 2015 Wide Body Aircraft is owned by the 2015 WB Owner and leased to LATAM pursuant to the applicable Lease. Each 2015 Narrow Body Aircraft is owned by the 2015 NB Owner and leased to LATAM pursuant to the applicable Lease. Each 2016 Wide Body Aircraft is owned by the 2016 WB Owner and leased to LATAM pursuant to the applicable Lease. Each 2016 Narrow Body Aircraft is owned by the 2016 NB Owner and leased to LATAM pursuant to the applicable Lease. LATAM has subleased five Airbus A321-200 Aircraft and both Airbus A350-900 Aircraft (the “Subleased Aircraft”) to TLA upon delivery of such Aircraft pursuant to an operating Sublease which is subject and subordinate to the related Lease. All of the Aircraft are registered in Chile, except for the Subleased Aircraft, which are registered in Brazil.

Lease Term and Rentals

Each Aircraft is leased to LATAM for an initial term commencing on the date on which such Aircraft is acquired by the applicable Owner from the applicable manufacturer and expiring on the latest Equipment Note Maturity Date (as set forth in the table under “— Equipment Notes, the Leases and the Aircraft”). The expiration of each Lease is subject to earlier termination in accordance with its terms, and LATAM has the right to purchase the related Aircraft prior to such expiration date. LATAM does not have a right to extend the Lease term for any Aircraft. (Leases, Sections 3(a), 3(e) and 5(a))

Rent under each Lease is payable by LATAM in U.S. dollars on each Basic Rent Payment Date. The basic rent payable in U.S. dollars under each Lease of an Aircraft due on each Basic Rent Payment Date is calculated to be an amount sufficient to pay the scheduled principal amount of and accrued interest (including any change in the interest rate for the Equipment Notes, as described under “— Exchange Offer; Registration Rights”) on the Equipment Notes relating to such Aircraft due on the Regular Distribution Date immediately succeeding such Basic Rent Payment Date. Each installment of basic rent is required to be paid by LATAM directly to an account in the U.S. of the Loan Trustee with Wilmington Trust Company in payment of scheduled payments of principal and interest and other amounts due or expected to be due from the applicable Owner under the related Equipment Notes. (Leases, Sections 3(b) and (d))

“Basic Rent Payment Date” means, with respect to each Lease, each Regular Distribution Date under the Equipment Notes.

Net Lease; Maintenance

Under the terms of each Lease, LATAM’s obligations in respect of the relevant Aircraft are those of a lessee under a “net lease”. Accordingly, LATAM is obligated under each Lease, among other things and at LATAM’s cost and expense, to keep the relevant Aircraft duly registered and insured and to service, inspect, maintain, modify, store, repair and overhaul, so as to keep it in good operating and serviceable condition and repair, ordinary wear and tear excepted, and in such condition as necessary to enable all applicable airworthiness certifications for the Aircraft to be maintained in full force and effect and good standing at all times except when such Aircraft is undergoing certain service, maintenance, modification, overhaul, testing or repair as required or permitted under such Lease. (Leases, Sections 7(a), 7(c)(i) and (ii) and 11)

Possession, Subleasing and Transfer

Each Aircraft may be operated by LATAM or, subject to certain restrictions, by certain other persons. LATAM may transfer possession of any Aircraft or any Airframe, Engine or part comprising any Aircraft in connection with testing, service, repair or maintenance, or certain permitted modifications or alterations. LATAM may, subject to certain restrictions, subject any Aircraft to an interchange agreement with a Leasing Affiliate and may sublease any Aircraft to any Leasing Affiliate or certain permitted foreign air carriers. Any interchange agreement or sublease shall be expressly subject and subordinate to the terms of the Lease and the security documents and shall not affect the priority or perfection of the liens of the security documents or the rights of the applicable Owner or the Loan Trustee. In addition, any sublease or interchange shall be expressly terminable by LATAM at any time upon not more than ninety (90) days’ prior written notice to the applicable sublessee or interchange counterparty. Such subleases and interchange agreements and the rights of the applicable Owner thereunder will be assigned as security for LATAM’s obligations under the related Lease. LATAM is not restricted from amending, modifying or terminating any sublease or interchange agreement, including each Sublease, as it may deem appropriate in its sole discretion so long as the terms of such sublease or interchange agreement comply with the requirements of the related Lease. (Leases, Section 7(e))

Any lessee that is a permitted foreign air carrier may not be subject to insolvency or similar proceedings at the commencement of such sublease. (Leases, Section 7(e)(v)(17)). Permitted foreign air carriers are limited to those based in certain permitted jurisdictions, but those jurisdictions are not required to be party to the Cape Town Treaty. In the case of an Indenture Event of Default, the ability of the related Loan Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered or located outside Chile, Brazil or the United States.

“Leasing Affiliate” means a subsidiary of LATAM or any other person controlled by LATAM, in each case that is, if the relevant person is the operator or proposed operator of the Aircraft, a commercial air carrier possessing at all times while the Aircraft is operated by such person, all necessary authorizations (including, without limitation, those required to operate the Aircraft), consents and licenses; provided that in no event shall any person be a Leasing Affiliate if such person is, at the time of the proposed entry into of any sublease or interchange: (i) insolvent, or (ii) located in a country subject to EU or UN sanctions. For the purposes of this definition, LATAM shall be deemed to “control” another person if:

(a)	LATAM possesses, directly or indirectly, the power to direct the management or policies of such other person whether through:

(i)	the ownership of voting rights;

(ii)	control of the board (including control of its composition) of the other person;

(iii)	indirect control of (i) and (ii); or

(b)	such other person would, under relevant accounting principles, be consolidated or required to be consolidated for accounting purposes with LATAM.

LATAM has subleased five Airbus A321-200 Aircraft and both Airbus A350-900 Aircraft to the Sublessee (each, a “Sublease”). Each Sublease is governed by New York law and is subject and subordinate to the related Lease, and LATAM will remain primarily liable for all amounts owed under the related Lease. Each Sublease has been assigned as security for LATAM’s obligations under the related Lease. Each Sublease automatically terminates at any time the related Lease has been terminated and is also terminable at any time upon 45 days prior notice to the Sublessee from LATAM (or the Loan Trustee pursuant to the Lease assignment). The Subleases contains no purchase option for TLA and are to be characterized as simple leases (“arrendamento simples/aluguel”) for purposes of Brazilian law.

Registration

LATAM is required at all times to cause each Aircraft to be duly registered in the name of the applicable Owner and operator with the relevant aviation authority. The relevant aviation authority will be the Dirección General de Aeronáutica Civil of Chile, except in respect of Subleased Aircraft, in which case it is ANAC of Brazil. So long as no default or Lease Event of Default is continuing and subject to certain conditions, the Aircraft may also be registered with another aviation authority in connection with any re-registration in connection with a permitted sublease. LATAM shall ensure that such Aircraft is registered with the relevant aviation authority in the name of the applicable Owner, or if required by applicable law in the name of LATAM, as lessee, or any permitted sublessee as sublessee and noting the interest of the applicable Owner and the Loan Trustee to the extent permitted by applicable law. The conditions to any re-registration outside of Chile or Brazil include a requirement that an opinion of counsel be provided that the Loan Trustee will have a first priority lien on the Aircraft and the Lease. (Leases, Section 7(a) and (b))

LATAM has filed, registered or recorded the Leases, Subleases, local law mortgages with respect to the Aircraft and certain other documents in Chile, or, in the case of the Subleased Aircraft, in Brazil, in each case to the extent necessary or advisable to ensure that the rights, title and interest of the Loan Trustee are appropriately established, protected and, to the extent possible, perfected under applicable Chilean or Brazilian law (or the law of any other jurisdiction in which an Aircraft is registered at such time). In furtherance of the foregoing, in the case of the Subleased Aircraft, LATAM is required to register the “international interests” or “assignments of international interest” created pursuant to each Sublease, Sublease assignment and each Brazilian law Aircraft mortgage under the Cape Town Treaty. (Participation Agreements, Section 3.01(u)) Such registrations with respect to each Aircraft give the relevant Loan Trustee a first-priority, perfected security interest in such Aircraft under Chilean law or Brazilian law, as applicable. The Cape Town Treaty provides that a registered “international interest” has priority over a subsequently registered interest and with certain limited exceptions (including certain non-consensual rights and interests) over an unregistered interest for purposes of the law of those jurisdictions that have ratified the Cape Town Treaty. There are many jurisdictions in the world that have not ratified the Cape Town Treaty, including Chile, and although LATAM expects the Subleased Aircraft to be registered in Brazil, which has ratified the Cape Town Treaty, the Subleased Aircraft may be physically located in any other jurisdiction from time to time when performing international flights.

Liens

LATAM is required to maintain each Aircraft free of any liens, other than the respective rights of the relevant Loan Trustee, the holders of the related Equipment Notes, LATAM, the relevant Owner, and the Sublessee, as applicable, arising under the applicable Indenture, the applicable Lease, any applicable Sublease, or the other financing documents relating thereto, and other than certain limited liens permitted under such documents, including but not limited to (i) liens for fees or charges of any airport or air navigation authority not yet due and payable or which are being contested in good faith, on reasonable grounds and by appropriate proceedings so long as such liens do not involve any material risk of the sale, seizure, forfeiture, detention or loss of the Aircraft, any part thereof, title thereto, or any interest therein or the use thereof (any of which, a “Lien Loss”); (ii) liens for taxes either not yet overdue or being contested in good faith by appropriate proceedings that do not involve any material risk of Lien Loss and that do not involve any potential for criminal liability, and in the case of such proceedings so long as adequate reserves are maintained in respect of such taxes in accordance with applicable accounting principles; (iii) materialmen’s, mechanics’, workmen’s, repairmen’s, employees’ or other like liens on the Aircraft, the airframe or any engine arising in the ordinary course of business for amounts the payment of which is either not yet due or which are being contested in good faith by appropriate proceedings that do not involve any material likelihood of Lien Loss and in the case of such proceedings so long as adequate reserves are maintained by the Lessee in respect of such amounts in accordance with applicable accounting principles; (iv) liens arising out of judgments or awards with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith by appropriate proceedings that do not involve any material likelihood of Lien Loss and in the case of such proceedings so long as an adequate bond to stay enforcement is in effect; and (v) salvage or similar rights of insurers under insurance policies maintained pursuant to and in accordance with the Lease. (Leases, Section 6)

Replacement of Parts; Alterations

LATAM is obligated, at its own cost and expense, to replace or cause to be replaced all parts that may from time to time be incorporated or installed in or attached to any Aircraft and which may from time to time become defective and not economically repairable, become time-expired or due for replacement, or worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason subject to the terms of the Leases (Leases, Section 8(a)). LATAM is obligated (subject to a right of LATAM to contest the validity or application of any such directives, service bulletins and modification), at its own cost and expense, to make such alterations, modifications and additions with respect to each Aircraft as may be required from time to time to comply with the directives, service bulletins and modification published (and of a mandatory nature) by the relevant manufacturer, the Federal Aviation Authority or the relevant aviation authority. LATAM has the right, at its own cost and expense, to make such alterations, modifications and additions with respect to each Aircraft and Engine as it or any permitted sublessee may deem desirable in the proper conduct of its business and to remove parts which it deems to be obsolete or no longer suitable or appropriate for use, so long as such alteration, modification, addition or removal does not materially diminish the value, utility, remaining useful life, performance or operational characteristics, condition or airworthiness of the related Aircraft or Engine below that prior to such alteration, modification, addition or removal. (Leases, Section 8(d)). LATAM may, at any time, substitute an Engine with a replacement engine of the same or an improved model subject to certain conditions, including that (i) LATAM informs the Loan Trustee in writing and (ii) upon such substitution the replacement engine will be subject to the lien of the relevant Indenture. (Leases, Section 9(b))

Insurance

LATAM is required to maintain, at its expense, all-risk aircraft hull insurance covering each Aircraft, at all times in an amount not less than 115% of the unpaid principal amount of the Equipment Notes relating to such Aircraft. For all insurance proceeds payable following the occurrence of an Event of Loss, such proceeds will be payable to the applicable Loan Trustee, for so long as the relevant Indenture shall be in effect. In the event of a partial loss involving insurance proceeds of up to U.S.$2,000,000 per occurrence in the case of A321-200 Aircraft and U.S.$5,000,000 per occurrence in the case of A350-900 Aircraft and Boeing 787-9 Aircraft, such proceeds will be payable directly to LATAM or the party nominated by LATAM to repair the damage. In the event of a partial loss involving insurance proceeds exceeding U.S.$2,000,000 per occurrence in the case of A321-200 Aircraft or U.S.$5,000,000 per occurrence in the case of A350-900 Aircraft and Boeing 787-9 Aircraft, LATAM shall promptly notify the Loan Trustee of such partial loss, and such proceeds will be payable directly to the party nominated by LATAM to repair the damage or to reimburse LATAM for the costs of such repair. (Leases, Sections 10(c) and (k))

In addition, LATAM is obligated to maintain comprehensive airline liability insurance at its expense covering such risks as are customarily insured against in respect of international aircraft operations, including general third-party legal liability, passenger liability, products liability and property damage (including cargo, baggage and mail liability) on terms substantially similar to the insurance LATAM carries on similar aircraft in its fleet. The amount of such liability insurance coverage per occurrence may not be less than U.S.$750,000,000 in the case of A321-200 Aircraft and U.S.$1,000,000,000 in the case of A350-900 Aircraft and Boeing 787-9 Aircraft. LATAM is also required to maintain war and allied perils and hijacking insurance, either in the commercial insurance market or with the government of the country in which an Aircraft is registered, to the extent such insurance is (i) maintained by LATAM for other aircraft owned or leased and operated by it, (ii) customarily obtained by air carriers with comparable route structures flying similar aircraft or (iii) generally required by financiers and lessors of similar aircraft being operated by air carriers with comparable route structures. LATAM may not self-insure other than in respect of insurance deductibles (which shall in no event be greater than U.S.$750,000 in the case of A321-200 Aircraft and U.S.$1,000,000 in the case of A350-900 Aircraft and Boeing 787-9 Aircraft). (Leases, Sections 10(b), (c) and (r))

In respect of each Aircraft, LATAM is required to name as additional insured parties the relevant Owner, the relevant Loan Trustee, the Subordination Agent, each Trustee and each Liquidity Provider under all liability insurance policies required with respect to such Aircraft, all in accordance with AVN67B. In addition, the insurance policies will be required to provide that, in respect of the interests of such additional insured persons, the insurance shall not be invalidated or impaired by any act or omission of LATAM, any permitted lessee or any other person. (Leases, Section 10(b))

Events of Loss

If an Event of Loss occurs with respect to any Aircraft or any Airframe, LATAM is required to pay to the relevant Owner an amount sufficient to pay in full the principal amount of the related Equipment Notes and all accrued and unpaid interest thereon as of the date of such payment for such Aircraft (the “Note Value”), together with all other amounts then due and unpaid under the Lease and the other operative documents with respect to such Aircraft, not later than the 90th day after the date on which the Event of Loss occurred. Upon the payment of the Note Value for such Aircraft together with all other amounts then due and unpaid with respect to such Aircraft, which must be at least sufficient to pay in full as of the date of payment the principal amount of the related Equipment Notes and all accrued and unpaid interest due thereon (together with all other amounts due with respect to such Equipment Notes), the security interests created by the relevant Indenture and the Lease relating to such Aircraft will terminate with respect to such Aircraft, LATAM’s obligation thereafter to make rent payments with respect to such Lease will cease and the applicable Owner will transfer all of its right, title and interest in and to the related Aircraft to LATAM. (Indentures, Section 2.10; Leases, Section 9(a))

“Event of Loss” means, in relation to the Aircraft, the Airframe or any Engine, any of the following events:

(i)	the destruction of or damage to such property that renders repair uneconomic or that renders such property permanently unfit for normal use; or

(ii)	any damage or loss to or other circumstance in respect of such property that results in an insurance settlement with respect to such property on the basis of a total loss, or a constructive, compromised or arranged total loss; or

(iii)	the confiscation or nationalization of, or requisition of title to such property by any government body; or

(iv)	the theft, hijacking or disappearance of such property that shall have resulted in the loss of possession of such property by the Lessee (or a permitted sublessee) for a period in excess of sixty (60) days; or

(v)	grounding of the Aircraft or other prohibition on the operation or use of the Aircraft in the normal course of LATAM’s business for a period of one hundred twenty (120) consecutive days due to action by a government body; or

(vi)	the seizure of, sequestration of, condemnation, confiscation or taking of, or requisition for use of, such property by any government body that shall have resulted in the loss of possession of such property by the Lessee (or permitted sublessee) and such requisition for use shall have continued beyond the earlier of (A) sixty (60) days and (B) the date of receipt of insurance or condemnation proceeds with respect thereto.

An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe. (Leases, Annex A)

An Event of Loss shall be deemed to have occurred:

(a)	in the case of an actual total loss, at 12 midnight (New York time) on the actual date the Aircraft was lost or, if such date is not known, 12 midnight (New York time) on the day on which the Aircraft was last heard from;

(b)	in the case of any of the events described in paragraph (i) of the definition of Event of Loss above (other than an actual total loss), upon the date of occurrence of such destruction, damage or rendering unfit;

(c)	in the case of any of the events described in paragraph (ii) of the definition of Event of Loss above (other than an actual total loss), the date and time at which either a total loss is subsequently admitted by the insurers or a competent court or arbitration tribunal issues a judgment to the effect that a total loss has occurred;

(d)	in the case of any of the events referred to in paragraph (iii) of the definition of Event of Loss above, upon the occurrence thereof; and

(e)	in the case of any of the events referred to in paragraphs (iv), (v) and (vi) of the definition of Event of Loss above, upon the expiration of the period of time specified therein.

Purchase Options

LATAM may elect to purchase the Aircraft subject to any Lease and terminate such Lease at any time, provided that LATAM simultaneously elects to exercise the corresponding purchase option in respect of all of the other Aircraft. (Leases, Section 5(a)(ii)) Upon any such purchase, LATAM shall pay in full an amount equal to the outstanding principal amount of the related Equipment Notes, all accrued and unpaid interest thereon as of such date of payment for such Aircraft and Make-Whole Amount (if any), together with all other amounts then due and unpaid under the Lease and the other operative documents with respect to such Aircraft (including, without limitation, all amounts owed by the Owner pursuant to the voluntary redemption provisions set forth in the Indenture); provided that LATAM shall simultaneously exercise the purchase option with respect to each other Aircraft pursuant to and in accordance with the analogous purchase option provision in each other Lease and, in connection therewith, pay in full all related secured obligations in respect of each other Aircraft. (Leases, Section 5(a)(ii)) If LATAM elects to exercise such purchase option, the Owners must redeem all of the Equipment Notes at a redemption price equal to 100% of the unpaid principal amount of the Equipment Notes, together with accrued and unpaid interest thereon to, but not including, the date of redemption, plus all other secured obligations owed or then due and payable to the Noteholders, plus the Make-Whole Amount, if any. (Indentures, Section 2.10) See “— Redemption.” Upon such payment, the relevant Owner will transfer all of its right, title and interest in the Aircraft to LATAM and the related Lease will terminate.

In addition, if any Lease has not been terminated, with not less than ninety (90) days prior written notice to the applicable Loan Trustee and Owner, LATAM will have the right on the expiry of the Lease term to purchase the Aircraft for a purchase price equal to the sum of $100 plus the entire outstanding principal amount of the related Equipment Notes, all accrued and unpaid interest thereon as of such date of payment for such Aircraft and Make-Whole Amount (if any), together with all other amounts then due and unpaid under the Lease and the other operative documents with respect to such Aircraft; provided that LATAM must simultaneously exercise the same purchase option with respect to each other Aircraft pursuant to and in accordance with the analogous provision of each other Lease and, in connection therewith, has paid in full all related secured obligations with respect to each other Aircraft. Upon such payment, the relevant Owner will transfer all of its right, title and interest in the Aircraft to LATAM and the related Lease will terminate. (Leases, Sections 5(a) and (b)).

Lease Events of Default

There are cross-default provisions in each Lease. If there is an event of default under one of the Leases and remedies are exercisable with respect to the Aircraft under such Lease, an event of default will also occur under the other Leases and the Indentures and, in the case of a Subleased Aircraft, under the Subleases, and remedies will be exercisable with respect to all Aircraft under all Leases and Indentures and, if applicable, all Subleases.

Upon the termination of any Lease or the exercise of any remedies with respect to any Aircraft, the Loan Trustee acting at the direction of the Controlling Party will also have the right to terminate any Sublease or any other sublease or interchange of such Aircraft.

A “Lease Event of Default” includes:

(i)	failure by LATAM to pay any amount of basic rent within 15 Business Days after the due date;

(ii)	failure by LATAM to pay supplemental rent or any other amount due within 15 Business Days after receipt by LATAM of demand therefor;

(iii)	failure by LATAM to carry and maintain (or cause to be carried and maintained) insurance (including reinsurance) on or in respect of the relevant Aircraft in accordance with the provisions of such Lease;

(iv)	LATAM’s default in the performance or observance, in any material respect, of any of its obligations, covenants or agreements (other than those referred to in (i) to (iii) above) to be performed or observed by it under the operative documents and such failure is unremediable or, if such default is remediable and LATAM is diligently proceeding to remedy such failure and such failure continues unremedied for a period of 60 days after notice from the applicable Owner or Loan Trustee, as the case may be; provided that if such failure is capable of being remedied, no such failure shall constitute a Lease Event of Default for a period of one year after such notice is received by LATAM so long as LATAM is diligently proceeding to remedy such failure;

(v)	any representation, warranty or certification made or deemed to be made by LATAM in or pursuant to any operative document is or proves to have been false or misleading in any material respect as of the time made or deemed made, repeated or furnished and such default is unremediable or, if such default is remediable, LATAM is diligently proceeding to remedy such default and such default continues unremedied for a period of 60 days after notice from the applicable Lessor or the Loan Trustee; provided that, if such false or misleading representation, warranty or certification is capable of being remedied, no such false or misleading representation, warranty or certification shall constitute a Lease Event of Default for a period of one year after such notice is received by LATAM so long as LATAM is diligently proceeding to remedy such failure;

(vi)	the occurrence of certain events of bankruptcy, reorganization or insolvency with respect to LATAM;

(vii)	LATAM suspends or ceases to be a commercial air carrier operating on international scheduled routes;

(viii)	LATAM fails to pay when due (after giving effect to any applicable grace periods) any principal instalment of or interest on any of its financial indebtedness (other than in connection with the Leases, the Equipment Notes and the Certificates) aggregating U.S.$75,000,000 or more (or the equivalent thereof in any currency);

(ix)	A final judgment, or in the aggregate, judgments, for the payment of money in excess of U.S.$75,000,000 (or the equivalent thereof in any currency) is rendered against LATAM and the same shall remain undischarged for a period of 30 calendar days during which neither execution of such judgment shall be effectively stayed nor adequate bonding fully covering such judgment shall exist;

(x)	an Indenture Event of Default occurs under the Indenture; and

(xi)	a Lease Event of Default occurs under any other Lease. (Leases, Section 13)

If a Lease Event of Default has occurred and is continuing, the remedies set forth in the Lease may be exercised by the applicable Lessor or the Loan Trustee, as assignee of such Lease, which include (i) the right to take court action to enforce performance by LATAM of its obligations and/or to recover damages for the breach, and (ii) the right to terminate the Lease and any Sublease or other subleases and repossess the Aircraft, whereupon LATAM shall be obliged to pay all rent that is accrued and due and payable at such time, which includes the full outstanding principal amount of the related Equipment Notes, all accrued and unpaid interest thereon as of such date of payment for such Aircraft and Make-Whole Amount (if any), together with all other amounts then due and unpaid under the Lease and the other operative documents with respect to such Aircraft, and the Aircraft may be sold at public auction or private sale or otherwise. (Leases, Section 14) See also “Description of the Equipment Notes — Indenture Events of Default, Notice and Waiver.”

Termination Events

Under the terms of each Lease, LATAM has the right to terminate the Lease if it makes a good faith determination that it would be unlawful in any applicable jurisdiction for Lessor to lease the Aircraft to LATAM or for LATAM to perform its obligations under the Lease or any related financing document; provided that LATAM must simultaneously exercise the same termination right under each other Lease also affected by such circumstances. (Leases, Section 3(e)(i)) Upon any such termination, LATAM shall pay an amount equal to the entire outstanding principal amount of the related Equipment Notes and all accrued but unpaid interest thereon as of such date for such Aircraft, together with all other amounts then due and unpaid under the Lease and the other operative documents with respect to such Aircraft and, with respect to any other affected Aircraft, all related secured obligations in respect of each other Aircraft. (Leases, Section 3(e)(ii)) If LATAM elects to exercise such termination option, the Owners will be required to redeem all of the Equipment Notes with respect to each Aircraft subject to a Lease affected by such circumstances at a redemption price for equal to 100% of the unpaid principal amount of the Equipment Notes, together with accrued and unpaid interest thereon to, but not including, the date of redemption, but without any Make-Whole Amount. (Indentures, Section 2.10)

Summary of Key Sublease Terms

Each Sublease is expressly subject and subordinate to the related Lease and it is terminable at will by LATAM, as lessor, or the Loan Trustee, pursuant to the Sublease Assignment, at any time on 45 days notice.

Ability to Repossess the Aircraft and Insolvency Law

Chile

LATAM is incorporated under the laws of Chile. Accordingly, any insolvency proceedings with respect to LATAM would be likely to proceed under, and be governed by, Chilean insolvency Law No. 20720 (the “Insolvency Law”). The ability of a Loan Trustee to exercise its remedies under the Equipment Notes in the case of certain events of bankruptcy, restructuring or insolvency of LATAM, including its ability to obtain possession of the Aircraft under the applicable Indenture, will likely to be determined through an insolvency or liquidation court process in Chile. The following discussion of insolvency and enforcement law, although an overview, describes generally the applicable terms and principles.

Chile’s Insolvency Law contemplates two different procedures for reorganization or liquidation of legal entities:

1.	Reorganization Procedure: In this procedure (a “Reorganization Procedure”) only the debtor may submit a request of reorganization to the court. The Veedor, a public official in charge of the reorganization process, will have access to all the debtor’s books and documents but the debtor does not lose the administration of its business. This procedure’s purpose is to restructure the debtor’s assets and liabilities with the agreement of its creditors; for purposes of the reorganization procedure, credits that are secured with mortgages or pledges will be considered in one class and unsecured credits in another, and the reorganization may contain different proposals for each class, which will be voted only by the creditors of such class. Creditors in respect of the Leases will be unsecured. Reorganization agreements must refer to outstanding debts of the borrower and in no case can alter the terms and conditions of a lease agreement. (In addition to the judicial reorganization process, any debtor may enter into a simplified debt restructuring agreement with two or more creditors representing three quarters of the total debts of the borrower’s debts, or of a class of such debts. Such agreement must be filed with a court and published in the website of the bankruptcy regulator; within ten days after such publication, the court may summon any creditor that may be affected by the agreement. If no creditor presents an objection during such period, or if such objections are resolved, the court will issue a resolution approving such agreement.)

Within five days from the filing of a reorganization request by the debtor, the court must issue a reorganization decree (a “Reorganization Decree”) appointing the Veedor. Creditors will have an eight-day period, starting on the date of the notification of the Reorganization Decree, to file their claims with the court together with sufficient documentation to evidence them. The period between the notification of the Reorganization Decree and the date in which the judicial reorganization agreement is executed is called the “Financial Protection Period”; such period can have a duration of 30 days extendable by up to two consecutive additional periods of 30 days. Such extensions will be granted at the request of the debtor, to the extent they are supported by two or more creditors representing at least 30% of the total credits (i.e., secured and unsecured credits), in the case of the first extension request, and at least 50% of the total credits, in the case of the second extension request. The claims of lessors, including the Owners, are included in credits for this purpose. Additionally, the Financial Protection Period can be further extended, once in each of the following circumstances:

(i) if the majority of the creditors agree to suspend the creditors’ meeting in which the reorganization agreement will be discussed, a new meeting will be called within the next ten days, the Financial Protection Period will continue in force until the new meeting; and

(ii) if the creditors reject the proposed reorganization agreement they can offer the debtor the possibility to submit a new proposal, in such case a new meeting will take place twenty days after the meeting in which the agreement was rejected during that time period the Financial Protection Period will continue in force.

Thereafter, no further extension of the Financial Protection Period will be permitted, and the maximum possible length of the Financial Protection Period is thus 120 days.

During the Financial Protection Period the law imposes a stay of execution that prevents all creditors and lessors from taking any enforcement of their credits and to repossess any leased asset solely as a result of a default due to the Reorganization Procedure. Nevertheless, during the Financial Protection Period, all lease agreements will remain in full force and effect and a lessee must continue to perform lease agreements and pay all rents that come due during such period or enforcement procedures may be immediately commenced (as described above). If a creditor of the debtor violates the stay, its claims will become subordinated below unsecured and related entities’ credits. During the Financial Protection Period the enforcement of the Owner Share Pledge or Call Option will not be permitted if LATAM continues to own the shares of the Owners at such time, as they will be assets of LATAM and therefore subject to the stay of execution, but the Owner (or the Loan Trustee as its assignee by virtue of the New York law assignment) would not be prohibited from terminating any Lease upon a payment default that occurs during the Financial Protection Period. The Reorganization Procedure would also not prevent the Loan Trustee from exercising other rights it has against the Owner, such as foreclosure over title to the Aircraft.

2.	Liquidation Procedure: In this procedure (a “Liquidation Procedure”) the debtor or one of its creditors must submit a request of liquidation to the court. After the court’s liquidation decree (a “Liquidation Decree”) the Liquidador, a public official in charge of the liquidation process, will take over the administration of all of the debtor’s assets. There is no minimum requirement for the amount of debt or number of creditors that can submit a request of liquidation of a debtor. Therefore, following an Indenture Event of Default and after obtaining a final judgment against LATAM for the payment of money and, in the case of a judgment obtained in a court outside Chile, an exequatur in Chile’s Supreme Court, the Loan Trustee, without the consent of LATAM or any of its other creditors, could submit a request to the court for a liquidation of LATAM.

In general, the provision that sets forth the right of the Owner (or Loan Trustee acting pursuant to the New York law assignment) to terminate the Lease upon the bankruptcy or insolvency of LATAM (but excluding reorganization), will be valid and enforceable in Chile; however, the Insolvency Law contains special rules applicable to lease agreements that contain a purchase option of the leased asset in connection with a liquidation:

(a)	During the 32-day period that exists between the issuance of the Liquidation Decree and the first creditors’ meeting a lease cannot be terminated by the lessor (or secured party of the lessor).

(b)	On the first creditors’ meeting, the creditors of the lessee will have the option to (i) terminate the lease, by returning the asset, (ii) purchase the aircraft on behalf of the debtor according to the provisions of the lease agreement or (iii) continue with the lease as stipulated in the agreement. In case the creditors choose any of options (ii) or (iii) above, the Insolvency Law expressly mandates that they will have to respect the provisions of the lease agreement.

The Insolvency Law expressly sets forth that any provision in the lease agreement contrary to these rules will be disregarded.

This means, in the case of a Liquidation Procedure, the Aircraft will not become part of the estate unless the purchase option is exercised in accordance with the terms of the Lease, including the condition set forth in the Leases that in order to exercise the purchase option with respect to any Aircraft, the purchase option with respect to all Aircraft must be exercised. Any such purchase option may only be exercised by payment of the full option price in accordance with the terms of the applicable Lease and the exercise of the purchase in respect of each other Aircraft and provided in such Lease. Additionally, the creditors may not elect to continue with any Lease in accordance with its terms unless they also cure all defaults by electing to continue the Leases with respect to all other Aircraft.

Chile's Insolvency Law came into effect only recently and there is limited experience with its application, and a Chilean court may have a different interpretation of the provisions of the Insolvency Law described herein.

Because Chile does not recognize self-help remedies, if the Lessee refuses to return the Aircraft, the Owner (or Loan Trustee acting pursuant to the Lease assignment) must request its repossession through the Chilean courts. In order to obtain the repossession the Owner (or Loan Trustee) should (i) first obtain a foreign judgment rendered by the court having jurisdiction under the Lease, declaring the termination of the Lease, and enforce it in Chile through the exequatur procedure, and (ii) provide evidence of ownership by means of an ownership certificate issued by the General de Aeronáutica Civil of Chile.

Finally, to the extent the Owner remains wholly owned by LATAM, it will be subject to a restriction under the Insolvency Law that prevents any related company to vote in the creditors’ meetings in the reorganization and liquidation procedures. This means that the Loan Trustee may not be able to vote its credits under the Leases in the creditors’ meetings in such procedures.

Brazil

TLA is incorporated under the laws of Brazil. Accordingly, any insolvency proceedings with respect to TLA would be likely to proceed under, and be governed by, both Brazilian insolvency laws (the New Bankruptcy and Reorganization Law (Law 11,101, dated February 9, 2005), as amended by Law No. 11,196 of November 21, 2005) and the Cape Town Treaty. The ability of a Loan Trustee to exercise its remedies under the Equipment Notes in the case of certain events of bankruptcy, restructuring or insolvency of TLA, including its ability to obtain possession of the Aircraft under the applicable Indenture, will likely to be determined through a court process in Brazil if the relevant insolvency practitioner (administrador judicial), a third-party appointed by a judge to act as manager of the estate, contests the repossession and enforcement proceeding. The following discussion of insolvency and enforcement law, although an overview, describes generally the applicable terms and principles.

If TLA is subject to an insolvency procedure, the remedy available for repossession of an Aircraft will be a repossession action with request for immediate relief. Remedies under the Cape Town Treaty include the ability to obtain possession of such Aircraft after a stay period of 30 calendar days after the commencement of an insolvency related event.

Additionally there are a number of alternative insolvency procedures under Brazilian law including (i) bankruptcy (falência); (ii) out-of-court reorganization; (iii) judicial reorganization; and (iv) intervention/extra-judicial liquidation, all of which fall within the definition of “insolvency related event” under the Cape Town Treaty.

Because Brazil does not recognize self-help remedies, it will be necessary to commence an action in Brazil seeking injunctive relief for repossession. The complaint in such action must fully demonstrate and prove (a) indirect possession of the leased equipment by the owner/lessor by proper documentation (i.e., the actual lease agreement); (b) breach of contract by the lessee (i.e., payment or bankruptcy default); (c) termination of the lease and refusal by the lessee to return the leased equipment amicably; and (d) filing of the repossession action within one year of termination of the lease. Payment default and bankruptcy are each included in the general concept of breach of contract by the lessee, as is the failure to return the equipment when contractually required to do so.

When an aircraft is repossessed through court proceedings, along with the request for a preliminary injunction for immediate repossession, owner/lessor must request that the court grant an official letter (judicial order) to cause the customs authority to issue all authorizations and documents as necessary to export such aircraft. The owner, lessee or an attorney-in-fact of a lessee may also apply for deregistration of the aircraft with the Registro Aeronáutico Brasileiro (“RAB“).

A Loan Trustee can also enforce the de-registration and export request authorization certificate (“IDERA”), pertaining to Article 8 of the Protocol, provided that a document evidencing that the Lease has been terminated is submitted to ANAC. Pursuant to the specific rules issued by the RAB regulating IDERAs, the maximum time period for deregistration of an aircraft pursuant to an IDERA is five (5) days. Should the lessee refuse to apply for the export license, it would be possible for the owner/lessor, upon proof of termination of the lease (either by a redelivery certificate, an early termination agreement or a court decision) to obtain it.

See “Risk Factors — Risk Factors Relating to the Certificates and the Exchange Offer — The Cape Town Treaty will not apply to any Aircraft registered in Chile, and while it will apply to Aircraft registered in Brazil, the Cape Town Treaty has not yet been interpreted in Brazil. A court might interpret the Cape Town Treaty in a manner that does not maximize the benefits of the Cape Town Treaty for the Certificateholders.”

Taxation

Pursuant to the Participation Agreements, LATAM has agreed that all payments to be made by LATAM shall be made in full and free and clear of and without deduction or withholding under the Lease for or on account of any taxes unless required by applicable law. If LATAM shall be required by applicable law of a jurisdiction to make any deduction or withholding from any payment for or on account of any taxes LATAM shall on the due date of such payment pay such additional amounts as may be necessary to ensure that the relevant payee receives and retains free from any liability in respect of such deduction or withholding a net amount equal to the full amount which it would have received had payment not been made subject to any such taxes. LATAM shall keep each relevant payee fully indemnified against liability of any kind which such payee may suffer or incur by reason of any delay or failure of LATAM to make any such deduction or withholding which LATAM is required to make as aforesaid or by reason of any such additional amount required to be paid as aforesaid not being paid on the due date for such payment.

In addition, if withholding taxes are imposed under the Liquidity Facilities, LATAM will pay amounts under the Leases equal to such amounts by way of supplemental rent or indemnity payments.

Exercise of Remedies

In addition to the terms described above, the Owners have agreed to assign by way of security all of their rights under the Leases to the relevant Loan Trustee. The exercise of all remedies under each Lease will therefore be taken by such Loan Trustee.

Indemnification

Pursuant to the terms of each Participation Agreement, LATAM is required to indemnify each Loan Trustee, each Liquidity Provider, the Subordination Agent, the Escrow Agent, the Paying Agent, Wilmington Trust Company, Wilmington Trust, National Association, the applicable Owner and each Trustee, but not the holders of Certificates, for certain losses, claims and other matters.

Other Agreements of LATAM

Owner Share Pledges

LATAM has entered into a Cayman Law governed Owner Share Pledge with respect to each Owner, pursuant to which it will pledge 100% of the equity interests in such Owner to the Subordination Agent, as pledgee, for the benefit of the holders of the Certificates and the other secured parties. Each Charitable Trust has also entered into a Cayman Law governed Owner Share Pledge with respect to the applicable Owner, pursuant to which it has pledged to the Subordination Agent, as pledgee, for the benefit of the holders of the Certificates and the other secured parties, its interests in the equity interests in such Owner including under the related Call Agreement.

Put Agreements and Call Agreements

In order that each Aircraft will qualify for accelerated depreciation allowances under applicable Chilean tax law, LATAM own 100% of the equity interests in each Owner and will own 100% of the equity interests in each Owner until the Exercise Date for such Owner.

LATAM will own 100% of the equity interests in each Owner until the earlier of (x) the occurrence of an Indenture Event of Default and (y) the following Exercise Dates (i) in the case of the 2015 NB Owner, January 2022, (ii) in the case of the 2015 WB Owner, January 2021, (iii) in the case of the 2016 NB Owner, January 2022 and (iv) in the case of the 2016 WB Owner, January 2021.

On the Issuance Date, LATAM entered into a Put Agreement and a corresponding Call Agreement with respect to each Owner. Under each Put Agreement, LATAM has a Put Option exercisable at any time, to require MaplesFS Limited, as share trustee, to purchase (at a nominal price) 100% of the equity interests in the related Owner and to hold the shares of each Owner on the terms of a Charitable Trust. Under each Call Agreement, LATAM grant the Subordination Agent, for the benefit of the holders of the Certificates and the other secured parties, a Call Option exercisable as set forth below, to require LATAM to transfer (at a nominal price) 100% of the equity interests in the related Owner to it or the Charitable Trust under the related Put Agreement. If the Put Option with respect to an Owner is not exercised on or prior to the applicable Exercise Date, the corresponding Call Option will be exercised on such Exercise Date. Each Call Option is also exercisable upon any Indenture Event of Default. MaplesFS Limited, as share trustee, has taken ownership of an Owner’s shares under the related Put Option or Call Option subject to the related Owner Share Pledge, which will continue for the benefit of the holders of the Certificates and the other secured parties.

Local Mortgages; Sublease Assignments and Subordination Agreements

Each Aircraft other than the Subleased Aircraft is registered in Chile. With respect to each Aircraft registered in Chile, the related Owner has entered into a Chilean law aircraft mortgage for the benefit of the related Loan Trustee, which has been duly registered in Chile. With respect to each Subleased Aircraft, which are registered in Brazil, the related Owner has entered into a Brazilian law aircraft mortgage for the benefit of the related Loan Trustee, which has been duly registered in Brazil.

With respect to each Subleased Aircraft, (a) LATAM has entered into a Sublease assignment (each, a “Sublease Assignment”), pursuant to which it has assigned all of its rights under such Sublease to the Loan Trustee for the benefit of the holders of Equipment Notes and the related secured parties and (b) the Sublessee and LATAM has entered into a subordination agreement (each, a “Subordination Agreement”) pursuant to which each acknowledges and confirms to the related Owner and Loan Trustee that their rights and interests under the related Sublease are subject and subordinate to the Owner’s rights as lessor under the related Lease and to the rights of the secured parties under the related Indenture and other security documents.

With respect to each Subleased Aircraft, the Brazilian law aircraft mortgage, the Sublease, the Subordination Agreement and an assignment of the related Lease in favor of the Loan Trustee have been duly registered in Brazil, and the international interests created under such Brazilian law aircraft mortgage, Sublease, the related Lease, the related assignment of such Lease and the related Sublease Assignment have been duly registered on the International Registry under the Cape Town Treaty.

Merger and Consolidation

Under each Participation Agreement, LATAM has agreed that it will not consolidate with or merge into any other person under circumstances where LATAM is not the surviving person or convey, transfer or lease substantially all of its assets as an entirety to any person unless (i) immediately prior to such transaction and immediately after giving effect to such transaction, no Lease Event of Default will have occurred or be continuing; (ii) the person formed by such consolidation or into which LATAM is merged or the person that acquires by conveyance, transfer or lease substantially all of the assets of LATAM as an entirety shall be organized and validly existing under the laws of (x) the Republic of Chile or any territory thereof or (y) the United States or any state thereof or the District of Columbia and, in the case of clause (y), such person shall be a United States certificated air carrier, if and so long as such status is a condition of entitlement to the benefits of Section 1110 of the U.S. Bankruptcy Reform Act of 1978, as amended, with respect to the Leases or the Aircraft, and (iii) such person shall execute and deliver to the Pass Through Trustees, the Subordination Agent, the Escrow Agent and the Paying Agent an agreement in form and substance reasonably satisfactory to them containing an assumption by such successor person of the due and punctual performance and observance of each covenant and condition of LATAM under such Participation Agreement, the related Lease and the other operative documents to which LATAM is a party. (Participation Agreements, Section 6.03(e))

POSSIBLE REFINANCING OF CLASS B CERTIFICATES

Refinancing of Class B Certificates

LATAM may elect to cause the Owners to redeem and re-issue Series B Equipment Notes then outstanding (any such new Equipment Notes, the “Refinancing Equipment Notes”) in respect of all (but not less than all) of the Aircraft secured by such refinanced Equipment Notes. In such case, the Owners will fund the sale of such Refinancing Equipment Notes through the sale of pass through certificates (the “Refinancing Certificates”) issued by any pass through trust that acquires any such Refinancing Equipment Notes (each, a “Refinancing Trust”).

The trustee of any Refinancing Trust will become a party to the Intercreditor Agreement, and the Intercreditor Agreement will be amended by written agreement of the Owners, LATAM and the Subordination Agent to provide for the subordination of the Refinancing Certificates to the Administration Expenses, the Liquidity Obligations and the Class A Certificates in the same manner that the corresponding class of refinanced Certificates was subordinated. Such issuance of Refinancing Equipment Notes and Refinancing Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture in connection with such re-issuance), is contingent upon each Rating Agency providing written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates that remains outstanding. The issuance of Refinancing Certificates in compliance with the foregoing conditions will not require the consent of any Trustee or any holders of any class of Certificates. (Intercreditor Agreement, Section 8.01(c))

Additional Liquidity Facilities

Refinancing Certificates in respect of refinanced Class B Certificates may have the benefit of credit support similar to the Liquidity Facility for the Class B Trust or different therefrom and claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support may rank equally with similar claims in respect of the Liquidity Facilities, so long as the prior written consent of the Liquidity Providers shall have been obtained and each Rating Agency shall have provided written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates then rated by such Rating Agency that remains outsanding. (Intercreditor Agreement, Section 8.01(c)(iii))

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax considerations relating to the Exchange Offer. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, or to different interpretation. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific Certificate Owners (as defined below) in light of their particular circumstances or to Certificate Owners subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, dealers in securities or other Certificate Owners that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, Certificate Owners that hold a Certificate as part of a straddle, hedge, conversion or other integrated transaction or Certificate Owners that are U.S. persons and have a “functional currency” other than the U.S. dollar). This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift or alternative minimum tax considerations. As used in this discussion, the term “Certificate Owner” means a beneficial owner of a Certificate.

The exchange of an Old Certificate for a New Certificate pursuant to the Exchange Offer will not be treated as a sale or exchange of the Old Certificate by a Certificate Owner for U.S. federal income tax purposes. Accordingly, a Certificate Owner of an Old Certificate will not recognize any gain or loss upon the exchange of such Old Certificate for a New Certificate pursuant to the Exchange Offer. Such Certificate Owner's holding period for such New Certificate will include such Certificate Owner's holding period for such Old Certificate, and such Certificate Owner's adjusted tax basis in such New Certificate will be the same as such Certificate Owner's adjusted tax basis in such Old Certificate. There will be no U.S. federal income tax consequences to a Certificate Owner of an Old Certificate that does not participate in the Exchange Offer.

EACH CERTIFICATE OWNER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSIDERATIONS RELATING TO THE EXCHANGE OFFER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

CERTAIN ERISA CONSIDERATIONS

General

A fiduciary of a retirement plan or other employee benefit plan or arrangement, including for this purpose an individual retirement account, annuity or Keogh plan, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (an “ERISA Plan”), or such a plan or arrangement which is a non-U.S., church or governmental plan or arrangement exempt from Title I of ERISA and Section 4975 of the Code, but subject to a foreign, federal, state, or local non-U.S. law which is substantially similar to the prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (each, a “Similar Law”) (in each case, including an ERISA Plan, a “Plan”), should consider whether an investment in the Certificates is appropriate for the Plan, taking into account the provisions of the Plan documents, the overall investment policy of the Plan and the composition of the Plan's investment portfolio, as there are imposed on Plan fiduciaries certain fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Further, a fiduciary should consider the fact that in the future there may be no market in which such fiduciary would be able to sell or otherwise dispose of the Certificates.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such ERISA Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

Any Plan fiduciary which proposes to cause a Plan to purchase and hold Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code and Similar Law to such an investment, and to confirm that such purchase and holding will not constitute or result in a nonexempt prohibited transaction or any other violation of an applicable requirement of ERISA, the Code or Similar Law.

Plan Assets Issues

The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulation”), describing what constitutes the assets of an ERISA Plan with respect to the ERISA Plan's investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if an ERISA Plan invests (directly or indirectly) in a Certificate, the ERISA Plan's assets will include both such Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in the Trust by benefit plan investors (including but not limited to ERISA Plans and entities whose underlying assets include ERISA Plan assets by reason of an ERISA Plan's investment in the entity) is not “significant” within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in a particular Trust by, or on behalf of, benefit plan investors will not be monitored. If the assets of a Trust are deemed to constitute the assets of an ERISA Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code or provisions of Similar Law unless a statutory or administrative exemption is applicable to the transaction.

Prohibited Transaction Exemptions

Whether or not the assets of a Trust are deemed to be ERISA Plan assets under the Plan Asset Regulation, the fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between an ERISA Plan and a party in interest or a disqualified person or (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any ERISA Plan assets. Such parties in interest or disqualified persons could include, without limitation, LATAM, the Initial Purchasers, the Trustees, the Liquidity Providers, the Loan Trustees, the Subordination Agent and their respective affiliates. Moreover, if Certificates are purchased by an ERISA Plan and the Certificates of a subordinate class are held by a party in interest or a disqualified person with respect to such ERISA Plan, the exercise by the holder of the subordinate class of Certificates of its right to purchase the more senior class of Certificates upon the occurrence and during the continuation of certain events could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. In addition, if a subordinate class of Certificates are purchased by an ERISA Plan and the more senior class of Certificates are held by a party in interest or a disqualified person with respect to such ERISA Plan, the exercise by such ERISA Plan of its right to purchase the more senior class of Certificates upon the occurrence and during the continuation of certain events could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the satisfaction of certain conditions which may include the identity of the ERISA Plan fiduciary making the decision to acquire or hold the Certificates on behalf of an ERISA Plan, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the “Class Exemptions”) could provide an exemption from the prohibited transaction restrictions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates.

Each person who acquires or accepts a Certificate or an interest therein will be deemed by such acquisition or acceptance to (1) have represented and warranted that either: (i) no assets of a Plan or any trust established with respect to a Plan have been used to purchase such Certificate or an interest therein or (ii) the purchase and holding of such Certificate or an interest therein by such person are exempt from the prohibited transaction restrictions of ERISA and the Code or provisions of Similar Law pursuant to one or more prohibited transaction statutory or administrative exemptions and (2) have directed the corresponding Trust to invest in the assets held in the Trust pursuant to the terms and conditions described herein.

Special Considerations Applicable to Insurance Company General Accounts

Any insurance company proposing to purchase Certificates should consider the implications of the United States Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86, 114 S. Ct. 517 (1993), which in certain circumstances treats such general account assets as assets of an ERISA Plan that owns a policy or other contract with such insurance company, as well as the effect of Section 401(c) of ERISA as interpreted by regulations issued by the United States Department of Labor in January, 2000 (the “General Account Regulations”).

The foregoing discussion set forth in this entire “Certain ERISA Considerations” section is based upon ERISA and the tax laws of the United States, as well as judicial and administrative interpretations thereof, all as in effect on the date of this prospectus and all of which are subject to change or differing interpretations, which could apply retroactively.

EACH PLAN FIDUCIARY SHOULD CONSULT WITH ITS LEGAL ADVISOR CONCERNING THE POTENTIAL CONSEQUENCES TO THE PLAN UNDER ERISA, THE CODE OR SIMILAR LAW OF AN INVESTMENT IN ANY OF THE CERTIFICATES.

PLAN OF DISTRIBUTION

Each broker-dealer that receives New Certificates for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Certificates received in exchange for Old Certificates where such Old Certificates were acquired as a result of market making activities or other trading activities. LATAM has agreed that, prior to the disposition of Old Certificates by such broker-dealer or for a period of 90 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

LATAM will not receive any proceeds from any sale of New Certificates by broker-dealers. New Certificates received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time, in one or more transactions, through the over-the-counter market, in negotiated transactions, through the writing of options on the New Certificates or a combination of such methods of resale, provided that the New Certificates be sold at prevailing market prices, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or, alternatively, to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Certificates. Any broker-dealer that resells New Certificates that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Certificates may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of New Certificates and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Prior to the disposition of Old Certificates by such broker-dealer or for a period of 90 days after the Expiration Date, LATAM will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. LATAM has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify certain holders of the Certificates (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, LATAM believes that the New Certificates to be issued pursuant to the Exchange Offer in exchange for Old Certificates may be offered for resale, resold or otherwise transferred by a holder thereof without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that (i) the holder is acquiring such New Certificates in its ordinary course of business, (ii) such holder has no arrangements or understanding with any person to participate in the distribution of the Old Certificates or New Certificates, (iii) such holder is not an “affiliate” of ours or any Trustee within the meaning of Rule 405 under the Securities Act and (iv) if such holder is not a broker-dealer, it is not engaged in and does not intend to engage in the distribution of the New Certificates. Holders of Old Certificates wishing to accept the Exchange Offer must represent to us that such conditions have been met. LATAM has not sought, and does not intend to seek, a no-action letter from the SEC with respect to the effects of the Exchange Offer, and there can be no assurance that the staff of the SEC would make a similar determination with respect to the New Certificates as it has in such no-action letters.

Selling Restrictions

This prospectus does not constitute an offer by, or a solicitation by or on behalf of, LATAM to participate in the Exchange Offer in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in that jurisdiction. The distribution of this prospectus and the Exchange Offer for New Certificates in certain jurisdictions may be restricted by law. LATAM requires persons into whose possession this prospectus comes to observe any such restriction.

LEGAL MATTERS

The validity of the New Certificates is being passed upon for LATAM by Clifford Chance US LLP, New York, New York, special counsel to LATAM. Clifford Chance US LLP will rely on the opinion of Morris James LLP, Wilmington, Delaware, counsel to Wilmington Trust Company, as to certain matters relating to the authorization, execution, and delivery of the Basic Agreement, each Trust Supplement and the New Certificates.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers Consultores, Auditores y Compañia Ltda., an independent registered accounting firm, given on the authority of said firm as experts in auditing and accounting.

The references to AISI, ASG and mba, and to their respective appraisal reports, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

APPENDIX I

INDEX OF DEFINED TERMS

The following is an index showing the page in this prospectus where certain defined terms appear.

“$,” “U.S. $,” “U.S. dollars” or “dollars	v
2015 Narrow Body Aircraft	5
2015 NB Owner	5
2015 WB Owner	5
2015 Wide Body Aircraft	5
2016 Narrow Body Aircraft	5
2016 WB Owner	5
2016 Wide Body Aircraft	5
30-Day Period	26
60-day period	46
Actual Disposition Event	69
Adjusted EBITDAR	vi
Administration Expenses	66
Agent's Message	35
Aircraft	1
Airframe	71
AISI	71
Alternative A	16
ANAC	15
Applicable Fraction	67
Appraisal	66
Appraised Current Market Value	66
arrendamento simples/aluguel	13
ASG	71
Assumed Aircraft Value	78
Assumed Amortization Schedule	42
ATOP	35
available seat kilometers or ASKs	vii
available ton kilometers or ATKs	vii
Average Life Date	76
Base Rate	60
Basic Agreement	39
Basic Rent Payment Date	82
Board	14
Book-Entry Confirmation	33
Business Day	42
Call Agreement	5
Call Option	6
Cape Town Treaty	26
Cargo Load Factor	vii
Cash Collateral Account	57
Cede	44
Certificate Account	41
Certificate Buyout Event	46
Certificate Owner	53, 95
Certificate Owners	53
Certificateholders	39
Certificates	2
Charitable Trust	6
Chile	v
Class A Certificateholders	39
Class A Certificates	39
Class A Registration Rights Agreement	30
Class A Trust	39
Class A Trustee	39
Class B Adjusted Interest	68
Class B Buyout Right	46
Class B Certificateholders	39
Class B Certificates	39
Class B Registration Rights Agreement	30
Class B Trust	39
Class B Trustee	39
Class Exemptions	97
Code	95
Collateral	41
Company	v
Controlling Party	63
Convention	26
Current Distribution Date	68
Deemed Disposition Event	69
default	45
Defaulted Operative Indenture	74
Depreciation Assumption	78
Distribution Date	40
Dodd-Frank Act	28
Downgrade Drawing	57
Downgrade Event	57
Drawing	60
DTC	44
DTC Participant	53
DTC Rules	53
Eligible B Pool Balance	68
Eligible Institution	34
Engine	71
Equipment Note Special Payment	66
Equipment Notes	73
ERISA	96
ERISA Plan	96
Escrow Agent	v
Event of Loss	85
Excess Liquidity Obligations	64
Exchange Act	viii
Exchange Agent	3
Exchange Conditions	30
Exchange Deadline	30
Exchange Offer	30
Exchange Offer Registration Statement	30
Exercise Date	5
Expected Distributions	68
Expiration Date	2, 32

Appendix I-1

Final Distributions	64
Final Drawing	59
Final Legal Distribution Date	41
Final Maturity Date	75
Final Termination Notice	61
Financial Protection Period	89
Financing Agreement	80
Form 20-F	viii
General Account Regulations	97
Global Certificate	52
H.15(519)	76
Holdco I	v
holder	34
IDERA	91
IFRS	v
Indenture Default	79
Indenture Event of Default	79
Indenture Events of Default	78
Independent Director	14, 77
Indirect Participants	53
Initial Indenture	73
Initial Indentures	73
Initial Purchasers	1
Insolvency Law	88
Intercreditor Agreement	63
Interest Drawings	56
Interim Restructuring Arrangement	65
Investment Company Act	28
Issuance Date	1
LAN	v
LATAM	v
LATAM Airlines Group S.A.	v
LATAM Bankruptcy Event	65
Lease	12, 73
Lease Event of Default	87
Leasing Affiliate	82
Lessee	9, 24
Letter of Transmittal	2
LIBOR	60
Lien Loss	83
Liquidation Decree	89
Liquidation Procedure	89
Liquidity Event of Default	61
Liquidity Expenses	67
Liquidity Facility	56
Liquidity Obligations	67
Liquidity Provider	56
Liquidity Threshold Rating	56, 57, 58
Loan Trustee	11, 73
Long-Term Rating	58
LTVs	6, 9
Make-Whole Amount	76
Maximum Available Commitment	56
Maximum Commitment	56
mba	71
Merger	1
Minimum Sale Price	64
Moody’s	24
most recent H.15(519)	76
Narrow Body Aircraft	1
Narrow Body Owners	5
New Certificates	1
New Class A Certificates	1
New Class B Certificates	1
Non-Extension Drawing	59
Non-Extension Notice	59
Note Purchase Agreement	v
Note Target Price	65
Note Value	85
Noteholder	73
Old Certificates	1
Old Class A Certificates	1
Old Class B Certificates	1
Operative Documents	80
Owner Share Pledge	11
Owners	5
Participating Broker-Dealer	32
Participation Agreement	73
Pass Through Trust Agreements	39
Paying Agent	v
Performing Equipment Note	57
Permitted Investments	45
Plan	96
Plan Asset Regulation	96
Pledgee	11
Pool Balance	42
Pool Factor	42
Post Default Appraisals	66
Protocol	26
PTC Event of Default	47
PTCE	97
Put Agreement	5
Put Option	5
QIBs	21
RAB	91
Rate Determination Notice	60
Refinancing Certificates	94
Refinancing Equipment Notes	94
Refinancing Trust	94
Registration Rights Agreement	2, 30
Regular Distribution Dates	40
Related Equipment Notes	74
Remaining Weighted Average Life	76
Reorganization Decree	89
Reorganization Procedure	88
Replacement Facility	58
Required Amount	56
Restructuring Arrangement	65
revenue passenger kilometers	vii
RPKs	vii
S&P	24
Scheduled Payments	41

Appendix I-2

SEC	viii
Securities Act	1
Series A Equipment Notes	73
Series B Equipment Notes	73
Series C Equipment Notes	13
Shelf Registration Statement	30
Similar Law	96
Special Distribution Date	41
Special Payment	41
Special Payments Account	41
Special Termination Drawing	59
Special Termination Notice	61
Stated Interest Rate	40
Sublease	83
Sublease Assignment	92
Subleased Aircraft	77, 81
Sublessee	9
Subordination Agent	63
Subordination Agreement	92
SVS	19
TAM	v
Termination Notice	61
TLA	v
Treasury Yield	76
Triggering Event	45
Trust Indenture Act	48
Trust Property	39
Trust Supplement	39
Trustee	39
Wide Body Aircraft	1
Yield based on RPKs	vii
Yield based on RTKs	vii

Appendix I-3

APPENDIX II

appraisal letters

Appendix II-1

Mr. Andres del Valle
LATAM Airlines Group S.A.
Pdte. Riesco 5711, 20th Floor
Las Condes Santiago, Chile

Sight Unseen New Base Value Opinion
17 Future Delivery LATAM Airlines Group S.A. Aircraft Portfolio

AISI File No.: A5S032BVO-4

Report Date: 21 April 2015
Values as of: 21 April 2015

Main Office: 1409 Peachtree Street, Suite 200, Atlanta, Georgia 30309
TEL: 404 870-AISI (2474) E-MAIL: mail@AISI.aero

21 April 2015

Mr. Andres del Valle
LATAM Airlines Group S.A.
Pdte. Riesco 5711, 20th Floor
Las Condes Santiago, Chile

Subject:	AISI Sight Unseen New Base Value Opinion for 17 Future Delivery LATAM Airlines Aircraft Portfolio, AISI File number: A5S032BVO-4

Ref:	(a) Email messages Citigroup to AISI; 06 — 21 April 2015

Dear Mr. del Valle:

Aircraft Information Services, Inc. (AISI) has been requested to offer our opinion of the sight unseen new base values as of 21 April 2015 in delivery date U.S. Dollars, for a portfolio of 11 future delivery Airbus A321-200 aircraft, with CFM56-5B3/3 engines, at 196,211 lbs. maximum takeoff weight, two future delivery Airbus A350-900 aircraft at 590,838 lbs. maximum takeoff weight with Rolls Royce Trent XWB-84 engines, and four future delivery Boeing 787-9 aircraft, with Rolls Royce Trent 1000-J engines, at 557,000 lbs. maximum takeoff weight as identified and defined in Table I and reference (a) above (the 'Aircraft').

1.	Methodology and Definitions

The standard terms of reference for commercial aircraft value are 'base value' and 'current market value' of an 'average' aircraft. Base value is a theoretical value that assumes a hypothetical balanced market while current market value is the value in the actual market; both assume a hypothetical average aircraft condition. All other values are derived from these values. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of 30 January 2013. AISI is a member of that organization and employs one ISTAT Certified Senior Appraiser and two ISTAT Certified Appraisers.

AISI defines a 'base value' as that of a transaction between an equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, with supply and demand of the sale item roughly in balance and with no event which would cause a short term change in the market. Base values are typically given for aircraft in 'new' condition, 'average half-life' condition, or 'adjusted' for an aircraft in a specifically described condition at a specific time.

Main Office: 1409 Peachtree Street, Suite 200, Atlanta, Georgia 30309
TEL: 404 870-AISI (2474) E-MAIL: mail@AISI.aero

21 April 2015 AISI File NO. A5S032BVO-4 Page - 2 -

An 'average' aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered with an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age.

Note that a stored aircraft is not an average aircraft. AISI assumes average condition unless otherwise specified in this report.

AISI also assumes that airframe, engine and component parts are from the original equipment manufacturer (OEM) and that maintenance, maintenance program and essential records are sufficient to permit normal commercial operation under a strict airworthiness authority.

'Half-life' condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval.

An 'adjusted' appraisal reflects an adjustment from half life condition for the actual condition, utilization, life remaining or time remaining of an airframe, engine or component.

A 'new' aircraft is an aircraft with no utilization, equipped with engines, buyer furnished equipment, seller furnished equipment and other equipment typical or required for the mission for which the aircraft is designed.

It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a 'current market value', which is synonymous with the older term 'fair market value' as that value which reflects the actual market conditions including short term events, whether at, above or below the base value conditions. Assumptions of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Note that for a current market value to exist, the seller may not be under duress. Current market value assumes that there is no short term time constraint to buy or sell.

AISI defines a 'distressed market value' as that value which reflects the actual market condition including short term events, when the market for the subject aircraft is so depressed that the seller is under duress. Distressed market value assumes that there is a time constraint to sell within a period of less than 1 year. All other assumptions remain unchanged from that of 'current market value'.

21 April 2015 AISI File NO. A5S032BVO-4 Page - 3 -

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft when the seller is not under duress. AISI encourages the use of distressed market values to consider the probable near term value of an aircraft when the seller is under duress.

No physical inspection of the Aircraft or their essential records was made by AISI for the purposes of this report, nor has any attempt been made to verify information provided to us, which is assumed to be correct and applicable to the Aircraft.

It should be noted that the values given are not directly additive, that is, the total of the given values is not the value of the fleet but rather the sum of the values of the individual aircraft if sold individually over time so as not to exceed demand.

2.	Valuations

The A350-900 and 787-9 aircraft are assumed to be capable of 330 minute ETOPS operation with the avionics and equipment necessary for that capability. The A350-900 aircraft are equipped with both overhead flight crew and cabin crew rest facilities. The 787-9 aircraft are equipped with overhead fight crew rest facilities.

It is our considered opinion that the sight unseen new base values as of 21 April 2015 in delivery date U.S. Dollars are as follows in Table I subject to the assumptions, definitions, and disclaimers herein.

21 April 2015 AISI File NO. A5S032BVO-4 Page - 4 -

Table I

Aircraft Type	Delivery Date	Aircraft Reference	MTOW (Lbs.)	Engines	New Base Value Delivery Date U.S. Dollars
A321-200	Jul-15	Rank 96	196,211	CFM56-5B3/3	$55,420,000
A321-200	Sep-15	Rank 72	196,211	CFM56-5B3/3	$55,600,000
A321-200	Oct-15	Rank 93	196,211	CFM56-5B3/3	$55,690,000
A321-200	Oct-15	Rank 112	196,211	CFM56-5B3/3	$55,690,000
A321-200	Dec-15	Rank 103	196,211	CFM56-5B3/3	$55,880,000
A321-200	Dec-15	Rank 113	196,211	CFM56-5B3/3	$55,880,000
A321-200	Dec-15	Rank 114	196,211	CFM56-5B3/3	$55,880,000
A321-200	Jan-16	Rank 92	196,211	CFM56-5B3/3	$55,970,000
A321-200	Feb-16	Rank 120	196,211	CFM56-5B3/3	$56,060,000
A321-200	Mar-16	Rank 135	196,211	CFM56-5B3/3	$56,150,000
A321-200	Mar-16	Rank 136	196,211	CFM56-5B3/3	$56,150,000
A350-900	Dec-15	24	590,838	Trent XWB-84	$149,670,000
A350-900	Feb-16	27	590,838	Trent XWB-84	$150,160,000
B787-9	Aug-15	38478	557,000	Trent 1000-J	$137,200,000
B787-9	Sep-15	38479	557,000	Trent 1000-J	$137,420,000
B787-9	Dec-15	38461	557,000	Trent 1000-J	$138,110,000
B787-9	Jan-16	38459	557,000	Trent 1000-J	$138,330,000

21 April 2015 AISI File NO. A5S032BVO-4 Page - 5 -

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in any of the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. AISI certifies that this report has been independently prepared and it reflects AlSI's conclusions and opinions which are judgments that reflect conditions and values current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any party's action or failure to act as a result of reliance or alleged reliance on this report.

AISI consents to the inclusion of this appraisal report in the Offering Memorandum and to the references to AlSI's name in the Offering Memorandum on the caption "Independent Appraisers".

Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.

/s/ Dave Miller

Dave Miller
Certified Appraiser, International Society of Transport Aircraft Trading

/s/ Mark D. Halsor

Mark D. Halsor
Certified Appraiser, International Society of Transport Aircraft Trading

Desktop Valuation Report

Aviation Specialists Group, Inc. ("ASG") has been engaged by LATAM Airlines Group S.A. ("Client") to provide a desktop valuation setting forth ASG's opinion as to Base Values at delivery dates for those seventeen A321-200s, A350-900s and 787-9s described in more detail in the Aircraft Descriptions and Values table in the Aircraft Values section of this report.

This report contains the following sections:

• Desktop Valuation Assumptions	• Aircraft Values

• Value Definition and Explanations	• Covenants

Desktop Valuation Assumptions

By definition, in a desktop valuation the appraiser does not see the subject aircraft or review its specifications and technical documents; consequently, he must make certain assumptions. Regarding the aircraft itself, unless specifically stated otherwise, ASG assumes:

•	It is of average specification for its type and age and has no special equipment or characteristics which would materially affect its value.

•	Its utilization in terms of hours and cycles is average for its type and age.

•	It is in passenger or freighter configuration as appropriate.

•	It is certificated and operated under the aegis of a major airworthiness authority such as the FAA or EASA.

•	It is in average physical condition and its maintenance records and documents are in compliance with all applicable regulations and good industry practices. Required back to birth records are on hand and in good order and only original equipment manufacturer parts are in use in the aircraft and engines.

•	With regard to maintenance status, for a new aircraft the airframe, engines, landing gear and other major life/time-limited components are new with all warranties in place and then age at an average rate of usage until they reach halflife, halftime condition. For a mature aircraft, all such components are in halflife, halftime condition.

•	It has no history of major damage.

•	It complies with applicable Airworthiness Directives and mandatory Service Bulletins.

In developing values, ASG makes two further assumptions:

•	That the aircraft will be sold as a single unit or as part of a small lot. It will not be the subject of a fleet sale which could result in a price discount.

•	That the aircraft is not subject to an existing lease. ASG's opinion of values excludes the effects of attached lease rental streams and tax benefits, either of which can have a material effect on an aircraft's actual purchase price.

Value Definition and Explanations

ASG uses the ISTAT definition for Base Value which is:

1

•	Base Value is an appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. In most cases, the Base Value of an aircraft assumes its physical condition is average for an aircraft of its type and age, and its maintenance time status is at mid-life, mid-time (or benefitting from an above average maintenance status if it is new or nearly new, as the case may be).

Aircraft Values

ASG's opinions of Base Values at delivery date for the subject aircraft are set forth in millions of U.S. dollars in the following table:

Aircraft Descriptions and Values (in US$ millions) as of April 9, 2015

Aircraft Type	Delivery Date	MTOW (lb)	Aircraft Reference	Engine	Sharklets	Base Value at Delivery Date
A321-200	Jul-2015	196,211	Rank 96	CFM56-5B3/3	yes	$52.7
A321-200	Sep-2015	196,211	Rank 72	CFM56-5B3/3	yes	$52.7
A321-200	Oct-2015	196,211	Rank 93	CFM56-5B3/3	yes	$52.9
A321-200	Oct-2015	196,211	Rank 112	CFM56-5B3/3	yes	$52.9
A321-200	Dec-2015	196,211	Rank 103	CFM56-5B3/3	yes	$52.9
A321-200	Dec-2015	196,211	Rank 113	CFM56-5B3/3	yes	$52.9
A321-200	Dec-2015	196,211	Rank 114	CFM56-5B3/3	yes	$52.9
A321-200	Jan-2016	196,211	Rank 92	CFM56-5B3/3	yes	$53.2
A321-200	Feb-2016	196,211	Rank 120	CFM56-5B3/3	yes	$53.2
A321-200	Mar-2016	196,211	Rank 135	CFM56-5B3/3	yes	$53.2
A321-200	Mar-2016	196,211	Rank 136	CFM56-5B3/3	yes	$53.2
A350-900	Dec-2015	590,838	24	RR Trent XWB-84		$143.4
A350-900	Feb-2016	590,838	27	RR Trent XWB-84		$144.1
B787-9	Aug-2015	557,000	38478	RR TRENT 1000		$138.0
B787-9	Sep-2015	557,000	38479	RR TRENT 1000		$138.0
B787-9	Dec-2015	557,000	38461	RR TRENT 1000		$139.0
B787-9	Jan-2016	557,000	38459	RR TRENT 1000		$140.1

2

Covenants

In accordance with ISTAT's Principles of Appraisal Practice and Code of Ethics, this report has been prepared for the exclusive use of Client; ASG will not provide it to any other party without the express consent of Client. ASG has no present or contemplated interest in the subject equipment or any similar equipment nor does it have any other interest which might tend to prevent it making a fair and unbiased appraisal.

This report fairly represents ASG's opinion of the subject equipment's value. In reaching its value opinions, ASG has relied upon information provided by Client. ASG does not assume responsibility or legal liability for any actions taken, or not taken, by Client or other parties with regard to the equipment. By accepting this report, all parties agree that ASG shall bear no such responsibility or legal liability including liability for special or consequential damages.

ASG consents to the inclusion of this appraisal report in the Offering Memorandum and to the references to ASG's name in the Offering Memorandum on the caption "Independent Appraisers."

For Aviation Specialists Group, Inc.

/s/ Fred J. Klein

Fred J. Klein
ISTAT-certified Senior Appraiser and Appraiser Fellow
International Society of Transport Aircraft Trading

3

Desktop Appraisal of:

Seventeen (17) Various Aircraft

Client:

LATAM Airlines Group S.A.

Date:

May 1, 2015

HQ - Washington D.C.

2101 Wilson Boulevard

Suite 1001

Arlington, Virginia 22201

USA

Tel: +1 703 276 3200

Fax: +1 703 276 3201

Hong Kong
62/F & 66/F, The Center
99 Queens Road, Central
Hong Kong
Hong Kong
Tel: +852 2824 8414
Fax: +852 3965 3222

I. Introduction and Executive Summary

Table of Contents:
I.	Introduction and Executive Summary	Page 1
II.	Definitions	Page 2
III.	Current Market Conditions	Page 4
IV.	Valuation	Page 22
V.	Covenants	Page 25

Morten Beyer & Agnew ("mba") has been retained by LATAM Airlines Group S.A. (the "Client") to provide a Desktop Appraisal to determine the Base Value at Delivery of seventeen (17) various aircraft, as of April 2015. The aircraft are fully identified in Section IV of this report.

In performing this appraisal, mba relied on industry knowledge and intelligence, confidentially obtained data points, its market expertise and current analysis of market trends and conditions, along with value information from its semiannual publication Future Aircraft Values ("FAV") - Jet Transport Plus, January 2015.

Based on the information set forth in this report, it is our opinion that the total Base Value at Delivery of the aircraft in this portfolio is as follows and as set forth in Section IV.

Base Value at Delivery (US$)
(17) Aircraft Total	$1,422,730,000

Section II of this report presents definitions of various terms, such as Current Base Value and Current Market Value as promulgated by the Appraisal Program of the International Society of Transport Aircraft Trading (ISTAT). ISTAT is a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

II. Definitions

Desktop Appraisal

A desktop appraisal is one which does not include any inspection of the aircraft or review of its maintenance records. It is based upon assumed aircraft condition and maintenance status or information provided to the appraiser or from the appraiser's own database. A desktop appraisal would normally provide a value for a mid-time, mid-life aircraft (ISTAT Handbook).

Base Value

ISTAT defines Base Value as the Appraiser's opinion of the underlying economic value of an aircraft, engine, or inventory of aircraft parts/equipment (hereinafter referred to as "the asset"), in an open, unrestricted, stable market environment with a reasonable balance of supply and demand. Full consideration is assumed of its "highest and best use". An asset's Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm's-length, cash transaction between willing, able, and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. In most cases, the Base Value of an asset assumes the physical condition is average for an asset of its type and age. It further assumes the maintenance time/life status is at mid-time, mid-life (or benefiting from an above-average maintenance status if it is new or nearly new, as the case may be). Since Base Value pertains to a somewhat idealized asset and market combination it may not necessarily reflect the actual current value of the asset in question, but is a nominal starting value to which adjustments may be applied to determine an actual value. Because it is related to long-term market trends, the Base Value definition is commonly applied to analyses of historical values and projections of residual values.

Qualifications

mba is a recognized provider of aircraft and aviation-related asset appraisals and inspections. mba and its principals have been providing appraisal services to the aviation industry for over 20 years; and its employees adhere to the rules and ethics set forth by the International Society of Transport Aircraft Trading ("ISTAT"). mba's clients include most of the world's major airlines, lessors, financial institutions, and manufacturers and suppliers. mba maintains offices in North America and Asia.

mba publishes the semiannual Future Aircraft Values ("FAV"), a two-volume compendium of current and projected aircraft values for the next 20 years for over 150 types of jet, turboprop and cargo aircraft.

mba also provides consulting services to the industry relating to operations, marketing, and management with emphasis on financial/operational analysis, airline safety audits and certification, utilizing hands-on solutions to current situations. mba also provides expert testimony and witness support on cases involving collateral/asset disputes, bankruptcies, financial operations, safety, regulatory and maintenance concerns.

III. Current Market Conditions

General Market Observation - 1st Quarter 2015

An essential consideration in any appraisal is market condition at the time the valuation is rendered. In this section we describe market conditions associated with the valuation. The first part of the section provides a general market commentary highlighting major factors currently influencing aircraft values. The second part contains the mba view of the current market situation for each aircraft type valued in this analysis.

Passenger demand and jet fuel prices are two of the most significant factors influencing commercial transport aircraft values. Increases in passenger demand have a positive impact while changes in fuel prices have a different impact depending on the technology level of the asset. There are many other considerations that drive values of a specific aircraft type and model including: age, number of operators, regional distribution, total number in use, production status, and order backlog, among others.

Passenger demand has been shown over the years to have a strong correlation with Gross Domestic Product ("GDP"). As shown in the following table, this correlation also extends to orders for new aircraft.

Underlying all of this is the historical and future predicted passenger growth on the order of 5.0% per year by manufacturers and government agencies alike, which exceeds short term World Bank global GDP predictions. The International Air Transport Association ("IATA") reports that in November 2014, global passenger traffic (RPK)1 showed year-on-year growth of 6.0% compared to November 2013. Year-to-date ("YTD") comparison as of November 2014 shows a 6.1% increase in international RPK worldwide, an increase in domestic RPK of 5.3% worldwide, and a total traffic increase of 5.8% worldwide.

For regional total traffic, both international and domestic, according to IATA, Middle Eastern carriers experienced the strongest YTD rate of increase, up 12.9%. Latin America total air traffic YTD was up 6.0% while Asia/Pacific saw a 5.6% increase. European total traffic YTD increased 5.7% over 2013 and passenger load factor was the highest of all regions at 81.8%. North America reported an YTD increase in total traffic of 3.1% and Africa showed a 1.1% YTD growth. Based on the above, all regions are showing positive traffic growth for the year. Passenger capacity (ASK)2 also showed growth across all regions commensurate with traffic growth, however international load factors dropped slightly from 79.7% in October 2014 to 79.3% in November 2014.

Growth in air freight markets as reported by IATA for November 2014 continued to show positive signs of recovery, despite a weakening in business confidence. Total market growth worldwide was 4.2% year-on-year November 2013 vs November 2014, YTD growth was 4.4%, and month-to-month growth from October to November 2014 was 0.8%. There is still over capacity in the market as the AFTK3 continue to expand mostly from passenger aircraft belly cargo space. Looking on a quarter by quarter basis since January 2013, load factors have remained flat across most regions with only Asia showing factors above 50.0%. In addition to a depressed air freight market, the excess belly space on larger widebody passenger aircraft has absorbed some of the air freight loads. However, recent decreases in crude oil prices in early 2015 to less than US$50.00 a barrel will likely help to reduce the cost of air freight and aid in recovery of both load factors and overall freight volumes.

The manufacturers' order books and delivery reports are remarkably healthy with all-time records for both Airbus and Boeing. While both manufacturers have plans to increase production rates on popular aircraft in the next few years, there are also plans to decrease the production rate for the A330 line and anticipation that Boeing will decrease the 777 production line as both families lack the backlog needed to keep production lines open until their replacement aircraft enter production. At end December 2014, Airbus booked 1,796 gross and 1,456 net orders YTD, while Boeing booked 1,550 gross and 1,432 net orders YTD. Also YTD, Airbus has delivered 629 aircraft and Boeing has delivered 723 aircraft.

[1]	RPK -- Revenue Passenger Kilometers
[2]	ASK - Available Seat Kilometers
[3]	AFTK - Available Freight Tonne Kilometers

At the current order rate of approximately 120 aircraft (widebody and narrowbody) per month for each manufacturer and delivery rates of approximately 52 per month for Airbus and 60 per month for Boeing, the backlog for each manufacturer is growing at about 800 and 700 aircraft per year, respectively. The Boeing backlog is now at 5,789 aircraft and the Airbus backlog is at 6,386; both backlogs represent about nine years of production.

Oil Prices during the latter half of 2014 have fallen dramatically from a range of US$100.00 to US$125.00 per barrel for Brent Crude over the past three years to the lowest prices since 2009. Prices have tumbled since August to approximately US$48.00 per barrel at the end of January 2015.

The big question now is whether this drop in oil price is the beginning of a new lower plateau or just a short term response to current events, such as witnessed in the summer of 2008 and, less dramatically, in the spring of 2012. Oil-price.net offers the opinion that the production of shale oil in the US is strong enough to promise a permanent lowering of the price per barrel of crude to the low US$80s range. The Oil-price.net estimates that it takes US$80.00 per barrel to sustain US production, while at the same time Saudi Arabia production costs require US$50.00 per barrel and Saudi Arabia does not want to surrender market share to US oil producers. In addition, OPEC cut its estimate for oil demanded of OPEC sources stating they expect demand to fall below 28.2 million barrels per day by the end of 2017.

At the end of January 2015, the Financial Times quoted OPEC Secretary-General, Abdalla El-Badri, stating he believes oil prices at US$45.00-US$50.00 per barrel have reached "a bottom" but does not know how long these levels will be seen. However, Mr. El-Badri also commented that OPEC would not allow non-OPEC producers to take any of its members' market share, implying competition could keep the prices in check, as non-OPEC members have increased output by 7 1/2 million barrels per day. These actions may portend a semi-permanent reduction in crude oil prices to the range of US$80.00-US$90.00 per barrel for the near term. This will likely help to maintain values of older current generation aircraft however as the next generation of aircraft are already heavily subscribed it is unlikely that premiums of these types will be affected.

In general in the 1st quarter of 2015, mba sees a continuing healthy marketplace for the industry. Operators consistently report profits, aircraft Market Values are aligning with the Base Value even exceeding Base Value for certain types, and lower oil prices have made the operational cost of older generation and four engine aircraft more viable. A combination of growth and stability seems to be the consensus opinion for the short term. However, there are pockets of instability, such the economies of the Eurozone and Japan, and areas of political unrest, such as Ukraine and Syria, which can cause unpredictable conditions. All in all, the market is healthy with continued optimism for the near term.

Boeing 787-9 Current Market

The 787-9 is the second variant of the 787 family. Due to delays with the 787-8, the 787-9's original delivery date was pushed back by four years, from 2010 to 2014. Launch customer Air New Zealand received the first 787-9 in July 2014, however the first commercial passenger flight was performed by ANA in August 2014. The 787-9 is 6 meters longer than the 787-8 and can carry 280 passengers in a typical three-class seating. The aircraft also has a Maximum Take Off Weight ("MTOW") of 557,000lbs, more than 50,000lbs above the MTOW of the 787-8, providing the variant additional range.

Overview

Positive

•	Strong order book, with many orders converted from the 787-8 to the larger 787-9, showing operator enthusiasm for the mid-size variant of the family.

•	As with the 787-8, the -9 offers leading technology, including a single composite material fuselage and wings, health-monitoring systems allowing the airplane to self-monitor and report maintenance requirements to the ground crew, and new GE and Rolls-Royce fuel efficient engines.

•	Composite fuselage is expected to mitigate the maintenance costs and corrosion issues over the span of the aircraft's life.

Negative

•	Airbus launched the A330-800/900neo in July 2014 offering increased fuel efficiency and a lower price range than the 787 family.

As of March 2015, there were 496 total 787-9 aircraft ordered by 28 customers. 20 aircraft have been delivered since launch.

Fleet Status	787-9
Net Orders	496
Backlog	476
Delivered	20
Destroyed/Retired	0
Not in Service/Parked	0
Active Aircraft	20
Number of Current Operators	7
Number of Total Customers	28
Average Fleet Age (years)	0.25

Source: AerData Jan 2015 & Boeing Mar 2015

Recent Developments

In February 2015, LATAM Airlines Group took delivery of the airline's first 787-9, on lease from AerCap (AviTrader).

In January 2015, 787-9 launch customer Air New Zealand announced an order for two additional 787-9 aircraft, bringing the total order for the carrier to 12 aircraft (AviTrader).

Demographics & Availability

United Airlines is the largest operator of 787-9s with 25.0% of the total current fleet. Virgin Atlantic Airways is the second largest operator with 20.0% of the total fleet.

Boeing 787-9 Passenger-Configured Aircraft
Current Fleet by Operator/Lessor
Operator/Lessor	In Service	Parked	Total	Total%
United Airlines	5		5	25.0%
Virgin Atlantic Airways	4		4	20.0%
Air New Zealand	3		3	15.0%
Scoot Pte Ltd	2		2	10.0%
AerCap	2		2	10.0%
All Nippon Airways	2		2	10.0%
Etihad Airways	2		2	10.0%
Grand Total	20	0	20	100.0%

Source: Boeing March 2015

Based on all current orders, 47.2% have chosen the GEnx-1B engines, 32.1% have chosen the Rolls-Royce Trent 1000 engines and 20.8% of the orders are undecided on engine type. mba expects the GE engines to remain the popular engine choice; however, mba assigns no value difference between the two engine types at this time.

Boeing 787-9 Passenger-Configured Aircraft
Current Fleet on Order by Engine Type
Engine Type	Ordered	Concentration
GEnx-1 B	234	47.2%
Trent 1000	159	32.1%
Undecided	103	20.8%
Total	496	100.0%

Source: Boeing March 2015

Outlook

After the delays and complications associated with the 787-8, the outlook for the 787-9 was uncertain. However, with positive feedback from the flight testing and continuous orders from customers, the 787-9 is on its way to becoming the workhorse of the family. Many 787-8 orders have been converted to the larger 787-9 and with the additional seating capacity, range, fuel efficiencies and growing order book, it is clear the variant will be a success. mba's outlook for the 787-9 is positive with the expectation that values for the type will escalate as the aircraft continues to prove itself in the market.

A321-200 Current Market

The A321 is a stretched version of the A320 and consists of two variants, the A321-100 and the A321-200. Apart from its longer fuselage, the A321 also features a modified wing with double slotted flaps and similar flight deck to the A319 and A320. The -200 features higher thrust engines and greater fuel capacity as well as minor structural strengthening. The first A321-200 flew in late 1996.

Overview

Positive

•	Largest member of highly successful A320 family.

•	Strong backlog - currently at highest level in past decade.

•	Operator base is diverse by number of operators relative to fleet size.

•	Freighter conversion likely in future, once values make it economically feasible, providing downstream market for type.

•	Very low percentage of existing fleet currently parked.

•	Wider fuselage than main competitor allows slightly increased passenger comfort and better cargo capacity in lower hold.

Neutral

•	Engine choice positive for initial sales campaigns, but can limit remarketing opportunities downstream; this effect mitigated by sheer number of aircraft in fleet.

•	Introduction of A321neo variant delays clean sheet replacement, but will likely affect values of youngest A321ceo aircraft produced.

Negative

•	Backlog going forward will favor A321neo, due to enter service in 2017.

•	Limited market penetration within important North American region.

•	Significant fleet concentration geographically, with largest two regions home to almost three quarters of fleet.

As of January 2015, there were 931 A321-200 active aircraft with 104 operators.

Fleet Status	A321-200
Net Orders	1,518
Backlog	573
Delivered	945
Destroyed/Retired	4
Not in Service/Parked	10
Active Aircraft	931
Number of Operators	104
Average Daily Utilization (Hrs)	8.15
Average Fleet Age (Yrs)	6.28

Source: AerData January 2015

The A321-200 fleet has grown steadily over the past ten years, quadrupling in size. The A321-200 has also had a relatively low percentage of the existing fleet reported as parked. The chart below depicts A321-200 fleet development by year, as of January of each year.

Recent Developments

In March 2015, Airbus celebrated delivery of its 9,000th aircraft, the first of seven A321-200s to be delivered to VietJetAir (AviTrader).

In October 2014, Airbus announced the first aircraft to be manufactured in its first US factory will be the A321-200 rather than the originally planned A320-200. The first aircraft is anticipated to roll out in April 2016 followed by the A321neo at a later date (aviator.aero).

In October 2014, Mexican low-cost carrier Volaris announced it will begin adding A321-200s to its fleet after signing a lease with SMBC for one A321-200 (Flightglobal).

In September 2014, Werner Aero Services announced they will be tearing down a 19 year old A321-200 with V2530-A5 engines (AviTrader).

In September 2014, Qantas announced it will be converting all 21 A321-200ceo orders to A320neos (SpeedNews).

Demographics & Availability

The A321-200 is powered by either two CFM International CFM56 or two International Aero Engines (IAE) V2500 engines. With well over half of the fleet is operated with V2500-A5 engines, mba views the V2500-A5 as the baseline engine for type. mba also distinguishes the higher thrust V2533-A5 variant as a boost in value for the type, and aircraft with CFM56-5B engines receive a small negative value adjustment.

Airbus A321-200 Aircraft
Current Fleet by Engine Type
Engine	In Service	Parked	Total	Total%
V2500-A5	608	2	610	64.8%
CFM56-5B	323	8	331	35.2%
Grand Total	931	10	941	100.0%

Source: AerData January 2015

The largest active fleet percentage lies with US Airways/American Airlines with 15.0% of the total current fleet. China Southern is the second largest operator with 8.0%.

Airbus A321-200 Aircraft
Current Fleet by Operator
Operator	In Service	Parked	Total	Total%
US AIRWAYS/AMERICAN AIRLINES	141		141	15.0%
CHINA SOUTHERN	75		75	8.0%
VIETNAM AIRLINES	51		51	5.4%
AIR CHINA	49		49	5.2%
LUFTHANSA	43		43	4.6%
TURKISH AIRLINES	43		43	4.6%
CHINA EASTERN	39		39	4.1%
AEROFLOT	26		26	2.8%
MONARCH AIRLINES	26		26	2.8%
ASIANA	25		25	2.7%
SICHUAN AIRLINES	22		22	2.3%
LATAM	21		21	2.2%
AIR FRANCE	20		20	2.1%
AIR INDIA	20		20	2.1%
All Others	330	10	340	36.1%
Grand Total	931	10	941	100.0%

Source: AerData January 2015

Even with a North American carrier holding the largest A321-200 fleet, 37.9% of the fleet is concentrated in Asia and 35.5% in Europe. Combined, the two regions account for almost three quarters of the total current fleet.

Airbus A321-200 Aircraft
Current Fleet by Region
Region	In Service	Parked	Total	Total%
Asia	352	5	357	37.9%
Europe	331	3	334	35.5%
North America	167	1	168	17.9%
Middle East	40	1	41	4.4%
South America	27		27	2.9%
Australia and Pacific	6		6	0.6%
Africa	5		5	0.5%
Central America and Caribbean	3		3	0.3%
Grand Total	931	10	941	100.0%

Source: AerData January 2015

According to Airfax, as of April 2015, there are 19 A321-200s available for sale or lease.

Aircraft Ranking

mba's Aircraft Ranking model takes into account numerous factors that affect an aircraft's market standing, on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba's overall ranking score for each aircraft type, which is expressed in a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis which can be further identified in mba's Future Aircraft Values "Redbook" publication or its web based valuation service, Redbook Online.

Outlook

The short- to mid-term outlook for the A321-200 is positive during the period prior to the introduction of the A321neo, and throughout the end of its production run. The aircraft currently has its largest order backlog in a decade, and the A321-200 should benefit from the fact that the A321neo will be the last of the major A320 family variants to enter service, scheduled for 2017. The aircraft seems to be well positioned in terms of passenger capacity vis-à-vis the current demand in the narrowbody sector, as orders have been trending toward the larger variants over smaller siblings. The order book for the A321-200 remains robust, although how much of this is due to lack of availability of the neo variant remains unclear.

As with the A320-200, the mid- and long-term outlook will be shaped by the presumed success of the A321neo. While not a true clean sheet replacement, the modified variant represents a break in production and the last A321-200s manufactured will suffer the most from a value perspective. The A321neo has been very popular with operators and holds 581 orders or 21.7% of the neo backlog, with the A320neo being the most popular of the family as of April 2014. The last off the line also affects the A321 similar to the A320. Airbus originally announced the production rate would remain steady at 44 aircraft a month during the switch from a ceo to neo production line, therefore the last off the line aircraft values may not being as heavily impacted. However, in March 2014 Airbus announced they were planning a production hike of Boeing has announced it will be ramping up production for the competitor to the neo, the 737MAX, from 42 currently to 47 per month in 2017, similar to when the NG's replaced the Classics. The last two years of production of the Classics depreciated in value at a significantly faster rate than earlier build aircraft. The A321ceo is likely to face the same dilemma with 2017 and 2018 build A320ceos, though Airbus claims keeping a steady production rate should help keep values steady.

While the earlier version of Boeing's 737-900 saw very limited success in the market, the 737-900ER of late has proven to be a strong competitor to the A321 aircraft, particularly in light of the end of production of the 757. While Boeing will surely continue to offer successful competitor aircraft to the A321-200, the narrowbody market has been able to accommodate fleets of both types and we expect this to continue into the future.

Airbus A350-900 Current Market

The A350 XWB is a family of twin engine, wide body airliners developed by Airbus. The prototype A350 first flew in June 2013 with European Aviation Safety Agency granting type certification to the A350 in September 2014 and type certification from the US Federal Aviation Agency following in January 2015. There were originally three variants of the family planned: -800, -900, -1000, however the -800 variant will be replaced by the A330NEO despite Airbus listing the type as active. The -900 is the first family member to enter service. There are two different thrust-rated Trent XWB engine types from Rolls Royce to power the A350 variants.

The A350-900 entered commercial service in January 2015 with Qatar Airways. The A350-900 seats 315 passengers in a two class configuration with a maximum seating of up to 440 depending on door configuration. With its capacity and a design range of 8,100NM, it is designed to compete with Boeing's 777 and 787 models, while replacing the Airbus A340-300.

Overview

Positive

•	Common Type Rating with A330s reduces pilot training time for operators of both types.

•	Healthy backlog of orders with a somewhat broad operating base.

•	The design economics of the type are optimized for the -900 offering allowing a family concept to benefit from enhanced operation efficiency.

Negative

•	Orders for the type have been sluggish with only six net orders since November 2013.

There are currently two active A350-900 aircraft with one operator, Qatar Airways.

Fleet Status	A350-900
Ordered	679
Cancelled/Transferred	84
Net Orders	595
Backlog	593
Delivered	2
Destroyed/Retired	0
Not in Service/Parked	0
Active Aircraft	2
Number of Customers	36

Source: Airbus April 2015

Recent Developments

In April 2015, Airbus announced its first long term agreement for A350 aftermarket support showing that it intends to be a "major" player in the space. (Aviation Week)

In March 2015, Qatar Airways took delivery of the second A350-900. (aviator.aero)

In January 2015, Airbus announced that it was considering changes to the A350-1000 which would offer up to 20 additional seats. (Aviation Daily)

In November 2014, Delta placed a firm order for 25 A350-900 and A330-900neo aircraft. (Airbus)

In June 2014, Airbus announced the cancellation of 70 A350's by Emirates, the second largest customer for the type. (Reuters)

Demographics & Availability

The A350-900 Is offered with a single source engine manufacturer, a departure from previous Airbus aircraft. The engine, the Rolls-Royce Trent XWB, was designed for the A350 powering both the -900 and -1000 variants in an 84,000lb and 97,000lb thrust variant.

Currently there are 595 aircraft on order by thirty six different operators. The A350-900 on order fleet is presented below by operator and region with the three largest orders from Singapore, Qatar and Etihad.

Airbus A350-900 Passenger Aircraft
Current Orders by Operator/Lessor
Operator/Lessor	Orders
SINGAPORE AIRLINES	70
QATAR AIRWAYS	43
ETIHAD AIRWAYS	40
LATAM AIRLINES GROUP S.A.	27
AIR FRANCE-KLM GROUP	25
DELTA AIR LINES	25
LUFTHANSA	25
US AIRWAYS/AMERICAN AIRLINES	22
AERCAP	20
AIR LEASE CORPORATION	20
CATHAY PACIFIC	20
FINNAIR	19
JAPAN AIRLINES	18
HONG KONG AIRLINES	15
AEROFLOT	14
CHINA AIRLINES	14
CIT	14
ALAFCO	12
ASIANA AIRLINES	12
ETHIOPIAN AIRLINES	12
TAP PORTUGAL	12
AFRIQIYAH AIRWAYS	10
AIRASIA X	10
AIR CHINA	10
KUWAIT AIRWAYS	10
SYNERGY AEROSPACE	10
VIETNAM AIRLINES	10
YEMENIA - YEMEN AIRWAYS	10
AER LINGUS	9
IBERIA	8
SCANDINAVIAN AIRLINES	8
LIBYAN AIRLINES	6
AIR MAURITIUS	4
SRILANKAN AIRLINES	4
THAI	4
AWAS	2
Governments; Executive and Private Jets	1
Total	595

Source: Airbus April 2015

Aircraft Ranking

mba's Aircraft Ranking model takes into account numerous factors that affect an aircraft's market standing, on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba's overall ranking score for each aircraft type, which is expressed in a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis which can be further identified in mba's Future Aircraft Values "Redbook" publication or its web based valuation service, Redbook Online.

Outlook

The A350-900 has seen success as it entered in the market. A more conservative introduction of the type may have helped the aircraft gain gradual success as opposed to the problems with the 787 introduction and order book early on. With its efficiency, capacity and performance the A350 is expected to be a successful family. Values for the type are expected to rise in the near term as early discounted aircraft are delivered and give way to the market base. Future values for the type are expected to perform according to initial expectations unless significant performance decrements are identified for early build aircraft.

IV. Valuation

In developing the Values of the aircraft in this portfolio, mba did not inspect the aircraft or the records and documentation associated with the aircraft, but relied on partial information supplied by the Client. This information was not independently verified by mba. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available.

The principal assumptions for the aircraft in this portfolio are as follows:

1.	The aircraft is in good overall condition;

2.	The overhaul status of the airframe, engines, landing gear and other major components are the equivalent of mid-time/mid-life, or new, unless otherwise stated;

3.	The historical maintenance documentation has been maintained to acceptable international standards;

4.	The specifications of the aircraft are those most common for an aircraft of its type and vintage;

5.	The aircraft is in a standard airline configuration;

6.	The aircraft is current as to all Airworthiness Directives and Service Bulletins;

7.	Its modification status is comparable to that most common for an aircraft of its type and vintage;

8.	Its utilization is comparable to industry averages;

9.	There is no history of accident or incident damage; and

10.	In the case of the Base and Market Value, no accounting is made for lease revenues, obligations or terms of ownership unless otherwise specified.

Aircraft Portfolio
	Aircraft Type	Rank / Serial Number	Manufacture Date	MTOW (lbs)	Engine Type
1	A321-200	Rank 96	Jul-15	196,211	CFM56-5B3/3
2	A321-200	Rank 72	Sep-15	196,211	CFM56-5B3/3
3	A321-200	Rank 93	Oct-15	196,211	CFM56-5B3/3
4	A321-200	Rank 112	Oct-15	196,211	CFM56-5B3/3
5	A321-200	Rank 103	Dec-15	196,211	CFM56-5B3/3
6	A321-200	Rank 113	Dec-15	196,211	CFM56-5B3/3
7	A321-200	Rank 114	Dec-15	196,211	CFM56-5B3/3
8	A321-200	Rank 92	Jan-16	196,211	CFM56-5B3/3
9	A321-200	Rank 120	Feb-16	196,211	CFM56-5B3/3
10	A321-200	Rank 135	Mar-16	196,211	CFM56-5B3/3
11	A321-200	Rank 136	Mar-16	196,211	CFM56-5B3/3
12	A350-900	24	Dec-15	590,838	RR Trent XWB-84
13	A350-900	27	Feb-16	590,838	RR Trent XWB-84
14	787-9	38478	Aug-15	557,000	RR TRENT 1000
15	787-9	38479	Sep-15	557,000	RR TRENT 1000
16	787-9	38461	Dec-15	557,000	RR TRENT 1000
17	787-9	38459	Jan-16	557,000	RR TRENT 1000

Portfolio Valuations (US$ Million)
No.	Aircraft Type	Rank / Serial Number	BV w/Newness	MTOW Adj.	Winglet Adj.	Engine Adj.	IFE Adj.	ACT Adj.	BV at Delivery
1	A321-200	Rank 96	$53.31	$0.00	$0.00	($0.50)	$0.00	$0.00	$52.81
2	A321-200	Rank 72	$53.39	$0.00	$0.00	($0.50)	$0.00	$0.00	$52.89
3	A321-200	Rank 93	$53.44	$0.00	$0.00	($0.50)	$0.00	$0.00	$52.94
4	A321-200	Rank 112	$53.44	$0.00	$0.00	($0.50)	$0.00	$0.00	$52.94
5	A321-200	Rank 103	$53.53	$0.00	$0.00	($0.50)	$0.00	$0.00	$53.03
6	A321-200	Rank 113	$53.53	$0.00	$0.00	($0.50)	$0.00	$0.00	$53.03
7	A321-200	Rank 114	$53.53	$0.00	$0.00	($0.50)	$0.00	$0.00	$53.03
8	A321-200	Rank 92	$53.57	$0.00	$0.00	($0.50)	$0.00	$0.00	$53.07
9	A321-200	Rank 120	$53.62	$0.00	$0.00	($0.50)	$0.00	$0.00	$53.12
10	A321-200	Rank 135	$53.66	$0.00	$0.00	($0.50)	$0.00	$0.00	$53.16
11	A321-200	Rank 136	$53.66	$0.00	$0.00	($0.50)	$0.00	$0.00	$53.16
12	A350-900	24	$150.25	$0.00	$0.00	$0.00	$0.00	$0.00	$150.25
13	A350-900	27	$150.50	$0.00	$0.00	$0.00	$0.00	$0.00	$150.50
14	787-9	38478	$134.42	$0.00	$0.00	$0.00	$0.00	$0.00	$134.42
15	787-9	38479	$134.53	$0.00	$0.00	$0.00	$0.00	$0.00	$134.53
16	787-9	38461	$134.87	$0.00	$0.00	$0.00	$0.00	$0.00	$134.87
17	787-9	38459	$134.98	$0.00	$0.00	$0.00	$0.00	$0.00	$134.98
	Total		$1,428.23	$0.00	$0.00	($5.50)	$0.00	$0.00	$1,422.73

Legend for Portfolio Valuation –

BV w/Newness - Base Value adjusted for Month of Build

MTOW Adj. - Maximum Take-Off Weight Adjustment

Winglet Adj. - Adjustment for Winglets/Sharklets (if applicable)

Engine Adj. - Adjustment for Engine Type

IFE Adj. - Adjustment for In-Flight Entertainment (if applicable)

ACT Adj. - Adjustment for Auxiliary Centre Tank (if applicable)

BV at Delivery -Base Value at Aircraft Delivery Date

V. Covenants

This report has been prepared for the exclusive use of LATAM Airlines Group S.A. and shall not be provided to other parties by mba without the express consent of LATAM Airlines Group S.A. mba consents to the inclusion of this appraisal report in the Offering Memorandum and to the references to mba's name in the Offering Memorandum on the caption "Independent Appraisers. mba certifies that this report has been independently prepared and that it fully and accurately reflects mba's and the signatory's opinion of the values of the subject aircraft as requested. mba further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft and engines. Neither mba nor the signatory has provided the OEMs of the airframe or engines with pro bono or paid consulting or advice in the design or development of the assets valued herein.

This report represents the opinion of mba of the values of the subject aircraft as requested and is intended to be advisory only, in nature. Therefore, mba assumes no responsibility or legal liability for any actions taken, or not taken, by LATAM Airlines Group S.A. or any other party with regard to the subject aircraft and engine. By accepting this report, all parties agree that mba shall bear no such responsibility or legal liability.

PREPARED BY:

Sarah A. Smith

Senior Analyst – Valuations

Morten Beyer & Agnew

May 1, 2015

REVIEWED BY:

Thomas E. Burke

Managing Director – Valuations

Morten Beyer & Agnew

ISTAT Certified Appraiser

APPENDIX Iii

summary of appraised values

	Registration	Manufacturer’s Serial	Date of	Appraiser’s Valuations(1)
Aircraft Type	Mark	Number	Delivery	AISI	ASG	mba	Appraised Value(2)
Airbus A321-200	CC-BEE	6698	July 29, 2015	$55,420,000	$52,655,591	$52,810,000	$52,810,000
Airbus A321-200	CC-BEF	6780	September 25, 2015	55,600,000	52,655,591	52,890,000	52,890,000
Airbus A321-200	CC-BEG	6797	October 15, 2015	55,690,000	52,912,450	52,940,000	52,940,000
Airbus A321-200	PT-XPJ	6798	October 21, 2015	55,690,000	52,912,450	52,940,000	52,940,000
Airbus A321-200	CC-BEI	6899	December 11, 2015	55,880,000	52,912,450	53,030,000	53,030,000
Airbus A321-200	CC-BEH	6894	December 7, 2015	55,880,000	52,912,450	53,030,000	53,030,000
Airbus A321-200	PT-XPL	6895	December 10, 2015	55,880,000	52,912,450	53,030,000	53,030,000
Airbus A321-200	PT-XPM	6949	February 4, 2016	55,970,000	53,170,585	53,070,000	53,170,585
Airbus A321-200	PT-XPN	7005	February 29, 2016	56,060,000	53,170,585	53,120,000	53,170,585
Airbus A321-200	CC-BEJ	7036	April 4, 2016	56,150,000	53,170,585	53,160,000	53,170,585
Airbus A321-200	PT-XPQ	7081	April 28, 2016	56,150,000	53,170,585	53,160,000	53,170,585

Airbus A350-900	PR-XTA	0024	December 16, 2015	149,670,000	143,412,970	150,250,000	147,777,657
Airbus A350-900	PR-XTB	0027	March 17, 2016	150,160,000	144,124,719	150,500,000	148,261,573

Boeing 787-9	CC-BGE	38478	August 27, 2015	137,200,000	138,016,139	134,420,000	136,545,380
Boeing 787-9	CC-BGF	38479	September 29, 2015	137,420,000	138,016,139	134,530,000	136,655,380
Boeing 787-9	CC-BGG	38461	December 16, 2015	138,110,000	139,039,814	134,870,000	137,339,938
Boeing 787-9	CC-BGH	38459	January 25, 2016	138,330,000	140,071,083	134,980,000	137,793,694
				$1,465,260,000	$1,425,236,637	$1,422,730,000	$1,427,725,960

(1)              The appraisals were performed in April 2015 (in the case of AISI and ASG) and May 2015 (in the case of mba).

(2)              The appraised value of each Aircraft set forth above is the lesser of the average and median values of such Aircraft as appraised by the Appraisers.

Appendix III-1

APPENDIX IV

LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

The following tables set forth loan to aircraft value ratios for the Equipment Notes that may be issued in respect of each of the Aircraft that may be financed pursuant to this offering of Certificates (assuming that the first seven Airbus A321-200 aircraft of the eleven new Airbus A321-200 aircraft from which LATAM may choose are financed hereunder, the first Airbus A350-900 aircraft of the two Airbus A350-900 aircraft from which LATAM may choose is financed hereunder and the first three Boeing 787-9 aircraft of the four new Boeing 787-9 aircraft from which LATAM may choose are financed hereunder), as of initial issuance and the Regular Distribution Dates thereafter. The loan to value ratio was obtained by dividing (i) the outstanding balance (assuming no payment default) of the Equipment Notes plus, in the case of the Series B Equipment Notes, the outstanding balance (assuming no payment default) of the Series A Equipment Notes, determined immediately after giving effect to the distributions expected to be made on such distribution date, by (ii) the appraised value of the Aircraft securing the Equipment Notes (see “Description of the Aircraft and the Appraisals—The Appraisals”), subject to the “Depreciation Assumption.” The Depreciation Assumption contemplates that the value of each Aircraft at issuance of the Equipment Notes depreciates by approximately 3% of the initial appraised value per year for the first fifteen (15) years after the year of delivery of such Aircraft, in each case prior to the final expected Regular Distribution Date. Other rates or methods of depreciation may result in materially different loan to Aircraft value ratios, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables is the one most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely loan to Aircraft value rations, but simply a mathematical calculation based on one set of assumptions. See “Risk Factors—Risk Factors Relating to the Certificates and the Exchange Offer—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.” In addition, if LATAM elects to finance under this offering one of the last four Airbus A321-200 aircraft eligible to be financed under this offering, the last Airbus A350-900 aircraft eligible to be financed under this offering or the last Boeing 787-9 aircraft eligible to be financed under this offering, the amortization schedule of the Equipment Notes for such Airbus A321-200 aircraft, Airbus A350-900 aircraft or Boeing 787-9 aircraft will be the same as that for the aircraft so replaced. Because the appraised values of the new Airbus A321-200 aircraft, Airbus A350-900 aircraft and Boeing 787-9 aircraft with later scheduled delivery dates are not less than the appraised values of the other Airbus A321-200 aircraft, Airbus A350-900 aircraft and Boeing 787-9 aircraft, respectively, with earlier scheduled delivery dates, the loan to value ratio for the Airbus A321-200 aircraft, Airbus A350-900 aircraft and Boeing 787-9 aircraft with later scheduled delivery dates will not be higher than that of the Airbus A321-200 aircraft, Airbus A350-900 aircraft and Boeing 787-9 aircraft, respectively, with earlier scheduled delivery dates.

Appendix IV-1

A. A321-200

	Rank 96
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
May 15, 2016	$51,621,775.00	$31,375,072.15	60.8%	$5,227,125.96	70.9%
August 15, 2016	51,225,700.00	29,934,010.16	58.4%	5,201,535.04	68.6%
November 15, 2016	50,829,625.00	29,492,991.40	58.0%	5,175,944.11	68.2%
February 15, 2017	50,433,550.00	29,052,016.89	57.6%	5,150,353.19	67.8%
May 15, 2017	50,037,475.00	28,611,087.66	57.2%	5,124,762.26	67.4%
August 15, 2017	49,641,400.00	28,170,204.78	56.7%	5,099,171.34	67.0%
November 15, 2017	49,245,325.00	27,729,369.35	56.3%	5,073,580.41	66.6%
February 15, 2018	48,849,250.00	27,288,582.53	55.9%	5,047,989.49	66.2%
May 15, 2018	48,453,175.00	26,847,845.49	55.4%	4,908,895.35	65.5%
August 15, 2018	48,057,100.00	26,407,159.44	54.9%	4,744,239.07	64.8%
November 15, 2018	47,661,025.00	25,966,525.64	54.5%	4,579,612.24	64.1%
February 15, 2019	47,264,950.00	25,525,945.39	54.0%	4,415,015.62	63.3%
May 15, 2019	46,868,875.00	25,044,452.58	53.4%	4,250,449.95	62.5%
August 15, 2019	46,472,800.00	24,563,026.24	52.9%	4,085,916.03	61.6%
November 15, 2019	46,076,725.00	24,081,668.08	52.3%	3,921,414.65	60.8%
February 15, 2020	45,680,650.00	23,600,379.84	51.7%	3,756,946.65	59.9%
May 15, 2020	45,284,575.00	23,119,163.34	51.1%	3,592,512.90	59.0%
August 15, 2020	44,888,500.00	22,638,020.45	50.4%	3,428,114.29	58.1%
November 15, 2020	44,492,425.00	22,156,953.12	49.8%	3,263,751.74	57.1%
February 15, 2021	44,096,350.00	21,675,963.35	49.2%	3,099,426.23	56.2%
May 15, 2021	43,700,275.00	21,195,053.22	48.5%	2,935,138.75	55.2%
August 15, 2021	43,304,200.00	20,714,224.90	47.8%	2,770,890.32	54.2%
November 15, 2021	42,908,125.00	20,233,480.62	47.2%	2,606,682.01	53.2%
February 15, 2022	42,512,050.00	19,752,822.69	46.5%	2,442,514.94	52.2%
May 15, 2022	42,115,975.00	19,272,253.53	45.8%	2,278,390.24	51.2%
August 15, 2022	41,719,900.00	18,791,775.63	45.0%	2,096,116.89	50.1%
November 15, 2022	41,323,825.00	18,311,391.57	44.3%	1,877,515.37	48.9%
February 15, 2023	40,927,750.00	17,831,104.05	43.6%	1,658,977.47	47.6%
May 15, 2023	40,531,675.00	17,350,915.85	42.8%	1,385,954.62	46.2%
August 15, 2023	40,135,600.00	16,870,829.88	42.0%	1,131,197.74	44.9%
November 15, 2023	39,739,525.00	16,390,849.15	41.2%	0.00	0.0%
February 15, 2024	39,343,450.00	15,910,976.80	40.4%	0.00	0.0%
May 15, 2024	38,947,375.00	15,431,216.08	39.6%	0.00	0.0%
August 15, 2024	38,551,300.00	14,951,570.38	38.8%	0.00	0.0%
November 15, 2024	38,155,225.00	14,472,043.24	37.9%	0.00	0.0%
February 15, 2025	37,759,150.00	13,992,638.33	37.1%	0.00	0.0%
May 15, 2025	37,363,075.00	13,513,359.48	36.2%	0.00	0.0%
August 15, 2025	36,967,000.00	13,034,210.69	35.3%	0.00	0.0%
November 15, 2025	36,570,925.00	12,555,196.11	34.3%	0.00	0.0%
February 15, 2026	36,174,850.00	12,076,320.09	33.4%	0.00	0.0%
May 15, 2026	35,778,775.00	11,597,587.16	32.4%	0.00	0.0%
August 15, 2026	35,382,700.00	11,119,002.05	31.4%	0.00	0.0%
November 15, 2026	34,986,625.00	10,640,569.69	30.4%	0.00	0.0%
February 15, 2027	34,590,550.00	10,162,295.26	29.4%	0.00	0.0%
May 15, 2027	34,194,475.00	9,684,184.15	28.3%	0.00	0.0%
August 15, 2027	33,798,400.00	9,206,242.02	27.2%	0.00	0.0%
November 15, 2027	33,402,325.00	0.00	0.0%	0.00	0.0%

Appendix IV-2

	Rank 72
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
May 15, 2016	$51,699,975.00	$30,577,091.84	59.1%	$6,268,541.57	71.3%
August 15, 2016	51,303,300.00	30,134,288.20	58.7%	6,102,818.12	70.6%
November 15, 2016	50,906,625.00	29,691,511.32	58.3%	5,937,109.75	70.0%
February 15, 2017	50,509,950.00	29,248,761.81	57.9%	5,771,416.83	69.3%
May 15, 2017	50,113,275.00	28,806,040.32	57.5%	5,605,739.70	68.7%
August 15, 2017	49,716,600.00	28,363,347.51	57.1%	5,440,078.75	68.0%
November 15, 2017	49,319,925.00	27,920,684.06	56.6%	5,274,434.37	67.3%
February 15, 2018	48,923,250.00	27,478,050.69	56.2%	5,108,806.93	66.6%
May 15, 2018	48,526,575.00	27,035,448.12	55.7%	4,943,196.87	65.9%
August 15, 2018	48,129,900.00	26,592,877.10	55.3%	4,777,604.61	65.2%
November 15, 2018	47,733,225.00	26,150,338.42	54.8%	4,612,030.57	64.4%
February 15, 2019	47,336,550.00	25,707,832.86	54.3%	4,446,475.23	63.7%
May 15, 2019	46,939,875.00	25,224,099.96	53.7%	4,280,939.03	62.9%
August 15, 2019	46,543,200.00	24,740,408.19	53.2%	4,115,422.48	62.0%
November 15, 2019	46,146,525.00	24,256,758.60	52.6%	3,949,926.06	61.1%
February 15, 2020	45,749,850.00	23,773,152.28	52.0%	3,784,450.30	60.2%
May 15, 2020	45,353,175.00	23,289,590.34	51.4%	3,618,995.74	59.3%
August 15, 2020	44,956,500.00	22,806,073.96	50.7%	3,453,562.91	58.4%
November 15, 2020	44,559,825.00	22,322,604.32	50.1%	3,288,152.41	57.5%
February 15, 2021	44,163,150.00	21,839,182.68	49.5%	3,122,764.82	56.5%
May 15, 2021	43,766,475.00	21,355,810.32	48.8%	2,957,400.76	55.6%
August 15, 2021	43,369,800.00	20,872,488.57	48.1%	2,792,060.87	54.6%
November 15, 2021	42,973,125.00	20,389,218.83	47.4%	2,626,745.79	53.6%
February 15, 2022	42,576,450.00	19,906,002.53	46.8%	2,461,456.23	52.5%
May 15, 2022	42,179,775.00	19,422,841.14	46.0%	2,296,192.90	51.5%
August 15, 2022	41,783,100.00	18,939,736.23	45.3%	2,112,621.06	50.4%
November 15, 2022	41,386,425.00	18,456,689.38	44.6%	1,892,413.14	49.2%
February 15, 2023	40,989,750.00	17,973,702.27	43.8%	1,672,244.58	47.9%
May 15, 2023	40,593,075.00	17,490,776.61	43.1%	1,397,126.40	46.5%
August 15, 2023	40,196,400.00	17,007,914.21	42.3%	1,140,389.31	45.1%
November 15, 2023	39,799,725.00	16,525,116.93	41.5%	0.00	0.0%
February 15, 2024	39,403,050.00	16,042,386.71	40.7%	0.00	0.0%
May 15, 2024	39,006,375.00	15,559,725.56	39.9%	0.00	0.0%
August 15, 2024	38,609,700.00	15,077,135.58	39.1%	0.00	0.0%
November 15, 2024	38,213,025.00	14,594,618.97	38.2%	0.00	0.0%
February 15, 2025	37,816,350.00	14,112,177.99	37.3%	0.00	0.0%
May 15, 2025	37,419,675.00	13,629,815.01	36.4%	0.00	0.0%
August 15, 2025	37,023,000.00	13,147,532.50	35.5%	0.00	0.0%
November 15, 2025	36,626,325.00	12,665,333.04	34.6%	0.00	0.0%
February 15, 2026	36,229,650.00	12,183,219.31	33.6%	0.00	0.0%
May 15, 2026	35,832,975.00	11,701,194.13	32.7%	0.00	0.0%
August 15, 2026	35,436,300.00	11,219,260.40	31.7%	0.00	0.0%
November 15, 2026	35,039,625.00	10,737,421.20	30.6%	0.00	0.0%
February 15, 2027	34,642,950.00	10,255,679.72	29.6%	0.00	0.0%
May 15, 2027	34,246,275.00	9,774,039.30	28.5%	0.00	0.0%
August 15, 2027	33,849,600.00	9,292,503.43	27.5%	0.00	0.0%
November 15, 2027	33,452,925.00	0.00	0.0%	0.00	0.0%

Appendix IV-3

	Rank 93
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
May 15, 2016	$52,145,900.00	$30,684,074.67	58.8%	$6,290,473.88	70.9%
August 15, 2016	51,748,850.00	30,240,315.17	58.4%	6,124,290.78	70.3%
November 15, 2016	51,351,800.00	29,796,574.17	58.0%	5,958,118.10	69.6%
February 15, 2017	50,954,750.00	29,352,852.09	57.6%	5,791,956.10	69.0%
May 15, 2017	50,557,700.00	28,909,149.38	57.2%	5,625,805.03	68.3%
August 15, 2017	50,160,650.00	28,465,466.50	56.7%	5,459,665.13	67.6%
November 15, 2017	49,763,600.00	28,021,803.93	56.3%	5,293,536.68	66.9%
February 15, 2018	49,366,550.00	27,578,162.14	55.9%	5,127,419.97	66.3%
May 15, 2018	48,969,500.00	27,134,541.65	55.4%	4,961,315.26	65.5%
August 15, 2018	48,572,450.00	26,690,942.97	55.0%	4,795,222.86	64.8%
November 15, 2018	48,175,400.00	26,247,366.65	54.5%	4,629,143.05	64.1%
February 15, 2019	47,778,350.00	25,803,813.24	54.0%	4,463,076.17	63.3%
May 15, 2019	47,381,300.00	25,318,866.97	53.4%	4,297,022.53	62.5%
August 15, 2019	46,984,250.00	24,833,949.14	52.9%	4,130,982.46	61.6%
November 15, 2019	46,587,200.00	24,349,060.47	52.3%	3,964,956.33	60.8%
February 15, 2020	46,190,150.00	23,864,201.71	51.7%	3,798,944.48	59.9%
May 15, 2020	45,793,100.00	23,379,373.65	51.1%	3,632,947.26	59.0%
August 15, 2020	45,396,050.00	22,894,577.07	50.4%	3,466,965.10	58.1%
November 15, 2020	44,999,000.00	22,409,812.82	49.8%	3,300,998.35	57.1%
February 15, 2021	44,601,950.00	21,925,081.75	49.2%	3,135,047.45	56.2%
May 15, 2021	44,204,900.00	21,440,384.75	48.5%	2,969,112.82	55.2%
August 15, 2021	43,807,850.00	20,955,722.74	47.8%	2,803,194.89	54.2%
November 15, 2021	43,410,800.00	20,471,096.69	47.2%	2,637,294.13	53.2%
February 15, 2022	43,013,750.00	19,986,507.58	46.5%	2,471,411.00	52.2%
May 15, 2022	42,616,700.00	19,501,956.45	45.8%	2,305,546.00	51.2%
August 15, 2022	42,219,650.00	19,017,444.35	45.0%	2,121,288.97	50.1%
November 15, 2022	41,822,600.00	18,532,972.40	44.3%	1,900,234.64	48.9%
February 15, 2023	41,425,550.00	18,048,541.75	43.6%	1,679,207.52	47.6%
May 15, 2023	41,028,500.00	17,564,153.58	42.8%	1,402,987.60	46.2%
August 15, 2023	40,631,450.00	17,079,809.16	42.0%	1,145,209.90	44.9%
November 15, 2023	40,234,400.00	16,595,509.75	41.2%	0.00	0.0%
February 15, 2024	39,837,350.00	16,111,256.70	40.4%	0.00	0.0%
May 15, 2024	39,440,300.00	15,627,051.41	39.6%	0.00	0.0%
August 15, 2024	39,043,250.00	15,142,895.33	38.8%	0.00	0.0%
November 15, 2024	38,646,200.00	14,658,789.96	37.9%	0.00	0.0%
February 15, 2025	38,249,150.00	14,174,736.89	37.1%	0.00	0.0%
May 15, 2025	37,852,100.00	13,690,737.74	36.2%	0.00	0.0%
August 15, 2025	37,455,050.00	13,206,794.23	35.3%	0.00	0.0%
November 15, 2025	37,058,000.00	12,722,908.14	34.3%	0.00	0.0%
February 15, 2026	36,660,950.00	12,239,081.32	33.4%	0.00	0.0%
May 15, 2026	36,263,900.00	11,755,315.71	32.4%	0.00	0.0%
August 15, 2026	35,866,850.00	11,271,613.34	31.4%	0.00	0.0%
November 15, 2026	35,469,800.00	10,787,976.32	30.4%	0.00	0.0%
February 15, 2027	35,072,750.00	10,304,406.86	29.4%	0.00	0.0%
May 15, 2027	34,675,700.00	9,820,907.27	28.3%	0.00	0.0%
August 15, 2027	34,278,650.00	9,337,479.96	27.2%	0.00	0.0%
November 15, 2027	33,881,600.00	0.00	0.0%	0.00	0.0%

Appendix IV-4

	Rank 112
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
May 15, 2016	$52,145,900.00	$30,684,074.67	58.8%	$6,290,473.88	70.9%
August 15, 2016	51,748,850.00	30,240,315.17	58.4%	6,124,290.78	70.3%
November 15, 2016	51,351,800.00	29,796,574.17	58.0%	5,958,118.10	69.6%
February 15, 2017	50,954,750.00	29,352,852.09	57.6%	5,791,956.10	69.0%
May 15, 2017	50,557,700.00	28,909,149.38	57.2%	5,625,805.03	68.3%
August 15, 2017	50,160,650.00	28,465,466.50	56.7%	5,459,665.13	67.6%
November 15, 2017	49,763,600.00	28,021,803.93	56.3%	5,293,536.68	66.9%
February 15, 2018	49,366,550.00	27,578,162.14	55.9%	5,127,419.97	66.3%
May 15, 2018	48,969,500.00	27,134,541.65	55.4%	4,961,315.26	65.5%
August 15, 2018	48,572,450.00	26,690,942.97	55.0%	4,795,222.86	64.8%
November 15, 2018	48,175,400.00	26,247,366.65	54.5%	4,629,143.05	64.1%
February 15, 2019	47,778,350.00	25,803,813.24	54.0%	4,463,076.17	63.3%
May 15, 2019	47,381,300.00	25,318,866.97	53.4%	4,297,022.53	62.5%
August 15, 2019	46,984,250.00	24,833,949.14	52.9%	4,130,982.46	61.6%
November 15, 2019	46,587,200.00	24,349,060.47	52.3%	3,964,956.33	60.8%
February 15, 2020	46,190,150.00	23,864,201.71	51.7%	3,798,944.48	59.9%
May 15, 2020	45,793,100.00	23,379,373.65	51.1%	3,632,947.26	59.0%
August 15, 2020	45,396,050.00	22,894,577.07	50.4%	3,466,965.10	58.1%
November 15, 2020	44,999,000.00	22,409,812.82	49.8%	3,300,998.35	57.1%
February 15, 2021	44,601,950.00	21,925,081.75	49.2%	3,135,047.45	56.2%
May 15, 2021	44,204,900.00	21,440,384.75	48.5%	2,969,112.82	55.2%
August 15, 2021	43,807,850.00	20,955,722.74	47.8%	2,803,194.89	54.2%
November 15, 2021	43,410,800.00	20,471,096.69	47.2%	2,637,294.13	53.2%
February 15, 2022	43,013,750.00	19,986,507.58	46.5%	2,471,411.00	52.2%
May 15, 2022	42,616,700.00	19,501,956.45	45.8%	2,305,546.00	51.2%
August 15, 2022	42,219,650.00	19,017,444.35	45.0%	2,121,288.97	50.1%
November 15, 2022	41,822,600.00	18,532,972.40	44.3%	1,900,234.64	48.9%
February 15, 2023	41,425,550.00	18,048,541.75	43.6%	1,679,207.52	47.6%
May 15, 2023	41,028,500.00	17,564,153.58	42.8%	1,402,987.60	46.2%
August 15, 2023	40,631,450.00	17,079,809.16	42.0%	1,145,209.90	44.9%
November 15, 2023	40,234,400.00	16,595,509.75	41.2%	0.00	0.0%
February 15, 2024	39,837,350.00	16,111,256.70	40.4%	0.00	0.0%
May 15, 2024	39,440,300.00	15,627,051.41	39.6%	0.00	0.0%
August 15, 2024	39,043,250.00	15,142,895.33	38.8%	0.00	0.0%
November 15, 2024	38,646,200.00	14,658,789.96	37.9%	0.00	0.0%
February 15, 2025	38,249,150.00	14,174,736.89	37.1%	0.00	0.0%
May 15, 2025	37,852,100.00	13,690,737.74	36.2%	0.00	0.0%
August 15, 2025	37,455,050.00	13,206,794.23	35.3%	0.00	0.0%
November 15, 2025	37,058,000.00	12,722,908.14	34.3%	0.00	0.0%
February 15, 2026	36,660,950.00	12,239,081.32	33.4%	0.00	0.0%
May 15, 2026	36,263,900.00	11,755,315.71	32.4%	0.00	0.0%
August 15, 2026	35,866,850.00	11,271,613.34	31.4%	0.00	0.0%
November 15, 2026	35,469,800.00	10,787,976.32	30.4%	0.00	0.0%
February 15, 2027	35,072,750.00	10,304,406.86	29.4%	0.00	0.0%
May 15, 2027	34,675,700.00	9,820,907.27	28.3%	0.00	0.0%
August 15, 2027	34,278,650.00	9,337,479.96	27.2%	0.00	0.0%
November 15, 2027	33,881,600.00	0.00	0.0%	0.00	0.0%

Appendix IV-5

	Rank 103
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
May 15, 2016	$52,234,550.00	$30,763,000.00	58.9%	$6,462,892.21	71.3%
August 15, 2016	51,836,825.00	30,447,067.03	58.7%	6,166,162.31	70.6%
November 15, 2016	51,439,100.00	30,001,478.72	58.3%	5,999,090.78	70.0%
February 15, 2017	51,041,375.00	29,555,892.38	57.9%	5,832,020.37	69.3%
May 15, 2017	50,643,650.00	29,110,308.08	57.5%	5,664,951.10	68.7%
August 15, 2017	50,245,925.00	28,664,725.85	57.0%	5,497,882.99	68.0%
November 15, 2017	49,848,200.00	28,219,145.74	56.6%	5,330,816.09	67.3%
February 15, 2018	49,450,475.00	27,773,567.81	56.2%	5,163,750.42	66.6%
May 15, 2018	49,052,750.00	27,327,992.11	55.7%	4,996,685.99	65.9%
August 15, 2018	48,655,025.00	26,882,418.69	55.3%	4,829,622.86	65.2%
November 15, 2018	48,257,300.00	26,436,847.60	54.8%	4,662,561.06	64.4%
February 15, 2019	47,859,575.00	25,991,278.92	54.3%	4,495,500.59	63.7%
May 15, 2019	47,461,850.00	25,503,993.53	53.7%	4,328,441.51	62.9%
August 15, 2019	47,064,125.00	25,016,711.11	53.2%	4,161,383.85	62.0%
November 15, 2019	46,666,400.00	24,529,431.74	52.6%	3,994,327.66	61.1%
February 15, 2020	46,268,675.00	24,042,155.50	52.0%	3,827,272.96	60.2%
May 15, 2020	45,870,950.00	23,554,882.48	51.4%	3,660,219.78	59.3%
August 15, 2020	45,473,225.00	23,067,612.75	50.7%	3,493,168.18	58.4%
November 15, 2020	45,075,500.00	22,580,346.40	50.1%	3,326,118.20	57.5%
February 15, 2021	44,677,775.00	22,093,083.52	49.4%	3,159,069.87	56.5%
May 15, 2021	44,280,050.00	21,605,824.21	48.8%	2,992,023.24	55.6%
August 15, 2021	43,882,325.00	21,118,568.56	48.1%	2,824,978.37	54.6%
November 15, 2021	43,484,600.00	20,631,316.67	47.4%	2,657,935.29	53.6%
February 15, 2022	43,086,875.00	20,144,068.64	46.8%	2,490,894.06	52.5%
May 15, 2022	42,689,150.00	19,656,824.59	46.0%	2,323,854.72	51.5%
August 15, 2022	42,291,425.00	19,169,584.63	45.3%	2,138,259.36	50.4%
November 15, 2022	41,893,700.00	18,682,348.86	44.6%	1,915,550.60	49.2%
February 15, 2023	41,495,975.00	18,195,117.42	43.8%	1,692,844.69	47.9%
May 15, 2023	41,098,250.00	17,707,890.42	43.1%	1,414,468.99	46.5%
August 15, 2023	40,700,525.00	17,220,668.00	42.3%	1,154,654.55	45.1%
November 15, 2023	40,302,800.00	16,733,450.28	41.5%	0.00	0.0%
February 15, 2024	39,905,075.00	16,246,237.42	40.7%	0.00	0.0%
May 15, 2024	39,507,350.00	15,759,029.56	39.9%	0.00	0.0%
August 15, 2024	39,109,625.00	15,271,826.84	39.0%	0.00	0.0%
November 15, 2024	38,711,900.00	14,784,629.43	38.2%	0.00	0.0%
February 15, 2025	38,314,175.00	14,297,437.49	37.3%	0.00	0.0%
May 15, 2025	37,916,450.00	13,810,251.20	36.4%	0.00	0.0%
August 15, 2025	37,518,725.00	13,323,070.72	35.5%	0.00	0.0%
November 15, 2025	37,121,000.00	12,835,896.25	34.6%	0.00	0.0%
February 15, 2026	36,723,275.00	12,348,727.99	33.6%	0.00	0.0%
May 15, 2026	36,325,550.00	11,861,566.13	32.7%	0.00	0.0%
August 15, 2026	35,927,825.00	11,374,410.88	31.7%	0.00	0.0%
November 15, 2026	35,530,100.00	10,887,262.48	30.6%	0.00	0.0%
February 15, 2027	35,132,375.00	10,400,121.14	29.6%	0.00	0.0%
May 15, 2027	34,734,650.00	9,912,987.11	28.5%	0.00	0.0%
August 15, 2027	34,336,925.00	9,425,860.65	27.5%	0.00	0.0%
November 15, 2027	33,939,200.00	0.00	0.0%	0.00	0.0%

Appendix IV-6

	Rank 113
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
May 15, 2016	$52,234,550.00	$30,763,000.00	58.9%	$6,462,892.21	71.3%
August 15, 2016	51,836,825.00	30,447,067.03	58.7%	6,166,162.31	70.6%
November 15, 2016	51,439,100.00	30,001,478.72	58.3%	5,999,090.78	70.0%
February 15, 2017	51,041,375.00	29,555,892.38	57.9%	5,832,020.37	69.3%
May 15, 2017	50,643,650.00	29,110,308.08	57.5%	5,664,951.10	68.7%
August 15, 2017	50,245,925.00	28,664,725.85	57.0%	5,497,882.99	68.0%
November 15, 2017	49,848,200.00	28,219,145.74	56.6%	5,330,816.09	67.3%
February 15, 2018	49,450,475.00	27,773,567.81	56.2%	5,163,750.42	66.6%
May 15, 2018	49,052,750.00	27,327,992.11	55.7%	4,996,685.99	65.9%
August 15, 2018	48,655,025.00	26,882,418.69	55.3%	4,829,622.86	65.2%
November 15, 2018	48,257,300.00	26,436,847.60	54.8%	4,662,561.06	64.4%
February 15, 2019	47,859,575.00	25,991,278.92	54.3%	4,495,500.59	63.7%
May 15, 2019	47,461,850.00	25,503,993.53	53.7%	4,328,441.51	62.9%
August 15, 2019	47,064,125.00	25,016,711.11	53.2%	4,161,383.85	62.0%
November 15, 2019	46,666,400.00	24,529,431.74	52.6%	3,994,327.66	61.1%
February 15, 2020	46,268,675.00	24,042,155.50	52.0%	3,827,272.96	60.2%
May 15, 2020	45,870,950.00	23,554,882.48	51.4%	3,660,219.78	59.3%
August 15, 2020	45,473,225.00	23,067,612.75	50.7%	3,493,168.18	58.4%
November 15, 2020	45,075,500.00	22,580,346.40	50.1%	3,326,118.20	57.5%
February 15, 2021	44,677,775.00	22,093,083.52	49.4%	3,159,069.87	56.5%
May 15, 2021	44,280,050.00	21,605,824.21	48.8%	2,992,023.24	55.6%
August 15, 2021	43,882,325.00	21,118,568.56	48.1%	2,824,978.37	54.6%
November 15, 2021	43,484,600.00	20,631,316.67	47.4%	2,657,935.29	53.6%
February 15, 2022	43,086,875.00	20,144,068.64	46.8%	2,490,894.06	52.5%
May 15, 2022	42,689,150.00	19,656,824.59	46.0%	2,323,854.72	51.5%
August 15, 2022	42,291,425.00	19,169,584.63	45.3%	2,138,259.36	50.4%
November 15, 2022	41,893,700.00	18,682,348.86	44.6%	1,915,550.60	49.2%
February 15, 2023	41,495,975.00	18,195,117.42	43.8%	1,692,844.69	47.9%
May 15, 2023	41,098,250.00	17,707,890.42	43.1%	1,414,468.99	46.5%
August 15, 2023	40,700,525.00	17,220,668.00	42.3%	1,154,654.55	45.1%
November 15, 2023	40,302,800.00	16,733,450.28	41.5%	0.00	0.0%
February 15, 2024	39,905,075.00	16,246,237.42	40.7%	0.00	0.0%
May 15, 2024	39,507,350.00	15,759,029.56	39.9%	0.00	0.0%
August 15, 2024	39,109,625.00	15,271,826.84	39.0%	0.00	0.0%
November 15, 2024	38,711,900.00	14,784,629.43	38.2%	0.00	0.0%
February 15, 2025	38,314,175.00	14,297,437.49	37.3%	0.00	0.0%
May 15, 2025	37,916,450.00	13,810,251.20	36.4%	0.00	0.0%
August 15, 2025	37,518,725.00	13,323,070.72	35.5%	0.00	0.0%
November 15, 2025	37,121,000.00	12,835,896.25	34.6%	0.00	0.0%
February 15, 2026	36,723,275.00	12,348,727.99	33.6%	0.00	0.0%
May 15, 2026	36,325,550.00	11,861,566.13	32.7%	0.00	0.0%
August 15, 2026	35,927,825.00	11,374,410.88	31.7%	0.00	0.0%
November 15, 2026	35,530,100.00	10,887,262.48	30.6%	0.00	0.0%
February 15, 2027	35,132,375.00	10,400,121.14	29.6%	0.00	0.0%
May 15, 2027	34,734,650.00	9,912,987.11	28.5%	0.00	0.0%
August 15, 2027	34,336,925.00	9,425,860.65	27.5%	0.00	0.0%
November 15, 2027	33,939,200.00	0.00	0.0%	0.00	0.0%

Appendix IV-7

	Rank 114
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
May 15, 2016	$52,234,550.00	$30,763,000.00	58.9%	$6,462,892.21	71.3%
August 15, 2016	51,836,825.00	30,447,067.03	58.7%	6,166,162.31	70.6%
November 15, 2016	51,439,100.00	30,001,478.72	58.3%	5,999,090.78	70.0%
February 15, 2017	51,041,375.00	29,555,892.38	57.9%	5,832,020.37	69.3%
May 15, 2017	50,643,650.00	29,110,308.08	57.5%	5,664,951.10	68.7%
August 15, 2017	50,245,925.00	28,664,725.85	57.0%	5,497,882.99	68.0%
November 15, 2017	49,848,200.00	28,219,145.74	56.6%	5,330,816.09	67.3%
February 15, 2018	49,450,475.00	27,773,567.81	56.2%	5,163,750.42	66.6%
May 15, 2018	49,052,750.00	27,327,992.11	55.7%	4,996,685.99	65.9%
August 15, 2018	48,655,025.00	26,882,418.69	55.3%	4,829,622.86	65.2%
November 15, 2018	48,257,300.00	26,436,847.60	54.8%	4,662,561.06	64.4%
February 15, 2019	47,859,575.00	25,991,278.92	54.3%	4,495,500.59	63.7%
May 15, 2019	47,461,850.00	25,503,993.53	53.7%	4,328,441.51	62.9%
August 15, 2019	47,064,125.00	25,016,711.11	53.2%	4,161,383.85	62.0%
November 15, 2019	46,666,400.00	24,529,431.74	52.6%	3,994,327.66	61.1%
February 15, 2020	46,268,675.00	24,042,155.50	52.0%	3,827,272.96	60.2%
May 15, 2020	45,870,950.00	23,554,882.48	51.4%	3,660,219.78	59.3%
August 15, 2020	45,473,225.00	23,067,612.75	50.7%	3,493,168.18	58.4%
November 15, 2020	45,075,500.00	22,580,346.40	50.1%	3,326,118.20	57.5%
February 15, 2021	44,677,775.00	22,093,083.52	49.4%	3,159,069.87	56.5%
May 15, 2021	44,280,050.00	21,605,824.21	48.8%	2,992,023.24	55.6%
August 15, 2021	43,882,325.00	21,118,568.56	48.1%	2,824,978.37	54.6%
November 15, 2021	43,484,600.00	20,631,316.67	47.4%	2,657,935.29	53.6%
February 15, 2022	43,086,875.00	20,144,068.64	46.8%	2,490,894.06	52.5%
May 15, 2022	42,689,150.00	19,656,824.59	46.0%	2,323,854.72	51.5%
August 15, 2022	42,291,425.00	19,169,584.63	45.3%	2,138,259.36	50.4%
November 15, 2022	41,893,700.00	18,682,348.86	44.6%	1,915,550.60	49.2%
February 15, 2023	41,495,975.00	18,195,117.42	43.8%	1,692,844.69	47.9%
May 15, 2023	41,098,250.00	17,707,890.42	43.1%	1,414,468.99	46.5%
August 15, 2023	40,700,525.00	17,220,668.00	42.3%	1,154,654.55	45.1%
November 15, 2023	40,302,800.00	16,733,450.28	41.5%	0.00	0.0%
February 15, 2024	39,905,075.00	16,246,237.42	40.7%	0.00	0.0%
May 15, 2024	39,507,350.00	15,759,029.56	39.9%	0.00	0.0%
August 15, 2024	39,109,625.00	15,271,826.84	39.0%	0.00	0.0%
November 15, 2024	38,711,900.00	14,784,629.43	38.2%	0.00	0.0%
February 15, 2025	38,314,175.00	14,297,437.49	37.3%	0.00	0.0%
May 15, 2025	37,916,450.00	13,810,251.20	36.4%	0.00	0.0%
August 15, 2025	37,518,725.00	13,323,070.72	35.5%	0.00	0.0%
November 15, 2025	37,121,000.00	12,835,896.25	34.6%	0.00	0.0%
February 15, 2026	36,723,275.00	12,348,727.99	33.6%	0.00	0.0%
May 15, 2026	36,325,550.00	11,861,566.13	32.7%	0.00	0.0%
August 15, 2026	35,927,825.00	11,374,410.88	31.7%	0.00	0.0%
November 15, 2026	35,530,100.00	10,887,262.48	30.6%	0.00	0.0%
February 15, 2027	35,132,375.00	10,400,121.14	29.6%	0.00	0.0%
May 15, 2027	34,734,650.00	9,912,987.11	28.5%	0.00	0.0%
August 15, 2027	34,336,925.00	9,425,860.65	27.5%	0.00	0.0%
November 15, 2027	33,939,200.00	0.00	0.0%	0.00	0.0%

Appendix IV-8

B. A350-900

	0024
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
May 15, 2016	$145,560,991.86	$85,722,000.00	58.9%	$18,011,660.76	71.3%
August 15, 2016	144,452,659.43	84,846,242.11	58.7%	17,183,123.09	70.6%
November 15, 2016	143,344,327.01	83,604,529.94	58.3%	16,717,548.15	70.0%
February 15, 2017	142,235,994.58	82,362,823.28	57.9%	16,251,976.31	69.3%
May 15, 2017	141,127,662.16	81,121,122.27	57.5%	15,786,407.67	68.7%
August 15, 2017	140,019,329.73	79,879,427.04	57.0%	15,320,842.28	68.0%
November 15, 2017	138,910,997.31	78,637,737.73	56.6%	14,855,280.23	67.3%
February 15, 2018	137,802,664.88	77,396,054.49	56.2%	14,389,721.59	66.6%
May 15, 2018	136,694,332.46	76,154,377.45	55.7%	13,924,166.47	65.9%
August 15, 2018	135,586,000.03	74,912,706.77	55.3%	13,458,614.93	65.2%
November 15, 2018	134,477,667.61	73,671,042.62	54.8%	12,993,067.06	64.4%
February 15, 2019	133,369,335.18	72,429,385.13	54.3%	12,527,522.97	63.7%
May 15, 2019	132,261,002.76	71,071,476.53	53.7%	12,061,982.72	62.9%
August 15, 2019	131,152,670.33	69,713,576.20	53.2%	11,596,446.45	62.0%
November 15, 2019	130,044,337.90	68,355,684.39	52.6%	11,130,914.23	61.1%
February 15, 2020	128,936,005.48	66,997,801.30	52.0%	10,665,386.16	60.2%
May 15, 2020	127,827,673.05	65,639,927.15	51.4%	10,199,862.38	59.3%
August 15, 2020	126,719,340.63	64,282,062.19	50.7%	9,734,342.98	58.4%
November 15, 2020	125,611,008.20	62,924,206.64	50.1%	9,268,828.08	57.5%
February 15, 2021	124,502,675.78	61,566,360.78	49.4%	8,803,317.80	56.5%
May 15, 2021	123,394,343.35	60,208,524.85	48.8%	8,337,812.26	55.6%
August 15, 2021	122,286,010.93	58,850,699.12	48.1%	7,872,311.59	54.6%
November 15, 2021	121,177,678.50	57,492,883.88	47.4%	7,406,815.92	53.6%
February 15, 2022	120,069,346.08	56,135,079.41	46.8%	6,941,325.40	52.5%
May 15, 2022	118,961,013.65	54,777,286.00	46.0%	6,475,840.17	51.5%
August 15, 2022	117,852,681.23	53,419,503.99	45.3%	5,958,645.25	50.4%
November 15, 2022	116,744,348.80	52,061,733.67	44.6%	5,338,027.14	49.2%
February 15, 2023	115,636,016.38	50,703,975.40	43.8%	4,717,416.96	47.9%
May 15, 2023	114,527,683.95	49,346,229.52	43.1%	3,941,672.88	46.5%
August 15, 2023	113,419,351.52	47,988,496.39	42.3%	3,217,653.12	45.1%
November 15, 2023	112,311,019.10	46,630,776.38	41.5%	0.00	0.0%
February 15, 2024	111,202,686.67	45,273,069.89	40.7%	0.00	0.0%
May 15, 2024	110,094,354.25	43,915,377.33	39.9%	0.00	0.0%
August 15, 2024	108,986,021.82	42,557,699.11	39.0%	0.00	0.0%
November 15, 2024	107,877,689.40	41,200,035.69	38.2%	0.00	0.0%
February 15, 2025	106,769,356.97	39,842,387.51	37.3%	0.00	0.0%
May 15, 2025	105,661,024.55	38,484,755.05	36.4%	0.00	0.0%
August 15, 2025	104,552,692.12	37,127,138.81	35.5%	0.00	0.0%
November 15, 2025	103,444,359.70	35,769,539.32	34.6%	0.00	0.0%
February 15, 2026	102,336,027.27	34,411,957.11	33.6%	0.00	0.0%
May 15, 2026	101,227,694.85	33,054,392.75	32.7%	0.00	0.0%
August 15, 2026	100,119,362.42	31,696,846.82	31.7%	0.00	0.0%
November 15, 2026	99,011,030.00	30,339,319.95	30.6%	0.00	0.0%
February 15, 2027	97,902,697.57	28,981,812.77	29.6%	0.00	0.0%
May 15, 2027	96,794,365.15	27,624,325.97	28.5%	0.00	0.0%
August 15, 2027	95,686,032.72	26,266,860.25	27.5%	0.00	0.0%
November 15, 2027	94,577,700.29	0.00	0.0%	0.00	0.0%

Appendix IV-9

C. B787-9

	38478
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
May 15, 2016	$133,473,108.57	$78,739,075.30	59.0%	$16,142,122.65	71.1%
August 15, 2016	132,449,018.22	77,597,281.01	58.6%	15,715,058.18	70.5%
November 15, 2016	131,424,927.87	76,455,577.15	58.2%	15,288,044.71	69.8%
February 15, 2017	130,400,837.53	75,313,965.81	57.8%	14,861,083.44	69.2%
May 15, 2017	129,376,747.18	74,172,449.19	57.3%	14,434,175.56	68.5%
August 15, 2017	128,352,656.83	73,031,029.50	56.9%	14,007,322.36	67.8%
November 15, 2017	127,328,566.49	71,889,709.09	56.5%	13,580,525.14	67.1%
February 15, 2018	126,304,476.14	70,748,490.32	56.0%	13,153,785.24	66.4%
May 15, 2018	125,280,385.79	69,607,375.66	55.6%	12,727,104.05	65.7%
August 15, 2018	124,256,295.45	68,466,367.66	55.1%	12,300,483.02	65.0%
November 15, 2018	123,232,205.10	67,325,468.94	54.6%	11,873,923.62	64.3%
February 15, 2019	122,208,114.75	66,184,682.22	54.2%	11,447,427.38	63.5%
May 15, 2019	121,184,024.40	64,937,785.76	53.6%	11,020,995.87	62.7%
August 15, 2019	120,159,934.06	63,691,028.34	53.0%	10,594,630.76	61.8%
November 15, 2019	119,135,843.71	62,444,413.50	52.4%	10,168,333.72	60.9%
February 15, 2020	118,111,753.36	61,197,944.91	51.8%	9,742,106.49	60.1%
May 15, 2020	117,087,663.02	59,951,626.36	51.2%	9,315,950.90	59.2%
August 15, 2020	116,063,572.67	58,705,461.77	50.6%	8,889,868.81	58.2%
November 15, 2020	115,039,482.32	57,459,455.20	49.9%	8,463,862.17	57.3%
February 15, 2021	114,015,391.97	56,213,610.87	49.3%	8,037,932.96	56.4%
May 15, 2021	112,991,301.63	54,967,933.11	48.6%	7,612,083.30	55.4%
August 15, 2021	111,967,211.28	53,722,426.44	48.0%	7,186,315.32	54.4%
November 15, 2021	110,943,120.93	52,477,095.55	47.3%	6,760,631.24	53.4%
February 15, 2022	109,919,030.59	51,231,945.28	46.6%	6,335,033.41	52.4%
May 15, 2022	108,894,940.24	49,986,980.66	45.9%	5,909,524.20	51.3%
August 15, 2022	107,870,849.89	48,742,206.91	45.2%	5,436,919.07	50.2%
November 15, 2022	106,846,759.54	47,497,629.44	44.5%	4,870,057.47	49.0%
February 15, 2023	105,822,669.20	46,253,253.87	43.7%	4,303,328.93	47.8%
May 15, 2023	104,798,578.85	45,009,086.05	42.9%	3,595,231.00	46.4%
August 15, 2023	103,774,488.50	43,765,132.03	42.2%	2,934,474.39	45.0%
November 15, 2023	102,750,398.16	42,521,398.14	41.4%	0.00	0.0%
February 15, 2024	101,726,307.81	41,277,890.90	40.6%	0.00	0.0%
May 15, 2024	100,702,217.46	40,034,617.15	39.8%	0.00	0.0%
August 15, 2024	99,678,127.12	38,791,583.99	38.9%	0.00	0.0%
November 15, 2024	98,654,036.77	37,548,798.78	38.1%	0.00	0.0%
February 15, 2025	97,629,946.42	36,306,269.22	37.2%	0.00	0.0%
May 15, 2025	96,605,856.07	35,064,003.33	36.3%	0.00	0.0%
August 15, 2025	95,581,765.73	33,822,009.45	35.4%	0.00	0.0%
November 15, 2025	94,557,675.38	32,580,296.29	34.5%	0.00	0.0%
February 15, 2026	93,533,585.03	31,338,872.92	33.5%	0.00	0.0%
May 15, 2026	92,509,494.69	30,097,748.82	32.5%	0.00	0.0%
August 15, 2026	91,485,404.34	28,856,933.89	31.5%	0.00	0.0%
November 15, 2026	90,461,313.99	27,616,438.46	30.5%	0.00	0.0%
February 15, 2027	89,437,223.64	26,376,273.33	29.5%	0.00	0.0%
May 15, 2027	88,413,133.30	25,136,449.80	28.4%	0.00	0.0%
August 15, 2027	87,389,042.95	23,896,979.68	27.3%	0.00	0.0%
November 15, 2027	86,364,952.60	0.00	0.0%	0.00	0.0%

Appendix IV-10

	38479
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
May 15, 2016	$133,580,633.57	$79,004,047.89	59.1%	$16,196,444.08	71.3%
August 15, 2016	132,555,718.22	77,859,946.94	58.7%	15,768,253.48	70.6%
November 15, 2016	131,530,802.87	76,715,915.11	58.3%	15,340,101.86	70.0%
February 15, 2017	130,505,887.53	75,571,954.02	57.9%	14,911,990.12	69.3%
May 15, 2017	129,480,972.18	74,428,065.32	57.5%	14,483,919.21	68.7%
August 15, 2017	128,456,056.83	73,284,250.72	57.1%	14,055,890.09	68.0%
November 15, 2017	127,431,141.49	72,140,512.01	56.6%	13,627,903.76	67.3%
February 15, 2018	126,406,226.14	70,996,850.98	56.2%	13,199,961.25	66.6%
May 15, 2018	125,381,310.79	69,853,269.54	55.7%	12,772,063.62	65.9%
August 15, 2018	124,356,395.45	68,709,769.63	55.3%	12,344,211.96	65.2%
November 15, 2018	123,331,480.10	67,566,353.25	54.8%	11,916,407.42	64.4%
February 15, 2019	122,306,564.75	66,423,022.48	54.3%	11,488,651.16	63.7%
May 15, 2019	121,281,649.40	65,173,169.88	53.7%	11,060,944.39	62.9%
August 15, 2019	120,256,734.06	63,923,423.57	53.2%	10,633,288.35	62.0%
November 15, 2019	119,231,818.71	62,673,786.24	52.6%	10,205,684.36	61.1%
February 15, 2020	118,206,903.36	61,424,260.71	52.0%	9,778,133.72	60.2%
May 15, 2020	117,181,988.02	60,174,849.86	51.4%	9,350,637.86	59.3%
August 15, 2020	116,157,072.67	58,925,556.70	50.7%	8,923,198.16	58.4%
November 15, 2020	115,132,157.32	57,676,384.33	50.1%	8,495,816.14	57.5%
February 15, 2021	114,107,241.97	56,427,335.96	49.5%	8,068,493.33	56.5%
May 15, 2021	113,082,326.63	55,178,414.93	48.8%	7,641,231.30	55.6%
August 15, 2021	112,057,411.28	53,929,624.68	48.1%	7,214,031.71	54.6%
November 15, 2021	111,032,495.93	52,680,968.79	47.4%	6,786,896.26	53.6%
February 15, 2022	110,007,580.59	51,432,450.97	46.8%	6,359,826.73	52.5%
May 15, 2022	108,982,665.24	50,184,075.06	46.0%	5,932,824.95	51.5%
August 15, 2022	107,957,749.89	48,935,845.04	45.3%	5,458,518.31	50.4%
November 15, 2022	106,932,834.54	47,687,765.06	44.6%	4,889,552.58	49.2%
February 15, 2023	105,907,919.20	46,439,839.41	43.8%	4,320,688.55	47.9%
May 15, 2023	104,883,003.85	45,192,072.56	43.1%	3,609,847.58	46.5%
August 15, 2023	103,858,088.50	43,944,469.14	42.3%	2,946,499.04	45.1%
November 15, 2023	102,833,173.16	42,697,033.98	41.5%	0.00	0.0%
February 15, 2024	101,808,257.81	41,449,772.08	40.7%	0.00	0.0%
May 15, 2024	100,783,342.46	40,202,688.65	39.9%	0.00	0.0%
August 15, 2024	99,758,427.12	38,955,789.13	39.1%	0.00	0.0%
November 15, 2024	98,733,511.77	37,709,079.14	38.2%	0.00	0.0%
February 15, 2025	97,708,596.42	36,462,564.56	37.3%	0.00	0.0%
May 15, 2025	96,683,681.07	35,216,251.53	36.4%	0.00	0.0%
August 15, 2025	95,658,765.73	33,970,146.43	35.5%	0.00	0.0%
November 15, 2025	94,633,850.38	32,724,255.89	34.6%	0.00	0.0%
February 15, 2026	93,608,935.03	31,478,586.88	33.6%	0.00	0.0%
May 15, 2026	92,584,019.69	30,233,146.63	32.7%	0.00	0.0%
August 15, 2026	91,559,104.34	28,987,942.70	31.7%	0.00	0.0%
November 15, 2026	90,534,188.99	27,742,983.00	30.6%	0.00	0.0%
February 15, 2027	89,509,273.64	26,498,275.77	29.6%	0.00	0.0%
May 15, 2027	88,484,358.30	25,253,829.66	28.5%	0.00	0.0%
August 15, 2027	87,459,442.95	24,009,653.69	27.5%	0.00	0.0%
November 15, 2027	86,434,527.60	0.00	0.0%	0.00	0.0%

Appendix IV-11

	38461
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
May 15, 2016	$135,279,839.08	$79,671,000.00	58.9%	$16,738,612.18	71.3%
August 15, 2016	134,249,789.54	78,853,447.15	58.7%	15,969,457.87	70.6%
November 15, 2016	133,219,740.01	77,699,438.64	58.3%	15,536,767.06	70.0%
February 15, 2017	132,189,690.47	76,545,435.26	57.9%	15,104,079.14	69.3%
May 15, 2017	131,159,640.93	75,391,437.13	57.5%	14,671,394.18	68.7%
August 15, 2017	130,129,591.40	74,237,444.37	57.0%	14,238,712.25	68.0%
November 15, 2017	129,099,541.86	73,083,457.11	56.6%	13,806,033.43	67.3%
February 15, 2018	128,069,492.32	71,929,475.49	56.2%	13,373,357.78	66.6%
May 15, 2018	127,039,442.79	70,775,499.64	55.7%	12,940,685.38	65.9%
August 15, 2018	126,009,393.25	69,621,529.70	55.3%	12,508,016.32	65.2%
November 15, 2018	124,979,343.72	68,467,565.81	54.8%	12,075,350.67	64.4%
February 15, 2019	123,949,294.18	67,313,608.13	54.3%	11,642,688.53	63.7%
May 15, 2019	122,919,244.64	66,051,610.29	53.7%	11,210,029.97	62.9%
August 15, 2019	121,889,195.11	64,789,620.14	53.2%	10,777,375.10	62.0%
November 15, 2019	120,859,145.57	63,527,637.90	52.6%	10,344,724.00	61.1%
February 15, 2020	119,829,096.04	62,265,663.77	52.0%	9,912,076.76	60.2%
May 15, 2020	118,799,046.50	61,003,697.96	51.4%	9,479,433.49	59.3%
August 15, 2020	117,768,996.96	59,741,740.68	50.7%	9,046,794.30	58.4%
November 15, 2020	116,738,947.43	58,479,792.15	50.1%	8,614,159.30	57.5%
February 15, 2021	115,708,897.89	57,217,852.61	49.4%	8,181,528.58	56.5%
May 15, 2021	114,678,848.36	55,955,922.32	48.8%	7,748,902.27	55.6%
August 15, 2021	113,648,798.82	54,694,001.50	48.1%	7,316,280.49	54.6%
November 15, 2021	112,618,749.28	53,432,090.42	47.4%	6,883,663.37	53.6%
February 15, 2022	111,588,699.75	52,170,189.36	46.8%	6,451,051.01	52.5%
May 15, 2022	110,558,650.21	50,908,298.58	46.0%	6,018,443.57	51.5%
August 15, 2022	109,528,600.67	49,646,418.39	45.3%	5,537,778.77	50.4%
November 15, 2022	108,498,551.14	48,384,549.07	44.6%	4,960,995.68	49.2%
February 15, 2023	107,468,501.60	47,122,690.94	43.8%	4,384,219.97	47.9%
May 15, 2023	106,438,452.07	45,860,844.33	43.1%	3,663,267.66	46.5%
August 15, 2023	105,408,402.53	44,599,009.57	42.3%	2,990,386.30	45.1%
November 15, 2023	104,378,352.99	43,337,187.01	41.5%	0.00	0.0%
February 15, 2024	103,348,303.46	42,075,377.00	40.7%	0.00	0.0%
May 15, 2024	102,318,253.92	40,813,579.95	39.9%	0.00	0.0%
August 15, 2024	101,288,204.39	39,551,796.22	39.0%	0.00	0.0%
November 15, 2024	100,258,154.85	38,290,026.24	38.2%	0.00	0.0%
February 15, 2025	99,228,105.31	37,028,270.43	37.3%	0.00	0.0%
May 15, 2025	98,198,055.78	35,766,529.23	36.4%	0.00	0.0%
August 15, 2025	97,168,006.24	34,504,803.11	35.5%	0.00	0.0%
November 15, 2025	96,137,956.70	33,243,092.54	34.6%	0.00	0.0%
February 15, 2026	95,107,907.17	31,981,398.04	33.6%	0.00	0.0%
May 15, 2026	94,077,857.63	30,719,720.13	32.7%	0.00	0.0%
August 15, 2026	93,047,808.10	29,458,059.35	31.7%	0.00	0.0%
November 15, 2026	92,017,758.56	28,196,416.28	30.6%	0.00	0.0%
February 15, 2027	90,987,709.02	26,934,791.51	29.6%	0.00	0.0%
May 15, 2027	89,957,659.49	25,673,185.68	28.5%	0.00	0.0%
August 15, 2027	88,927,609.95	24,411,599.44	27.5%	0.00	0.0%
November 15, 2027	87,897,560.42	0.00	0.0%	0.00	0.0%

Appendix IV-12

APPENDIX V

equipment note principal amounts and amortization schedules

The following tables set forth loan the original principal amount and principal amortization schedule for each series of Equipment Notes issued with respect to an Aircraft.

A. A321-200

	Rank 96
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$32,747,000.00	$0.00	$6,500,000.00
May 15, 2016	1,371,927.85	31,375,072.15	1,272,874.04	5,227,125.96
August 15, 2016	1,441,061.99	29,934,010.16	25,590.92	5,201,535.04
November 15, 2016	441,018.76	29,492,991.40	25,590.93	5,175,944.11
February 15, 2017	440,974.51	29,052,016.89	25,590.92	5,150,353.19
May 15, 2017	440,929.23	28,611,087.66	25,590.93	5,124,762.26
August 15, 2017	440,882.88	28,170,204.78	25,590.92	5,099,171.34
November 15, 2017	440,835.43	27,729,369.35	25,590.93	5,073,580.41
February 15, 2018	440,786.82	27,288,582.53	25,590.92	5,047,989.49
May 15, 2018	440,737.04	26,847,845.49	139,094.14	4,908,895.35
August 15, 2018	440,686.05	26,407,159.44	164,656.28	4,744,239.07
November 15, 2018	440,633.80	25,966,525.64	164,626.83	4,579,612.24
February 15, 2019	440,580.25	25,525,945.39	164,596.62	4,415,015.62
May 15, 2019	481,492.81	25,044,452.58	164,565.67	4,250,449.95
August 15, 2019	481,426.34	24,563,026.24	164,533.92	4,085,916.03
November 15, 2019	481,358.16	24,081,668.08	164,501.38	3,921,414.65
February 15, 2020	481,288.24	23,600,379.84	164,468.00	3,756,946.65
May 15, 2020	481,216.50	23,119,163.34	164,433.75	3,592,512.90
August 15, 2020	481,142.89	22,638,020.45	164,398.61	3,428,114.29
November 15, 2020	481,067.33	22,156,953.12	164,362.55	3,263,751.74
February 15, 2021	480,989.77	21,675,963.35	164,325.51	3,099,426.23
May 15, 2021	480,910.13	21,195,053.22	164,287.48	2,935,138.75
August 15, 2021	480,828.32	20,714,224.90	164,248.43	2,770,890.32
November 15, 2021	480,744.28	20,233,480.62	164,208.31	2,606,682.01
February 15, 2022	480,657.93	19,752,822.69	164,167.07	2,442,514.94
May 15, 2022	480,569.16	19,272,253.53	164,124.70	2,278,390.24
August 15, 2022	480,477.90	18,791,775.63	182,273.35	2,096,116.89
November 15, 2022	480,384.06	18,311,391.57	218,601.52	1,877,515.37
February 15, 2023	480,287.52	17,831,104.05	218,537.90	1,658,977.47
May 15, 2023	480,188.20	17,350,915.85	273,022.85	1,385,954.62
August 15, 2023	480,085.97	16,870,829.88	254,756.88	1,131,197.74
November 15, 2023	479,980.73	16,390,849.15	1,131,197.74	0.00
February 15, 2024	479,872.35	15,910,976.80	0.00	0.00
May 15, 2024	479,760.72	15,431,216.08	0.00	0.00
August 15, 2024	479,645.70	14,951,570.38	0.00	0.00
November 15, 2024	479,527.14	14,472,043.24	0.00	0.00
February 15, 2025	479,404.91	13,992,638.33	0.00	0.00
May 15, 2025	479,278.85	13,513,359.48	0.00	0.00
August 15, 2025	479,148.79	13,034,210.69	0.00	0.00
November 15, 2025	479,014.58	12,555,196.11	0.00	0.00
February 15, 2026	478,876.02	12,076,320.09	0.00	0.00
May 15, 2026	478,732.93	11,597,587.16	0.00	0.00
August 15, 2026	478,585.11	11,119,002.05	0.00	0.00
November 15, 2026	478,432.36	10,640,569.69	0.00	0.00
February 15, 2027	478,274.43	10,162,295.26	0.00	0.00
May 15, 2027	478,111.11	9,684,184.15	0.00	0.00
August 15, 2027	477,942.13	9,206,242.02	0.00	0.00
November 15, 2027	9,206,242.02	0.00	0.00	0.00

Appendix V-1

	Rank 72
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$31,739,000.00	$0.00	$6,505,000.00
May 15, 2016	1,161,908.16	30,577,091.84	236,458.43	6,268,541.57
August 15, 2016	442,803.64	30,134,288.20	165,723.45	6,102,818.12
November 15, 2016	442,776.88	29,691,511.32	165,708.37	5,937,109.75
February 15, 2017	442,749.51	29,248,761.81	165,692.92	5,771,416.83
May 15, 2017	442,721.49	28,806,040.32	165,677.13	5,605,739.70
August 15, 2017	442,692.81	28,363,347.51	165,660.95	5,440,078.75
November 15, 2017	442,663.45	27,920,684.06	165,644.38	5,274,434.37
February 15, 2018	442,633.37	27,478,050.69	165,627.44	5,108,806.93
May 15, 2018	442,602.57	27,035,448.12	165,610.06	4,943,196.87
August 15, 2018	442,571.02	26,592,877.10	165,592.26	4,777,604.61
November 15, 2018	442,538.68	26,150,338.42	165,574.04	4,612,030.57
February 15, 2019	442,505.56	25,707,832.86	165,555.34	4,446,475.23
May 15, 2019	483,732.90	25,224,099.96	165,536.20	4,280,939.03
August 15, 2019	483,691.77	24,740,408.19	165,516.55	4,115,422.48
November 15, 2019	483,649.59	24,256,758.60	165,496.42	3,949,926.06
February 15, 2020	483,606.32	23,773,152.28	165,475.76	3,784,450.30
May 15, 2020	483,561.94	23,289,590.34	165,454.56	3,618,995.74
August 15, 2020	483,516.38	22,806,073.96	165,432.83	3,453,562.91
November 15, 2020	483,469.64	22,322,604.32	165,410.50	3,288,152.41
February 15, 2021	483,421.64	21,839,182.68	165,387.59	3,122,764.82
May 15, 2021	483,372.36	21,355,810.32	165,364.06	2,957,400.76
August 15, 2021	483,321.75	20,872,488.57	165,339.89	2,792,060.87
November 15, 2021	483,269.74	20,389,218.83	165,315.08	2,626,745.79
February 15, 2022	483,216.30	19,906,002.53	165,289.56	2,461,456.23
May 15, 2022	483,161.39	19,422,841.14	165,263.33	2,296,192.90
August 15, 2022	483,104.91	18,939,736.23	183,571.84	2,112,621.06
November 15, 2022	483,046.85	18,456,689.38	220,207.92	1,892,413.14
February 15, 2023	482,987.11	17,973,702.27	220,168.56	1,672,244.58
May 15, 2023	482,925.66	17,490,776.61	275,118.18	1,397,126.40
August 15, 2023	482,862.40	17,007,914.21	256,737.09	1,140,389.31
November 15, 2023	482,797.28	16,525,116.93	1,140,389.31	0.00
February 15, 2024	482,730.22	16,042,386.71	0.00	0.00
May 15, 2024	482,661.15	15,559,725.56	0.00	0.00
August 15, 2024	482,589.98	15,077,135.58	0.00	0.00
November 15, 2024	482,516.61	14,594,618.97	0.00	0.00
February 15, 2025	482,440.98	14,112,177.99	0.00	0.00
May 15, 2025	482,362.98	13,629,815.01	0.00	0.00
August 15, 2025	482,282.51	13,147,532.50	0.00	0.00
November 15, 2025	482,199.46	12,665,333.04	0.00	0.00
February 15, 2026	482,113.73	12,183,219.31	0.00	0.00
May 15, 2026	482,025.18	11,701,194.13	0.00	0.00
August 15, 2026	481,933.73	11,219,260.40	0.00	0.00
November 15, 2026	481,839.20	10,737,421.20	0.00	0.00
February 15, 2027	481,741.48	10,255,679.72	0.00	0.00
May 15, 2027	481,640.42	9,774,039.30	0.00	0.00
August 15, 2027	481,535.87	9,292,503.43	0.00	0.00
November 15, 2027	9,292,503.43	0.00	0.00	0.00

Appendix V-2

	Rank 93
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$31,240,000.00	$0.00	$6,511,000.00
May 15, 2016	555,925.33	30,684,074.67	220,526.12	6,290,473.88
August 15, 2016	443,759.50	30,240,315.17	166,183.10	6,124,290.78
November 15, 2016	443,741.00	29,796,574.17	166,172.68	5,958,118.10
February 15, 2017	443,722.08	29,352,852.09	166,162.00	5,791,956.10
May 15, 2017	443,702.71	28,909,149.38	166,151.07	5,625,805.03
August 15, 2017	443,682.88	28,465,466.50	166,139.90	5,459,665.13
November 15, 2017	443,662.57	28,021,803.93	166,128.45	5,293,536.68
February 15, 2018	443,641.79	27,578,162.14	166,116.71	5,127,419.97
May 15, 2018	443,620.49	27,134,541.65	166,104.71	4,961,315.26
August 15, 2018	443,598.68	26,690,942.97	166,092.40	4,795,222.86
November 15, 2018	443,576.32	26,247,366.65	166,079.81	4,629,143.05
February 15, 2019	443,553.41	25,803,813.24	166,066.88	4,463,076.17
May 15, 2019	484,946.27	25,318,866.97	166,053.64	4,297,022.53
August 15, 2019	484,917.83	24,833,949.14	166,040.07	4,130,982.46
November 15, 2019	484,888.67	24,349,060.47	166,026.13	3,964,956.33
February 15, 2020	484,858.76	23,864,201.71	166,011.85	3,798,944.48
May 15, 2020	484,828.06	23,379,373.65	165,997.22	3,632,947.26
August 15, 2020	484,796.58	22,894,577.07	165,982.16	3,466,965.10
November 15, 2020	484,764.25	22,409,812.82	165,966.75	3,300,998.35
February 15, 2021	484,731.07	21,925,081.75	165,950.90	3,135,047.45
May 15, 2021	484,697.00	21,440,384.75	165,934.63	2,969,112.82
August 15, 2021	484,662.01	20,955,722.74	165,917.93	2,803,194.89
November 15, 2021	484,626.05	20,471,096.69	165,900.76	2,637,294.13
February 15, 2022	484,589.11	19,986,507.58	165,883.13	2,471,411.00
May 15, 2022	484,551.13	19,501,956.45	165,865.00	2,305,546.00
August 15, 2022	484,512.10	19,017,444.35	184,257.03	2,121,288.97
November 15, 2022	484,471.95	18,532,972.40	221,054.33	1,900,234.64
February 15, 2023	484,430.65	18,048,541.75	221,027.12	1,679,207.52
May 15, 2023	484,388.17	17,564,153.58	276,219.92	1,402,987.60
August 15, 2023	484,344.42	17,079,809.16	257,777.70	1,145,209.90
November 15, 2023	484,299.41	16,595,509.75	1,145,209.90	0.00
February 15, 2024	484,253.05	16,111,256.70	0.00	0.00
May 15, 2024	484,205.29	15,627,051.41	0.00	0.00
August 15, 2024	484,156.08	15,142,895.33	0.00	0.00
November 15, 2024	484,105.37	14,658,789.96	0.00	0.00
February 15, 2025	484,053.07	14,174,736.89	0.00	0.00
May 15, 2025	483,999.15	13,690,737.74	0.00	0.00
August 15, 2025	483,943.51	13,206,794.23	0.00	0.00
November 15, 2025	483,886.09	12,722,908.14	0.00	0.00
February 15, 2026	483,826.82	12,239,081.32	0.00	0.00
May 15, 2026	483,765.61	11,755,315.71	0.00	0.00
August 15, 2026	483,702.37	11,271,613.34	0.00	0.00
November 15, 2026	483,637.02	10,787,976.32	0.00	0.00
February 15, 2027	483,569.46	10,304,406.86	0.00	0.00
May 15, 2027	483,499.59	9,820,907.27	0.00	0.00
August 15, 2027	483,427.31	9,337,479.96	0.00	0.00
November 15, 2027	9,337,479.96	0.00	0.00	0.00

Appendix V-3

	Rank 112
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$31,240,000.00	$0.00	$6,511,000.00
May 15, 2016	555,925.33	30,684,074.67	220,526.12	6,290,473.88
August 15, 2016	443,759.50	30,240,315.17	166,183.10	6,124,290.78
November 15, 2016	443,741.00	29,796,574.17	166,172.68	5,958,118.10
February 15, 2017	443,722.08	29,352,852.09	166,162.00	5,791,956.10
May 15, 2017	443,702.71	28,909,149.38	166,151.07	5,625,805.03
August 15, 2017	443,682.88	28,465,466.50	166,139.90	5,459,665.13
November 15, 2017	443,662.57	28,021,803.93	166,128.45	5,293,536.68
February 15, 2018	443,641.79	27,578,162.14	166,116.71	5,127,419.97
May 15, 2018	443,620.49	27,134,541.65	166,104.71	4,961,315.26
August 15, 2018	443,598.68	26,690,942.97	166,092.40	4,795,222.86
November 15, 2018	443,576.32	26,247,366.65	166,079.81	4,629,143.05
February 15, 2019	443,553.41	25,803,813.24	166,066.88	4,463,076.17
May 15, 2019	484,946.27	25,318,866.97	166,053.64	4,297,022.53
August 15, 2019	484,917.83	24,833,949.14	166,040.07	4,130,982.46
November 15, 2019	484,888.67	24,349,060.47	166,026.13	3,964,956.33
February 15, 2020	484,858.76	23,864,201.71	166,011.85	3,798,944.48
May 15, 2020	484,828.06	23,379,373.65	165,997.22	3,632,947.26
August 15, 2020	484,796.58	22,894,577.07	165,982.16	3,466,965.10
November 15, 2020	484,764.25	22,409,812.82	165,966.75	3,300,998.35
February 15, 2021	484,731.07	21,925,081.75	165,950.90	3,135,047.45
May 15, 2021	484,697.00	21,440,384.75	165,934.63	2,969,112.82
August 15, 2021	484,662.01	20,955,722.74	165,917.93	2,803,194.89
November 15, 2021	484,626.05	20,471,096.69	165,900.76	2,637,294.13
February 15, 2022	484,589.11	19,986,507.58	165,883.13	2,471,411.00
May 15, 2022	484,551.13	19,501,956.45	165,865.00	2,305,546.00
August 15, 2022	484,512.10	19,017,444.35	184,257.03	2,121,288.97
November 15, 2022	484,471.95	18,532,972.40	221,054.33	1,900,234.64
February 15, 2023	484,430.65	18,048,541.75	221,027.12	1,679,207.52
May 15, 2023	484,388.17	17,564,153.58	276,219.92	1,402,987.60
August 15, 2023	484,344.42	17,079,809.16	257,777.70	1,145,209.90
November 15, 2023	484,299.41	16,595,509.75	1,145,209.90	0.00
February 15, 2024	484,253.05	16,111,256.70	0.00	0.00
May 15, 2024	484,205.29	15,627,051.41	0.00	0.00
August 15, 2024	484,156.08	15,142,895.33	0.00	0.00
November 15, 2024	484,105.37	14,658,789.96	0.00	0.00
February 15, 2025	484,053.07	14,174,736.89	0.00	0.00
May 15, 2025	483,999.15	13,690,737.74	0.00	0.00
August 15, 2025	483,943.51	13,206,794.23	0.00	0.00
November 15, 2025	483,886.09	12,722,908.14	0.00	0.00
February 15, 2026	483,826.82	12,239,081.32	0.00	0.00
May 15, 2026	483,765.61	11,755,315.71	0.00	0.00
August 15, 2026	483,702.37	11,271,613.34	0.00	0.00
November 15, 2026	483,637.02	10,787,976.32	0.00	0.00
February 15, 2027	483,569.46	10,304,406.86	0.00	0.00
May 15, 2027	483,499.59	9,820,907.27	0.00	0.00
August 15, 2027	483,427.31	9,337,479.96	0.00	0.00
November 15, 2027	9,337,479.96	0.00	0.00	0.00

Appendix V-4

	Rank 103
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$30,763,000.00	$0.00	$6,522,000.00
May 15, 2016	0.00	30,763,000.00	59,107.79	6,462,892.21
August 15, 2016	315,932.97	30,447,067.03	296,729.90	6,166,162.31
November 15, 2016	445,588.31	30,001,478.72	167,071.53	5,999,090.78
February 15, 2017	445,586.34	29,555,892.38	167,070.41	5,832,020.37
May 15, 2017	445,584.30	29,110,308.08	167,069.27	5,664,951.10
August 15, 2017	445,582.23	28,664,725.85	167,068.11	5,497,882.99
November 15, 2017	445,580.11	28,219,145.74	167,066.90	5,330,816.09
February 15, 2018	445,577.93	27,773,567.81	167,065.67	5,163,750.42
May 15, 2018	445,575.70	27,327,992.11	167,064.43	4,996,685.99
August 15, 2018	445,573.42	26,882,418.69	167,063.13	4,829,622.86
November 15, 2018	445,571.09	26,436,847.60	167,061.80	4,662,561.06
February 15, 2019	445,568.68	25,991,278.92	167,060.47	4,495,500.59
May 15, 2019	487,285.39	25,503,993.53	167,059.08	4,328,441.51
August 15, 2019	487,282.42	25,016,711.11	167,057.66	4,161,383.85
November 15, 2019	487,279.37	24,529,431.74	167,056.19	3,994,327.66
February 15, 2020	487,276.24	24,042,155.50	167,054.70	3,827,272.96
May 15, 2020	487,273.02	23,554,882.48	167,053.18	3,660,219.78
August 15, 2020	487,269.73	23,067,612.75	167,051.60	3,493,168.18
November 15, 2020	487,266.35	22,580,346.40	167,049.98	3,326,118.20
February 15, 2021	487,262.88	22,093,083.52	167,048.33	3,159,069.87
May 15, 2021	487,259.31	21,605,824.21	167,046.63	2,992,023.24
August 15, 2021	487,255.65	21,118,568.56	167,044.87	2,824,978.37
November 15, 2021	487,251.89	20,631,316.67	167,043.08	2,657,935.29
February 15, 2022	487,248.03	20,144,068.64	167,041.23	2,490,894.06
May 15, 2022	487,244.05	19,656,824.59	167,039.34	2,323,854.72
August 15, 2022	487,239.96	19,169,584.63	185,595.36	2,138,259.36
November 15, 2022	487,235.77	18,682,348.86	222,708.76	1,915,550.60
February 15, 2023	487,231.44	18,195,117.42	222,705.91	1,692,844.69
May 15, 2023	487,227.00	17,707,890.42	278,375.70	1,414,468.99
August 15, 2023	487,222.42	17,220,668.00	259,814.44	1,154,654.55
November 15, 2023	487,217.72	16,733,450.28	1,154,654.55	0.00
February 15, 2024	487,212.86	16,246,237.42	0.00	0.00
May 15, 2024	487,207.86	15,759,029.56	0.00	0.00
August 15, 2024	487,202.72	15,271,826.84	0.00	0.00
November 15, 2024	487,197.41	14,784,629.43	0.00	0.00
February 15, 2025	487,191.94	14,297,437.49	0.00	0.00
May 15, 2025	487,186.29	13,810,251.20	0.00	0.00
August 15, 2025	487,180.48	13,323,070.72	0.00	0.00
November 15, 2025	487,174.47	12,835,896.25	0.00	0.00
February 15, 2026	487,168.26	12,348,727.99	0.00	0.00
May 15, 2026	487,161.86	11,861,566.13	0.00	0.00
August 15, 2026	487,155.25	11,374,410.88	0.00	0.00
November 15, 2026	487,148.40	10,887,262.48	0.00	0.00
February 15, 2027	487,141.34	10,400,121.14	0.00	0.00
May 15, 2027	487,134.03	9,912,987.11	0.00	0.00
August 15, 2027	487,126.46	9,425,860.65	0.00	0.00
November 15, 2027	9,425,860.65	0.00	0.00	0.00

Appendix V-5

	Rank 113
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$30,763,000.00	$0.00	$6,522,000.00
May 15, 2016	0.00	30,763,000.00	59,107.79	6,462,892.21
August 15, 2016	315,932.97	30,447,067.03	296,729.90	6,166,162.31
November 15, 2016	445,588.31	30,001,478.72	167,071.53	5,999,090.78
February 15, 2017	445,586.34	29,555,892.38	167,070.41	5,832,020.37
May 15, 2017	445,584.30	29,110,308.08	167,069.27	5,664,951.10
August 15, 2017	445,582.23	28,664,725.85	167,068.11	5,497,882.99
November 15, 2017	445,580.11	28,219,145.74	167,066.90	5,330,816.09
February 15, 2018	445,577.93	27,773,567.81	167,065.67	5,163,750.42
May 15, 2018	445,575.70	27,327,992.11	167,064.43	4,996,685.99
August 15, 2018	445,573.42	26,882,418.69	167,063.13	4,829,622.86
November 15, 2018	445,571.09	26,436,847.60	167,061.80	4,662,561.06
February 15, 2019	445,568.68	25,991,278.92	167,060.47	4,495,500.59
May 15, 2019	487,285.39	25,503,993.53	167,059.08	4,328,441.51
August 15, 2019	487,282.42	25,016,711.11	167,057.66	4,161,383.85
November 15, 2019	487,279.37	24,529,431.74	167,056.19	3,994,327.66
February 15, 2020	487,276.24	24,042,155.50	167,054.70	3,827,272.96
May 15, 2020	487,273.02	23,554,882.48	167,053.18	3,660,219.78
August 15, 2020	487,269.73	23,067,612.75	167,051.60	3,493,168.18
November 15, 2020	487,266.35	22,580,346.40	167,049.98	3,326,118.20
February 15, 2021	487,262.88	22,093,083.52	167,048.33	3,159,069.87
May 15, 2021	487,259.31	21,605,824.21	167,046.63	2,992,023.24
August 15, 2021	487,255.65	21,118,568.56	167,044.87	2,824,978.37
November 15, 2021	487,251.89	20,631,316.67	167,043.08	2,657,935.29
February 15, 2022	487,248.03	20,144,068.64	167,041.23	2,490,894.06
May 15, 2022	487,244.05	19,656,824.59	167,039.34	2,323,854.72
August 15, 2022	487,239.96	19,169,584.63	185,595.36	2,138,259.36
November 15, 2022	487,235.77	18,682,348.86	222,708.76	1,915,550.60
February 15, 2023	487,231.44	18,195,117.42	222,705.91	1,692,844.69
May 15, 2023	487,227.00	17,707,890.42	278,375.70	1,414,468.99
August 15, 2023	487,222.42	17,220,668.00	259,814.44	1,154,654.55
November 15, 2023	487,217.72	16,733,450.28	1,154,654.55	0.00
February 15, 2024	487,212.86	16,246,237.42	0.00	0.00
May 15, 2024	487,207.86	15,759,029.56	0.00	0.00
August 15, 2024	487,202.72	15,271,826.84	0.00	0.00
November 15, 2024	487,197.41	14,784,629.43	0.00	0.00
February 15, 2025	487,191.94	14,297,437.49	0.00	0.00
May 15, 2025	487,186.29	13,810,251.20	0.00	0.00
August 15, 2025	487,180.48	13,323,070.72	0.00	0.00
November 15, 2025	487,174.47	12,835,896.25	0.00	0.00
February 15, 2026	487,168.26	12,348,727.99	0.00	0.00
May 15, 2026	487,161.86	11,861,566.13	0.00	0.00
August 15, 2026	487,155.25	11,374,410.88	0.00	0.00
November 15, 2026	487,148.40	10,887,262.48	0.00	0.00
February 15, 2027	487,141.34	10,400,121.14	0.00	0.00
May 15, 2027	487,134.03	9,912,987.11	0.00	0.00
August 15, 2027	487,126.46	9,425,860.65	0.00	0.00
November 15, 2027	9,425,860.65	0.00	0.00	0.00

Appendix V-6

	Rank 114
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$30,763,000.00	$0.00	$6,522,000.00
May 15, 2016	0.00	30,763,000.00	59,107.79	6,462,892.21
August 15, 2016	315,932.97	30,447,067.03	296,729.90	6,166,162.31
November 15, 2016	445,588.31	30,001,478.72	167,071.53	5,999,090.78
February 15, 2017	445,586.34	29,555,892.38	167,070.41	5,832,020.37
May 15, 2017	445,584.30	29,110,308.08	167,069.27	5,664,951.10
August 15, 2017	445,582.23	28,664,725.85	167,068.11	5,497,882.99
November 15, 2017	445,580.11	28,219,145.74	167,066.90	5,330,816.09
February 15, 2018	445,577.93	27,773,567.81	167,065.67	5,163,750.42
May 15, 2018	445,575.70	27,327,992.11	167,064.43	4,996,685.99
August 15, 2018	445,573.42	26,882,418.69	167,063.13	4,829,622.86
November 15, 2018	445,571.09	26,436,847.60	167,061.80	4,662,561.06
February 15, 2019	445,568.68	25,991,278.92	167,060.47	4,495,500.59
May 15, 2019	487,285.39	25,503,993.53	167,059.08	4,328,441.51
August 15, 2019	487,282.42	25,016,711.11	167,057.66	4,161,383.85
November 15, 2019	487,279.37	24,529,431.74	167,056.19	3,994,327.66
February 15, 2020	487,276.24	24,042,155.50	167,054.70	3,827,272.96
May 15, 2020	487,273.02	23,554,882.48	167,053.18	3,660,219.78
August 15, 2020	487,269.73	23,067,612.75	167,051.60	3,493,168.18
November 15, 2020	487,266.35	22,580,346.40	167,049.98	3,326,118.20
February 15, 2021	487,262.88	22,093,083.52	167,048.33	3,159,069.87
May 15, 2021	487,259.31	21,605,824.21	167,046.63	2,992,023.24
August 15, 2021	487,255.65	21,118,568.56	167,044.87	2,824,978.37
November 15, 2021	487,251.89	20,631,316.67	167,043.08	2,657,935.29
February 15, 2022	487,248.03	20,144,068.64	167,041.23	2,490,894.06
May 15, 2022	487,244.05	19,656,824.59	167,039.34	2,323,854.72
August 15, 2022	487,239.96	19,169,584.63	185,595.36	2,138,259.36
November 15, 2022	487,235.77	18,682,348.86	222,708.76	1,915,550.60
February 15, 2023	487,231.44	18,195,117.42	222,705.91	1,692,844.69
May 15, 2023	487,227.00	17,707,890.42	278,375.70	1,414,468.99
August 15, 2023	487,222.42	17,220,668.00	259,814.44	1,154,654.55
November 15, 2023	487,217.72	16,733,450.28	1,154,654.55	0.00
February 15, 2024	487,212.86	16,246,237.42	0.00	0.00
May 15, 2024	487,207.86	15,759,029.56	0.00	0.00
August 15, 2024	487,202.72	15,271,826.84	0.00	0.00
November 15, 2024	487,197.41	14,784,629.43	0.00	0.00
February 15, 2025	487,191.94	14,297,437.49	0.00	0.00
May 15, 2025	487,186.29	13,810,251.20	0.00	0.00
August 15, 2025	487,180.48	13,323,070.72	0.00	0.00
November 15, 2025	487,174.47	12,835,896.25	0.00	0.00
February 15, 2026	487,168.26	12,348,727.99	0.00	0.00
May 15, 2026	487,161.86	11,861,566.13	0.00	0.00
August 15, 2026	487,155.25	11,374,410.88	0.00	0.00
November 15, 2026	487,148.40	10,887,262.48	0.00	0.00
February 15, 2027	487,141.34	10,400,121.14	0.00	0.00
May 15, 2027	487,134.03	9,912,987.11	0.00	0.00
August 15, 2027	487,126.46	9,425,860.65	0.00	0.00
November 15, 2027	9,425,860.65	0.00	0.00	0.00

Appendix V-7

B. A350-900

	0024
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$85,722,000.00	$0.00	$18,177,000.00
May 15, 2016	0.00	85,722,000.00	165,339.24	18,011,660.76
August 15, 2016	875,757.89	84,846,242.11	828,537.67	17,183,123.09
November 15, 2016	1,241,712.17	83,604,529.94	465,574.94	16,717,548.15
February 15, 2017	1,241,706.66	82,362,823.28	465,571.84	16,251,976.31
May 15, 2017	1,241,701.01	81,121,122.27	465,568.64	15,786,407.67
August 15, 2017	1,241,695.23	79,879,427.04	465,565.39	15,320,842.28
November 15, 2017	1,241,689.31	78,637,737.73	465,562.05	14,855,280.23
February 15, 2018	1,241,683.24	77,396,054.49	465,558.64	14,389,721.59
May 15, 2018	1,241,677.04	76,154,377.45	465,555.12	13,924,166.47
August 15, 2018	1,241,670.68	74,912,706.77	465,551.54	13,458,614.93
November 15, 2018	1,241,664.15	73,671,042.62	465,547.87	12,993,067.06
February 15, 2019	1,241,657.49	72,429,385.13	465,544.09	12,527,522.97
May 15, 2019	1,357,908.60	71,071,476.53	465,540.25	12,061,982.72
August 15, 2019	1,357,900.33	69,713,576.20	465,536.27	11,596,446.45
November 15, 2019	1,357,891.81	68,355,684.39	465,532.22	11,130,914.23
February 15, 2020	1,357,883.09	66,997,801.30	465,528.07	10,665,386.16
May 15, 2020	1,357,874.15	65,639,927.15	465,523.78	10,199,862.38
August 15, 2020	1,357,864.96	64,282,062.19	465,519.40	9,734,342.98
November 15, 2020	1,357,855.55	62,924,206.64	465,514.90	9,268,828.08
February 15, 2021	1,357,845.86	61,566,360.78	465,510.28	8,803,317.80
May 15, 2021	1,357,835.93	60,208,524.85	465,505.54	8,337,812.26
August 15, 2021	1,357,825.73	58,850,699.12	465,500.67	7,872,311.59
November 15, 2021	1,357,815.24	57,492,883.88	465,495.67	7,406,815.92
February 15, 2022	1,357,804.47	56,135,079.41	465,490.52	6,941,325.40
May 15, 2022	1,357,793.41	54,777,286.00	465,485.23	6,475,840.17
August 15, 2022	1,357,782.01	53,419,503.99	517,194.92	5,958,645.25
November 15, 2022	1,357,770.32	52,061,733.67	620,618.11	5,338,027.14
February 15, 2023	1,357,758.27	50,703,975.40	620,610.18	4,717,416.96
May 15, 2023	1,357,745.88	49,346,229.52	775,744.08	3,941,672.88
August 15, 2023	1,357,733.13	47,988,496.39	724,019.76	3,217,653.12
November 15, 2023	1,357,720.01	46,630,776.38	3,217,653.12	0.00
February 15, 2024	1,357,706.49	45,273,069.89	0.00	0.00
May 15, 2024	1,357,692.56	43,915,377.33	0.00	0.00
August 15, 2024	1,357,678.22	42,557,699.11	0.00	0.00
November 15, 2024	1,357,663.42	41,200,035.69	0.00	0.00
February 15, 2025	1,357,648.18	39,842,387.51	0.00	0.00
May 15, 2025	1,357,632.46	38,484,755.05	0.00	0.00
August 15, 2025	1,357,616.24	37,127,138.81	0.00	0.00
November 15, 2025	1,357,599.49	35,769,539.32	0.00	0.00
February 15, 2026	1,357,582.21	34,411,957.11	0.00	0.00
May 15, 2026	1,357,564.36	33,054,392.75	0.00	0.00
August 15, 2026	1,357,545.93	31,696,846.82	0.00	0.00
November 15, 2026	1,357,526.87	30,339,319.95	0.00	0.00
February 15, 2027	1,357,507.18	28,981,812.77	0.00	0.00
May 15, 2027	1,357,486.80	27,624,325.97	0.00	0.00
August 15, 2027	1,357,465.72	26,266,860.25	0.00	0.00
November 15, 2027	26,266,860.25	0.00	0.00	0.00

Appendix V-8

C. B787-9

	38478
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$83,306,000.00	$0.00	$16,795,000.00
May 15, 2016	4,566,924.70	78,739,075.30	652,877.35	16,142,122.65
August 15, 2016	1,141,794.29	77,597,281.01	427,064.47	15,715,058.18
November 15, 2016	1,141,703.86	76,455,577.15	427,013.47	15,288,044.71
February 15, 2017	1,141,611.34	75,313,965.81	426,961.27	14,861,083.44
May 15, 2017	1,141,516.62	74,172,449.19	426,907.88	14,434,175.56
August 15, 2017	1,141,419.69	73,031,029.50	426,853.20	14,007,322.36
November 15, 2017	1,141,320.41	71,889,709.09	426,797.22	13,580,525.14
February 15, 2018	1,141,218.77	70,748,490.32	426,739.90	13,153,785.24
May 15, 2018	1,141,114.66	69,607,375.66	426,681.19	12,727,104.05
August 15, 2018	1,141,008.00	68,466,367.66	426,621.03	12,300,483.02
November 15, 2018	1,140,898.72	67,325,468.94	426,559.40	11,873,923.62
February 15, 2019	1,140,786.72	66,184,682.22	426,496.24	11,447,427.38
May 15, 2019	1,246,896.46	64,937,785.76	426,431.51	11,020,995.87
August 15, 2019	1,246,757.42	63,691,028.34	426,365.11	10,594,630.76
November 15, 2019	1,246,614.84	62,444,413.50	426,297.04	10,168,333.72
February 15, 2020	1,246,468.59	61,197,944.91	426,227.23	9,742,106.49
May 15, 2020	1,246,318.55	59,951,626.36	426,155.59	9,315,950.90
August 15, 2020	1,246,164.59	58,705,461.77	426,082.09	8,889,868.81
November 15, 2020	1,246,006.57	57,459,455.20	426,006.64	8,463,862.17
February 15, 2021	1,245,844.33	56,213,610.87	425,929.21	8,037,932.96
May 15, 2021	1,245,677.76	54,967,933.11	425,849.66	7,612,083.30
August 15, 2021	1,245,506.67	53,722,426.44	425,767.98	7,186,315.32
November 15, 2021	1,245,330.89	52,477,095.55	425,684.08	6,760,631.24
February 15, 2022	1,245,150.27	51,231,945.28	425,597.83	6,335,033.41
May 15, 2022	1,244,964.62	49,986,980.66	425,509.21	5,909,524.20
August 15, 2022	1,244,773.75	48,742,206.91	472,605.13	5,436,919.07
November 15, 2022	1,244,577.47	47,497,629.44	566,861.60	4,870,057.47
February 15, 2023	1,244,375.57	46,253,253.87	566,728.54	4,303,328.93
May 15, 2023	1,244,167.82	45,009,086.05	708,097.93	3,595,231.00
August 15, 2023	1,243,954.02	43,765,132.03	660,756.61	2,934,474.39
November 15, 2023	1,243,733.89	42,521,398.14	2,934,474.39	0.00
February 15, 2024	1,243,507.24	41,277,890.90	0.00	0.00
May 15, 2024	1,243,273.75	40,034,617.15	0.00	0.00
August 15, 2024	1,243,033.16	38,791,583.99	0.00	0.00
November 15, 2024	1,242,785.21	37,548,798.78	0.00	0.00
February 15, 2025	1,242,529.56	36,306,269.22	0.00	0.00
May 15, 2025	1,242,265.89	35,064,003.33	0.00	0.00
August 15, 2025	1,241,993.88	33,822,009.45	0.00	0.00
November 15, 2025	1,241,713.16	32,580,296.29	0.00	0.00
February 15, 2026	1,241,423.37	31,338,872.92	0.00	0.00
May 15, 2026	1,241,124.10	30,097,748.82	0.00	0.00
August 15, 2026	1,240,814.93	28,856,933.89	0.00	0.00
November 15, 2026	1,240,495.43	27,616,438.46	0.00	0.00
February 15, 2027	1,240,165.13	26,376,273.33	0.00	0.00
May 15, 2027	1,239,823.53	25,136,449.80	0.00	0.00
August 15, 2027	1,239,470.12	23,896,979.68	0.00	0.00
November 15, 2027	23,896,979.68	0.00	0.00	0.00

Appendix V-9

	38479
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$82,007,000.00	$0.00	$16,808,000.00
May 15, 2016	3,002,952.11	79,004,047.89	611,555.92	16,196,444.08
August 15, 2016	1,144,100.95	77,859,946.94	428,190.60	15,768,253.48
November 15, 2016	1,144,031.83	76,715,915.11	428,151.62	15,340,101.86
February 15, 2017	1,143,961.09	75,571,954.02	428,111.74	14,911,990.12
May 15, 2017	1,143,888.70	74,428,065.32	428,070.91	14,483,919.21
August 15, 2017	1,143,814.60	73,284,250.72	428,029.12	14,055,890.09
November 15, 2017	1,143,738.71	72,140,512.01	427,986.33	13,627,903.76
February 15, 2018	1,143,661.03	70,996,850.98	427,942.51	13,199,961.25
May 15, 2018	1,143,581.44	69,853,269.54	427,897.63	12,772,063.62
August 15, 2018	1,143,499.91	68,709,769.63	427,851.66	12,344,211.96
November 15, 2018	1,143,416.38	67,566,353.25	427,804.54	11,916,407.42
February 15, 2019	1,143,330.77	66,423,022.48	427,756.26	11,488,651.16
May 15, 2019	1,249,852.60	65,173,169.88	427,706.77	11,060,944.39
August 15, 2019	1,249,746.31	63,923,423.57	427,656.04	10,633,288.35
November 15, 2019	1,249,637.33	62,673,786.24	427,603.99	10,205,684.36
February 15, 2020	1,249,525.53	61,424,260.71	427,550.64	9,778,133.72
May 15, 2020	1,249,410.85	60,174,849.86	427,495.86	9,350,637.86
August 15, 2020	1,249,293.16	58,925,556.70	427,439.70	8,923,198.16
November 15, 2020	1,249,172.37	57,676,384.33	427,382.02	8,495,816.14
February 15, 2021	1,249,048.37	56,427,335.96	427,322.81	8,068,493.33
May 15, 2021	1,248,921.03	55,178,414.93	427,262.03	7,641,231.30
August 15, 2021	1,248,790.25	53,929,624.68	427,199.59	7,214,031.71
November 15, 2021	1,248,655.89	52,680,968.79	427,135.45	6,786,896.26
February 15, 2022	1,248,517.82	51,432,450.97	427,069.53	6,359,826.73
May 15, 2022	1,248,375.91	50,184,075.06	427,001.78	5,932,824.95
August 15, 2022	1,248,230.02	48,935,845.04	474,306.64	5,458,518.31
November 15, 2022	1,248,079.98	47,687,765.06	568,965.73	4,889,552.58
February 15, 2023	1,247,925.65	46,439,839.41	568,864.03	4,320,688.55
May 15, 2023	1,247,766.85	45,192,072.56	710,840.97	3,609,847.58
August 15, 2023	1,247,603.42	43,944,469.14	663,348.54	2,946,499.04
November 15, 2023	1,247,435.16	42,697,033.98	2,946,499.04	0.00
February 15, 2024	1,247,261.90	41,449,772.08	0.00	0.00
May 15, 2024	1,247,083.43	40,202,688.65	0.00	0.00
August 15, 2024	1,246,899.52	38,955,789.13	0.00	0.00
November 15, 2024	1,246,709.99	37,709,079.14	0.00	0.00
February 15, 2025	1,246,514.58	36,462,564.56	0.00	0.00
May 15, 2025	1,246,313.03	35,216,251.53	0.00	0.00
August 15, 2025	1,246,105.10	33,970,146.43	0.00	0.00
November 15, 2025	1,245,890.54	32,724,255.89	0.00	0.00
February 15, 2026	1,245,669.01	31,478,586.88	0.00	0.00
May 15, 2026	1,245,440.25	30,233,146.63	0.00	0.00
August 15, 2026	1,245,203.93	28,987,942.70	0.00	0.00
November 15, 2026	1,244,959.70	27,742,983.00	0.00	0.00
February 15, 2027	1,244,707.23	26,498,275.77	0.00	0.00
May 15, 2027	1,244,446.11	25,253,829.66	0.00	0.00
August 15, 2027	1,244,175.97	24,009,653.69	0.00	0.00
November 15, 2027	24,009,653.69	0.00	0.00	0.00

Appendix V-10

	38461
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$79,671,000.00	$0.00	$16,892,000.00
May 15, 2016	0.00	79,671,000.00	153,387.82	16,738,612.18
August 15, 2016	817,552.85	78,853,447.15	769,154.31	15,969,457.87
November 15, 2016	1,154,008.51	77,699,438.64	432,690.81	15,536,767.06
February 15, 2017	1,154,003.38	76,545,435.26	432,687.92	15,104,079.14
May 15, 2017	1,153,998.13	75,391,437.13	432,684.96	14,671,394.18
August 15, 2017	1,153,992.76	74,237,444.37	432,681.93	14,238,712.25
November 15, 2017	1,153,987.26	73,083,457.11	432,678.82	13,806,033.43
February 15, 2018	1,153,981.62	71,929,475.49	432,675.65	13,373,357.78
May 15, 2018	1,153,975.85	70,775,499.64	432,672.40	12,940,685.38
August 15, 2018	1,153,969.94	69,621,529.70	432,669.06	12,508,016.32
November 15, 2018	1,153,963.89	68,467,565.81	432,665.65	12,075,350.67
February 15, 2019	1,153,957.68	67,313,608.13	432,662.14	11,642,688.53
May 15, 2019	1,261,997.84	66,051,610.29	432,658.56	11,210,029.97
August 15, 2019	1,261,990.15	64,789,620.14	432,654.87	10,777,375.10
November 15, 2019	1,261,982.24	63,527,637.90	432,651.10	10,344,724.00
February 15, 2020	1,261,974.13	62,265,663.77	432,647.24	9,912,076.76
May 15, 2020	1,261,965.81	61,003,697.96	432,643.27	9,479,433.49
August 15, 2020	1,261,957.28	59,741,740.68	432,639.19	9,046,794.30
November 15, 2020	1,261,948.53	58,479,792.15	432,635.00	8,614,159.30
February 15, 2021	1,261,939.54	57,217,852.61	432,630.72	8,181,528.58
May 15, 2021	1,261,930.29	55,955,922.32	432,626.31	7,748,902.27
August 15, 2021	1,261,920.82	54,694,001.50	432,621.78	7,316,280.49
November 15, 2021	1,261,911.08	53,432,090.42	432,617.12	6,883,663.37
February 15, 2022	1,261,901.06	52,170,189.36	432,612.36	6,451,051.01
May 15, 2022	1,261,890.78	50,908,298.58	432,607.44	6,018,443.57
August 15, 2022	1,261,880.19	49,646,418.39	480,664.80	5,537,778.77
November 15, 2022	1,261,869.32	48,384,549.07	576,783.09	4,960,995.68
February 15, 2023	1,261,858.13	47,122,690.94	576,775.71	4,384,219.97
May 15, 2023	1,261,846.61	45,860,844.33	720,952.31	3,663,267.66
August 15, 2023	1,261,834.76	44,599,009.57	672,881.36	2,990,386.30
November 15, 2023	1,261,822.56	43,337,187.01	2,990,386.30	0.00
February 15, 2024	1,261,810.01	42,075,377.00	0.00	0.00
May 15, 2024	1,261,797.05	40,813,579.95	0.00	0.00
August 15, 2024	1,261,783.73	39,551,796.22	0.00	0.00
November 15, 2024	1,261,769.98	38,290,026.24	0.00	0.00
February 15, 2025	1,261,755.81	37,028,270.43	0.00	0.00
May 15, 2025	1,261,741.20	35,766,529.23	0.00	0.00
August 15, 2025	1,261,726.12	34,504,803.11	0.00	0.00
November 15, 2025	1,261,710.57	33,243,092.54	0.00	0.00
February 15, 2026	1,261,694.50	31,981,398.04	0.00	0.00
May 15, 2026	1,261,677.91	30,719,720.13	0.00	0.00
August 15, 2026	1,261,660.78	29,458,059.35	0.00	0.00
November 15, 2026	1,261,643.07	28,196,416.28	0.00	0.00
February 15, 2027	1,261,624.77	26,934,791.51	0.00	0.00
May 15, 2027	1,261,605.83	25,673,185.68	0.00	0.00
August 15, 2027	1,261,586.24	24,411,599.44	0.00	0.00
November 15, 2027	24,411,599.44	0.00	0.00	0.00

Appendix V-11